                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / / Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                             FRONTIER NATURAL GAS CORPORATION.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant:
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/X/  Fee computed on table below.
     (1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         60,640,199
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Based on the average of the high and low sales price for the Common Stock on February 10, 1998.
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction: $59,303,822
         -----------------------------------------------------------------------

     (5) Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         $17,971
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                          ONE ALLEN CENTER, SUITE 2920

                              HOUSTON, TEXAS 77002

Dear Shareholder:                                                 April 24, 1998

    You are cordially invited to attend a Special Meeting of shareholders of Frontier Natural Gas Corporation (the "Company") to be held at One Allen Center, Suite 2920, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time on May 14, 1998.


    At the Special Meeting, you will be asked to (i) approve the Acquisition Agreement and Plan of Exchange dated as of January 19, 1998, as amended (the "Acquisition Agreement"), among the Company, Esenjay Petroleum Corporation ("Esenjay") and Aspect Resources LLC ("Aspect"), pursuant to which the Company will acquire certain assets from Esenjay and Aspect in exchange for the Company's issuance of shares of the common stock, par value $.01 per share, of the Company ("Common Stock"); (ii) approve a recapitalization of the Company pursuant to which each presently outstanding share of Common Stock will be converted into 1/6th of a share of new common stock, par value $.01 per share, of the Company (the "Reverse Split") with any resulting fractional interests being rounded up to the next whole share; (iii) approve a plan and agreement of merger pursuant to which the Company will reincorporate in the state of Delaware and will change its name to Esenjay Exploration, Inc. (the "Reincorporation");
(iv) elect seven directors contingent upon the consummation of the Acquisition Agreement; and (v) transact such other business as may properly come before the Special Meeting or any adjournment thereof. These matters and the procedures for voting your shares are discussed in the accompanying Notice of Special Meeting and Proxy Statement.


    Approval of the Acquisition Agreement is important because upon consummation, the Company will substantially increase the scope and diversity of its portfolio of projects to implement the Company's focus on exploration and related developmental drilling projects. If the Acquisitions are not completed, the Company will be required to sell substantial interests in its existing projects to fund ongoing operations. The Reverse Split is designed to result in an increase in the trading price for the Company's Common Stock. Such a market price increase is important because the bid price of the Company's Common Stock currently does not meet minimum requirements for continued listing on the Nasdaq Small-Cap Market. In addition, if the Reverse Split is not approved, the Company will not have sufficient shares available for issuance pursuant to the Acquisition Agreement. The Company believes that election of its nominees for director will enhance the Company's management team and provide experience and guidance in the Company's planned exploration and development programs. Therefore, the Board of Directors believes that the approval of the Acquisition Agreement, the Reverse Split and the election of its nominees for director all are in the best interest of the Company and its shareholders.

    The adoption of the Reverse Split and the Reincorporation requires the affirmative vote a majority of the issued and outstanding shares of Common Stock. Approval of the Acquisition Agreement requires the affirmative vote of a majority of the shares of Common Stock present at and entitled to vote at the Special Meeting. Directors are elected by a plurality of votes cast at the Special Meeting.

    YOUR PARTICIPATION IN THE COMPANY'S AFFAIRS IS IMPORTANT. THE FAILURE TO VOTE IN PERSON OR BY PROXY, OR ANY ABSTENTION FROM VOTING, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REVERSE SPLIT AND THE REINCORPORATION, AND THUS, AGAINST THE ACQUISITION AGREEMENT SINCE APPROVAL OF THE REVERSE SPLIT IS REQUIRED TO CONSUMMATE THE ACQUISITIONS. TO INSURE YOUR REPRESENTATION ON THESE IMPORTANT MATTERS, IF YOU DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE THAT HAS BEEN PROVIDED FOR YOUR CONVENIENCE.

                                          Sincerely,


                                          /s/  DAVID W. BERRY

                                          David W. Berry
                                          CHAIRMAN OF THE BOARD AND PRESIDENT

                        FRONTIER NATURAL GAS CORPORATION
                          ONE ALLEN CENTER, SUITE 2920
                              HOUSTON, TEXAS 77002


                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  MAY 14, 1998

                            ------------------------

    Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of Frontier Natural Gas Corporation (the "Company"), will be held at One Allen Center, Suite 2920, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time on May 14, 1998, to consider and act upon the following matters:

    (1) A proposal to approve the Acquisition Agreement and Plan of Exchange dated as of January 19, 1998, as amended (the "Acquisition Agreement"), among the Company, Esenjay Petroleum Corporation ("Esenjay") and Aspect Resources LLC ("Aspect"), pursuant to which the Company will acquire certain assets from Esenjay and Aspect in exchange for shares of the common stock, par value $.01 per share, of the Company (the "Common Stock");


    (2) A proposal to approve a recapitalization of the Company pursuant to which each presently outstanding share of Common Stock will be converted into 1/6th of a share of new common stock, par value $.01 per share, of the Company (the "Reverse Split") with any resulting fractional interests being rounded up to the next whole share;


    (3) A proposal to approve a plan and agreement of merger pursuant to which the Company will reincorporate in the state of Delaware and change its name to Esenjay Exploration, Inc. (the "Reincorporation");


    (4) A proposal to elect seven directors contingent upon consummation of the Acquisition Agreement; and


    (5) To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 1, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only those shareholders of record on that date will be entitled to notice of and to vote at the Special Meeting.

    A complete list of the shareholders entitled to vote at the Special Meeting will be open for inspection at the Company's offices, One Allen Center, Suite 2920, Houston, Texas 77002, during normal business hours by any holder of Common Stock, for any purpose germane to the Special Meeting, for a period of ten days before the Special Meeting.

    Your participation in the Company's affairs is important. To insure your representation, whether or not you expect to be present at the Special Meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage prepaid envelope that has been provided for your convenience. Shareholders who attend the Special Meeting may revoke their proxies and vote in person if they so desire.

                                          By Order of the Board of Directors


                                          /s/  DAVID B. CHRISTOFFERSON


                                          David B. Christofferson
                                          SECRETARY

Houston, Texas
April 24, 1998

                        FRONTIER NATURAL GAS CORPORATION



                                PROXY STATEMENT


                            ------------------------

    This Proxy Statement is being furnished to shareholders of Frontier Natural Gas Corporation, an Oklahoma corporation (the "Company"), in connection with the solicitation of proxies by its Board of Directors for use at a special meeting of shareholders (the "Special Meeting") to be held at One Allen Center, Suite 2920, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time on May 14, 1998, and any adjournment thereof.


    At the Special Meeting, the Company's shareholders will be asked to consider and act upon the following matters: (i) a proposal to approve the Acquisition Agreement and Plan of Exchange dated as of January 19, 1998, as amended (the "Acquisition Agreement"), among the Company, Esenjay Petroleum Corporation ("Esenjay") and Aspect Resources LLC ("Aspect"), pursuant to which the Company will acquire certain assets from Esenjay and Aspect (the "Acquisitions") in exchange for up to 60,640,199 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"), consisting of up to 30,991,563 shares to Esenjay and up to 29,648,636 shares to Aspect or its assigns (after giving effect to the Reverse Split described below, the total number of shares of Common Stock to be issued in the Acquisitions will be 10,106,700, consisting of up to 5,165,260 shares to be issued to Esenjay and up to 4,941,440 shares to Aspect or its assigns); (ii) a proposal to approve a recapitalization of the Company pursuant to which each presently outstanding share of Common Stock will be converted into 1/6th of a share of new common stock, par value $.01 per share, of the Company (the "Reverse Split"), with all fractional interests created being rounded up to the next whole share; (iii) a proposal to approve a plan and agreement of merger pursuant to which the Company will reincorporate in the state of Delaware and will change its name to Esenjay Exploration, Inc. (the "Reincorporation"); (iv) to elect seven directors contingent upon the consummation of the Acquisition Agreement; and (v) to transact such other business as may properly come before the Special Meeting or any adjournment thereof.


    A shareholder may revoke a proxy by: (i) delivering to the Company written notice of revocation, (ii) delivering to the Company a proxy signed on a later date or (iii) voting in person at the Special Meeting.

    As of April 1, 1998, the Record Date for the determination of shareholders entitled to vote at the Special Meeting, there were outstanding and entitled to vote 9,935,906 shares of the Common Stock (before giving effect to the Reverse Split). Each share of Common Stock entitles the holder to one vote on each matter presented to the shareholders.

    IN CONSIDERING WHETHER TO APPROVE THE ACQUISITION AGREEMENT, THE REVERSE SPLIT AND THE REINCORPORATION, AND WHETHER TO VOTE FOR THE NOMINEES FOR DIRECTOR SET FORTH HEREIN, SHAREHOLDERS SHOULD CAREFULLY EVALUATE THE MATTERS SET FORTH UNDER "THE ACQUISITIONS," "THE REVERSE SPLIT," "THE REINCORPORATION," "ELECTION OF DIRECTORS," AND "RISK FACTORS."

    This Proxy Statement and the accompanying proxy are first being mailed to the Company's shareholders on or about April 24, 1998.

                             AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Facilities maintained by the Commission at its principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549, and its regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Such information also may be obtained on the Internet through the Commission's EDGAR database at HTTP://WWW.SEC.GOV.

                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

    This Proxy Statement contains certain statements that are "Forward Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. Those statements include, among other things, the discussions of the Company's business strategy and expectations concerning market position, future operations, funding plans, margins, profitability, liquidity and capital resources. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, projected or anticipated benefits from acquisitions made by or to be made by the Company (including the Acquisitions), or projections involving anticipated revenues, expenses, earnings, levels of capital expenditures and other aspects of operating results. Although the Company believes that the expectations reflected in such Forward Looking Statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The Company's operations are subject to uncertainties, risks and other influences, including the matters set forth herein under the caption "Risk Factors," many of which are outside of the Company's control and any one of which, or a combination of which, could materially adversely affect the results of the Company's operations and whether the Forward Looking Statements prove to be accurate. See "Risk Factors."

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................   (i )
  The Company.............................................................    2
    The Special Meeting...................................................    3
    The Acquisitions......................................................    4
    The Reverse Split.....................................................    8
    The Reincorporation...................................................    8
    The Election of Directors.............................................    9
    Auditors..............................................................    9
    Other Matters.........................................................    9
    Vote Required.........................................................    9
  Recommendation of the Board of Directors................................    9
SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA...........................   10
RISK FACTORS..............................................................   12
  Risks Associated with Consummating the Acquisitions, the Reverse Split
    and the Reincorporation...............................................   12
  Risks Associated With Not Consummating the Acquisitions.................   13
  Volatility of Oil and Gas Prices; Marketability of Production...........   13
  Risk of Price Risk Management Transactions..............................   14
  History of Losses; Accumulated and Working Capital Deficits.............   14
  Substantial Capital Requirements........................................   14
  Mortgaged Gas and Oil Properties; Credit Agreement Covenants and
    Restrictions..........................................................   15
  Exploration Risks; Reliance on CAEX and 3-D Seismic Technology..........   15
  Uncertainty of Estimates of Oil and Gas Reserves........................   15
  Reserve Replacement.....................................................   16
  Operating Hazards and Uninsured Risks; Production Curtailments..........   17
  Governmental Regulation.................................................   17
  Title Defects...........................................................   18
  Competition for Gas and Oil Leases and Seismic Permits..................   18
  Competition.............................................................   18
  Dividend Policy--Common Stock...........................................   18
  Dependence on Key Personnel.............................................   19
  Shares Eligible for Future Sale.........................................   19
  Year 2000 Compliance....................................................   19
  Discretionary Issuance; Anti-takeover Provisions........................   20
  Limited Liability of Directors; Indemnification of Directors and
    Officers..............................................................   20
THE MEETING...............................................................   21
  Date, Time and Place....................................................   21
  Purposes of the Meeting.................................................   21
  Votes Required..........................................................   21
  Voting of Proxies.......................................................   21
  Revocability of Proxies.................................................   21
  Record Date, Voting, Share Ownership and Quorum.........................   21
  Solicitation of Proxies.................................................   22
THE ACQUISITIONS..........................................................   23
  General.................................................................   23
  The Acquired Assets.....................................................   23
  Background of the Acquisitions..........................................   29
  Reasons for the Acquisitions............................................   32
  Opinion of Cornerstone Ventures, L.P....................................   33
  Opinion of Gaines, Berland Inc..........................................   35
  Management Following the Acquisitions...................................   38
  Restrictions on Resales by Affiliates...................................   39
  Regulatory Approvals....................................................   39
  Certain Federal Income Tax Consequences.................................   39
  Listing on the Nasdaq Small-Cap Market..................................   40
  Recommendation of the Board of Directors................................   40
  Vote Required For Approval..............................................   40
THE ACQUISITION AGREEMENT.................................................   41
  The Acquisitions........................................................   41
  Assumed Liabilities.....................................................   41
  Non-Assignable Rights; Consents.........................................   42
  Representations and Warranties..........................................   42
  Election of Directors and Executive Officers............................   42
  Certain Covenants and Agreements........................................   42
  Conduct of Business.....................................................   43
  Non-Solicitation........................................................   43
  Financing Covenants.....................................................   44
  Incentive Plan..........................................................   44
  Additional Obligations..................................................   44
  Other Agreements........................................................   45
  Conditions to the Acquisitions..........................................   45
  Termination.............................................................   46
  Breakup Fee.............................................................   46
  Indemnification.........................................................   46
PRO FORMA FINANCIAL STATEMENTS............................................   47
  Notes to Unaudited Pro Forma Statements of Operations and Balance
    Sheet.................................................................   48
BUSINESS AND PROPERTIES...................................................   50
  General.................................................................   50

                                                                            PAGE
                                                                            ----
  CAEX Technology and 3-D Seismic.........................................   51
  Exploration and Development.............................................   52
  Acquisitions and Divestments............................................   53
  Hedging Activities and Marketing........................................   53
  Principal Areas of Operations...........................................   54
  Gas and Oil Reserves....................................................   54
  Drilling Activity.......................................................   55
  Productive Well Summary.................................................   55
  Volumes, Prices and Production Costs....................................   56
  Leasehold Acreage.......................................................   56
  Competition.............................................................   56
  Regulation..............................................................   57
  Title to Properties.....................................................   60
  Operating Hazards and Insurance.........................................   61
  Facilities..............................................................   61
  Employees...............................................................   61
  Legal Proceedings.......................................................   61
  Market and Dividend Data................................................   62
SELECTED FINANCIAL DATA...................................................   63
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..............................................................   65
  Overview................................................................   65
  Year 2000...............................................................   66
  Comparison of 1997 to 1996..............................................   66
  Known and Anticipated Trends, Contingencies and Developments Impacting
    Future Operating Results..............................................   67
  Liquidity and Capital Resources.........................................   68
MANAGEMENT................................................................   70
  Directors and Executive Officers........................................   70
  Board and Committee Meetings............................................   71
  Director Compensation...................................................   71
  Executive Officers......................................................   71
  Security Ownership......................................................   71
  Executive Compensation..................................................   73
  Option Grants...........................................................   74
  Option Repricings.......................................................   74
  Option Exercise and Year-End Values.....................................   75
  Employment Agreements...................................................   76
  Deferred Compensation...................................................   76
  Option Plans............................................................   77
  Certain Transactions....................................................   77
  Compliance with Section 16(a) of the Exchange Act.......................   77
ELECTION OF DIRECTORS.....................................................   78
  Recommendation and Vote.................................................   80
THE REVERSE SPLIT.........................................................   81
  General.................................................................   81
  Reasons for the Reverse Split...........................................   81
  Risks Associated with the Reverse Split.................................   82
  Effect on Outstanding Convertible Securities............................   82
  Effects of the Reverse Split............................................   82
  Exchange of Stock Certificates..........................................   83
  Listing.................................................................   84
  Vote and Recommendation.................................................   84
THE REINCORPORATION.......................................................   85
  General.................................................................   85
  No Changes in Business of the Company...................................   85
  Reasons for the Reincorporation.........................................   85
  Differences Between the Oklahoma and Delaware Corporation Laws..........   86
  Reasons for Name Change.................................................   88
  Consummation of the Reincorporation.....................................   88
  No Dissenters Rights....................................................   88
  Certificate Exchange....................................................   88
  Federal Income Tax Consequences.........................................   88
  Accounting Treatment....................................................   89
  Transferability of and Market for Shares................................   89
  Vote and Recommendation.................................................   89
DESCRIPTION OF SECURITIES.................................................   90
  Common Stock............................................................   90
  Preferred Stock.........................................................   90
LEGAL MATTERS.............................................................   90
EXPERTS...................................................................   90
INDEX TO FINANCIAL STATEMENTS.............................................  F-1
APPENDIX A: Acquisition Agreement.........................................  A-1
APPENDIX B: Opinion of Cornerstone Ventures, L.P..........................  B-1
APPENDIX C: Opinion of Gaines Berland, Inc................................  C-1
APPENDIX D: Opinion of Chamberlain, Hrdlicka, White, Williams & Martin....  D-1
APPENDIX E: Certificate of Amendment to the Certificate of Incorporation
            of Frontier Natural Gas Corporaton............................  E-1
APPENDIX F: Plan and Agreement of Merger..................................  F-1

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF ALL MATERIAL FEATURES OF THE ACQUISITION AGREEMENT, THE REVERSE SPLIT, THE REINCORPORATION AND THE ELECTION OF DIRECTORS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND THE APPENDICES HERETO. YOU ARE URGED TO READ THIS PROXY STATEMENT, THE ACQUISITION AGREEMENT (WHICH IS ATTACHED HERETO AS APPENDIX A AND INCORPORATED HEREIN BY REFERENCE) AND THE OTHER APPENDICES ATTACHED HERETO IN THEIR ENTIRETY. UNLESS OTHERWISE INDICATED, INFORMATION REGARDING SHARES ISSUED OR ISSUABLE SET FORTH IN THIS PROXY STATEMENT GIVES EFFECT TO THE REVERSE SPLIT.

                                  THE COMPANY

    The Company is an independent energy company engaged in the exploration for and development of natural gas and oil reserves. The Company also has engaged in the acquisition, production, development and marketing of natural gas and oil. The Company's early growth was through acquisitions of natural gas reserves principally in the mid-continent area of Arkansas, Kansas, Oklahoma and Texas. In recent years, however, the Company's business activities have focused more on exploration and related developmental drilling projects in southern Louisiana and along the Gulf Coast of Alabama, Mississippi and Texas. The Company's current business objective is to increase its reserves by drilling natural gas and oil wells on prospects identified and developed through the use of well correlations, Computer Aided Exploration ("CAEX") technologies and 3-D seismic surveys.


    On January 19, 1998, the Company entered into the Acquisition Agreement with Esenjay and Aspect. Pursuant to and subject to the terms and conditions of the Acquisition Agreement, the Company will purchase from Esenjay (the "Esenjay Assets") and Aspect (the "Aspect Assets") certain undeveloped oil and gas exploration projects in the onshore Gulf Coast area (the "Acquisitions"). The Company will issue up to 5,165,260 shares of Common Stock to Esenjay in exchange for the Esenjay Assets, and will issue up to 4,941,440 shares of Common Stock to Aspect or its assigns in exchange for the Aspect Assets.


    The Company will substantially increase the scope and diversity of its portfolio of projects upon consummation of the Acquisitions. The acquired assets include substantial working interests in 28 exploration projects located primarily along the Texas Gulf Coast. Most of the projects have been, are being, or will be enhanced with 3-D seismic data and CAEX technologies. The 3-D seismic data acquired will, when complete, cover approximately 1,500 square miles and will all have been shot and initially processed since November 1996. Cornerstone Ventures, L.P. ("Cornerstone") has delivered a written opinion (the "Cornerstone Opinion") to the Company's Board of Directors that estimates the fair market value of the Esenjay Assets and the Aspect Assets to be $54.2 million. The full text of the Cornerstone Opinion is attached to this Proxy Statement as Appendix
B. For a summary of the analysis performed by Cornerstone in connection with rendering the Cornerstone Opinion, see "The Acquisitions--Opinion of Cornerstone Ventures, L.P."

    If the Acquisitions are consummated, the Company will have a significant number of projects that have reached the initial drilling stage, and the Company expects to spend over $25.0 million net to its interest in exploratory drilling during the following 12 months on over 30 wells. Management believes the Company then will represent a focused investment opportunity on a diverse array of technology enhanced, 3-D seismic confirmed, ready to drill natural gas oriented projects.

    The Company's strategy will be to use 3-D seismic and CAEX technologies to attempt to reduce the exploration risk on a significant spread of natural gas oriented projects. The Company's focus will be on certain trends along the Texas and Louisiana Gulf Coast that have a demonstrated history of prolific natural gas production from excellent quality reservoir rocks and that have a profile suitable, for the addition of value through seismic evaluations. The Company believes such trends are prone to direct detection of hydrocarbons through the use of 3-D seismic data. The objective will be to further reduce risk by drilling at depths deep enough to discover sizable gas accumulations (generally below 8,000 to 12,500 feet), but not so deep as to be highly exposed to the greater mechanical risks and drilling costs incurred in the deep plays in the region. Unlike the Gulf of Mexico, where 3-D seismic data typically are owned and licensed by many companies that compete intensely for leases, the private right of ownership of onshore mineral rights makes it possible for individual exploration companies to exclusively control the seismic data they acquire in focused core areas. A significant element of the Company's strategy will be to acquire substantial amounts of proprietary 3-D seismic data and significant acreage positions in order to seek to achieve a dominant position in its focused core areas. This strategy will be represented in its project inventory if the Acquisitions are consummated.

    Before consummation of the Acquisitions, the Company's most significant project was its Starboard Project located in Terrebonne Parish, Louisiana, which consists of mineral leases and options and a proprietary 3-D seismic survey over the Lapeyrouse Field. The Starboard Project is comprised of a group of distinct exploration prospects as well as proved undeveloped locations. The Company has devoted over three years to this project. Project partners include Fina Oil and Chemical Company and others, although the Company is the largest working interest owner. Initial exploratory drilling based upon 3-D seismic and CAEX analysis should begin by mid-1998. The consummation of the Acquisitions will make the Company substantially less dependent upon the success or failure of the Starboard Project, and spread its opportunities and risks over an array of technology enhanced projects in a number of exploration trends.

    In addition to the Acquisitions, and in conjunction with them, the Company will hire most of Esenjay's employees, including Michael E. Johnson as president and CEO. It also will revamp its Board of Directors with several additions, including Alex Cranberg as its Vice-Chairman. The Company believes these additions will significantly strengthen its technical resources and its overall management.

    The following table sets forth the number of shares of Common Stock and the percentage of issued and outstanding Common Stock owned by the Company's public shareholders, Esenjay and Aspect before and after the Acquisitions, after giving effect to the Reverse Split.


                                                  PRE-ACQUISITIONS        POST-ACQUISITIONS
                                               -----------------------  ---------------------
                                               NUMBER OF   PERCENTAGE   NUMBER OF    PERCENT
                                               SHARES(1)    OF CLASS    SHARES(1)   OF CLASS
                                               ----------  -----------  ----------  ---------
Public Shareholders..........................   1,165,985        100%    1,655,985     14.08%
Esenjay......................................      --          --        5,165,260     43.91%
Aspect(2)(3).................................      --          --        4,941,440     42.01%


------------------------

(1) Assumes warrants, options and convertible securities to purchase an aggregate of 1,916,185 shares of Common Stock have not been exercised or converted. See "Risk Factors--Shares Eligible for Future Sale."


(2) Assumes that $3.8 million of liabilities to an unaffiliated party relating to the Aspect Assets have not been converted into 675,000 shares of Common Stock issuable to such party upon such conversion. If such conversion occurs, Aspect will be issued 4,266,440 shares, or 36.27%, of the post-Acquisitions Common Stock, and such third party will be issued 675,000, or 5.7%, of the post-Acquisitions Common Stock. See "The
    Acquisitions--Assumed Liabilities--Aspect."


(3) Includes a DE MINIMIS number of shares that may be issued to certain Aspect employees who may contribute to the Company overriding royalty and working interests they own in certain of the oil and gas interests included in the Aspect Assets in exchange for Common Stock. See "The Acquisition Agreement--Assumed Liabilities--Aspect."

THE SPECIAL MEETING

    TIME, DATE AND PLACE. The Special Meeting is scheduled to be held at One Allen Center, Suite 2920, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time on May 14, 1998.

    PURPOSES OF THE SPECIAL MEETING.  The purposes of the Special Meeting are to
(i) approve the Acquisition Agreement, (ii) approve the Reverse Split, (iii) approve the Reincorporation, (iv) elect seven new directors contingent upon consummation of the Acquisition Agreement and (v) transact such other business as may properly come before the Special Meeting or any adjournment thereof.


    QUORUM, RECORD DATE, VOTING AND SHARE OWNERSHIP. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the Special Meeting.

    Only holders of record of Common Stock at the close of business on April 1, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. Each share of Common Stock is entitled to one vote. On the Record Date there were outstanding and entitled to vote 9,935,906 shares of Common Stock before giving effect to the Reverse Split.

    VOTING OF PROXIES. Shares of Common Stock represented by executed, written proxies received at or before the Special Meeting, and which thereafter have not been properly revoked, will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted for approval of the (i) Acquisition Agreement, (ii) Reverse Split, (iii) Reincorporation, (iv) election of the nominees for directors named in this Proxy Statement and (v) in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting.

    REVOCABILITY OF PROXIES. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by delivering to the Secretary of the Company at its principal executive office located at One Allen Center, Suite 2920, Houston, Texas 77002, a written notice of revocation or another duly executed proxy bearing a later date. A shareholder also may revoke his proxy by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute a revocation of proxy.

THE ACQUISITIONS

    Capitalized terms used under this caption and not otherwise defined in this Proxy Statement have the meanings set forth in the Acquisition Agreement.

    THE ACQUIRED ASSETS. The Esenjay Assets and Aspect Assets include substantial interests in 28 exploration projects located primarily along the Texas Gulf Coast. Through December 31, 1997, Esenjay and Aspect had incurred historical exploration and development costs of $15,563,458 on the Esenjay Assets and the Aspect Assets. These costs include costs associated with leasehold acquisitions, geological and geophysical analysis, delay rentals and dry hole costs. Most of the projects have been, are being, or will be enhanced with 3-D seismic data and CAEX technologies. The 3-D seismic data acquired will, when complete, cover approximately 1,500 square miles. See "The Acquisitions--The Acquired Assets."


    The Effective Date of the Acquisitions is November 1, 1997. On the Effective Date, none of the Esenjay Assets or Aspect Assets contained any producing properties. Since the Effective Date, however, Esenjay and Aspect have drilled or are drilling eight wells that will be for the Company's account if the Acquisitions are consummated. Of these wells, four have been completed or are awaiting completion; one has encountered pays which are behind pipe while deeper zones are being penetrated; two wells are still drilling; and one well was a dry hole.



    EFFECT OF THE ACQUISITIONS. Esenjay will transfer the Esenjay Assets to the Company in exchange for up to 5,165,260 shares of Common Stock, and Aspect or its affiliates will transfer the Aspect Assets to the Company in exchange for up to 4,941,440 shares of Common Stock. The Esenjay Assets and Aspect Assets shall be free and clear of all liabilities, obligations, or Liens whatsoever, except for (i) Permitted Encumbrances and (ii) certain liabilities to be assumed by the Company.


    The Acquisitions are intended to qualify as tax-free exchanges under Section 351 of the Internal Revenue Code. See "The Acquisitions--Certain Federal Income Tax Consequences." After consummation of the Acquisitions, the Company will continue its operations under the name Esenjay Exploration, Inc. The Effective Date of the Acquisitions is November 1, 1997.

    ASSUMED LIABILITIES--ESENJAY. The Esenjay Assets will be conveyed to the Company subject to liabilities to unrelated third parties in the net amount of $1.0 million. The Company will assume and discharge such debts. The Company will assume Esenjay's obligations (i) under certain lease agreements (relating to Esenjay's office space and certain office equipment) and maintenance contracts and (ii) for accrued vacations and sick leave for those Esenjay employees who accept employment with the Company. See "The Acquisition Agreement--Assumed Liabilities--Esenjay."

    In addition, the Company will assume and pay post-Effective Date liabilities for operating costs ("Post Effective Date Costs") incurred by or for Esenjay's account with respect to the Esenjay Assets. To the extent that Esenjay has paid any Post Effective Date Costs on or before the Closing Date, the Company will reimburse Esenjay for such costs no later than 180 days from the Closing Date or 10 days from the Company's receipt of funds from any public offering of the Company's equity securities. See "The Acquisitions--Assumed Liabilities--Esenjay."

    ASSUMED LIABILITIES--ASPECT. The Company will assume and pay Post Effective Date Costs with respect to certain of the Aspect Assets incurred by or for the account of Aspect. The Company also will assume and pay Post Effective Date Costs in excess of certain defined amounts to be paid by Aspect with respect to the remaining Aspect Assets. To the extent that Aspect has paid any Post Effective Date Costs in excess of such defined amounts on or before the Closing Date, the Company will reimburse Aspect for such costs no later that 180 days from the Closing Date or 10 days from the Company's receipt of funds from any public offering of the Company's equity securities. See "The Acquisitions--Assumed Liabilities--Aspect."


    At Aspect's option and subject to the mutual agreement of the parties, the Aspect Assets shall be subject to a $3.8 million liability to Joint Energy Development Investments Limited Partnership ("JEDI"), a limited partnership in which an affiliate of Enron Corporation serves as general partner. In such event, the Company shall assume and discharge such debt, and the Company and JEDI will enter into an Exchange Agreement pursuant to which JEDI will agree to convert such debt into 675,000 shares of Common Stock. Therefore, if the Aspect Assets are encumbered by such debt as of the Closing Date, such debt will be assumed by the Company and extinguished by issuing to JEDI 675,000 shares of Common Stock and by decreasing the number of shares of Common Stock issuable to Aspect in the Acquisitions by 675,000. See "The Acquisition Agreement--Assumed Liabilities--Aspect."


    With the prior written consent of the Company and Esenjay, Aspect shall be permitted to sell certain of the Aspect Assets before the Closing Date. In such event, at the Closing, Aspect shall pay to the Company the net proceeds from any such sales of the Aspect Assets. See "The Acquisition Agreement-- Assumed Liabilities--Aspect."

    REPRESENTATIONS AND WARRANTIES. The Company, Esenjay and Aspect each made customary representations and warranties as to, among other things, their respective corporate or limited liability company power and organizations and compliance with law, their respective capitalizations, the authority and validity of the Acquisition Agreement, required approvals, conflicts, litigation, tax matters, environmental matters, and title to assets. See "The Acquisition Agreement--Representations and Warranties."


    POST-ACQUISITIONS MANAGEMENT. The Acquisition Agreement provides that the following persons shall be nominated to the Company's Board of Directors and shall be voted on at the Special Meeting to which this Proxy Statement relates:
(i) for a term expiring at the Company's annual shareholders meeting in 2000, Alex M. Cranberg, Michael E. Johnson and Jack P. Randall (ii) for a term expiring at the Company's annual shareholders meeting in 1999, Alex B. Campbell, Charles J. Smith and David W. Berry and (iii) for a term expiring at the Company's annual shareholders meeting in 1998, William D. Dodge III. In addition, the Board intends to fill the vacancy in the Board of Directors created by the recent death of an existing Board member with an independent director who will be a member of the Audit and Compensation Committees, and an additional vacancy with an Esenjay nominee, both for terms expiring at the Company's annual shareholders meeting in 1998. The Acquisition Agreement also provides that Mr. Berry shall be Chairman of the Board of Directors; Mr. Johnson will be President and Chief Executive Officer;

Mr. Smith will be Chairman of the Executive Committee; Mr. Cranberg will be Vice Chairman of the Board of Directors; Mr. Randall and Mr. Dodge will be members of the Audit and Compensation Committees. David B. Christofferson shall be General Counsel, Secretary and an executive officer of the Company. See "The Acquisition Agreement--Election of Directors and Executive Officers."



    Mr. Berry is the current Chairman of the Board and President of the Company. Mr. Christofferson currently serves as Executive Vice President, Secretary, General Counsel and a director of the Company. None of the other nominees for director to be voted upon at the Special Meeting currently holds any position with the Company.


    REDEMPTION OF PREFERRED STOCK. The Company currently has outstanding 85,961 shares of convertible preferred stock (the "Preferred Stock"). The Company has declared all accrued but unpaid quarterly dividends on the Preferred Stock. In addition, the Acquisition Agreement requires the Company to call the Preferred Stock for redemption before the Closing.

    CONDUCT OF BUSINESS. The Acquisition Agreement requires that each party conduct its respective business from the date of the Acquisition Agreement to the Closing Date substantially as previously operated and only in the ordinary course. The Company and Esenjay also are required to use their best efforts to preserve intact their business organizations and relationships. Each party must promptly notify the other parties of (i) the receipt by such party of any notice or claim, written or oral, of default or breach by such party, or of any modification, termination or cancellation, or threat of termination or cancellation, of any relevant material agreement, (ii) any loss of, damage to, or disposition of any of (a) such party's oil and gas interests and certain other assets, in the case of Aspect and Esenjay, or (b) such party's oil and gas interests that is reasonably likely to have a Material Adverse Effect on such party, in the case of the Company, and (iii) after receipt of notice thereof by the Company or Esenjay, of any claim or litigation threatened or instituted against such party, or of any other event or circumstance that has or may have a Material Adverse Effect on such party, or in the case of Aspect, after receipt of notice thereof by Aspect of any claim or litigation threatened or instituted against Aspect and relating to the Aspect Assets. Further, each of the Company and Esenjay are prohibited, without the consent of the other parties to the Acquisition Agreement, from entering into any single contract, commitment, indebtedness or liability in excess of $50,000 and $100,000, respectively, except that Esenjay's limitation applies only to the extent the ownership rights in the Esenjay Assets are affected. See "Acquisition Agreement--Conduct of Business."

    NON-SOLICITATION. The Company may not solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, the Company. The Board of Directors may consider or negotiate an unsolicited bona fide Acquisition Proposal, and under certain circumstances, accept a Superior Proposal. See "The Acquisition Agreement--Non-Solicitation."


    FINANCING COVENANTS. In connection with the Acquisition Agreement, Aspect committed to lend to the Company up to $1.8 million (the "Initial Bridge Facility"). The Company granted a mortgage on certain properties to secure the financing provided by Aspect under the Initial Bridge Facility. Interest on the Initial Bridge Facility was at a rate of 18% per annum. In exchange for such commitment, Aspect received warrants to purchase 9,375 shares of Common Stock at an exercise price of $3.00 per share. An affiliate of Gaines, Berland Inc., the Company's financial advisor ("GBI"), participated in 37.5% of Aspect's obligation to lend funds to the Company pursuant to the Initial Bridge Facility and, in exchange for such participation, received warrants to purchase 9,375 shares of Common Stock at an exercise price of $3.00 per share. In addition, Esenjay guaranteed up to 25.0% of the Company's payment obligations under the Initial Bridge Facility and, in exchange for such guaranty, received warrants to purchase 6,250 shares of Common Stock at an exercise price of $3.00 per share.


    Pursuant to the terms of the Acquisition Agreement, the Company, Esenjay and Aspect negotiated with Duke Energy Financial Services, Inc. ("DEFS") for the consummation of a new credit facility (the "New Credit Facility") that allows for advances by DEFS of up to $7.8 million. Outstanding principal amounts under the New Credit Facility bear interest at the rate of prime plus 4%. In addition, the lender will receive cash payments equal to an overriding royalty of 0.6% of the Company's interest in wells the Company drills while the New Credit Facility is outstanding, and the lender has the right to gather, process, transport and market, at competitive market rates, natural gas produced from a majority of the projects the Company intends to acquire pursuant to the Acquisitions. On July 31, 1999, all amounts due under the New Credit Facility will be converted into a term loan bearing interest at the rate of prime plus 4% and payable in twelve monthly installments, the first eleven of which shall be equal to 1/30th of the principal outstanding on July 31, 1999 plus interest, and a final monthly payment of all remaining principal, plus interest. The proceeds from the New Credit Facility were used to repay the Initial Bridge Facility and to finance certain exploration and 3-D seismic costs, leasehold acquisitions, development of oil and gas properties and general corporate purposes. In exchange for guaranteeing the indebtedness under the New Credit Facility, Aspect, GBI and Esenjay received warrants to purchase 9,375, 9,375 and 6,250 shares of Common Stock, respectively, each at an exercise price of $3.00 per share. See "The Acquisition Agreement--Financing Covenants."


    After the Closing, the Company intends to evaluate additional financing alternatives, which may include accessing the public equity markets.

    INCENTIVE PLAN. At or before Closing, the Company is required to adopt a long-term incentive plan for its officers, directors, employees and consultants that is mutually acceptable to the Company, Esenjay and Aspect (the "Option Plan"), which shall provide for grants of stock and stock-oriented awards in an amount of up to 15% of the shares of the outstanding Common Stock after giving effect to the Acquisitions, any currently outstanding options and the Reverse Split. Shareholders' approval of the Option Plan will be sought at the Company's next annual shareholders meeting following the Closing. See "The Acquisition Agreement--Incentive Plan."

    OPINION OF CORNERSTONE VENTURES, L.P. Cornerstone has delivered an opinion to the Company stating that the fair market value of the Esenjay Assets and the Aspect Assets is approximately $54.2 million. For purposes of such opinion, Cornerstone defined "fair market value" as the price in cash at which a property would change hands between a willing buyer and a willing seller, with neither party acting under compulsion, and both parties having reasonable knowledge of relevant facts.

    OPINION OF FINANCIAL ADVISOR. GBI has delivered a written opinion to the Board of Directors that the receipt of the Esenjay Assets and the Aspect Assets in consideration of the Common Stock to be issued in the Acquisitions is fair to the Company's shareholders from a financial point of view. The full text of GBI's opinion is attached to this Proxy Statement as Appendix C. For a summary of the analysis GBI performed in connection with rendering its opinion, see "The Acquisitions--Opinion of Gaines, Berland, Inc."


    CONDITIONS TO THE ACQUISITIONS. The obligations of the Company, Esenjay and Aspect to consummate the Acquisitions and the related transactions are subject to satisfaction or waiver of certain conditions on or before the Closing Date, including (i) the representations and warranties of each party must be true in all material respects as of the Closing Date, and the parties must have complied in all respects with their respective covenants set forth in the Acquisition Agreement; (ii) the delivery of customary opinions of counsel, including a tax opinion; (iii) the Acquisition Agreement must be approved by the requisite outstanding number of shares of Common Stock; (iv) there shall not have occurred any Material Adverse Effect with respect to the Company, Esenjay or Aspect; (v) Bank of America Illinois (the Company's lender of the Starboard Project) shall have consented to the Acquisitions; (vi) all of the issued and outstanding Preferred Stock shall have been called for redemption and (vii) the GBI fairness opinion shall have been delivered to the Company. See "The Acquisition Agreement--Conditions to the Acquisitions."


    TERMINATION. The Acquisition Agreement may be terminated at any time before the Closing (i) by the mutual written consent of each of the Company, Esenjay and Aspect; (ii) if there has been a material breach by a party of any representation or warranty in the Acquisition Agreement, or if, on the Closing Date, any condition to Closing has not been satisfied; (iii) if the Closing fails to occur by June 30, 1998; or (iv) by the Company if it receives a Superior Proposal. See "The Acquisition Agreement--Termination."

    BREAKUP FEE. If the Acquisition Agreement is terminated (i) by any party due to the failure of the Company's shareholders to approve the Acquisition Agreement or (ii) by the Company if it receives a Superior Proposal, then Aspect and Esenjay shall be entitled to receive from the Company a fee equal to the sum of all out-of-pocket expenses and fees (including fees and expenses of counsel, accountants, experts and consultants) actually incurred or accrued by Aspect or Esenjay in connection with the Acquisition Agreement. In addition, Aspect and Esenjay each shall be entitled to an assignment of 10% of the Company's interest in the Starboard Project. See "The Acquisition Agreement--Breakup Fee" and "Business and Properties--Exploration and Development."

    INDEMNIFICATION. Each party shall indemnify, defend and hold the other parties harmless from and against any and all losses, liabilities, damages, obligations, costs and expenses (including legal and other similar expenses) from, resulting by reason of, or arising in connection with a breach of a representation or warranty in the Acquisition Agreement, a failure to perform any obligations under the Acquisition Agreement and for certain other matters. See "The Acquisition Agreement--Indemnification."

    RISK FACTORS. Consummation of the Acquisitions involves certain risks that the Company's shareholders should consider in determining whether to vote for approval of the Acquisition Agreement. See "Risk Factors."

THE REVERSE SPLIT


    Pursuant to the Reverse Split, each presently outstanding share of Common Stock ("Old Stock") will be converted automatically and without further action by the Shareholders upon effectiveness of the Reverse Split into 1/6th of a share of new common stock, par value $.01 per share, of the Company, as so recapitalized ("New Stock"). Any fractional interests resulting from the Reverse Split will be rounded up to the nearest whole share of New Stock. Upon consummation of the Reverse Split, the number of shares of Common Stock issuable and the exercise price of the Company's outstanding warrants and options will be adjusted at the same ratio as the Reverse Split.


    The Board of Directors believes that a reduction in the number of issued and outstanding shares of Common Stock may increase the market price for the Common Stock. Such a market price increase is important because the bid price for the Company's Common Stock currently does not meet the minimum requirements for continued listing on the Nasdaq Small-Cap Market. Unless such bid price is increased, a risk exists that the Common Stock could be removed from trading on the Nasdaq Small-Cap Market. Such removal would reduce the liquidity of the Common Stock, and would likely have a material adverse effect on the ability of shareholders to sell their Common Stock and on the price at which the Common Stock could be sold. In addition, if the Reverse Split is not approved, the Company will not have sufficient shares available for issuance pursuant to the Acquisitions. Therefore, approval of the Reverse Split is required for consummation of the Acquisitions. See "The Reverse Split."

    If approved, the Reverse Split will take effect even if the Acquisition Agreement and the Reincorporation are not approved and even if the nominees for directors set forth herein are not elected.

THE REINCORPORATION

    REINCORPORATION IN DELAWARE. The Board of Directors has proposed to change the Company's state of incorporation from Oklahoma to Delaware because Delaware is the leading forum state for incorporations in the United States and has the most extensive and well developed body of corporate law of any state. The Board also has proposed to change the Company's name to Esenjay Exploration, Inc. See "The Reincorporation" and "Risk Factors--Risks Associated With Consummation of the Acquisitions, the Reverse Split and the Reincorporation--Risks of Approving the Reincorporation."

    NO DISSENTER'S RIGHTS. Under Oklahoma law, Company shareholders who might otherwise wish to do so will not have the right to dissent from the Reincorporation and receive an agreed or judicially appraised value for their shares.

THE ELECTION OF DIRECTORS


    Seven persons have been nominated for election as directors at the Special Meeting to hold office until their terms of office expire. The Company's Board of Directors is divided into three classes. Three of the nominees will be elected to a term expiring at the Company's annual shareholders meeting in 2000, three of the nominees' terms will expire at the Company's annual shareholders meeting in 1999, and one nominee's term will expire at the Company's annual shareholders meeting in 1998. Information with respect to each nominee is set forth under the caption "Election of Directors--Nominees." The nominees for directors listed in this Proxy Statement shall be elected only if they receive the requisite votes at the Special Meeting and only if the Acquisition Agreement and the Reverse Split are approved. If the Acquisition Agreement and the Reverse Split are not approved, the nominees set forth herein will not be elected, and the Company's current directors will remain in office until the expiration of their respective terms.



INDEPENDENT AUDITORS



    Deloitte & Touche LLP, ("Deloitte & Touche"), has served as the Company's independent auditor for several years. A representative of Deloitte & Touche plans to attend the Special Meeting and will be available to answer appropriate questions. The representative also will have an opportunity to make a statement at the Special Meeting, although the Company does not expect that any statement will be made.


OTHER MATTERS

    The Board of Directors does not know of any other matters that may come before the Special Meeting. However, if any other matters are properly presented to the Special Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their best judgment on such matters.

VOTE REQUIRED

    Approval of the Reverse Split and the Reincorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Approval of the Acquisition Agreement requires the affirmative vote of the holders of a majority of the shares present at the Special Meeting. The seven nominees for election as directors who receive the greatest number of votes for election at the Special Meeting will be elected as directors to serve for the terms set forth under "Election of Directors."


    Since the proposals to adopt the Reverse Split and the Reincorporation require the affirmative vote of a majority of the shares entitled to vote, as opposed to a percentage of the issued and outstanding shares entitled to vote that are present at the Special Meeting, the failure to vote in person or by proxy, as well as any abstention from voting, will have the same effect as a vote against the Reverse Split and the Reincorporation, and thus, as a vote against the Acquisition Agreement, since approval of the Reverse Split is required to consummate the Acquisitions. However, if approved, the Reverse Split will take effect even if the Acquisition Agreement and the Reincorporation are not approved, and even if the nominees for director set forth herein are not elected. In addition, if the Acquisition Agreement and the Reverse Split are approved, the directors elected at the Special Meeting will take office even if the Reincorporation is not approved.


RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ACQUISITION AGREEMENT, THE REVERSE SPLIT, THE REINCORPORATION AND THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTORS, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE ADOPTION OF EACH OF THESE PROPOSALS. MEMBERS OF MANAGEMENT WHO OWN COMMON STOCK INTEND TO VOTE THEIR SHARES IN FAVOR OF EACH OF THESE PROPOSALS.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA


    The historical financial data for the years ended December 31, 1996 and 1997 are derived from the Company's audited financial statements. The pro forma statement of operations data for the year ended December 31, 1997 combine the Company's historical information as adjusted to give effect to the Acquisitions as if they had occurred on January 1, 1997. Pro forma per share data gives effect to the Reverse Split. Pro forma balance sheet data as of December 31, 1997 is presented as if the Acquisitions had been consummated on that date. The statement of operations and balance sheet data are provided for comparative purposes only and should be read in conjunction with the Company's historical consolidated financial statements included elsewhere in this Proxy Statement. The pro forma information presented is not necessarily indicative of the combined financial results as they may be in the future or as they might have been for the periods indicated had the Acquisitions been consummated as of January 1, 1997.



                                                                             HISTORICAL DECEMBER 31,       PRO FORMA
                                                                           ----------------------------   DECEMBER 31,
                                                                               1996           1997            1997
                                                                           -------------  -------------  --------------
STATEMENT OF OPERATIONS DATA:
Revenues:(a)                                                               $   3,166,792  $     908,609  $      908,609
  Production and exploration costs(b)....................................      2,450,771      3,065,394       8,295,864
  Depletion, depreciation & amortization(c)..............................      2,237,648        315,880         315,880
  Impairment of oil and gas properties(d)................................         51,000        349,384         349,384
  Interest expense(e)....................................................        783,872         60,942         516,108
  General and administrative expenses(f).................................      2,217,099      2,070,812       3,553,812
  Other expenses(g)......................................................        451,421
                                                                           -------------  -------------  --------------
  Net income (loss)......................................................     (5,025,019)    (4,953,803)    (12,122,439)
  Cumulative preferred stock dividend....................................        103,153        103,153
  Redemption of preferred stock..........................................                                       984,132
                                                                           -------------  -------------  --------------
  Net loss applicable to common shareholders.............................  $  (5,128,172) $  (5,056,956) $  (13,106,571)
                                                                           -------------  -------------  --------------
                                                                           -------------  -------------  --------------
  Net loss per common and common stock equivalent........................  $       (0.72) $       (0.51) $        (0.71)
                                                                           -------------  -------------  --------------
                                                                           -------------  -------------  --------------
  Weighted average shares (in thousands).................................          7,142          9,878          18,388
                                                                           -------------  -------------  --------------
                                                                           -------------  -------------  --------------



                                                                                              DECEMBER 31, 1997
                                                                                        -----------------------------
                                                                                           FRONTIER
                                                                                          HISTORICAL      PRO FORMA
                                                                                        --------------  -------------
BALANCE SHEET DATA:
  Cash................................................................................  $      690,576  $   1,590,576
  Working capital (deficit)...........................................................        (476,251)    (1,005,903)
  Net properties and equipment........................................................       3,144,370     59,363,120
    Total assets......................................................................       4,576,008     62,259,096

  Current portion of long-term debt...................................................         401,085      1,382,088
  Deferred gas revenues--current......................................................
  Long-term debt......................................................................         896,598      4,017,361
  Deferred gas revenues--long-term....................................................
  Common stock........................................................................             860
  Preferred stock.....................................................................          99,359        708,761
  Paid-in capital.....................................................................      14,668,626     52,077,948
  Retained earnings (deficit).........................................................     (12,936,862)     1,613,609
    Total liabilities & equity........................................................       4,576,008     62,259,096


NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS AND BALANCE SHEET DATA

(a) Revenues decreased from $3.2 million in 1996 to $.9 million in 1997 primarily as a result of ceased production from the Mobile Bay wells and from the sale of producing properties.

(b) Pro forma exploration costs include geological and geophysical, delay rentals and exploration costs of $5.2 million associated with the unproved prospects contributed by Aspect and Esenjay.

(c) Depletion, Depreciation and Amortization expense decreased from $2.2 million in 1996 to $.3 million in 1997 primarily due to the sale of certain oil and gas properties.

(d) Impairment of oil and gas properties increased from $51,000 in 1996 to $349,384 in 1997 primarily due to the abandonment of previously producing wells in the Mobile Bay prospect.


(e) Interest expense decreased from $783,872 in 1996 to $60,942 in 1997 primarily due to the reduction in the Company's outstanding bank debt during 1997. Pro forma interest included interest associated with the New Energy Credit Facility of $442,179 and the Esenjay note payable to Aspect of $12,987 assumed by the Company.



(f) Pro forma general and administrative expenses include historical expense of Esenjay in the amount of $1,483,000 that would become part of the Company as a result of the Acquisitions.



(g) 1996 included other expense items for the purchase and settlements of deferred gas contracts. There were no such expenses during 1997.



    See Management's Discussion and Analysis of Financial Condition and Results of Operations for additional discussion regarding comparative operating results for 1996 and 1997.

                                  RISK FACTORS

    THE FOLLOWING SHOULD BE CONSIDERED CAREFULLY WITH THE INFORMATION PROVIDED ELSEWHERE IN THIS PROXY STATEMENT.

RISKS ASSOCIATED WITH CONSUMMATING THE ACQUISITIONS, THE REVERSE SPLIT AND THE
  REINCORPORATION

    PRINCIPAL SHAREHOLDERS. Upon consummation of the Acquisitions, Esenjay will own approximately 44% and Aspect will own approximately 42% of the then-outstanding Common Stock. As a result, each of Esenjay and Aspect will be in a position to substantially influence the outcome of shareholder votes on the election of directors and other matters. Moreover, Esenjay and Aspect together will have sufficient voting power to control the approval of any matter brought before the Company's shareholders. Esenjay and Aspect have not entered into any agreement with respect to the voting of the shares of Common Stock they will own after consummation of the Acquisitions. In addition, if Esenjay or Aspect were to sell a significant number of their shares of Common Stock in the public market, the prevailing market price of the Common Stock could be adversely affected. See "--Shares Eligible for Future Sale".

    INTERESTS OF MANAGEMENT. Certain of the Company's officers have interests that may be different from the interests of other Company shareholders. Pursuant to Incentive Agreements between the Company and Mr. Berry and Mr. Christofferson, the Company agreed that if the Company closes a significant corporate transaction, and if Mr. Berry or Mr. Christofferson, as the case may be, does not resign as an executive officer before that time, the Company will pay an incentive payment of $134,000 to Mr. Berry and $112,000 to Mr. Christofferson. Such incentive payments are intended to reward such officers for their services in soliciting, negotiating and closing a significant corporate transaction. The transactions contemplated by the Acquisition Agreement will constitute a significant corporate transaction pursuant to the Incentive Agreements, and such incentive payments will be payable to Mr. Berry and Mr. Christofferson if the Acquisitions are consummated. See "Management--Employment Agreements."

    UNCERTAINTY AS TO ESTIMATES OF FAIR MARKET VALUES. Cornerstone's estimates of fair market values of the Esenjay Assets and the Aspect Assets do not purport to be appraisals or necessarily reflect the prices at which such assets could actually be sold. Because such estimates are inherently subject to uncertainty and based upon numerous factors or events beyond the control of the parties to the Acquisition Agreement or their respective advisors, no assurances can be given that such estimates will prove to be accurate. See "The Acquisitions--Opinion of Cornerstone Ventures, L.P."

    MINORITY OWNERSHIP OF OIL AND GAS INTERESTS. Upon consummation of the Acquisitions, the Company will own a minority interest in some of the projects comprising the Esenjay Assets and Aspect Assets. Operational decisions, such as the selection of drill sites, when to drill wells, the amount to be expended on any well, determining whether to conduct recompletion or other activities, and similar matters will be made by the operators of the wells on each project. The interests of the operators of the wells and of the majority working interest owners in many cases may not be aligned with the Company's interests. Therefore, the Company may be unable to control many important aspects of the operation and development of projects on which it owns a minority interest, and the development of those projects may be conducted in a fashion that is adverse to the Company's best interests.


    RISKS OF APPROVING THE REVERSE SPLIT. Although the Company anticipates that a reduction in the number of issued and outstanding shares of Common Stock resulting from the Reverse Split may increase the market price for the Common Stock, there can be no assurance that the six-for-one Reverse Split will result in a trading price increase equal to six times the pre-Reverse Split trading price. The failure of the market price of the Common Stock after the Reverse Split to increase by the same percentage by which the number of shares of Common Stock was reduced would have an adverse effect on the value of the shares of Common Stock owned by the Company's current shareholders. There can be no assurance that the Reverse Split will achieve the goal of increasing interest in trading the Common Stock or promoting greater liquidity in the Company's Common Stock, or will permit the Company to maintain minimum trading price requirements for continued listing on the Nasdaq Small-Cap Market. See "The Reverse Split--Risks Associated with the Reverse Split."

    RISKS OF CONSUMMATING THE REORGANIZATION. Upon consummation of the Reorganization, the Company will be governed by the corporate laws of the State of Delaware and the rights of the Company's shareholders will no longer be governed by Oklahoma law but instead will be governed by the law of Delaware. See "The Reincorporation--Differences Between The Oklahoma And Delaware Corporation Law" for a summary comparison of certain differences between the rights of shareholders under Oklahoma law and the rights of shareholders under Delaware law.

RISKS ASSOCIATED WITH NOT CONSUMMATING THE ACQUISITIONS

    NEW CREDIT FACILITY. The New Credit Facility is intended to supply a portion of the Company's capital needs for the Starboard Project and other activities pending consummation of the Acquisitions. If the Acquisitions are not consummated, the Company still will be required to repay up to $1.8 million of indebtedness under the New Credit Facility, however, the Company may not have cash from operations sufficient to satisfy such obligation. In addition, the Company will be required to seek other sources of capital to pay the costs of developing the Starboard Project. Such sources of capital will be more difficult for the Company to access if the Acquisition Agreement is not approved. Therefore, if the Acquisition Agreement is not approved, the Company can give no assurance that it will have the sources of capital necessary to continue operations in accordance with its current business plan.

    ACCESS TO CAPITAL MARKETS. The Acquisitions are expected to significantly improve the Company's access to capital markets, including both debt and equity financing markets. If the Acquisitions are not consummated, the Company will be required to pursue alternative sources of capital, which, if available, could result in increased financial leverage or shareholder dilution. If such alternative capital is not available on acceptable terms, the Company's ability to expand its exploration activities and conduct its drilling program would be severely constrained.

VOLATILITY OF OIL AND GAS PRICES; MARKETABILITY OF PRODUCTION

    The Company's revenue, profitability and future rate of growth are substantially dependent upon the prevailing prices of, and demand for, oil and natural gas. The Company's ability to maintain or increase its borrowing capacity and to obtain additional capital on attractive terms also is substantially dependent upon oil and gas prices. Prices for oil and natural gas are subject to wide fluctuation in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond the Company's control. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions in the Middle East, the foreign supply of oil and natural gas, the price of oil and gas imports and overall economic conditions. From time to time, oil and gas prices have been depressed by excess domestic and imported supplies. There can be no assurance that current price levels will be sustained. It is impossible to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices may adversely affect the Company's financial condition, liquidity and results of operations and may reduce the amount of the Company's oil and natural gas that can be produced economically. Market prices for gas have generally declined since December 1997. Additionally, substantially all of the Company's sales of oil and natural gas are made in the spot market or pursuant to contracts based on spot market prices and not pursuant to long-term fixed price contracts. With the objective of reducing price risk, the Company enters into hedging transactions with respect to a portion of its expected future production. There can be no assurance, however, that such hedging transactions will reduce risk or mitigate the effect of any substantial or extended decline in oil or natural gas prices. Any substantial or extended decline in the prices of oil or natural gas would have a material adverse effect on the Company's financial condition and results of operations.

    In addition, the marketability of the Company's production depends upon the availability and capacity of gas gathering systems, pipelines and processing facilities. Federal and state regulation of oil and gas production and transportation, general economic conditions and changes in supply and demand all could adversely affect the Company's ability to produce and market its oil and natural gas. If market factors were to change dramatically, the financial impact on the Company could be substantial. The availability of markets and the volatility of product prices are beyond the control of the Company and represent a significant risk. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" and "Business and Properties--Marketing."

    Volatile oil and gas prices make it difficult to estimate the value of producing properties for acquisition and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on such values. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploration projects.

RISK OF PRICE RISK MANAGEMENT TRANSACTIONS

    In order to manage its exposure to price risks in the marketing of its oil and natural gas, the Company has in the past and expects to continue to enter into oil and natural gas price risk management arrangements with respect to a portion of its expected production. These arrangements may include futures contracts on the New York Mercantile Exchange ("NYMEX"), fixed price delivery contracts and financial swaps. While intended to reduce the effects of volatility of the price of oil and natural gas, such transactions may limit potential gains by the Company if oil and natural gas prices were to rise substantially over the price established by the arrangement. In addition, such transactions may expose the Company to the risk of financial loss in certain circumstances, including instances in which (i) production is less than expected; (ii) if there is a widening of price differentials between delivery points for the Company's production and the delivery point assumed in the arrangement; (iii) the counter parties to the Company's future contracts fail to perform under the contract; or (iv) a sudden, unexpected event materially impacts oil or natural gas prices. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

HISTORY OF LOSSES; ACCUMULATED AND WORKING CAPITAL DEFICITS

    For the years ended December 31, 1996 and 1997, the Company had net losses of $5,025,019 and $4,953,803. The Company anticipates that it will continue to have net losses, until it acquires or develops enough additional gas and oil properties to achieve profitability. There can be no assurance that the Company will be able to do so.

SUBSTANTIAL CAPITAL REQUIREMENTS

    The Company has made and intends to make substantial capital expenditures in connection with the exploration and development of its gas and oil properties. Historically, the Company has funded its capital expenditures through a combination of internally generated funds, equity and long-term debt financing, and short-term financing arrangements. Based on its current operations, and assuming the Acquisitions are approved and completed, the Company anticipates that its capital expenditures through the end of 1998 will be derived from (i) proceeds from the the New Credit Facility; (ii) the availability of credit under the Company's credit facility with Bank of America Illinois (the "Credit Agreement"); (iii) the proceeds of any equity financing the Company completes in 1998; (iv) other sources of mezzanine financing from industry participants; and
(v) the sale of interests in the Esenjay Assets and the Aspect Assets to unaffiliated third parties. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity of Capital Resources." There can be no assurance that the Company will be successful in completing an equity financing, and no assurance can be given that funds available under the New Credit Facility and the Credit Agreement will be sufficient for the Company to carry out its proposed plans. Future cash flows and the availability of credit under the Credit Agreement and the New Credit Facility or any mezzanine financing, if obtained, will be subject to several variables, such as the level of production from existing wells, prices of gas and oil and the Company's success in locating and producing new reserves. If funds are not available under the Credit Agreement and the New Credit Facility or any mezzanine financing, and if the Company does not complete an equity financing in 1998, then the Company may sell interests in the Esenjay Assets and Aspect Assets to fund its operations.

MORTGAGED GAS AND OIL PROPERTIES; CREDIT AGREEMENT COVENANTS AND RESTRICTIONS

    The Company has granted to Bank of America Illinois a mortgage on substantially all of the Company's proved developed gas and oil properties to secure repayment under the Credit Agreement. In addition, upon consummation of the Acquisitions, the Company is required to grant a mortgage to Duke Energy Financial Services, Inc. on substantially all of the Esenjay Assets and Aspect Assets to secure repayment under the New Credit Facility. The party providing financing for the Starboard Project has been granted an overriding royalty interest in the Starboard Project properties. Repayment of amounts owed are payable only from the proceeds of the overriding royalty interest, but such payments are secured by a mortgage on the Starboard Project properties. These liens limit the Company's ability to borrow additional funds. The amount of borrowings under the Credit Agreement is based on the maintenance of adequate natural gas and oil reserves to support the amount borrowed. Should the estimated proved natural gas and oil reserves or the price to be received for these reserves decline below the required reserve value, the Company would be required either to accelerate payment, repay a specified amount of the borrowings so as to have adequate reserve value to support the borrowing, or provide additional collateral for the loans. A failure by the Company to comply with the covenants and restrictions contained in either the Credit Agreement or the New Credit Facility, or obtain a waiver to such covenants and restrictions, will constitute a default under the terms of the Credit Agreement, the New Credit Facility and the Starboard Project financing, resulting in the indebtedness all of those credit arrangements becoming immediately due and payable and enabling the lenders to foreclose against the collateral for the loans. The Company historically has not been, and currently is not, in compliance with all its covenants under the Credit Agreement, but has secured waivers of default for past noncompliance and expects that waivers will continue to be granted in the future. The Company believes, but cannot assure, that it will be able to continue to make the payments required by the Credit Agreement and the New Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

EXPLORATION RISKS; RELIANCE ON CAEX AND 3-D SEISMIC TECHNOLOGY

    The Company's principal activity has changed from the acquisition, production and marketing of natural gas and oil reserves to exploration and development activities. Exploratory drilling is a speculative activity and there can be no assurance as to the success of the Company's drilling program. The Company's strategy for discovering natural gas and oil reserves is to use 3-D seismic surveys and CAEX technology to accurately define detailed and complex geologic features. These technologies require greater pre-drilling expenditures than traditional drilling strategies. Even when fully used and properly interpreted, 3-D seismic data and visualization techniques only assist geoscientists in identifying subsurface structures and hydrocarbon indicators and do not conclusively allow the interpreter to know if hydrocarbons will in fact be present in such structures. The Company's recent exploration efforts have not met expectations. The continued failure of the Company's exploration activities would have a material adverse effect on the Company's future results of operations and financial condition. To date, the Company has drilled 27 wells, of which 15 were productive. See "Business and Properties--Drilling Activity."

UNCERTAINTY OF ESTIMATES OF OIL AND GAS RESERVES

    This Proxy Statement contains estimates of the Company's proved oil and gas reserves and the estimated future net revenues therefrom based upon the Company's estimates that rely upon various assumptions, including assumptions required by the Commission as to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. As a result, such estimates are inherently imprecise. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from the Company's estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves set forth in this Proxy Statement. In addition, the Company's proved reserves may be subject to downward or upward revision based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors, many of which are beyond the Company's control. Actual production, revenues, taxes, development expenditures and operating expenses with respect to the Company's reserves will likely vary from the estimates used, and such variances may be material.

    Approximately 93.94% of the Company's total proved reserves at December 31, 1997 were undeveloped, which are by their nature less certain. Recovery of such reserves will require significant capital expenditures and successful drilling operations. The reserve data set forth in this Proxy Statement assumes that substantial capital expenditures by the Company will be required to develop such reserves. Although cost and reserve estimates attributable to the Company's oil and gas reserves have been prepared in accordance with industry standards, no assurance can be given that the estimated costs are accurate, that development will occur as scheduled or that the results will be as estimated. See "Business and Properties--Oil and Gas Reserves."

    The present value of future net revenues referred to in this Proxy Statement should not be construed as the current market value of the estimated oil and gas reserves attributable to the Company's properties. In accordance with applicable Commission requirements, the estimated future net cash flows from proved reserves generally are based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by increases in consumption by gas purchasers and changes in governmental regulations or taxation. The timing of actual future net cash flows from proved reserves, and thus their actual present value, will be affected by the timing of both the production and the incurrence of expenses in connection with the development and production of oil and gas properties. In addition, the 10% discount factor, which the Commission requires to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Company or the oil and gas industry in general.

RESERVE REPLACEMENT

    The Company's future success depends upon its ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. Unless the Company replaces its estimated proved reserves (through development, exploration or acquisition), the Company's proved reserves generally will decline as they are produced.

    Exploratory drilling and, to a lesser extent, development drilling involve a high degree of risk that no commercial production will be obtained or that the production will be insufficient to recover drilling and completion costs. The costs of drilling, completing and operating wells are uncertain. The Company's drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs.

    The Company's current strategy includes increasing its reserve base through acquisitions of leaseholds with drilling potential and by continuing to exploit its existing properties. There can be no assurance, however, that the Company's exploration and development projects will result in significant additional reserves or that the Company will have continuing success drilling productive wells at economically viable costs. Furthermore, while the Company's revenues may increase if prevailing oil and gas prices increase significantly, the Company's finding costs for additional reserves could also increase. For a discussion of the Company's reserves, see "Business and Properties--Oil and Gas Reserves."

OPERATING HAZARDS AND UNINSURED RISKS; PRODUCTION CURTAILMENTS

    Oil and gas drilling and production activities are subject to numerous risks, many of which are beyond the Company's control. These risks include the risk that no commercially productive oil or natural gas reservoirs will be encountered, that operations may be curtailed, delayed or canceled and that title problems, compliance with governmental requirements, mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment may limit the Company's ability to market its production. There can be no assurance that new wells the Company drills will be productive or that the Company will recover all or any portion of its investment. Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells, but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. In addition, the Company's properties may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties.

    Industry operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. Additionally, many of the Company's oil and gas operations are located in an area that is subject to tropical weather disturbances, some of which can be severe enough to cause substantial damage to facilities and possibly interrupt production. In accordance with customary industry practice, the Company maintains insurance against some, but not all, of the risks described above. There can be no assurance that any insurance will be adequate to cover losses or liabilities. The Company cannot predict the continued availability of insurance at premium levels that justify its purchase. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on the financial condition and results of operations of the Company.

    From time to time, due primarily to contract terms, pipeline interruptions or weather conditions, the producing wells in which the Company owns an interest may be subject to production curtailments. The curtailments may vary from a few days to several months. In most cases the Company will be provided only limited notice as to when production will be curtailed and the duration of such curtailments. The Company is currently not curtailed on any of its production.

GOVERNMENTAL REGULATION

    Oil and gas operations are subject to various United States federal, state and local governmental regulations that change from time to time in response to economic or political conditions. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. In addition, the production, handling, storage, transportation and disposal of oil and gas, by-products thereof and other substances and materials produced or used in connection with oil and gas operations are subject to regulation under federal, state and local laws and regulations primarily relating to protection of human health and the environment. The Company also may be subject to substantial clean-up costs for any toxic or hazardous substance that may exist under any of its current properties or properties that it has operated in the past. To date, expenditures related to complying with these laws and for remediation of existing environmental contamination have not been significant in relation to the results of operations of the Company.

    Although the Company believes it is in substantial compliance with all applicable laws and regulations, the requirements imposed by such laws and regulations are frequently changed and subject to interpretation. In addition, the recent trend toward stricter standards in environmental legislation and regulation is likely to continue. For instance, legislation has been proposed in Congress form time to time that would reclassify certain crude oil and natural gas exploration and production wastes as "hazardous wastes", which would make the reclassified wastes subject to much more stringent handling, disposal and clean-up requirements. If such legislation were to be enacted, it could have a significant impact on the Company's operating costs, as well as the oil and gas industry in general. The Company could incur substantial costs to comply with environmental laws and regulations, and the Company is unable to predict the ultimate cost of compliance with these requirements or their effect on its production. See "Business and Properties-- Regulation."

TITLE DEFECTS

    Title to the Company's oil and gas leases, including those contained in the Esenjay Assets and Aspect Assets, will not be examined until drill sites are selected. Although title will be examined before drilling on a site commences, as is customary in the industry, the Company does not intend to purchase title insurance, and there can be no assurance that losses relating to any lease will not result from title defects, defects in the assignment of leasehold rights or prior encumbrances. See "Business and Properties--Title to Properties."

COMPETITION FOR GAS AND OIL LEASES AND SEISMIC PERMITS

    Substantial competition exists for gas and oil leases and there can be no assurance the Company will be able to acquire the gas and oil leases it seeks. Similar competition exists for seismic permits without which 2-D and 3-D seismic surveys cannot be conducted. There can be no assurance that the Company can obtain the permits necessary to conduct seismic surveys it may desire to conduct. The seismic permitting risk can be greater in the State of Louisiana, where current law requires permits from owners of at least an undivided 80% interest in each tract over which a seismic survey is proposed to be conducted. See "Business and Properties--Competition."

COMPETITION

    The Company operates in a highly competitive environment. The Company competes with major integrated and independent gas and oil companies for the acquisition of desirable gas and oil properties and leases, for the equipment and labor required to develop and operate such properties, and in the marketing of natural gas to end-users. Many of these competitors have financial and other resources substantially greater than those of the Company. In addition, many of the Company's larger competitors may be better able to respond to factors that affect the demand for oil and natural gas production, such as changes in worldwide oil and natural gas prices and levels of production, the cost and availability of alternative fuels and the application of government regulations. The Company also competes in attracting and retaining technical personnel, including geologists, geophysicists and other specialists. Although the Company believes that the technical staff to be provided by Esenjay after consummation of the Acquisitions will enhance the Company's professional staff, there can be no assurance that the Company will be able to attract or retain technical personnel in the future. See "Business and Properties--Competition."

DIVIDEND POLICY--COMMON STOCK

    The Company does not currently pay cash dividends on its Common Stock and does not anticipate paying dividends in the near future. The Company is restricted under the terms of the Credit Agreement from making distributions of any type with respect to any class of its capital stock unless it meets certain financial requirements (the "Restricted Payment Tests"), including the maintenance of a current ratio of not less than 1.1:1 and maintenance of tangible net worth in excess of $5,000,000, after giving effect to the proposed distribution. The Company currently does not meet all of the Restricted Payment Tests and, unless it receives a waiver from such tests, is restricted under the terms of the Credit Agreement from making any dividend payments or other distribution with respect to any class of its capital stock.

DEPENDENCE ON KEY PERSONNEL

    The Company's business is dependent upon the performance of certain of its executive officers. The Company has not entered into employment agreements with these executive officers. There can be no assurance that the Company will be able to enter into any such employment agreements or otherwise to retain such officers.

SHARES ELIGIBLE FOR FUTURE SALE


    As of April 1, 1998, the Company had a total of 1,655,985 shares of Common Stock outstanding after giving effect to the Reverse Split. Of these shares, 1,429,990 shares are freely transferable by persons other than affiliates, as defined in regulations under the Securities Act, without restriction or further registration under the Securities Act. The remaining 225,985 shares of Common Stock outstanding are "Restricted Securities" within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act, unless an exemption from registration is available, including the exemption provided by Rule 144. Under Rule 144 as currently in effect, all such shares are currently eligible for sale, subject to certain volume limitations and restrictions on the manner of sale.



    If the Acquisition Agreement is approved, the Company will issue up to 10,106,700 shares of Common Stock to Esenjay and Aspect or its assigns as consideration for the Esenjay Assets and the Aspect Assets. Such shares, which will constitute approximately 85.92% of all of the issued and outstanding Common Stock, will be Restricted Securities. Esenjay and Aspect have registration rights pursuant to which the Company will file a registration statement with respect to the Common Stock to be issued in the Acquisitions. Such registration statement is anticipated to be filed promptly after the Special Meeting. Although Esenjay and Aspect will be able to resell the Common Stock issued to them pursuant to the Acquisition Agreement upon the effectiveness of such registration statement, both Esenjay and Aspect have indicated to the Company that they have no present intention to do so.



    Approximately 1,596,738 shares of Common Stock are issuable upon the exercise of existing options and warrants or the conversion of convertible securities. Of such shares, 50,000 are issuable on exercise of warrants with a conversion price of $3.00 per share issued to Esenjay, Aspect and an affiliate of GBI in connection with the Initial Bridge Facility and the New Credit Facility. In addition (i) 28,620 shares are issuable upon conversion of the Company's Preferred Stock, which will be called for redemption upon the closing of the Acquisitions; (ii) 291,667 shares are issuable upon conversion of the Company's Series A Warrants at a conversion price of $36.00 per share; (iii) 776,250 shares are issuable upon conversion of the Company's Series B Warrants at a conversion price of $12.15 per share; (iv) 193,334 shares are issuable upon exercise of warrants issued to underwriters in certain of the Company's previous equity offerings at exercise prices ranging from $12.15 per share to $34.50 per share; and (v) 150,000 shares are issuable upon the exercise of additional outstanding warrants with exercise prices ranging from $8.82 to $24.00 per share. All of such shares have been or will be registered for resale pursuant to registration rights agreements.


    The sale of a material number of the shares of Common Stock eligible for resale without restriction in the public markets or that will be eligible for resale without restriction upon registration pursuant to applicable registration rights agreements could have a material adverse effect on the trading price of the Company's Common Stock.

YEAR 2000 COMPLIANCE

    The Company has recognized the need to ensure its systems, equipment and operations will not be adversely impacted by the change to the calendar year 2000. As such, the Company operates on an internally designed software package that is compliant with the year 2000. The Company is attempting to identify other potential areas of risk and has begun addressing these in its planning, purchasing and daily operations. The total costs of connecting all internal systems, equipment and operations to the year 2000 has not been fully quantified, but it is not expected to be a material cost to the Company. However, no estimates can be made as to the potential adverse impact resulting from the failure of third party service providers and vendors to prepare for the year 2000. However, if any interruptions occur, they may have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, there can be no assurance that the Company's customers and suppliers are or will be year 2000 compliant. The failure of the Company's customers and suppliers to achieve year 2000 compliance could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.


DISCRETIONARY ISSUANCE; ANTI-TAKEOVER PROVISIONS

    The Company's Certificate of Incorporation (the "Certificate of Incorporation") authorizes the issuance of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of holders of the Common Stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and, thereby, prevent shareholders from receiving the maximum value for their shares. Although the Company has no present intention to issue any preferred stock, there can be no assurance that the Company will not do so in the future.

    In addition to the provision for the issuance of preferred stock, the Company's Certificate of Incorporation and Bylaws include several other provisions that may have the effect of inhibiting a change of control of the Company. These include a classified Board of Directors, no shareholder action by written consent and advance notice requirements for shareholder proposals and director nominations. These provisions may discourage a party from making a tender offer for or otherwise attempting to obtain control of the Company. Moreover, as an Oklahoma corporation, the Company is subject to the provisions of the Oklahoma General Corporation Act that could make it difficult or tend to discourage attempts to acquire the Company. The Oklahoma Takeover Disclosure Act includes provisions that are intended to encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Company's Board of Directors rather than pursue non-negotiated takeover attempts. Similar provisions exist under the Delaware General Corporation Law, and will be applicable to the Company if the Reincorporation is approved. See "The Reincorporation--Differences Between Oklahoma and Delaware Corporation Laws."

LIMITED LIABILITY OF DIRECTORS; INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation, as permitted by the OGCA, eliminates in some circumstances the monetary liability of the Company's Directors for breach of their fiduciary duty as directors. In those circumstances the Company's Directors will not be liable to the Company or its shareholders for breach of such duty. The Company's Certificate of Incorporation also provides that the Company shall indemnify its Directors and officers to the full extent permitted by the OGCA. Similar provisions will remain applicable to the Company if the Reincorporation is approved and the Company reincorporates in Delaware. See "The Reincorporation--Differences Between Oklahoma and Delaware Corporation Laws."

                                  THE MEETING

DATE, TIME AND PLACE

    The Special Meeting is scheduled to be held at One Allen Center, Suite 2920, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time, on May 14, 1998.

PURPOSES OF THE MEETING


    The purposes of the Special Meeting are to (i) approve the Acquisition Agreement, (ii) approve the Reverse Split, (iii) approve the Reincorporation,
(iv) elect seven new directors contingent upon consummation of the Acquisition Agreement and (v) transact such other business as may properly come before the Special Meeting or any adjournment thereof.


VOTES REQUIRED

    Approval of the Reverse Split and the Reincorporation requires the vote of a majority of the issued and outstanding shares of the Company's Common Stock. Approval of the Acquisition Agreement requires the affirmative vote of a majority of the shares present at the Special Meeting. The election of directors requires a vote of a plurality of the shares present and voting at the Special Meeting.


    Since the proposals to adopt the Reverse Split and the Reincorporation require the affirmative vote of a majority of the shares entitled to vote, as opposed to a percentage of the issued and outstanding shares entitled to vote that are present at the Special Meeting, the failure to vote in person or by proxy, as well as any abstention or broker non-vote, will have the same effect as a vote against the Reverse Split and the Reincorporation and, thus, as a vote against the Acquisition Agreement, since approval of the Reverse Split is required to consummate the Acquisitions. However, if approved, the Reverse Split will take effect even if the Acquisition Agreement and the Reincorporation are not approved, and even if the nominees for director set forth herein are not elected. In addition, if the Acquisition Agreement and the Reverse Split are approved, the directors elected at the Special Meeting will take office even if the Reincorporation is not approved.


VOTING OF PROXIES

    Shares of Common Stock represented by executed, written proxies received at or before the Special Meeting, and which thereafter have not been properly revoked as described below, will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, such proxies will be voted for approval of the (i) Acquisition Agreement, (ii) Reverse Split, (iii) Reincorporation and (iv) election of the nominees for directors identified in this Proxy Statement. The proxy holder will use his discretion as to any other matters that may properly come before the Special Meeting.

REVOCABILITY OF PROXIES

    Any shareholder giving a proxy has the power to revoke it at any time before it is exercised, by delivering to the Secretary of the Company at its principal executive office located at One Allen Center, Suite 2920, Houston, Texas 77002, a written notice of revocation or other duly executed proxy bearing a later date. A shareholder also may revoke his proxy by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy.

RECORD DATE, VOTING, SHARE OWNERSHIP AND QUORUM

    Only holders of record of Common Stock at the close of business on April 1, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. Each share of Common Stock is entitled to one vote. On the Record Date there were outstanding and entitled to vote 9,935,906 shares of Common Stock before giving effect to the Reverse Split.

    The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the Special Meeting. A proxy, if received in time for voting and not revoked, will be voted at the Special Meeting in accordance with the instructions contained therein.

    Votes cast at the Special Meeting will be tabulated by a duly appointed inspector of election or by the chairman of the Special Meeting. The inspector or the chairman will treat shares represented by a properly signed and returned proxy as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector or the chairman will treat shares represented by "broker non-votes" as present for purposes of determining a quorum, although such shares will not be voted on any matter for which the record holder of such shares lacks authority to act. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners of persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has otherwise notified the Company that it does not have authority to vote such shares on that matter.

SOLICITATION OF PROXIES

    The solicitation of proxies for the Special Meeting may be made in person or by mail, telephone, telecopy or telegram. In addition, the Company's directors, officers and employees may solicit proxies from shareholders by any of the foregoing methods. The Company will bear the costs of soliciting proxies for the Special Meeting.

                                THE ACQUISITIONS

GENERAL


    The Acquisition Agreement provides for the acquisition of the Esenjay Assets and the Aspect Assets in exchange for up to 10,106,700 shares of Common Stock. Upon consummation of the Acquisitions, Esenjay will own approximately 44% of the post-closing outstanding Common Stock and Aspect (or its assigns) will own approximately 42% of the post-closing outstanding Common Stock. The Acquisitions are intended to qualify as tax-free exchanges under Section 351 of the Internal Revenue Code. See "--Certain Federal Income Tax Consequences." After consummation of the Acquisitions, the Company will continue its operations under the name Esenjay Exploration, Inc.


THE ACQUIRED ASSETS


    The Esenjay Assets and Aspect Assets include interests in 28 exploration projects located primarily along the Texas Gulf Coast. Through December 31, 1997, Esenjay and Aspect had incurred historical exploration and development costs of $15,563,458 on the Esenjay Assets and the Aspect Assets. These costs include costs associated with leasehold acquisitions, geological and geophysical analysis, delay rentals and dry hole costs. Most of the projects have been, are being, or will be enhanced with 3-D seismic data and CAEX technologies. The 3-D seismic data acquired will, when complete, cover approximately 1,500 square miles. Cornerstone has delivered to the Company an opinion that estimates the fair market value of the Esenjay Assets and the Aspect Assets to be approximately $54.2 million. See "--Opinion of Cornerstone Ventures, L.P."



    Set forth below is a description of the Esenjay Assets and the Aspect Assets. The amounts specified for the interests in the projects and gross acreage of each project in the descriptions set forth below were determined as of the date of this Proxy Statement. The acreage figures are estimates only, due to the ongoing daily process of acquiring, evaluating and releasing acreage. Therefore, the acreage figures set forth below may not reflect the actual acreage acquired upon closing of the Acquisitions. Acreage data and estimates of drilling and completion costs set forth below are gross amounts and are not net to the Company's interests in the related projects. In addition, predictions of well costs are estimates only, and actual costs may vary based on down hole conditions and costs for drilling rigs at the time of drilling, among other factors. In prospects where 3-D seismic surveys are not yet shot, processed and interpreted, such data may, when available, enhance or condemn previously identified prospects or leads.



    The Effective Date of the Acquisitions is November 1, 1997. On the Effective Date, none of the Esenjay Assets or Aspect Assets contained any producing properties. Since the Effective Date, however, Esenjay and Aspect have drilled or are drilling eight wells that will be for the Company's account if the Acquisitions are consummated. Of these wells, four have been completed or are awaiting completion; one has encountered pays which are behind pipe while deeper zones are being penetrated; two wells are still drilling; and one well was a dry hole.


    Many of the projects to be acquired in the Acquisitions have independent third parties as working interest owners based upon who owns leases, who elects to participate in drilling, industry trades and other factors. Of the interests acquired from Esenjay and Aspect, Esenjay will deliver over 90% of its interests to the Company and retain the balance, and Aspect will deliver interests ranging from 50% to 75% in most of the remaining projects. Esenjay and Aspect will be responsible for their pro rata costs attributable to their retained interests.

    Esenjay Assets and Aspect Assets will constitute the Company's core exploration areas, which are the Downdip Frio, Wilcox, and Texas Hackberry Core Areas. Also included are Seed Projects (which are early stage exploration areas that may develop into new core project areas) and Non Core Projects, which are individual projects that are not presently expected to be further expanded.

    DOWNDIP FRIO CORE AREA PROJECTS


    The Downdip Frio Core Area generally lies in the Middle Texas Gulf Coast where the Company believes Frio targets exist at moderate depths. The Company believes that the ability to seismically detect the presence of gas is likely in a number of these projects, especially in the shallower portions of the Frio section. Deeper high potential Vicksburg sands are possible targets in several of the projects.



    BIG GAS SAND PROJECT. The Company will acquire from Aspect a 22.5% interest in this 3-D seismic project, which consists of approximately 24,700 gross acres of leases and options in Galveston County, Texas. Portions of this acreage lie within two miles of TransTexas Gas Corp.'s recent Vicksburg discovery that has announced flowing test rates of 75 million cubic feet of gas and 11,000 bbls of condensate per day. Fields in the area have produced over 700 Bcf of gas and 100 million bbls of oil. The primary geological areas the Company has identified for potential drilling are the Frio and Vicksburg sands. An onshore seismic survey is scheduled for mid-1998. The estimated cost to drill and complete a shallow well is approximately $900,000 with deeper wells costing over $3.5 million.



    BLESSING PROJECT. The Company will acquire from Aspect and Esenjay an aggregate 24% interest in this project, which consists of approximately 10,000 gross acres of leases and options under 22 square miles of 3-D seismic coverage in Matagorda County, Texas. Fields in the area have produced over 300 Bcf of gas and 15 million bbls of oil. A 3-D seismic survey was conducted in conjunction with the Tidehaven 3-D shoot. See "--Tidehaven Project". The Company has generated several upper Frio prospect leads from this 3-D data set. An upper Frio Sands well has been drilled in which the Company will own a working interest if the Acquisitions are consummated. The deepest pay zone is currently being flow tested at a rate exceeding two million cubic feet of gas and 35 bbls of condensate per day. The Company believes other pay zones exist up-hole and are behind pipe. Before drilling an additional interest was acquired in the well, which will bring the Company's total interest in the well to 37.5%. The estimated costs of drilling and completing a shallow well in this project area are approximately $550,000. The costs of completing a deep well are approximately $1.3 million.



    TIDEHAVEN PROJECT. The Company will acquire from Aspect and Esenjay an aggregate 40.5% interest in this project, which consists of leases and options covering over 7,000 gross acres in Matagorda County, Texas. Fields in the area have produced approximately 48 Bcf of gas and five million bbls of oil. The Company believes the Tidehaven Field, which is inside the project area, has multiple Frio potential pay sands down to 12,000 feet. A series of known field pays and multiple fault blocks made this structure a 3-D seismic candidate. Initial interpretation of the 28 square mile 3-D seismic data set is nearly complete. Drilling has commenced on a well in which the Company will own a working interest if the Acquisitions are consummated. The estimated costs of drilling and completing wells in this project range from approximately $550,000 to $1.5 million, depending upon depth.


    EL MATON PROJECT. The Company will acquire from Aspect and Esenjay an aggregate 46.5% interest in this project, which consists of leases and options covering approximately 10,000 gross acres in Matagorda County, Texas. Fields in the area have produced over 50 Bcf of gas plus associated condensate. A 29 square mile 3-D seismic survey was started in late May 1997 as an extension of the Tidehaven shoot. This seismic survey has been completed and is in the interpretation phase. The geologic setting and target zones are the same as for Tidehaven. The Company believes that the information obtained at Tidehaven will benefit the El Maton project. Several prospect leads have been identified. The estimated costs of drilling and completing a well in this project area are the similar to that of Tidehaven.

    MIDFIELD PROJECT. The Company will acquire from Aspect and Esenjay an aggregate 37.5% interest in this project, which consists of leases and options covering approximately 4,300 gross acres in Matagorda County, Texas. Fields in the area have produced approximately 90 Bcf of gas and 10 million bbls of oil. The project is an extension of the Tidehaven, Blessing and El Maton 3-D seismic shoots. All four of these 3-D seismic surveys have been merged. The Midfield Project is adjacent to, and up basin from, the El Maton

Project. The geologic setting and target zones are similar to Tidehaven. Initial data interpretation on a 21 square mile 3-D seismic survey over this acreage has been disappointing for the zones that have historically been productive in the area; however, the data has revealed two potential shallow drilling locations. These locations require additional development before drilling can be scheduled. The estimated cost of drilling and completing a well at these locations is approximately $550,000.



    MATAGORDA I PROJECT. The Company will acquire from Esenjay a 74% interest in this project, which consists of approximately 9,500 gross acres of lease options in Matagorda County, Texas. Four previously drilled shallow wells have produced in excess of 850,000 bbls of oil within this acreage block. Review of existing 2-D seismic data suggests to the Company that several undrilled fault segments may exist. The Company believes that deeper sand objectives have not been adequately tested. A 3-D seismic survey is scheduled for mid-year 1998 as part of an adjacent project. See "--Matagorda II Project". The estimated cost to drill and complete a shallow well in this project is approximately $550,000, with deeper wells costing approximately $1.3 million.



    MATAGORDA II PROJECT. The Company will acquire from Esenjay a 66% interest in this project, which consists of approximately 7,500 gross acres of lease options in Matagorda County, Texas. Fields in the project areas have produced approximately 40 Bcf of gas and three million bbls of oil. A 1,000 acre wildcat prospect for the entire package of Tex Miss sands. In addition, two exploitation/development prospects have been generated within the project area and are scheduled for a 3-D seismic survey mid-year 1998. The Matagorda II 3-D seismic shoot will be completed in conjunction with the Matagorda I Project. The estimated cost to drill and complete a shallow well is approximately $550,000 with deeper wells costing approximately $1.3 million.



    SOUTHWEST PHEASANT PROJECT. The Company will acquire from Aspect a 75% interest in this project, which consists of 10,000 gross acres of lease options in Matagorda County, Texas. Fields in the area have produced approximately 70 Bcf of gas and 3.8 million bbls of oil. The primary target objectives are the middle and lower Frio sands. A portion of the project area is covered by an old Mobil 3-D seismic survey that has been reprocessed and reinterpreted. The Company has identified several shallow prospects. Interpretation of deeper formations is not yet complete. The estimated cost to drill and complete a shallow well is approximately $550,000 with deeper wells costing approximately $1.3 million.


    GERONIMO PROJECT. The Company will acquire from Esenjay a 20% interest in this project, which consists of approximately 6,700 gross acres of leases and options in San Patricio County, Texas. Historical production from Frio sands within the 3-D seismic survey area is over 300 Bcf of gas and 15 million barrels of condensate. A 76 square mile 3-D seismic survey has been shot,and the Company has identified several prospective drillsites, three of which have already been drilled. The first two preceded the Acquisition Agreement and were drilled by Esenjay. Both resulted in successful completions. The third well was drilled after the effective date of the Acquisition Agreement and will be for the Company's account if the Acquisitions are consummated. The well is currently being completed in one of two potential pay sands, and is currently flowing at a rate of approximately 60 bbls of oil and 120 Mcfgd. A deep Vicksburg test well is currently scheduled to be drilled in 1998. The estimated cost of drilling and completing wells in this project area is approximately $600,000 for a shallow well and approximately $1.2 million for an intermediate depth well, with deeper Vicksburg wells costing over $4 million.


    HOUSTON ENDOWMENT PROJECT. The Company will acquire from Aspect and Esenjay an aggregate 27% interest in this project, which consists of approximately 12,700 gross acres of leases and options in San Patricio and Aransas Counties, Texas. The Company believes the leasehold has significant potential in many zones, as approximately 20 reservoirs are productive along the trend. A 50 square mile 3-D seismic survey has been acquired. Esenjay drilled one dry hole within the project area before execution of the Acquisition Agreement. The Company believes the dry hole provided subsurface data that has set up an updip location to be drilled. The Company plans to drill two wells within the project area in 1998. One of the wells will be drilled to test the shallower sands. The second well will test deeper formations.

Additionally several shallow and deep prospects remain to be drilled. The estimated cost of drilling and completing a shallow well in this project is approximately $700,000, with deeper wells costing approximately $1.3 million.


    WOLF POINT PROJECT. The Company will acquire from Aspect and Esenjay an aggregate 45.5% interest in this project, which consists of approximately 1,200 gross acres of state leases in Calhoun County, Texas. Fields in the area have produced approximately 35 Bcf of gas and six million bbls of oil. Esenjay drilled and completed five successful wells within the 3-D seismic survey area before the Effective Date of the Acquisitions. The prospects require directional drilling. The Company believes this project has multiple Frio pay potential from 7,000 to 9,000 feet, all normally pressured. Known field pays from this area are from the 7,200 foot Frio, 7,500 foot Frio, 7,700 foot Frio, Broughton, Oats, Upper Middle and Lower Melbourne sands. Additional geophysical interpretation is being conducted in an attempt to identify direct hydrocarbon indicators. The Company has delineated several potential drill sites. The estimated cost to drill and complete a well in this project area is approximately $900,000.


    SHERIFF FIELD AREA PROJECT. The Company will acquire from Aspect a 75% interest in this project, which consists of approximately 54,000 gross acres of lease options in Calhoun County, Texas. The Company believes this area is lightly explored for part of the Lower Frio and Vicksburg formations southwest of Lavaca Bay. An independent oil company has offered to purchase this acreage block, which has not yet been shot with 3-D seismic. This sale would net the Company approximately $1.2 million if consummated.


    WEST JEFFCO PROJECT. The Company will acquire from Aspect a 45% interest in this project, which contains 13,500 gross acres of lease options in Jefferson County, Texas. Fields in the area have produced approximately 30 Bcf of gas and six million barrels of oil. Numerous prospect leads have been generated within the area via log shows, detailed structural mapping and 2-D seismic data. Deep exploration zones also are targeted. Before drilling, the Company plans to shoot a 3-D seismic survey that is scheduled to start in the third quarter of 1998. The estimated cost of drilling and completing a shallow well is approximately $650,000 with deeper wells costing approximately $1.6 million.


    LA ROSA PROJECT. The Company will acquire from Esenjay an 8% interest in this project, which consists of approximately 7,700 gross acres of leases and options in Refugio County, Texas. The La Rosa Field (which is within the project area) has produced in excess of 15 million bbls of oil and 170 Bcf of gas. A 25 square mile 3-D seismic shoot has been acquired and interpreted. The Company believes the prospective targets are multipay Frio with the upside of the project being the wildcat potential of the Vicksburg. Two wells have been drilled since the Effective Date of the Acquisition Agreement that will be for the account of the Company if the Acquisitions are consummated. One of these wells has been completed as a Frio sands producer and is awaiting a pipeline connection, and the other well was a dry hole. The estimated cost of drilling and completing a Frio sands well in this project area is approximately $450,000.


    PILEDRIVER PROJECT. The Company will acquire from Aspect and Esenjay an aggregate 62.5% interest in this project, which consists of 640 gross acres of leases located in Chambers County, Texas. Fields in the area have produced approximately 260 Bcf of gas and 17 million bbls of oil. The objectives are two Frio sands. One of these target sands had what the Company believes to be a significant gas test at the top of the sand in a well that it believes is down dip to Esenjay's acreage. A recent 3-D seismic survey has been conducted by Western Geophysical. The Company intends to acquire and interpret 3-D seismic data over the project area before making any drilling decisions. The estimated cost of drilling and completing a well is approximately $1.85 million.

    WILCOX CORE AREA PROJECTS


    The Company has delineated an area it believes to be highly prospective for Wilcox sand exploration in several counties in the Middle Texas Gulf Coast. These reservoirs are believed to exist at moderate depths and the Company believes that it has the ability to seismically detect the presence of gas in the primary zones of interest. Shallower targets are also generally present throughout the area.



    HALL RANCH PROJECT. The Company will acquire from Aspect and Esenjay an aggregate 40.5% interest in this project, which consists of leases and options covering approximately 7,500 gross acres under a 57 square mile 3-D seismic survey in Karnes County, Texas. Fields in the area have produced approximately 250 Bcf of gas and over 20 million bbls of oil. The Company believes the Hall Ranch area is on an under-explored ridge on trend with several producing fields. Multiple potential pay zones in four expanded fault blocks have been delineated in the Wilcox sands from approximately 8,000 to 17,000 feet. Known field pays are from Wilcox reservoirs in the Migura, Roeder, Bunger, Hackney, Middle Wilcox L series sands, and the Upper Wilcox. The Company has delineated several potential drill sites. Drilling has commenced on a deep well in which the Company will own a working interest if the Acquisitions are consummated. Based upon review of electrical logs, the Company believes this well has discovered a field in the First Roeder. Casing has been run to protect this zone. Because of the advantageous structural position encountered at the First Roeder formation and an attractive acreage position, the Company has decided to drill the well deeper to test additional Wilcox zones. This well was drilled at a location in which the Company will own a 20.25% working interest if the Acquisitions are consummated. The Company will own a 40.5% interest in the offset locations. Estimated drilling and completed well costs in the project area range from approximately $270,000 to $600,000 for shallow wells, while wells completed in the deep zones (to 12,500 feet) cost approximately $2 million.


    HORDES CREEK PROJECT. The Company will acquire from Aspect and Esenjay an aggregate 40.5% interest in this project, which contains leases and options on approximately 8,300 gross acres located in Goliad County, Texas. The Company believes Hordes Creek has potential in the Miocene, Frio, Yegua, and the Upper, Middle, and Lower Wilcox. The targeted feature has produced approximately 100 Bcf of gas to date from fields in the project area. Preliminary migrated 3-D seismic data covering 25 square miles is being interpreted, and the Company has identified five potential drilling locations. The Company currently is attempting to delineate additional prospect leads from this data set. Drilling has commenced on a well in which the Company will own a working interest if the Acquisitions are consummated. The estimated cost of drilling and completing a 9,500 foot well in the project area is approximately $800,000.


    MIKESKA PROJECT. The Company will acquire from Aspect and Esenjay an aggregate 38% interest in this project, which consists of leases covering approximately 8,200 gross acres located in Live Oak County, Texas. Fields in the area have produced approximately 200 Bcf of gas and two million bbls of oil. The Company believes that this exploration play is characterized by excellent reservoir rock in the Wilcox. Multiple pay potential exists from 8,500 feet to at least 16,000 feet. This portion of the Wilcox trend contains known pays from the Hockley, four Queen City sands, four Slick sands, six Luling sands, three Tom Lyne sands and three to five House sands. A 31 square mile 3-D seismic survey has been shot and the data is being interpreted. The Company has identified several drill sites. A well has been drilled and is currently waiting to be completed in which the Company will own a working interest if the Acquisitions are consummated. The estimated cost to drill and complete a shallow well is $800,000 with deeper wells costing approximately $1.4 million.


    DUVAL, MCMULLEN PROJECT. The Company will acquire from Esenjay a 90% interest in this project, which consists of approximately 2,000 gross and net acres of options in Duval and McMullen Counties, Texas. A field that has produced approximately one half trillion cubic feet of gas is adjacent to this acreage. Immediate plans are to acquire a one year old proprietary 3-D seismic survey and interpret the 3-D seismic data before drilling. Drilled and completed well costs are estimated to be approximately $800,000 for shallow wells (the bulk of the area production has come from these shallower field pays) with deeper wells costing approximately $1.2 million.

    TEXAS HACKBERRY CORE AREA PROJECTS


    The Texas Hackberry embayment is a core area in Jefferson and Orange Counties, Texas, which the Company believes offers drilling opportunities in Hackberry (Frio) formations, as well as shallow Miocene and deeper Vicksburg sands. The Company believes it has the ability to seismically detect the presence of hydrocarbons in certain formations in this area. Aspect, Esenjay, and other industry players have participated in over 20 new field discoveries delineated via 3-D seismic data in the Texas and Louisiana portion of this historically very difficult geologically to understand province.



    LOX B PROJECT. The Company will acquire from Aspect a 25% interest in this project, which consists of 11,700 gross acres of leases and options in Jefferson County, Texas. Fields in the area have produced approximately 140 Bcf of gas and 17 million bbls of oil. The primary objectives of this project are the Hackberry and Vicksburg formations. The acreage has been evaluated with 71 square miles of 3-D seismically data. The Company believes it has identified several potential prospects through the use of seismicly detected hydrocarbon indicators. The 3-D seismic survey has been merged with the West Port Acres data, and will ultimately be merged with the Big Hill/Stowell and East Jeffco 3-D seismic surveys described below. The first prospect will likely be drilled in mid-1998. The estimated cost of drilling and completing a Hackberry well in this project is approximately $900,000.


    WEST PORT ACRES PROJECT. The Company will acquire from Aspect a 12.5% interest in this project, on which 800 gross acres of leases in Jefferson County, Texas have been acquired and a 21 square mile 3-D seismic survey has been conducted. The Company believes it has identified analogous Hackberry fields within the survey area that have produced, on average, approximately one million bbls of oil and one Bcf of gas. The Company has identified several Hackberry prospects. The estimated cost to drill and complete a Hackberry well is approximately $1.5 million


    BIG HILL/STOWELL PROJECT. The Company will acquire from Aspect a 50% interest in this project, which consists of over 10,000 gross acres of leases and options in Jefferson County, Texas. Big Hill Field (which is within the project area) was discovered in 1941 and contains approximately 70 field segments recognized by the Texas Railroad Commission. Historical production in the area has exceeded 180 Bcf of gas and nine million bbls of oil. The initial seismic interpretation has been completed and the Company has generated several prospects, some of which are scheduled for 1998 drilling. The estimated cost to drill and complete a shallow well is approximately $700,000 with deeper wells costing approximately $1.5 million.



    EAST JEFFCO PROJECT. The Company will acquire from Aspect a 50% interest in this project, which consists of 24,000 gross acres of leases and options in Jefferson County, Texas. Fields in the area have produced approximately 350 Bcf of gas and 39 million bbls of oil. The Company is participating in a 65 square mile 3-D seismic survey that is scheduled for the second quarter of 1998, with Hackberry sands being the primary target. The Company believes additional potential exists in the shallow Frio and deeper Vicksburg formations. The estimated cost to drill and complete a Hackberry well ranges from approximately $1.0 million to $1.5 million.



    WEST BEAUMONT PROJECT. The Company will acquire from Aspect a 6.25% interest in this project, which consists of 11,200 gross acres of leases and options in Jefferson County, Texas. The project falls within an established Hackberry trend, which has experienced over 20 new field discoveries in the past year. A 22.5 square mile 3-D seismic survey has been received and will be interpreted by the Company. The estimated cost to drill and complete a Hackberry well is approximately $1.3 million.

    SEED PROJECTS

    WILLACY COUNTY PROJECT. The Company will acquire from Aspect and Esenjay an aggregate 78.875% interest in this project, which consists of approximately 10,200 gross acres of leases and options in Willacy County, Texas. Fields in the area have produced approximately 78 Bcf of gas and 2.5 million bbls of oil. This project includes separate geologic structures known by four different field names. The pre 3-D seismic geologic study of this area has identified six possible drilling locations. These locations were picked as a result of subsurface well correlation and production analysis. A 50 square mile 3-D seismic survey is scheduled to be shot in the third quarter of 1998. The estimated cost of drilling and completing a well in this project area is approximately $550,000.


    CANEY CREEK PROJECT. The Company will acquire from Aspect a 12.5% interest in this project, which consists of options and leases covering 21,000 gross acres in Matagorda and Wharton Counties, Texas. This project is near two Frio fields that together have produced approximately 2.4 trillion cubic feet of gas and 86 million bbls of oil. The project targets the Frio and Yegua reservoirs. A 32 square mile 3-D seismic survey has been conducted and the interpretation of the data should be finished by the end of 1998. The estimated cost to drill and complete a shallow well is approximately $700,000 with deeper wells costing approximately $2.0 million.



    EAST TEXAS PINNACLE REEF TREND PROJECT. Aspect and certain of its affiliates have licenses covering approximately 400 square miles of 3-D seismic data pertaining to the East Texas Cotton Valley Reef Trend. This seismic data is recently acquired and most of it is proprietary. Currently, there is no acreage position or defined drilling opportunity associated with this project. The Company intends to enter into a joint venture with Aspect or its affiliates to attempt to generate drillable prospects. The joint venture will, if consummated, be subject to the terms of any licensing or other agreements currently in effect.


    NON CORE PROJECTS


    THOMPSON CREEK PROJECT. The Company will acquire from Esenjay a 56% interest in this project, which consists of approximately 2,200 gross acres of leases and options in Wayne County, Mississippi. The Company has generated a prospect from subsurface and 2-D seismic data indicating multiple potential oil pays ranging from 7,000 feet to 17,000 feet in depth. However, the Company intends to acquire and interpret 3-D seismic data before commencing drilling. Approximately 12 square miles of full fold 3-D seismic data will be necessary to image the acreage position. A 3-D seismic survey is being conducted by a seismic vendor over this area and the processed data should be delivered in the third quarter of 1998. The estimated cost to drill and complete a 15,500 foot Cotton Valley well in this project is approximately $1.5 million.



    LIPSMACKER PROJECT. The Company will acquire from Aspect and Esenjay an aggregate 22% interest in this project, which consists of approximately 15,000 gross acres of leases and options in Choctaw, Alabama and Clarke Counties, Mississippi. Esenjay completed a 64 square mile 3-D seismic survey in the fall of 1996, and while several drilling locations were delineated, the results were generally disappointing. The Company believes there are two remaining drillable locations. The Company is unlikely to invest its own capital in drilling these wells unless new, favorable data becomes available. The estimated costs of drilling and completing a well in this project area are approximately $1.15 million.


BACKGROUND OF THE ACQUISITIONS

    In mid-1996, the Company refocused its activities from acquiring natural gas reserves principally in the Mid-Continent region of the United States to concentrate on exploration and related developmental drilling projects in Southern Louisiana and along the Gulf Coast region of Alabama, Mississippi and Texas. The Company's most significant interest in the Gulf Coast region is the Starboard Project, which is composed of a group of exploration prospects as well as undeveloped locations.

    During 1996 and the first six months of 1997, the Company's drilling activities, which were based primarily on 2-D seismic data, were unsuccessful. This unsuccessful drilling activity, along with an unexpected drop in production from the Company's Mobile Bay area wells, reduced the Company's cash and capital resources at the time the drilling phase of the Starboard Project was approaching. To address the Company's capital needs for the Starboard Project and other activities, the Board of Directors, at its meeting on August 12, 1997, directed management to look for potential assets to acquire in exchange for the Company's Common Stock, to identify and review potential business consolidation opportunities, identify potential partners to help fund the Company's proposed drilling activities on the Starboard Project and in other locations, and to consider any other avenues to strengthen the Company's capital resources and diversify its exploration opportunities. The Board also directed management to reduce overhead wherever prudently possible. The Company retained GBI as investment advisor to aid in achieving these objectives.

    To better position the Company to enter into a potential transaction, the Company called a special shareholders meeting to increase its authorized Common Stock from 20,000,000 to 40,000,000 shares. The Company's shareholders approved the increase on October 20, 1997. The Board also determined to not further extend any existing employment contracts with senior management, and to settle any deferred compensation liabilities with those individuals, to create more flexibility in pursuing all appropriate alternatives for strategic business consolidations. See "Management--Employment Agreements."

    The Company, in conjunction with GBI, began reviewing sources of capital and consolidation candidates, and where appropriate, entered preliminary discussions to identify those candidates that the Company considered most attractive and that had a similar interest in pursuing negotiations. GBI sourced and evaluated potential transactions. Weisser Johnson & Co., an investment banking firm, also was engaged to help the Company source potential transactions.

    The Company first contacted Alex Cranberg of Aspect in early September of 1997, and had its first meeting with Aspect on September 25, 1997. Preliminary discussions focused on the Company's proposed acquisition of certain Aspect assets along with some form of ongoing business alliance between the Company and Aspect. The discussions proceeded rapidly, and several meetings between the parties were held in Houston and Denver during September and October 1997. Management pursued parallel paths with other candidates with a goal of presenting an array of potential opportunities to its Board of Directors in November 1997.

    By the end of October, a transaction with Aspect had emerged as one of the Company's most attractive opportunities due to the geographic diversity Aspect's prospects could bring to the Company's exploration portfolio, and the talent of Aspect's technical and management staff that could potentially become allied with the Company. At least two major issues, however, precluded agreement to preliminary terms of a business combination with Aspect. One was a potential unacceptable tax liability for Aspect, and the other was the collective desire to strengthen the Company's full time exploration management team.

    The Company continued to pursue an array of potential capital sources and consolidation candidates throughout October and November 1997. In November, Mr. Cranberg identified Esenjay as a party whose assets would complement the Aspect Assets and the Company's existing asset portfolio. In addition, the Company's acquisition of the Aspect Assets and the Esenjay Assets in exchange for Common Stock would enable the parties to treat the transaction as a tax-free exchange under Section 351 of the Internal Revenue Code. Mr. Cranberg advised that Aspect had participated in several exploration projects with Esenjay, and that Esenjay's exploration and management talent could augment the Company's management team as well as the diversity of the geographically focused, technology enhanced, exploration projects.

    The Company agreed to pursue a potential transaction with Aspect and Esenjay. In November, Mr. Cranberg met with Esenjay to discuss a possible consolidation. During the week of November 10, 1997, several meetings and conversations were held among the Company, its investment advisors, Aspect and

Esenjay. After these meetings, the parties agreed that a potential acquisition by the Company of Esenjay's exploration project portfolio, portions of Aspects projects located in compatible locations, and a pooling of the Company's and Esenjay's management talents could create a strong project inventory and talent base comparable or superior to those of strong smaller-cap independent exploration companies.

    In November 1997, the Company concentrated on negotiating favorable terms with other likely strategic merger or consolidation candidates, with a goal of presenting several viable, substantive proposals to its Board before the end of the month. The Board met on November 24, 1997, at which time management and GBI reviewed the status of negotiations with Aspect and Esenjay, as well as other potential candidates. Since the potential opportunities were likely to result in changes in the Company's management, the Compensation Committee of the Board negotiated settlement terms with members of the Company's management whose contracts extended beyond December 31, 1997. The renegotiated employment contracts were designed to remove barriers to any potential Company consolidation opportunities. In addition, the Company entered into Incentive Agreements with certain members of its senior management to motivate such management members to negotiate and close a significant corporate transaction. See "Management--Employment Agreements."

    By this time, the basic structure of the primary terms now included in the Acquisition Agreement had been formulated. These included the identification of the assets to be acquired, management changes, including Michael E. Johnson assuming the position of President and Chief Executive Officer of the Company, the composition of the ongoing Board of Directors, and the basic economic terms of the Acquisitions. The Company's Board set another meeting for December 3, 1997, and directed management to advise all parties negotiating with the Company that all substantive proposals would be reviewed and compared at that meeting, and that the Board would likely authorize execution of a preliminary agreement with respect to the most attractive proposal at that time.

    In the nine days before the December 3, 1997 Board meeting, management focused its efforts on opportunities that could reach the point of a substantive presentation at the Board meeting. Management endeavored to finalize the optimal potential transaction terms with each candidate with which it was negotiating. GBI reviewed all of the proposals submitted by the transaction candidates, discussed those proposals with the candidates involved, and gave an oral report to the Company concerning its evaluation of each of the proposals.


    Four proposals were reduced to substantive written form before the meeting. The four candidates were the Aspect/Esenjay group, Coastal Production LLC, ("Coastal"), Middle Bay Oil Company, Inc. ("Middle Bay") and Reliance Resources PLC ("Reliance"). The Company determined that the Coastal proposal would not provide the Company with adequate capital and resources to pursue its business objectives, and as such, would at best have been a stop gap measure. The Company determined that the Middle Bay proposal would not provide the Company adequate value and upside to the Company's shareholders. The Reliance proposal was conceptional in nature, and subject to negotiation of many basic terms, as well as completion of due diligence. Due to the limited due diligence work Reliance conducted, the Company believed it was difficult to quantify the likelihood of achieving a tangible deal. In addition, the Company determined that a tangible proposal, if forthcoming, would be somewhat competitive with the proposal received from Aspect and Esenjay, and the Company's Board of Directors did not believe that the Reliance proposal would likely be superior due to the upside potential inherent in the Aspect/ Esenjay proposal.


    After review of all proposals, the Board reached the unanimous decision that the transaction with Aspect and Esenjay would create an entity with (i) the broadest, yet geographically focused, array of exploration opportunities, and
(ii) management and other elements in place that would create the greatest upside potential, combined with effective risk management, all pursuant to terms that the Board considered to be reasonable.

    The Board unanimously agreed that the transaction with Aspect and Esenjay was the best option for the Company's shareholders. At the meeting, the Board authorized management to enter a Memorandum of Agreement with Aspect and Esenjay pursuant to which the parties agreed to seek to negotiate a definitive agreement. This Memorandum of Agreement also required Aspect to lend the Company $1.8 million pursuant to the Initial Bridge Facility, and was subject to due diligence, receipt of an independent fairness opinion acceptable to the Board, and negotiation of definitive terms.

    The Company then began an intensive period during which the Initial Bridge Facility was negotiated, due diligence was conducted by each of the three parties to the Acquisition Agreement, and the terms and provisions of the Acquisition Agreement were negotiated. Related negotiated issues included the decision to redeem the Company's outstanding Preferred Stock, the proposed change of the Company's name to Esenjay Exploration, Inc., the change of the Company's state of incorporation from Oklahoma to Delaware, the registration rights relating to the Common Stock to be issued in exchange for the Esenjay Assets and the Aspect Assets, and numerous other details included in the Acquisition Agreement.

    The Company held another Board meeting on January 13, 1998, at which due diligence and valuation reports and the form of the Acquisition Agreement were presented by GBI and management and considered by the Board. After considering this analysis, the Board unanimously approved execution of the Acquisition Agreement. The Acquisition Agreement was executed January 19, 1998, and is subject to, among other items, receipt and review by the Board of a final fairness opinion from GBI satisfactory to the Board (which was received on February 10, 1998), and approval by the Company's shareholders.


    The Acquisition Agreement was amended as of April 20, 1998, to clarify (i) the registration rights granted to Aspect and Esenjay with respect to the Common Stock they will receive pursuant to the Acquisitions; (ii) the Company's obligations with respect to the preparation and mailing of this Proxy Statement;
(iii) the Company's obligations with respect to the closing of the Acquisitions and implementation of the Reverse Split to give the Company sufficient shares for issuance upon consummation of the Acquisitions; (iv) the authorization of the Reincorporation and (v) the election of the nominees named in this Proxy Statement for election as directors.


REASONS FOR THE ACQUISITIONS

    The Company's Board of Directors has unanimously determined that the terms of the Acquisition Agreement are fair and in the best interests of the Company's shareholders. The Board of Directors, therefore, unanimously approved and adopted the Acquisition Agreement and recommends the approval and adoption of the Acquisition Agreement by the Company's shareholders.

    The Board of Directors believes that the Acquisitions represent an opportunity to create a company focused on onshore Gulf Coast exploration using technology enhanced opportunities. The Board further believes the magnitude and diversity of drilling opportunities acquired pursuant to the Acquisition Agreement will allow the Company to spread its exploration risks over quality, technology enhanced projects, while increasing its ability to access capital markets.

    The following are the material factors the Board considered in reaching its conclusions: (i) the quality, diversity and potential realizable value of the Esenjay Assets and the Aspect Assets; (ii) the talents of the Esenjay managerial personnel that will join the Company following consummation of the Acquisitions;
(iii) Aspect's willingness to lend the Company $1.8 million pursuant to the Initial Bridge Facility to finance certain exploration and 3-D seismic costs, leasehold acquisitions and development of oil and gas properties before the Closing of the Acquisitions; (iv) the Company's enhanced ability to negotiate the terms of the New Credit Facility due to the strengthened asset base to be provided through the Acquisitions and through the participation of Esenjay and Aspect in the Company's ongoing business; (v) the expected favorable treatment of the Acquisitions under U.S. federal income tax laws; (vi) Cornerstone's preliminary analysis concerning the fair market value of the Esenjay Assets and the Aspect Assets, as described further below, (vii) the analysis and opinion of GBI concerning the fairness of the Acquisitions to the Company's shareholders from a financial point of view, as described further below; (viii) management's belief that the onshore exploration and drilling industry is rapidly consolidating, and that in such an environment, the Company's business prospects were anticipated to be stronger after the Acquisitions than those of the Company alone due to the enhanced competitive position of the combined Company; (ix) the judgment, advice and analyses of the Company's management with respect to the strategic, financial and potential operational benefits of the Acquisitions, based in part on the business, financial and legal due diligence investigations performed with respect to Esenjay, Aspect and the properties to be acquired in the Acquisitions; and (x) the Company's expected financial condition and results of operations absent the Acquisitions, including the need for additional capital to facilitate the growth of its business and the uncertain prospects of obtaining additional capital in amounts, and on terms, that would be satisfactory.

    The foregoing discussion of the information and matters the Board of Directors considered is not intended to be exhaustive, but includes the material factors the Board considered. In view of the wide variety of factors considered in connection with its evaluation of the Acquisition Agreement, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors. Rather, its conclusions were based on the totality of the information that was presented to, and considered by, the Board.

OPINION OF CORNERSTONE VENTURES, L.P.

    GENERAL. Set forth below is a summary of the Cornerstone Opinion. Such summary sets forth a description of the assumptions made, the general procedures followed, the factors considered and the limitations on the review undertaken. The discussion is a summary only, and shareholders are encouraged to read the full text of the Cornerstone Opinion, especially with regard to the assumptions made and factors considered by Cornerstone. A copy of the Cornerstone Opinion is attached hereto as Appendix B, and is incorporated by reference herein in full.


    Cornerstone has delivered an opinion to the Company (the "Cornerstone Opinion") stating that the fair market value of Esenjay Assets and Aspect Assets is approximately $54.2 million. For purposes of such opinion, Cornerstone defined fair market value as the price in cash at which a property would change hands between a willing buyer and a willing seller, with neither party acting under compulsion, and both parties having reasonable knowledge of relevant facts.


    INFORMATION REVIEWED. In connection with the Cornerstone Opinion, Cornerstone reviewed the following information: (i) a draft of the Acquisition Agreement; (ii) detailed materials prepared by the Company, Esenjay and Aspect regarding the oil and gas properties to be conveyed, including geologic and seismic based maps, seismic data, lease maps, and similar data; (iii) a summary description of, as well as summary information regarding, each of the oil and gas properties to be conveyed; (iv) the QUARTERLY RESERVE REPORT published by Cornerstone setting forth prices paid per unit in actual purchases and sales of oil and gas interests; (v) Cornerstone's proprietary database containing information regarding actual purchases and sales of oil and gas interests, including information on recent transactions in the Company's areas of exploration; and (vi) published data concerning historical and projected oil and gas prices in the United States. In addition, Cornerstone attended meetings in the offices of the Company, Esenjay and Aspect to review the detailed data discussed above and to hear presentations by, and ask questions of, the technical personnel involved with each specific property to be conveyed.

    DATA RELIED UPON. In preparing the Cornerstone Opinion, Cornerstone relied upon the accuracy and completeness of, and did not independently verify (other than employing its own appropriate internal tests of reasonableness and consistency and participating in the meetings described above) the business, financial, geological, geophysical, engineering and other information supplied regarding the Esenjay Assets and the Aspect Assets.

    FACTORS CONSIDERED. In all valuations of oil and gas interests, Cornerstone used more than one approach to arrive at an estimate, because an estimate based on several approaches is likely to be more reliable than an estimate based upon a single approach. The most widely used methodology to estimate the value of producing properties is discounted future net revenues derived from a comprehensive technical assessment of future production and reserves. In the case of the Acquisitions, however, because the Esenjay Assets and Aspect Assets are not producing, Cornerstone instead used prices paid in comparable transactions. Calculations of estimated value were made on the basis of risk adjusted reserves derived from a comprehensive technical assessment. Additionally, calculations were made of the estimated replacement costs that a buyer would have to incur to bring the individual properties to their current state of development. Both of these calculations then were compared to actual transactions. Cornerstone also considered the market supply and demand environment for oil and gas reserves and exploration prospects in the United States, and the current commodity price environment. Such price environment generally has short-term volatility, particularly for gas, which adds an extra element of risk to oil and gas reserve transactions. The current active drilling environment for oil and gas and its effect on the value of properties in the regions where the oil and gas properties to be conveyed to the Company also was considered.

    Cornerstone considered certain data concerning each of the properties comprising the Esenjay Assets and Aspect Assets. After reviewing the data presented by each company, and hearing a presentation as to the stage of exploration or exploitation of each property, Cornerstone made adjustments to the reserve estimates where appropriate to reflect those reserves that reasonably could be categorized as possible reserves. The Cornerstone Opinion provides that the total reserves associated with these properties is approximately 3.2 Tcfe. The Cornerstone Opinion also provides that the total net working interest reserves involved in the Acquisitions is approximately 1.25 Tcfe, comprised of 468 Bcfe from Aspect, 576 Bcfe from Esenjay and 210 Bcfe from the Company.

    For purposes of the Cornerstone Opinion, each category of reserves were risk adjusted. The risk factor used for reserves categorized as possible was 6%, I.E., the estimated possible reserves would be multiplied by 6% to arrive at an expected reserve volume. Based on Cornerstone's QUARTERLY RESERVE REPORT and its proprietary data base, the average value in the market place for proved reserves is approximately $.85/Mcfe. If the 6% risk factor is multiplied by the average reserve value of $.85 per Mcfe, the result is that possible reserves would have a fair market value of approximately $.05 per Mcfe.

    ESTIMATED FAIR MARKET VALUE OF ESENJAY ASSETS AND ASPECT ASSETS. In Cornerstone's opinion, the fair market value of the Esenjay Assets and Aspect Assets is approximately $54.2 million and is comprised of $25.4 million Aspect Assets and $28.8 million of Esenjay Assets.

    As a test of reasonableness of the above described reserve-based estimates, Cornerstone also undertook a series of calculations that are reflected in the Cornerstone Opinion. Cornerstone believes a mathematical relationship can exist between the fair market value of the replacement cost of a group of properties of the quality and type to be conveyed to the Company and the approximate replacement cost for a buyer to acquire the land position and seismic data associated with such a group of properties. Overall, Cornerstone found that the fair market value of such properties ranges from 1.7 to 2.0 times their replacement costs.

    Based on Cornerstone's estimate of the average cost to acquire such acreage and the estimated replacement cost associated with the acreage involved (acreage cost multiplied by the net acreage), the estimated replacement cost associated with the acreage position that the Company would hold after the Acquisitions is approximately $16.6 million.

    As to seismic data, the Cornerstone Opinion reflects the gross amount of seismic assets in square miles associated with each property. These seismic projects are in various stages of development or completion. Some seismic data have been acquired and fully interpreted, others have yet to be acquired, but have been or are in the process of being designed. Cornerstone estimated the unit costs per square mile to bring these projects to their current stage of development. Cornerstone then multiplied the gross square miles associated with each project, times the working interest to be conveyed, times the unit cost, to arrive at each property's estimated net seismic replacement cost. The total estimated replacement cost associated with these seismic projects was $10.2 million. The aggregate replacement cost for these assets was approximately $26.8 million.

    The calculated reserve-based fair market value of the properties is approximately 2.0 times the aggregate estimated replacement cost associated with them. This ratio is within the range of relational values that have occurred in actual transactions.

    For the reasons explained above, it is Cornerstone's opinion that the estimated fair market value of the properties acquired in the proposed transaction is approximately $54.2 million, comprised of $25.4 million and $28.8 million provided by Aspect and Esenjay, respectively. The estimated fair market value of each property involved in the Acquisitions is included in the Cornerstone Opinion.

    COMPENSATION. Cornerstone was compensated for its engagement in accordance with its regular compensation schedule. There is no relationship between Cornerstone and the Company or GBI that would impair the objectivity of its opinion, and compensation for the Cornerstone Opinion was independent of the conclusions reached.

OPINION OF GAINES, BERLAND INC.


    SCOPE OF GBI OPINION. Set forth below is a summary of the GBI Opinion. Such summary sets forth a description of the assumptions made, the general procedures followed, the factors considered and the limitations on the review undertaken. The discussion is a summary only, and shareholders are encouraged to read the full text of the GBI Opinion, especially with regard to the assumptions made and factors considered by GBI. A copy of the GBI Opinion is attached hereto as Appendix C, and is incorporated by reference herein in full.



    The Company engaged GBI to act as a financial advisor with respect to the transactions contemplated by the Acquisition Agreement. The Board of Directors instructed GBI, in its role as financial advisor, to evaluate and render its opinion as to whether the consideration to be paid pursuant to the Acquisition Agreement was fair to the Company's shareholders from a financial point of view. At a special meeting of the Company's Board of Directors on February 10, 1998, GBI delivered its oral opinion and written opinion (the "GBI Opinion") that, as of such date, based upon and subject to the various considerations expressed in the GBI Opinion, the consideration to be paid pursuant to the Acquisition Agreement was fair to the Company's shareholders from a financial point of view. At the February 10, 1998 meeting, GBI presented to the Board of Directors an overview of the transaction and the consideration to be paid to Esenjay and Aspect. GBI compared for the Board of Directors the proposed transaction with Esenjay and Aspect to an analysis GBI had performed of the other proposals submitted by transaction candidates. GBI gave its opinion to the Board of Directors that the Esenjay and Aspect transaction was the most attractive opportunity for the Company's shareholders. GBI presented to the Board of Directors a description of its fairness opinion that the consideration to be paid to Esenjay and Aspect was fair to the Company's shareholders from a financial point of view. The GBI Opinion addresses only the fairness from a financial point of view of the consideration to be paid to Esenjay and Aspect or its assigns pursuant to the Acquisition Agreement and does not address any other terms of the Acquisitions or the Company's underlying business decision to effect the Acquisitions. The following is a discussion of the information GBI reviewed and its analyses of such information, as presented orally to the Company's Board of Directors on February 10, 1998. The GBI Opinion was delivered for the information of the Company's Board of Directors and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at the Special Meeting.


    ASSUMPTIONS. The GBI Opinion was necessarily based upon information available to GBI, and economic, financial, market and other conditions as they existed and could be evaluated on the date of the

GBI Opinion. Although subsequent developments may affect its opinion, GBI does not have any obligation to update, revise or reaffirm the GBI Opinion. In its review and analysis and in rendering its opinion, GBI assumed and relied upon the accuracy and completeness of the representations and warranties made by the Company, Esenjay and Aspect in the Acquisition Agreement, as well as all of the financial and other information provided to it by the Company's management or publicly available, including without limitation, information with respect to tax positions, contingent liabilities, condition of assets and material contract terms, and GBI did not assume any responsibility for the independent verification of such information. GBI did not conduct a physical inspection of any of the properties or facilities of the Company, Esenjay or Aspect. In preparing the GBI Opinion, GBI did not independently verify the business, financial, geological, geophysical, engineering and other information supplied regarding the Company, Esenjay and Aspect.

    INFORMATION REVIEWED. In rendering its opinion, GBI reviewed such information and considered such financial data and other factors as GBI deemed relevant under the circumstances, including among others, the following: (i) the terms and conditions of the Acquisition Agreement; (ii) the historical and current financial condition and results of operations of the Company; (iii) certain non-public financial and non-financial information prepared by the respective managements of the Company, Esenjay and Aspect, which data were made available to GBI in its role as financial advisor to the Company; (iv) published information regarding the financial performance and operating characteristics of a selected group of companies that GBI deemed comparable; (v) business prospects of the Company when taking into consideration the impact of the Acquisitions;
(vi) the historical and then-current market prices for the Company's Common Stock and for the equity securities of certain other companies with businesses that GBI considered relevant to its inquiry; (vii) publicly available information, including research reports on companies that GBI considered relevant to its inquiry; and (viii) the nature and terms of other recent acquisition transactions in the onshore exploration and drilling industry. GBI also met with certain officers and employees of the Company, Esenjay and Aspect to discuss the foregoing, as well as other matters believed relevant to its opinion.

    ANALYSIS. After reviewing this information, GBI concluded that in view of the Company's declining financial results for the last several quarters, its operational and financial outlook was uncertain. Additionally, during 1996 and 1997, the Company's drilling activities were primarily unsuccessful, resulting in six dry holes and one unsuccessful sidetrack operation. Due to the Company's unsuccessful drilling activities, the Company's cash and capital resources were substantially reduced, and the Company began to reduce overhead, and determined to focus on existing properties and impose a moratorium on seeking new prospects. The Company currently has limited access to additional sources of capital to fund its upcoming capital expenditures in connection with the exploration and production of its oil and gas properties. GBI attributed the decrease in the Company's stock price since its equity offering on August 9, 1996, primarily to these factors. GBI reviewed the Company's recent stock market performance and compared such performance to a group of publicly-traded exploration oil and gas companies deemed comparable including: Brigham Exploration Company, Carrizo Oil & Gas, Inc., Edge Petroleum Corporation, Parallel Petroleum Corporation, and 3DX Technologies Inc. (the "Exploration Comparables"). GBI observed that over the period from August 9, 1996 through January 30, 1998, the Company's stock price had declined 60% and traded significantly below an index of the Exploration Comparables and the S&P 500.


    GBI deemed traditional valuation methods, including comparable company analysis, discounted cash flow analysis and comparable transaction analysis, not meaningful in arriving at its opinion. Instead, GBI relied on an opinion of Cornerstone addressed to GBI as to the fair market value of the oil and gas assets currently owned by the Company, as well as Cornerstone's Opinion as to the fair market value of the Esenjay Assets and Aspect Assets to be conveyed to the Company upon consummation of the Acquisitions. Fair market value is defined in Cornerstone's opinion to GBI to mean the price in cash at which a property would change hands between a willing buyer and a willing seller, with neither party acting under compulsion, and both parties having reasonable knowledge of relevant facts. The Cornerstone opinion as to the fair market value of the Company's assets is included as an exhibit to the GBI Opinion.

    As part of its analysis, GBI compared the fair market value assigned to the assets of the Company, Esenjay and Aspect by Cornerstone with the value assigned to each upon completion of the transaction. Cornerstone determined that the aggregate fair market value of the properties involved in the transactions was $64.7 million, comprised of $10.5 million, $28.8 million and $25.4 million being provided by the Company, Esenjay and Aspect, respectively.


    The Acquisition Agreement calls for the Esenjay Assets and the Aspect Assets to be transferred to be free and clear of all indebtedness, except for $1.0 million of Esenjay's indebtedness. In addition, at Aspect's option, and subject to the mutual agreements of the parties, the Aspect Assets will be subject to a $3.8 million liability to JEDI, and in such event, the Company will assume and discharge the debt, and the Company and JEDI will enter into an Exchange Agreement pursuant to which JEDI will agree to convert such debt into 675,000 shares of Common Stock. Therefore, if the Aspect Assets are encumbered by such debt as of the Closing Date, such debt will be assumed by the Company and extinguished by issuing to JEDI 675,000 shares of Common Stock and by decreasing the number of shares of Common Stock issuable to Aspect in the Acquisitions by 675,000 shares.



    To arrive at comparable values for the Company, Esenjay and Aspect, GBI adjusted the values established by the Cornerstone Opinion as to the fair market value of the Company's assets to reflect the Company's total outstanding indebtedness, net of cash and cash equivalents, and retirement of outstanding preferred stock, and adjusted the Esenjay value to reflect the assumption of $1.0 million of Esenjay's indebtedness. Taking into account these adjustments, GBI calculated an adjusted value for the Company and Esenjay of $8.3 million and $27.8 million, respectively. Adding these adjusted values, GBI arrived at a combined asset value of $61.5 million, representing 13.5%, 45.2% and 41.3% ownership among the Company, Esenjay and Aspect, respectively (the "Adjusted Valuation"). GBI compared the Adjusted Valuation and percentage ownership with the percentage ownership established in the Acquisition Agreement. Upon consummation of the transactions contemplated by the Acquisition Agreement (including the Reverse Split), the current shareholders of the Company will own 1,655,985 shares, Esenjay will be issued up to 5,165,260 shares and Aspect will be issued up to 4,941,440 shares, representing 14.08%, 43.91% and 42.01% ownership of the Company, respectively. Based on this analysis and the Company's declining financial performance and uncertain outlook, GBI believes that the consideration to be paid pursuant to the Acquisition Agreement is fair to the Company's shareholders from a financial point of view. The term "fair from a financial point of view" is a standard phrase contained in investment banking fairness opinions and refers to the fact that GBI's opinion as to the fairness of the consideration to be paid to Esenjay and Aspect by the Company is addressed solely to the financial attributes of such matters.


    The description set forth above constitutes a summary of the material analyses and assumptions GBI employed in rendering its opinion to the Company's Board of Directors. GBI believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. The preparation of a fairness opinion is a complex process, judgmental in nature, and not necessarily susceptible to partial analysis or summary description. In its analyses, GBI made numerous assumptions with respect to industry performance, capital market conditions, general business, political, and economic conditions, and other matters, many of which are beyond the control of the Company. Any estimates contained therein are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. The analyses were prepared solely for the purpose of GBI's providing its opinion to the Company's Board of Directors as to the fairness to the Company's shareholders of the consideration to be paid to Esenjay and Aspect pursuant to the Acquisition Agreement. Estimates of fair market values of assets do not purport to be appraisals or necessarily reflect the prices at which such assets may actually be sold. Because such estimates are inherently subject to uncertainty and based upon numerous factors or events beyond the control of the parties or their respective advisors, no assurances can be given that such estimates will prove to be accurate.

    As described above, GBI's opinion and presentation to the Company's Board of Directors was one of many factors taken into consideration by the Company's Board of Directors in making its determination to approve and recommend the Acquisitions as contemplated in the Acquisition Agreement.

    GBI, as part of its investment banking business, is continually engaged in the evaluation of energy-related businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.


    COMPENSATION. Pursuant to the terms of the engagement letter between GBI and the Company dated December 3, 1997, the Company has agreed to pay GBI $150,000 and reimburse GBI for $15,000 of expenses incurred before execution of the engagement letter and to further reimburse GBI for additional out-of-pocket expenses reasonably incurred in connection with its engagement, including the reasonable fees and disbursements of GBI's legal counsel. The Company also agreed to pay GBI a fee equal to $200,000 upon the closing of any additional equity funding or mezzanine funding not underwritten by GBI in excess of $10.0 million within 18 months of the date of the engagement letter, provided the Acquisitions have been completed. Such $200,000 fee is not payable if the Company completes an underwritten public offering with GBI as the underwriter within such 18 month period. An affiliate of GBI received warrants to purchase 18,750 shares of Common Stock at an exercise price of $3.00 per share in exchange for providing guarantees of the Company's indebtedness under the Initial Bridge Facility and the New Credit Facility.



    GBI has performed underwriting and financial advisory services for the Company in the past and anticipates it will continue to provide such services in the future. In connection with those services, GBI has been issued an option to purchase 67,500 shares of Common Stock and has been issued warrants to purchase 67,500 shares of the Company's Common Stock at an exercise price of $12.15 per share.


MANAGEMENT FOLLOWING THE ACQUISITIONS


    The Acquisition Agreement provides that following consummation of the Acquisitions, the Company's Board of Directors will consist of Alex M. Cranberg, Michael E. Johnson and Jack P. Randall, whose terms will expire at the Company's annual shareholders' meeting in 2000; Alex B. Campbell, Charles J. Smith and David W. Berry, whose terms will expire at the Company's annual shareholders' meeting in 1999; and William D. Dodge III, whose term will expire at the Company's annual shareholders' meeting in 1998. In addition, the Board intends to fill a vacancy on the Board of Directors created by the recent death of an existing Board member with an independent director, Jack P. Randall, who will be a member of the Audit and Compensation Committees and an additional vacant Board seat with an Esenjay nominee, both for terms to expire at the Company's annual shareholders meeting in 1998. Mr. Berry will be Chairman of the Board of Directors; Mr. Johnson will be President and Chief Executive Officer; Mr. Smith will be Chairman of the Executive Committee; Mr. Dodge and Mr. Randall will be members of the Audit and Compensation Committees; Mr. Cranberg will be Vice Chairman of the Board; and David B. Christofferson will be General Counsel, Secretary and an executive officer of the Company. See "Election of Directors."



    Mr. Berry is the current Chairman of the Board and President of the Company. Mr. Christofferson currently serves as Executive Vice President, Secretary, General Counsel and a director of the Company. None of the other nominees for director to be voted upon at the Special Meeting currently holds any position with the Company.


    The management team described above will serve as officers and directors of the Company only if the Acquisition Agreement, the Reverse Split and the Reincorporation are approved at the Special Meeting. If Acquisition Agreement, the Amendment and the Reincorporation are not approved, then the currently constituted Board of Directors and executive officers of the Company will retain their current positions and will serve until their respective terms expire.

RESTRICTIONS ON RESALES BY AFFILIATES

    The Common Stock that will be issued pursuant to the Acquisition Agreement will be Restricted Securities under Rule 144 under the Securities Act. The Company is, however, subject to a registration rights agreement that requires the Company to register the Common Stock issuable pursuant to the Acquisition Agreement. The Company anticipates that such registration statement will be filed promptly after the Special Meeting. Once such registration statement has been declared effective under the Securities Act, such Common Stock will be freely tradeable, however, Esenjay and Aspect have indicated that they have no current intent to sell any of their Common Stock issuable pursuant to the Acquisition Agreement. See "Risk Factors--Shares Eligible for Future Sale."

REGULATORY APPROVALS

    The Company is unaware of any governmental regulatory approvals required to be obtained for consummation of the Acquisitions, other than compliance with federal securities laws and state securities or "blue sky" laws.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a general summary of the material United States federal income tax consequences to Esenjay, Aspect, and the Company arising from the Acquisitions. The summary does not purport to comment on all possible federal income tax matters relevant to the Acquisitions. The summary is based upon existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations promulgated thereunder, published revenue rulings and revenue procedures of the Internal Revenue Service (the "IRS"), applicable legislative history and judicial decisions. All such authorities are subject to change at any time, either prospectively or retroactively, and any such change could adversely affect the federal income tax consequences associated with the Acquisitions.

    The Acquisitions are structured and intended to qualify for tax-deferred treatment under Section 351 of the Code. A transaction satisfies the requirements of Section 351 if: (i) one or more persons (collectively the "Transferor Group") transfer property to a corporation; (ii) each of the members of the Transferor Group receive stock of the corporation in exchange for the transferred property; and (iii) the Transferor Group is in "control" of the corporation immediately after the exchange, which means that it owns at least 80% of the total combined voting power of all classes of stock entitled to vote, and at least 80% of the total number of shares of all other classes of stock. The obligations of Esenjay and Aspect to complete the Acquisitions are conditioned upon the delivery to them at the Closing of the Acquisitions of an opinion by Chamberlain, Hrdlicka, White, Williams & Martin, Houston, Texas, to the effect that, based upon certain customary representations and assumptions set forth in the opinion, the Acquisitions satisfy the requirements of Section 351 of the Code. Such opinion is attached to this Proxy Statement as Appendix D.

    Assuming that the Acquisitions satisfy the requirements of Section 351, the Company will not recognize any gain (or loss) in connection with the issuance of its Common Stock to Esenjay and Aspect as part of the Acquisitions, and will obtain an adjusted basis in the Esenjay Assets and Aspect Assets equal to the adjusted basis that Esenjay and Aspect, respectively, had in the Esenjay Assets and Aspects Assets immediately before the Acquisitions, increased by the amount of gain, if any, that Esenjay or Aspect, respectively, is required to recognize in connection with the Acquisitions. The holding period that the Company will have in the Esenjay Assets and Aspect Assets will include the holding period during which Esenjay and Aspect held the Esenjay Assets and Aspect Assets, respectively, before the Acquisitions.

    Esenjay and Aspect will not recognize any gain (or loss) from the transfer of the Esenjay Assets and Aspect Assets, respectively, to the Company as part of the Acquisitions solely to the extent that Esenjay and Aspect receive shares of Common Stock in exchange for the Esenjay Assets and Aspect Assets, respectively. With respect to any cash or other property ("boot") that either Esenjay or Aspect receives as part of the Acquisitions in addition to Common Stock, they will recognize taxable income in an amount equal to the lesser of (i) any gain that they realize on the Acquisitions or (ii) the value of the boot received. For this purpose, gain realized generally is equal to the excess, if any, of (i) the amount of cash and the fair market value of the Common Stock and other property received from the Company over (ii) the adjusted basis of the property transferred to the Company. Additionally, Esenjay and Aspect must treat as gain from the sale or exchange of the Esenjay Assets or Aspect Assets, respectively, the amount by which the total aggregate amount of liabilities assumed from them, respectively, by the Company as part of the Acquisitions, plus the total aggregate amount of liabilities encumbering the Esenjay Assets or Aspect Assets, respectively, at the time of their acquisition by the Company as part of the Acquisitions, exceeds the total aggregate adjusted tax basis that Esenjay or Aspect have in the Esenjay Assets or Aspect Assets, respectively, immediately before the Acquisitions.

    The adjusted basis that Esenjay and Aspect will obtain in the Common Stock they receive as part of the Acquisitions will be equal to (i) the adjusted basis that they had immediately before the Acquisitions in the Esenjay Assets and Aspect Assets, respectively, (ii) increased by the amount of gain, if any, that they are required to recognize, respectively, in connection with the Acquisitions, (iii) reduced by the amount of money and the fair market value of any other boot that they receive, respectively, as part of the Acquisitions,
(iv) reduced by the amount of the liabilities, if any, assumed from them, respectively, by the Company as part of the Acquisitions, and (v) reduced by the amount of the liabilities, if any, encumbering the Esenjay Assets and Aspect Assets, respectively, at the time of their acquisition by the Company as part of the Acquisitions. The adjusted basis that Esenjay and Aspect will obtain in any boot received will equal the fair market value of such boot on the date of the Acquisitions. The holding period that Esenjay and Aspect will have in the Common Stock that they receive as part of the Acquisitions will include the holding period during which they held the Esenjay Assets and Aspect Assets, respectively, but only to the extent that the property comprising the Esenjay Assets and Aspect Assets constituted either capital assets or property described in section 1231 of the Code on the date of the Acquisitions.

LISTING ON THE NASDAQ SMALL-CAP MARKET

    The Common Stock to be issued to Esenjay and Aspect will be listed for trading on the Nasdaq Small-Cap Market under the symbol ESNJ, subject to notice of issuance.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    Based on the opinion of GBI to the effect that, from a financial point of view, the terms and provisions of the Acquisition Agreement are fair to the Company's shareholders, on the Cornerstone Opinion as to the fair market value of the Esenjay Assets and the Aspect Assets, and on the matters summarized under "--Background of the Acquisitions" and "--Reasons for the Acquisition," and such other matters as were deemed relevant, the Company's Board of Directors unanimously approved the Acquisition Agreement as being in the best interest of the Company's shareholders.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE ACQUISITION AGREEMENT.

VOTE REQUIRED FOR APPROVAL

    Approval of the Acquisition Agreement requires an affirmative vote of a majority of the shares of Common Stock present at the Special Meeting.

                           THE ACQUISITION AGREEMENT

    The following is a summary of the material provisions of the Acquisition Agreement, a copy of which is included in this Proxy Statement as Appendix A and incorporated herein by reference. The following discussion is qualified in its entirety by reference to the Acquisition Agreement. Capitalized terms used in this Section and not otherwise defined in this Proxy Statement have the meanings set forth in the Acquisition Agreement.

THE ACQUISITIONS


    The Company will issue up to 5,165,260 shares of Common Stock to Esenjay in exchange for the Esenjay Assets and will issue up to 4,941,440 shares of Common Stock to Aspect or its assigns in exchange for the Aspect Assets. The Esenjay Assets and Aspect Assets will be free and clear of all liabilities, obligations, or Liens whatsoever, except for Permitted Encumbrances and certain liabilities to be assumed by the Company.


    The Acquisitions are intended to qualify as tax-free exchanges under Section 351 of the Code. See "The Acquisitions--Certain Federal Income Tax Consequences." After consummation of the Acquisitions, the Company will continue its operations under the name Esenjay Exploration, Inc. The Effective Date of the Acquisitions is November 1, 1997.

ASSUMED LIABILITIES

    ESENJAY. The Esenjay Assets will be conveyed to the Company subject to liabilities to unrelated third parties in the net amount of $1.0 million. The Company will assume and discharge such debts. In addition, the Company will assume Esenjay's obligations under certain lease agreements (relating to Esenjay's office space and certain office equipment) and maintenance contracts.

    In addition, the Company will assume and pay Post-Effective Date Costs incurred by or for Esenjay's account with respect to the Esenjay Assets. To the extent that Esenjay has paid any Post Effective Date Costs on or before the Closing Date, the Company will reimburse Esenjay for such costs no later than 180 days from the Closing Date or 10 days from the Company's receipt of funds from any public offering of the Company's equity securities, whichever is earlier.

    The Company shall, concurrent with the Closing, offer employment to each of the current Esenjay employees under terms determined by the Company's Board of Directors; however, the Company has no assurance that any of the Esenjay employees will accept such offers of employment. The Company shall assume up to approximately $100,000 of Esenjay's accrued vacation and sick leave obligations to Esenjay employees who accept employment with the Company.

    ASPECT. The Company will assume and pay Post Effective Date Costs with respect to certain of the Aspect Assets incurred by or for the account of Aspect. The Company also will assume and pay Post-Effective Date Costs in excess of certain defined amounts to be paid by Aspect with respect to the remaining Aspect Assets. To the extent that Aspect has paid any Post Effective Date Costs in excess of such defined amounts on or before the Closing Date, the Company will reimburse Aspect for such costs no later than 180 days from the Closing Date or 10 days from the Company's receipt of funds from any public offering of the Company's equity securities, whichever is earlier.


    At Aspect's option, and subject to the mutual agreement of the parties, the Aspect Assets shall be subject to a $3.8 million liability to JEDI and, in such event, the Company shall assume and discharge such debt, and the Company and JEDI will enter into an Exchange Agreement pursuant to which JEDI will agree to convert such debt into 675,000 shares of Common Stock. Therefore, if the Aspect Assets are encumbered by such debt as of the Closing Date, such debt will be assumed by the Company and extinguished by issuing to JEDI 675,000 shares of Common Stock and by decreasing the number of shares of Common Stock issuable to Aspect in the Acquisitions by 675,000.

    Certain Aspect employees own overriding royalty and working interests in certain of the oil and gas interests included in the Aspect Assets. On or before the Closing Date, the Aspect employees, will contribute to the Company such overriding royalty and working interests in exchange for Common Stock. The Common Stock issued to the Aspect employees will reduce the number of shares in a like amount issuable to Aspect in connection with the Acquisitions.

    With the prior written consent of the Company and Esenjay, Aspect shall be permitted to sell certain of the Aspect Assets before the Closing Date. In such event, at the Closing, Aspect shall pay to the Company the net proceeds from any such sales of the Aspect Assets.

NON-ASSIGNABLE RIGHTS; CONSENTS

    To the extent that any rights to geological or geophysical data to be assigned to the Company by Esenjay and Aspect under the Acquisition Agreement are not assignable without the consent of another party or the payment of any amounts to such party, the Acquisitions shall not constitute an assignment or an attempted assignment of such data. Esenjay and Aspect will use their commercially reasonable best efforts to obtain the consent of each party whose consent is required for the transfer of the data in consideration for such assignments.

REPRESENTATIONS AND WARRANTIES

    The Company, Esenjay and Aspect each made customary representations and warranties as to, among other things, their respective corporate or limited liability company power and organizations and compliance with law and other agreements, their respective capitalizations, the authority and validity of the Acquisition Agreement, required approvals, conflicts, litigation, tax matters, environmental matters and title to assets.

ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS


    The Acquisition Agreement provides that the following persons shall be nominated to the Company's Board of Directors and shall be voted on at the Special Meeting to which this Proxy Statement relates: (i) for a term expiring at the Company's annual shareholders meeting in 2000, Alex M. Cranberg, Michael
E. Johnson and Jack P. Randall (ii) for a term expiring at the Company's annual shareholders meeting in 1999, Alex B. Campbell, Charles J. Smith and David W. Berry and (iii) for a term expiring at the Company's annual shareholders meeting in 1998, William D. Dodge III. In addition, the Board intends to fill the vacancy on the Board of Directors created by the recent death of an existing Board member with an independent director, Jack P. Randall, who will serve on the Audit and Compensation Committees, and an additional vacant Board seat with an Esenjay nominee, both for terms expiring at the Company's annual shareholders meeting in 1998. The Acquisition Agreement also provides that Mr. Berry shall be Chairman of the Board of Directors; Mr. Johnson will be President and Chief Executive Officer; Mr. Smith will be Chairman of the Executive Committee; Mr. Cranberg will be Vice Chairman of the Board of Directors; Mr. Dodge and Mr. Randall will be members of the Audit and Compensation Committees; and David B. Christofferson shall be General Counsel, Secretary and an executive officer of the Company.



    Mr. Berry is the current Chairman of the Board and President of the Company. Mr. Christofferson currently serves as Executive Vice President, Secretary, General Counsel and a director of the Company. None of the other nominees for director to be voted upon at the Special Meeting currently holds any position with the Company.


CERTAIN COVENANTS AND AGREEMENTS

    The Company, Esenjay and Aspect have made certain covenants and agreements in the Acquisition Agreement, including those summarized in this Proxy Statement. With certain limitations, the Company, Esenjay and Aspect have agreed to give each other full access to all their respective premises, properties and books and records, and to cause their respective employees, agents and representatives to furnish financial and operating data and other information with respect to each other party as the other from time to time reasonably requests.

CONDUCT OF BUSINESS

    The Acquisition Agreement requires that each party conduct its relevant business from the date of the Acquisition Agreement to the Closing Date substantially as previously operated and only in the ordinary course. The Company and Esenjay also are required to use their best efforts to preserve intact their business organizations and relationships. Each party must promptly notify the other parties of (i) the receipt by such party of any notice or claim, written or oral, of a default or breach by such party, or of any modification, termination or cancellation, or threat of termination or cancellation, of any relevant material agreement, in the case of the Company or Esenjay, or in the case of Aspect, any material agreement relative to the Aspect Assets, (ii) any loss of, damage to, or disposition of (a) the Esenjay Assets or the Aspect Assets, in the case of Esenjay or Aspect, respectively, or (b) the Company's oil and gas interests that is reasonably likely to have a Material Adverse Effect on such party, in the case of the Company, and (iii) after receipt of notice thereof by the Company or Esenjay, of any claim or litigation threatened or instituted against such party, or of any other event or circumstance that has or may have a Material Adverse Effect on such party, or in the case of Aspect, after receipt of notice thereof by Aspect of any claim or litigation threatened or instituted against Aspect and relating to the Aspect Assets. Further, the Company shall be prohibited from making any change in the outstanding equity interests of the Company or any of its Subsidiaries, granting any options, rights, calls or any other similar commitment or agreement with respect to the equity interests of such entities, from declaring any dividend or other distribution in respect of the equity interests of such entities or from repurchasing any outstanding equity interests. Additionally, each of the Company and Esenjay are prohibited from (x) entering into any single contract, commitment, indebtedness or liability in excess of $50,000 and $100,000, respectively, except that Esenjay's limitation applies only to the extent the ownership rights in the Esenjay Assets are affected; (y) increasing the compensation by any such entities to any of its officers, directors, employees or other agents, other than in the ordinary course of business; and (z) committing or omitting any act that would cause a breach of any covenant contained in the Acquisition Agreement or that would cause any representation or warranty contained in the Acquisition Agreement to become untrue, as if each such representation and warranty were continuously made from and after the effective date thereof.

    A "Material Adverse Effect" generally means an event that has a material adverse impact on the financial position, business, prospects or results of operations of a party and its subsidiaries taken as a whole, or the ability of a party to perform its obligations under the Acquisition Agreement; PROVIDED that a material adverse impact does not include (i) the impact of events beyond the control of a party, (ii) actions or omissions of a party taken with the written consent of the other parties, (iii) changes in the prices of oil or natural gas or (iv) in the case of the Company, its operating results from September 30, 1997 through the Closing Date; PROVIDED such results are consistent with the Company's recent reports to the Commission under the Exchange Act. An occurrence that results in a change of financial position of $50,000 (in the case of the Company) and $100,000 (in the case of Aspect or Esenjay) shall be deemed to be a material adverse impact.

NON-SOLICITATION

    The Company has agreed that it will not, directly or indirectly, and will instruct its officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with the Company (any such proposal or offer being referred to herein as an "Acquisition Proposal"). The Board of Directors may consider or negotiate an unsolicited bona fide Acquisition Proposal. If the Board of

Directors, after duly considering advice of outside counsel and financial advisors, determines in good faith that it would be consistent with its fiduciary responsibilities to approve or recommend a Superior Proposal, then, notwithstanding any such approval or recommendation (i) the Company shall not enter into any agreement with respect to the Superior Proposal and (ii) any other obligation of the Company under this Agreement shall not be affected, unless the Acquisition Agreement is terminated before or simultaneously with the grant of such approval or the making of such recommendation.

FINANCING COVENANTS


    Aspect committed to lend to the Company up to $1.8 million pursuant to the Initial Bridge Facility. The Company granted a mortgage on certain properties to secure the financing provided by Aspect under the Initial Bridge Facility. Interest on the Initial Bridge Facility was at a rate of 18% per annum. In exchange for such commitment, Aspect received warrants to purchase 9,375 shares of Common Stock at an exercise price of $3.00 per share. An affiliate of GBI participated in 37.5% of Aspect's obligation to lend funds to the Company pursuant to the Initial Bridge Facility and, in exchange for such participation, received warrants to purchase 9,375 shares of Common Stock at an exercise price of $3.00 per share. In addition, Esenjay guaranteed up to 25% of the Company's payment obligations under the Initial Bridge Facility and, in exchange for such guaranty, received warrants to purchase 6,250 shares of Common Stock at an exercise price of $3.00 per share.


    Pursuant to the terms of the Acquisition Agreement, the Company, Esenjay and Aspect negotiated with DEFS for the consummation of the New Credit Facility that allows for advances of up to $7.8 million. Outstanding principal amounts under the New Credit Facility bear interest at the rate of prime plus 4%. In addition, the lender will receive cash payments equal to an overriding royalty of 0.6% of the Company's interest in wells the Company drills while the New Credit Facility is outstanding, and the lender has the right to gather, process, transport and market, at competitive market rates, natural gas produced from a majority of the projects the Company intends to acquire pursuant to the Acquisitions. On July 31, 1999, all amounts due under the New Credit Facility will be converted into a term loan bearing interest at the rate of prime plus 4% and payable in twelve monthly installments, the first eleven of which shall be equal to 1/30th of the principal amount outstanding on July 31, 1999, plus interest, and a final monthly payment of all remaining principal plus outstanding interest. The proceeds from the New Credit Facility were used to repay the Initial Bridge Facility (which has been terminated) and to finance certain exploration and 3-D seismic costs, leasehold acquisitions, development of oil and gas properties, and general corporate purposes.


    In exchange for guaranteeing the indebtedness under the New Credit Facility, Aspect, GBI and Esenjay received 9,375, 9,375, and 6,250 warrants to purchase Common Stock at an exercise price of $3.00 per share.


INCENTIVE PLAN

    At or before the Closing, the Company is required to implement an Option Plan for its officers, directors, employees and consultants that is mutually acceptable to the Company, Esenjay and Aspect, which shall provide for grant of stock and stock-oriented awards in an amount of up to 15% of the shares of the outstanding Common Stock after giving effect to the Acquisitions and any currently outstanding options. Shareholder approval of the Option Plan will be sought at the Company's next annual shareholders meeting following the Closing.

ADDITIONAL OBLIGATIONS

    The Acquisition Agreement obligates the Company to take all action necessary to convene the Special Meeting to (i) approve the Acquisition Agreement, (ii) approve the Reverse Split, (iii) change the Company's state of incorporation from Oklahoma to Delaware, (iv) elect the slate of nominees for the

Board of Directors set forth in the Acquisition Agreement, (vi) register the shares issuable to Aspect and Esenjay under the Acquisition Agreement for resale under the Securities Act and (vii) any other provision counsel advises the Company requires specific approval in order to fully implement the Acquisition Agreement. After the Closing of the Acquisitions, the Company intends to evaluate additional financing alternatives, which may include accessing the public equity markets.

OTHER AGREEMENTS

    The parties to the Acquisition Agreement have agreed to cooperate in the preparation, execution and filing of all documents regarding taxes or fees that become payable in connection with the Acquisitions.

    At Closing, the Company will enter into a Technical Services Agreement and a Land Consulting Services Agreement with Esenjay and Aspect pursuant to which Esenjay and Aspect will provide certain consulting and interpretative services to the Company relating to 3-D seismic and other data relating to the Esenjay Assets and Aspect Assets. Such services will be provided at prices that the Company believes are comparable to those that would be charged by an unaffiliated third party in an arms-length transaction.

    The Company has entered into a Registration Rights Agreement with Esenjay and Aspect pursuant to which any time after June 30, 1998, Esenjay and Aspect may request up to three registrations ("Demand Registrations") under the Securities Act for all or part of their Registerable Shares (defined below) and may participate in any registration statement the Company files (other than a primary offering by the Company occurring on or before September 30, 1998) ("Piggyback Registrations"). Registrable Shares generally means the shares of Common Stock to be issued to Esenjay and Aspect under the Acquisition Agreement and the shares of Common Stock issuable to Esenjay and Aspect upon exercise of the warrants they received in connection with the Initial Bridge Facility and the New Credit Facility. The Company, on one hand, and Esenjay and Aspect on the other hand, share the registration expenses relating to Demand Registrations, but the Company must pay all registration expenses relating to Piggyback Registrations. The Company anticipates filing a registration statement with respect to the Common Stock issuable to Esenjay and Aspect pursuant to the Acquisition Agreement promptly after the Special Meeting. See "Risk Factors--Shares Eligible for Future Sale."

CONDITIONS TO THE ACQUISITIONS

    The obligations of the Company, Esenjay and Aspect to consummate the Acquisitions and the related transactions are subject to satisfaction or waiver of certain conditions on or before the Closing, including (i) the representations and warranties of each party must be true in all material respects as of the Closing Date, and the parties must have complied in all respects with their respective covenants set forth in the Acquisition Agreement;
(ii) the Company, Esenjay and Aspect shall have received opinions of counsel covering such matters as are customarily covered in opinions delivered in transactions of the type contemplated by the Acquisition Agreement, including a tax opinion; (iii) the Acquisition Agreement and the related transactions must have been approved by the holders of the requisite outstanding shares of Common Stock; (iv) since the date of the Acquisition Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company, Esenjay or Aspect; (v) all documents, certificates or other instruments required to be delivered to the Company, Esenjay and Aspect at or before the Closing shall have been so delivered; (vi) Bank of America Illinois shall have consented to the Acquisitions and waived any existing defaults under the Credit Agreement; (vii) all of the issued and outstanding Preferred Stock shall have been called for redemption and the Company shall have deposited in an escrow account funds sufficient to pay the holders of the Preferred Stock all amounts such holders are entitled to receive in connection with such redemption; (viii) Esenjay shall have delivered to the Company and Aspect (a) on or before January 31, 1998, financial statements for its fiscal year ending March 31, 1997 and (b) on or before February 10, 1998, financial statements for the nine month period ending December 31, 1997; (ix) Aspect shall be in full compliance with its obligations pursuant to the Initial Bridge Facility (which has been terminated); (x) the principal officers of the Company shall be designated in writing at the Closing to take office effective immediately after the Closing; (xi) the GBI Opinion in form and substance satisfactory to counsel for the Company shall have been delivered to the Company and copies thereof shall have been delivered to Aspect and Esenjay; and (xii) the Company, Aspect and Esenjay shall have approved a form of operating agreement, mutually acceptable to each of them, that addresses the operation of the oil and gas interests jointly owned by the Company, Aspect and Esenjay.

TERMINATION

    The Acquisitions may be terminated and abandoned at any time before the Closing in the following manner: (i) by the mutual written consent of each of the Company, Esenjay and Aspect; (ii) by the non-breaching parties, through written notice to a breaching party, if there has been a material breach of any representation or warranty set forth in the Acquisition Agreement, or if, on the Closing Date, any condition in favor of the non-breaching parties has not been satisfied and waived; (iii) if the Closing of the Acquisitions fails to occur by June 30, 1998, any party may terminate the Acquisition Agreement; or (iv) by the Company if it receives a Superior Proposal.

BREAKUP FEE

    If the Acquisition Agreement is terminated (i) by any party due to the failure of the Company's shareholders to approve the Acquisition Agreement or
(ii) by the Company if it receives a Superior Proposal, then Aspect and Esenjay shall be entitled to receive from the Company a fee equal to the sum of all out-of-pocket expenses and fees (including fees and expenses of counsel, accountants, experts and consultants) actually incurred or accrued by Aspect or Esenjay in connection with the Acquisition Agreement. In addition, Aspect and Esenjay each shall be entitled to an assignment of 10% of the Company's interest in the Starboard Project.

INDEMNIFICATION

    Each party shall indemnify, defend and hold the other parties harmless from and against any and all losses, liabilities, damages, obligations, costs and expenses (including legal and other similar expenses) (collectively, "Damages") from, resulting by reason of or arising in connection with any of the following:
(i) any breach of or inaccuracy in any representation or warranty made by such party in the Acquisition Agreement or any related document or any document delivered at Closing; (ii) any breach of or failure by such party to perform any of its covenants or obligations in the Acquisition Agreement or any related document or any document delivered at Closing; (iii) in the case of Esenjay as indemnitor only, any Damages of Aspect or the Company, other than liabilities for Post Effective Date Costs assumed by the Company pursuant to the Acquisition Agreement; and (iv) in the case of Aspect as indemnitor only, any Damages of Esenjay or the Company, other than liabilities attributable to Post Effective Date Costs incurred after December 31, 1997 and assumed by the Company.

    Esenjay has agreed to retain and to release and hold the other parties harmless from all claims, costs, expenses, liabilities and obligations attributable to the Esenjay Assets before the Effective Date. Aspect has agreed to retain and to release and hold the other parties harmless from all claims, costs, expenses, liabilities and obligations attributable to the Aspect Assets before the Effective Date or, in the case of Post Effective Date Costs, before January 1, 1998.

    The indemnification provisions of the Acquisition Agreement shall survive the consummation of the transactions contemplated by the Acquisition Agreement, but shall be limited to liabilities of which the party seeking indemnification shall have notified in writing the indemnifying party within 24 months of the Closing Date; PROVIDED, HOWEVER, that with respect to any claim for Damages sustained by reason of a breach of any representation or warranty relating to any liability for the Taxes of Esenjay, Esenjay's indemnification obligations shall not be limited to 24 months, but instead shall be limited to claims for which written notice is given to Esenjay by the appropriate taxing authority within the period of the applicable federal or state of limitations related to such matters.

                         PRO FORMA FINANCIAL STATEMENTS

    The historical financial data for the year ended December 31, 1997 are derived from the Company's audited financial statements. The pro forma consolidated statement of operations data for the year ended December 31, 1997 combine the Company's historical information as adjusted to give effect to the Acquisitions as if they had occurred on January 1, 1997. The pro forma balance sheet as of December 31, 1997 is presented as if the Acquisitions had been consummated on that date.

    The statement of operations and balance sheet are provided for comparative purposes only and should be read in conjunction with the Company's historical consolidated financial statements included elsewhere in this Proxy Statement. The pro forma information presented is not necessarily indicative of the combined financial results as they may be in the future or as they might have been for the periods indicated had the Acquisitions been consummated as of January 1, 1997.


                                                                  YEAR ENDED DECEMBER 31, 1997
                                                -----------------------------------------------------------------
                                                   COMPANY         PRO FORMA        REFINANCING
                                                 HISTORICAL       ADJUSTMENTS       TRANSACTION      PRO FORMA
                                                -------------  -----------------  ---------------  --------------
STATEMENT OF OPERATIONS:
Revenues:
  Gas and oil revenues........................  $     664,126                                      $      664,126
  Gain (loss) on commodity transaction........       (375,410)                                           (375,410)
  Gain (loss) on sale of assets...............        452,020                                             452,020
  Unrealized loss on comm transactions........       (128,936)                                           (128,936)
  Operating fees..............................         55,021                                              55,021
  Other revenues..............................        241,788                                             241,788
                                                -------------  -----------------  ---------------  --------------
    Total revenues............................        908,609                                             908,609
                                                -------------  -----------------  ---------------  --------------
Cost and expenses:
  Lease operating expense.....................        427,240                                             427,240
  Production taxes............................         24,497                                              24,497
  Transportation and gathering................        143,265                                             143,265
  Depletion, depreciation and amortization....        315,880                                             315,880
  Impairment of oil and gas properties........        349,384                                             349,384
  Exploration costs...........................      2,258,702  $    5,230,470(a)                        7,489,172
  Delay rentals...............................        211,690                                             211,690
  Interest expense............................         60,942          12,987(f)  $    442,179(b)         516,108
  General and administrative..................      2,070,812       1,483,000(e)                        3,553,812
                                                -------------  -----------------  ---------------  --------------
    Total costs and expenses..................      5,862,412       6,726,457          442,179         13,031,048
                                                -------------  -----------------  ---------------  --------------
    Net loss..................................     (4,953,803)     (6,726,457)        (442,179)       (12,122,439)
                                                -------------  -----------------  ---------------  --------------
Preferred stock dividends.....................        103,153                         (103,153)
Redemption of cumulative convertible preferred
  stock.......................................                                        (984,132)          (984,132)
                                                -------------  -----------------  ---------------  --------------
  Net loss available for common stock.........  $  (5,056,956)                                     $  (13,106,571)
                                                -------------                                      --------------
                                                -------------                                      --------------
  Net loss per common share...................  $       (0.51)                                     $        (0.71)
                                                -------------                                      --------------
                                                -------------                                      --------------
Weighted average number of shares
  outstanding.................................      9,877,865                                          18,388,254
                                                -------------                                      --------------
                                                -------------                                      --------------

                                                                      DECEMBER 31, 1997
                                      ---------------------------------------------------------------------------------
                                                        COMBINED
                                         COMPANY        ENTITIES          PRO FORMA         REFINANCING
                                       HISTORICAL      HISTORICAL        ADJUSTMENTS        TRANSACTION     PRO FORMA
                                      -------------  ---------------  ------------------  ---------------  ------------
BALANCE SHEET:
Cash................................  $     690,576                   $    150,000(c)     $    750,000(b)  $  1,590,576
Accounts receivable, net of
  allowance for doubtful accounts of
  $15,488...........................        221,864                                                             221,864
Prepaid and other expenses..........        249,328                                                             249,328
Receivables from affiliates.........        105,171  $    564,338(f)                                            669,509
                                      -------------  ---------------  ------------------  ---------------  ------------

  Total current assets..............      1,266,939       564,338          150,000             750,000        2,731,277

Oil and gas properties..............      3,235,848    15,563,458(g)    38,905,292(g)        1,750,000(b)    59,454,598
Other property and equipment........      1,169,127                                                           1,169,127
                                      -------------  ---------------  ------------------  ---------------  ------------
                                          4,404,975    15,563,458       38,905,292           1,750,000       60,623,725
Less accumulated dd&a...............     (1,260,605)                                                         (1,260,605)
                                      -------------  ---------------  ------------------  ---------------  ------------
  Property and equipment, net.......      3,144,370    15,563,458       38,905,292           1,750,000

Other assets........................        164,699                                                             164,699
                                      -------------  ---------------  ------------------  ---------------  ------------

  Total assets......................  $   4,576,008  $ 16,127,796     $ 39,055,292        $  2,500,000     $ 62,259,096
                                      -------------  ---------------  ------------------  ---------------  ------------
                                      -------------  ---------------  ------------------  ---------------  ------------
Accounts payable....................  $     911,396     1,000,000(f)                                          1,911,396
Revenue distribution payable........         68,131                                                              68,131
Accrued expenses....................        362,578        12,987(f)                                            375,565
Current portion of long-term debt...        401,085       564,338(f)                           416,665(b)     1,382,088
                                      -------------  ---------------  ------------------  ---------------  ------------
  Total current liabilities.........      1,743,190     1,577,325                              416,665        3,737,180

Long-term debt......................         22,680                                          3,120,763(b)     3,143,443
Non-recourse debt...................        864,000                                                             864,000
Accrued interest on non-recourse
  debt..............................        131,400                                                             131,400
Other long-term liabilities.........          9,918                                                               9,918
                                      -------------  ---------------  ------------------  ---------------  ------------
  Total liabilities.................      2,771,188     1,577,325                            3,537,428        7,885,941
Cumulative convertible preferred
  stock $.01 par value..............            860                                               (860)(d)
Common stock, $.01 par value........         99,359                        609,402(g)                           708,761
Unamortized value of warrants
  issued............................        (27,163)                                                            (27,163)
Paid in capital.....................     14,668,626                     38,445,890(c)(g)    (1,036,568)(d)   52,077,948
Retained earnings (deficit).........    (12,936,862)   14,550,471                                             1,613,609
                                      -------------  ---------------  ------------------  ---------------  ------------
  Total shareholders' equity........      1,804,820    14,550,471       39,055,292          (1,037,428)      54,373,155
Total liabilities and shareholders'
  equity............................  $   4,576,008  $ 16,127,796     $ 39,055,292        $  2,500,000     $ 62,259,096
                                      -------------  ---------------  ------------------  ---------------  ------------
                                      -------------  ---------------  ------------------  ---------------  ------------


NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS AND BALANCE SHEET

 (a) Geological and geophysical, delay rentals and exploratory dry hole costs for the year ended December 31, 1997 amounted to $5,230,470. These amounts are related to properties that are not expected to produce proved reserves, and as a result, are charged to expense under the successful efforts method of accounting, while they had been previously capitalized by Esenjay and Aspect under the full cost method of accounting. All other costs incurred by Esenjay and Aspect related to the acquired prospect are leasehold acquisitions costs which are capitalized for both full cost and successful efforts.


 (b) In conjunction with the Acquisition Agreement, the Company entered into the Initial Bridge Facility with Aspect Management Corporation on January 19, 1998, to provide bridge financing for operations and initial prospect development. The principal amount of $1.8 million bore interest at 18%, and was payable in twelve equal monthly installments including interest beginning no later than March 31, 1998. Subsequently, on February 23, 1998, also in conjunction with the Acquisition Agreement, the Company replaced the Initial Bridge Facility with a $7.8 million New Credit Facility. The New Credit Facility bears interest at prime plus 4% (initially 12.5%), and is payable in eleven monthly installments equal to one thirtieth (1/30th) of the outstanding principal debt evidenced by the note on July 31, 1998, with the first of such installments commencing on August 31, 1998, and continuing thereafter through June 30, 1999, with the remaining principal outstanding balance due on July 31, 1999. On the date of the execution of the New Credit Facility, the outstanding amount on the Initial Bridge Facility was $500,000. This amount was subsequently transferred to the New Credit Facility. In addition, the Company intends to redeem its Preferred Stock as part of the Acquisitions, and as such, intends to draw on the New Credit Facility for the funds necessary to redeem the Preferred Stock. The redemption price plus accrued and unpaid dividends at December 31, 1997 was $1,037,428. This amount combined with the current outstanding amount on the New Credit Facility is $3,537,428. Interest expense for the year ended December 31, 1997 on the outstanding amount was $442,179. As of December 31, 1997, $416,665 is included as current portion of long-term debt, with the remaining balance of $3,120,763 classified as long-term. To date, approximately $1.75 million of the outstanding amount has been used for prospect development, with the remaining amounts used for operations. Accordingly, $1.75 million is classified as property, with the remaining balance of $750,000 included as working capital on the balance sheet.



 (c) In connection with the Initial Bridge Facility discussed in Note (b), the Company issued warrants to purchase 50,000 shares of Common Stock at an exercise price of $3.00 per share. The $150,000 in proceeds from those warrants are included in cash at December 31, 1997. In addition, $131,250 is included in prepaid interest for the discount received between the grant price and the market price on the date of the grant. Since the recipients have guaranteed their pro rata share of the New Credit Facility, the prepaid interest will be amortized over the term of the underlying debt of 17 months.


 (d) In connection with the Acquisition Agreement discussed in Note (b) above, the Company intends to redeem its Preferred Stock at a redemption price of $10.00 per share plus all accrued and unpaid dividends. At December 31, 1997, the total redemption price for the 85,961 shares of outstanding Preferred Stock was $1,037,428.

 (e) Historical general and administrative expenses associated with personnel and facilities of Esenjay that would become part of the Company as a result of the Acquisitions amounted to approximately $1,483,000 for the year ended December 31, 1997.

 (f) Additions to working capital include the following:


                                                                     ACQUIRED
                                                                      ASSETS      ADJUSTMENTS
                                                                   -------------  -----------
Liabilities of Esenjay assumed by the Company....................  $  (1,000,000)
Proceeds from Warrants...........................................                  $ 150,000
Proceeds from new credit facility................................                    750,000
Accrued interest associated with Esenjay note payable to Aspect
  assumed by the Company(1)......................................        (12,967)
Accounts receivable from Aspect to Esenjay assumed by the
  Company........................................................        564,338
Current portion of long-term debt................................       (564,338)   (416,665)
                                                                   -------------  -----------
Total working capital (deficit)..................................  $  (1,012,987)  $ 483,335
                                                                   -------------  -----------
                                                                   -------------  -----------



 (g) The Company issued 10,106,700 shares of Common Stock in exchange for working interests in undeveloped oil and gas prospects with a historical full cost basis of $15,563,458 and fair market value of $54,468,750.


------------------------

 (1) Esenjay and Aspect have interests in common oil and gas prospects. As a result, Aspect has advanced Esenjay amounts to develop and explore those prospects. The entities have no common ownership or interests outside of said prospects.

                            BUSINESS AND PROPERTIES

GENERAL

    The Company is an independent energy company engaged in the exploration for and development of natural gas and oil reserves. The Company also has engaged in the acquisition, production, development and marketing of natural gas and oil. The Company's early growth was through acquisitions of natural gas reserves principally in the mid-continent area of Arkansas, Kansas, Oklahoma and Texas. In recent years, however, the Company's business activities have focused more on exploration and related developmental drilling projects in southern Louisiana and along the Gulf Coast of Alabama, Mississippi and Texas. The Company's current business objective is to increase its reserves by drilling natural gas and oil wells on prospects identified and developed through the use of well correlations, Computer Aided Exploration ("CAEX") technologies and 3-D seismic surveys.

    The description of the business and properties set forth below is primarily a description of the Company's historical and current business before consummation of the Acquisitions. If the Acquisitions are closed, the emphasis of the Company's business and properties will, in addition to the spread of risk, have shifted significantly toward moderate depth exploration projects located along the Texas Gulf Coast. Special emphasis will be placed upon natural gas oriented prospects often delineated by the presence of seismic hydrocarbon indicators.

    In 1997 the Company was confronted with several issues that resulted in the substantial depletion of its cash resources. Most significantly, the Company lost substantial revenues in 1996 due to the premature loss of production in its Mobile Bay area wells due to water encroachment. The Company also experienced significant delays in drilling on its Starboard Project. It responded by participation in a series of primarily third party originated projects, many of which were not confirmed by 3-D seismic data, and which drilling resulted in very poor results and minimal cash flow. The Board then directed the Company to seek a strategic business combination. After a significant search the Company entered into the Acquisition Agreement, which if consummated, will result in substantial changes in the Company's nature and scope. Management and the Board believe these changes will position the Company to effectively pursue its business strategy. If the agreements are not consummated, the Company would have to seek other partners or sell a majority of its project inventory to survive.

    The Company will substantially increase the scope and diversity of its portfolio of projects upon consummation of the Acquisitions. The acquired assets include substantial working interests in 28 exploration projects, almost all of which are natural gas oriented, located primarily along the Texas Gulf Coast. Most of the projects have been, are being, or will be enhanced with 3-D seismic data and CAEX technologies. The Acquisitions include leases or options in over 280,000 gross acres. The 3-D seismic data acquired will, when complete, cover approximately 1,500 square miles and will all have been shot and initially processed since November 1996. Drilling operations have commenced on four of the exploration projects to be acquired by the Company with substantial drilling anticipated through the remainder of this year.

    If the Acquisitions are consummated, the Company will have a significant number of projects that have reached the initial drilling stage, and the Company expects to spend over $25 million net to its interest in exploratory drilling during the following 12 months on over 30 wells. Management believes the Company then will represent a focused investment opportunity on a diverse array of technology enhanced, 3-D seismic confirmed, ready to drill natural gas oriented projects.

    The Company's strategy will be to use 3-D seismic and CAEX technologies to attempt to reduce the exploration risk on a significant spread of natural gas oriented projects. The Company's focus will be on certain trends along the Texas and Louisiana Gulf Coast that have a demonstrated history of prolific natural gas production from excellent quality reservoir rocks and that the Company believes have a profile suitable for the addition of value through seismic evalution. The Company believes such trends are prone to direct detection of hydrocarbons through the use of 3-D seismic data. The objective will be to further reduce risk by drilling at depths deep enough to discover sizable gas accumulations (generally below 8,000 to 12,500 feet), but not so deep as to be highly exposed to the greater mechanical risks and drilling costs incurred in the deep plays in the region. Unlike the Gulf of Mexico, where 3-D seismic data typically are owned and licensed by many companies that compete intensely for leases, the private right of ownership of onshore mineral rights makes it possible for individual exploration companies to proprietarily control the seismic data in focused core areas. A significant element of the Company's strategy will be to acquire substantial amounts of proprietary 3-D seismic data and significant acreage positions in order to seek to achieve a dominant position in its focused core areas. This strategy will be represented in the Company's project inventory if the Acquisitions are consummated.

    Before consummation of the Acquisitions, the Company's most significant project was its Starboard Project located in Terrebonne Parish, Louisiana. The Starboard Project is comprised of a group of distinct exploration prospects as well as proved undeveloped locations. The Company has devoted over three years to this project, which consists of mineral leases and options and a proprietary 3-D seismic survey over the Lapeyrouse Field. Project partners include Fina Oil and Chemical Company and others, although the Company is the largest working interest owner. Initial exploratory drilling based upon 3-D seismic and CAEX analysis should begin by mid-1998. The consummation of the Acquisitions will make the Company substantially less dependent upon the success or failure of the Starboard Project, and spread its opportunities and risks over an array of technology enhanced projects in a number of exploration trends.


    In addition to the Acquisitions, and in conjunction with them, the Company will hire most of Esenjay's employees, including Michael E. Johnson as a director, President and CEO. It also will revamp its Board of Directors with several additions, including Alex Cranberg as its Vice-Chairman. The Company believes these additions will significantly strengthen its technical resources and its overall management.


    In 1997 the Company implemented a drilling program it considered to be aggressive. In the first nine months of 1997, the Company participated in five dry holes and one unsuccessful sidetrack operation on South Louisiana prospects. It also participated in a dry hole in Mobile Bay, Alabama. The Company did, however, participate in two successful completions in Garvin County, Oklahoma, resulting from 3-D seismic data. No drilling was conducted in the fourth quarter. These results, coupled with limited capital resources, caused the Company to primarily focus on its Starboard Project and to look at potential consolidation opportunities. In this regard, it looked at potential asset acquisitions using stock and other potential opportunities, including business consolidations in order to increase efficiencies and exploration capital.


    As a result of its search for an appropriate business combination transaction, the Company entered into the Acquisition Agreement. Upon consummation of the transactions contemplated by the Acquisition Agreement, Esenjay and Aspect or its assignees would own an aggregate of approximately 85.93% of the issued and outstanding Common Stock. If the Company does not close the transaction set forth in the Acquisition Agreement, or find alternative sources of capital, or sell substantial interests in its prospect inventory, it will not have adequate liquidity to fund ongoing operations.


    The Company plans to continue to expand its exploration activities in the Gulf Coast area through several current activities, including (i) the Acquisitions; (ii) generation of prospects with its existing partners; (iii) identification of "bright spot" seismic anomalies; (iv) acquisition of acreage on additional high potential Gulf Coast exploration projects identified by the Company; and (v) evaluation of technology enhanced exploration prospect opportunities in Gulf Coast areas.

CAEX TECHNOLOGY AND 3-D SEISMIC

    The Company, either directly or through its partners, uses CAEX technology to collect and analyze geological, geophysical, engineering, production and other data obtained about potential gas or oil prospects. The Company uses this technology to correlate density and sonic characteristics of subsurface formations obtained from 2-D seismic surveys with like data from similar properties, and uses computer programs and modeling techniques to determine the likely geological composition of a prospect and potential locations of hydrocarbons.

    Once all available data has been analyzed to determine the areas with the highest potential within a prospect area, the Company may conduct 3-D seismic surveys to enhance and verify the geological interpretation of the structure, including its location and potential size. The 3-D seismic process produces a three-dimensional image based upon seismic data obtained from multiple horizontal and vertical points within a geological formation. The calculations needed to process such data are made possible by computer programs and advanced computer hardware.

    While large oil companies have used 3-D seismic and CAEX technologies for approximately 20 years, these methods were not affordable by smaller, independent gas and oil companies until more recently, when improved data acquisition equipment and techniques and computer technology became available at reduced costs. The Company began using 3-D seismic and CAEX technologies in 1992 and is using these technologies on a continuing basis. The Company believes that its use of CAEX and 3-D seismic technology may provide it with certain advantages in the exploration process over those companies that do not use this technology. These advantages include better delineation of the subsurface, which can reduce exploration risks and help optimize well locations in productive reservoirs. The Company believes these advantages can be readily validated based upon general industry experience as well as the experiences of Aspect and Esenjay. Because computer modeling generally provides clearer and more accurate projected images of geological formations, the Company believes it is better able to identify potential locations of hydrocarbon accumulations and the desirable locations for wellbores. However, the Company has not used the technology extensively enough to arrive any conclusion regarding the Company's ability to interpret and use the information developed from the technology.

EXPLORATION AND DEVELOPMENT


    The Company considers the Gulf Coast to be the premier area in the United States to explore for significant new reserves. This conclusion is based on several characteristics including (i) a large number of productive intervals throughout a significant sedimentary section, (ii) numerous wells with which to calibrate 3-D seismic data and (iii) complicated geological formations that the Company believes 3-D seismic technology is particularly well suited to interpret. In 1994, the Company began devoting more of its energy to the Gulf Coast region. The Company initially entered this area by evaluating the onshore shallow Frio/Miocene Trend. Its emphasis expanded to include larger exploration targets represented by large geological features such as those present in the Starboard Project. If the Acquisitions are consummated, its exploration project inventory will be along the Gulf Coast of Texas, Louisiana, Alabama and Mississippi. The focus will be on natural gas exploration prospects with a numerical concentration along the Texas Gulf Coast, many of which were delineated by seismic hydrocarbon indicators. Additional 2-D and 3-D seismic surveys may be required to evaluate these areas more fully, and when determined appropriate, the Company intends to acquire acreage and drill wells as indicated by the evaluations.



    The Company intends to drill prospects where the formations being tested are known to be productive in the general area and where it believes 3-D seismic can be used to increase resolution and thereby reduce risk. The extent to which the Company will pursue its activities in the Gulf Coast region will be determined by the availability of the Company's resources and the availability of joint venture partners.


    The Starboard Project is comprised of a group of exploration prospects as well as proved undeveloped locations. A 3-D seismic survey funded by Fina Oil and Chemical Company and its partners has been shot and processed. Interpretation began in March 1997 and the initial 3-D seismic data evaluated drill sites have been selected.

    The interests to be acquired pursuant to the Acquisition Agreement, which generally are natural gas oriented, are of such diversity and scope that the Company's projects will be substantially diversified if the

Acquisitions are closed. The projects acquired will make the Company substantially less dependent upon the success or failure of its Starboard Prospect.

ACQUISITIONS AND DIVESTMENTS

    The Company has periodically acquired producing natural gas and oil properties. In connection with each acquisition, the Company considers (i) current and historic production levels and reserve estimates, (ii) exploitation;
(iii) capital requirements; (iv) proximity of product markets; (v) regulatory compliance; (vi) acreage potential; and (vii) existing production transportation capabilities. The Company also considers the historic financial operating results and cash flow potential of each acquisition opportunity and whether the acquisition will improve the operations of other acquired properties. Evaluation of the merits of a particular acquisition is based, to the extent relevant, on all of the above factors as well as other factors deemed relevant by the Company's management.

    The Company has currently de-emphasized its producing property acquisition activities. If the Acquisitions are consummated, the Company intends to limit its near term producing property acquisitions to opportunities that facilitate its exploration activities. The Company may readdress this approach if it identifies an opportunity it believes to be of exceptional benefit to its shareholders.

    In September 1996, the Company completed the sale of its N.E. Cedardale field in Major County Oklahoma to OXY USA, Inc., for consideration totaling $3,550,000. The properties sold represented a substantial portion of the Company's Oklahoma production. The divestiture of the Oklahoma properties further facilitated the Company's focus of its resources on its Gulf Coast projects and reduced debt service requirements over the next three years in an amount greater than the anticipated net revenue from the properties sold. The sale included cash of $2,840,000 and certain exchange properties that were concurrently sold to a third party for $710,000, netting the Company $3,550,000.

HEDGING ACTIVITIES AND MARKETING

    The Company markets its natural gas through monthly spot sales. Because sales made under spot sales contracts result in fluctuating revenues to the Company depending upon the market price of gas, the Company may enter into various hedging agreements to minimize the fluctuations and the effect of price declines or swings. During January 1996, the Company, as required by a bank credit agreement, entered into a swap agreement on 62,500 MMBtu of its monthly mid-continent natural gas production for $1.566 per MMBtu for the period beginning April 1, 1996 and ending January 31, 1999. The swap, which is the Company's only current hedge, was reduced to 31,250 MMBtu on September 25, 1996, in connection with the sale of the N.E. Cedardale field. The Company recorded a loss of $212,000 on this swap reduction. The Company's net gas production currently is less then the volumes hedged. As of December 31, 1997 the Company had an accrued liability of $128,936 to recognize the projected loss from the hedges. The Company has not recently conducted an active hedging program other than as required by the Credit Agreement. In that regard, the Company had net losses of $814,029 in 1996, which includes the $212,000 loss on the swap reductions, and $375,410 in 1997 on its required hedged positions.

    All of the Company's oil production is now sold under market-sensitive or spot price contracts. The Company's revenues from oil sales fluctuate depending upon the market price of oil. No purchaser accounted for more than 10% of the Company's total revenue in 1996 or 1997. The Company does not believe the loss of any existing purchaser would have a material adverse effect on the Company.

    In December 1991, the Company entered into and performed under a seven-year fixed price contract with an industrial end-user, Waldorf Corporation, for the delivery of 7.1 Bcf of natural gas. The contract included certain prepayments to the Company. The agreement was satisfied in January 1996 when the Company entered into an agreement with Waldorf to terminate the agreement as of January 31, 1996. The Company paid Waldorf $2,181,489, which represents a return of Waldorf's advance on 2,490,103 MMBTU's of natural gas, plus a settlement payment of $313,912. The Company has been able to sell all natural gas production to other sources at equal or higher prices since the termination of the contract. The Company anticipates that it will be able to continue to sell all available natural gas production in the foreseeable future.

PRINCIPAL AREAS OF OPERATIONS

    The Company owns and operates producing properties located in four states with proved reserves located primarily in Louisiana, Oklahoma and Texas. The Company currently owns interests in six wells it operates and also owns non-operated interests in approximately 27 producing wells in Oklahoma, Louisiana and Texas. Daily production from both operated and non-operated wells net to the Company's interest averaged 332.34 Mcf per day and 19.96 Bbls of oil per day for the year ended December 31, 1997. These properties have provided the Company's revenues to date.

GAS AND OIL RESERVES

    Set forth below is certain information concerning the Company's net proved reserves, projected future production, estimated future net revenue from proved reserves and the present value of such estimated net revenue as of the dates set forth below. The estimates were based upon a review of production histories and other geologic, economic, ownership and engineering data. In determining the estimates of the reserve quantities that are economically recoverable, the Company used selling prices and estimated development and production costs in effect as of the dates of such estimates and, where no prior sales existed, selling prices and production costs of comparable wells in the general area were used. In accordance with guidelines promulgated by the Commission, no price or cost escalation or deescalation was considered. The information set forth below does not include the Esenjay Assets or the Aspect Assets.

    ESTIMATED PROVED RESERVES. The following table sets forth summary information regarding the Company's gas and oil reserves at December 31, 1997.

                                                                                     GAS
                                                              GAS         OIL     EQUIVALENT
                                                             (MCF)       (BBL)    (MCFE)(1)
                                                           ----------  ---------  ----------
Proved developed reserves................................     521,345     24,358     667,493
Proved undeveloped reserves..............................   4,979,018     90,041   5,519,264
Total proved reserves....................................   5,500,363    114,399   6,186,757

------------------------

(1) Oil production is converted to Mcfe at the rate of six Mcf of natural gas per Bbl of oil, based upon the approximate energy content of natural gas and oil.

    ESTIMATE OF FUTURE NET REVENUE FROM PROVED RESERVES. The following table sets forth summary information regarding estimated future net revenue and the present value of future net revenue from the Company's net proved reserves as of December 31, 1997.

                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  ------------
Estimated total future net revenue(1)...........................................   $8,283,153
Present value of future net revenue(2)..........................................   $4,025,657

------------------------

(1) Estimated future net revenue represents estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date indicated. The amounts shown do not give effect to non-property related expenses, such as general and administrative expenses, debt service and future income tax expense or to depreciation, depletion and amortization.

(2) Present value is calculated by discounting estimated future net revenue by 10% annually.

DRILLING ACTIVITY

    The Company drilled only one well in each of 1991, 1992 and 1993, and each of such wells were productive. In 1994, the Company drilled five exploratory wells, of which four were productive, and one developmental well, which was not productive. In 1995, the Company drilled seven exploratory wells of which four were productive. In 1996, the Company participated in the drilling of four Garvin County, Oklahoma, wells of which two were productive. In 1997, the Company participated in eight wells, drilled one sidetrack operation in an existing wellbore, which operations have resulted in two successful completions, six dry holes, and one unsuccessful sidetrack operation due to mechanical difficulties.

PRODUCTIVE WELL SUMMARY

    The following table sets forth certain information regarding the Company's ownership as of December 31, 1997 of productive gas and oil wells in the areas indicated.

                                                                           GAS                     OIL
                                                                  ----------------------  ----------------------
                                                                     GROSS        NET        GROSS        NET
                                                                  -----------  ---------  -----------  ---------
Oklahoma........................................................           5         .04           8         .20
Texas...........................................................           1        0.07           5        2.22
Louisiana.......................................................           2        0.79           0           0
Kansas..........................................................           1        0.10           0           0
                                                                         ---         ---         ---         ---
    Total.......................................................           9        1.00          13        2.42
                                                                         ---         ---         ---         ---
                                                                         ---         ---         ---         ---

VOLUMES, PRICES AND PRODUCTION COSTS

    The following table sets forth certain information regarding the production volumes, average prices received and average production costs associated with the Company's sale of gas and oil for the periods indicated.

                                                                             YEAR ENDED
                                                                            DECEMBER 31,
                                                                        ---------------------
                                                                           1996       1997
                                                                        ----------  ---------
Net Production:
  Oil (Bbl)...........................................................       9,276      7,286
  Gas (Mcf)...........................................................   1,406,016    121,304
  Gas equivalent (Mcfe)...............................................   1,461,672    165,020
Average sales price:
  Oil ($ per Bbl).....................................................      $20.99     $20.28
  Gas ($ per Mcf).....................................................      $ 2.18     $ 2.06
  Average production expenses and taxes ($ per Mcfe)..................      $ 0.78     $ 2.13

------------------------

(1) Includes $164,792 in costs associated with fulfillment of contractual transportation obligations on the Company's Mobil Bay Properties. If this amount were not included, the average production taxes and excess for Mcfe would have been $1.13.

LEASEHOLD ACREAGE

    The following table sets forth as of December 31, 1997, the gross and net acres of proved developed and proved undeveloped gas and oil leases which the Company holds or has the right to acquire.

                                                                PROVED          PROVED UNDEVELOPED
                                                              DEVELOPED
                                                         --------------------  --------------------
STATE                                                      GROSS       NET       GROSS       NET
-------------------------------------------------------  ---------  ---------  ---------  ---------
Oklahoma...............................................     38,606     14,091      1,370        452
Texas..................................................     10,742      1,999         54         54
Alabama................................................      5,156      4,877      5,710      1,805
Arkansas...............................................      1,672        357      6,360      2,544
Louisiana..............................................      1,474        449      4,075      3,397
Kansas.................................................      1,600        126
                                                         ---------  ---------  ---------  ---------
    Total..............................................     59,250     21,899     17,569      8,252
                                                         ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------

COMPETITION

    The gas and oil industry is highly competitive in all of its phases. The Company encounters strong competition from other gas and oil companies in all areas of its operations, including the acquisition of exploratory and producing properties, the permitting and conducting of seismic surveys and the marketing of gas and oil. Many of these competitors possess greater financial, technical and other resources than the Company. Competition for the acquisition of producing properties is affected by the amount of funds available to the Company, information about producing properties available to the Company and any standards the Company establishes from time to time for the minimum projected return on investment. Competition also may be presented by alternative fuel sources, including heating oil and other fossil fuels, There has been increased competition for lower risk development opportunities and for available sources of financing. In addition, the marketing and sale of natural gas and processed gas are competitive. Because the primary markets for natural gas liquids are refineries, petrochemical plants and fuel distributors, prices generally are set by or in competition with the prices for refined products in the petrochemical, fuel and motor gasoline markets.

REGULATION

    GENERAL. The gas and oil industry is extensively regulated by federal, state and local authorities. In particular, gas and oil production operations and economics are affected by price controls, environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. Gas and oil industry legislation and agency regulation are under constant review for amendment and expansion for a variety of political, economic and other reasons. Numerous regulatory authorities, federal, and state and local governments issue rules and regulations binding on the gas and oil industry, some of which carry substantial penalties for failure to comply. The regulatory burden on the gas and oil industry increases the Company's cost of doing business and, consequently, affects its profitability. The Company believes it is in compliance with all federal, state and local laws, regulations and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

    SEISMIC PERMITS. Current law in the State of Louisiana requires permits from owners of at least an undivided 80% interest in each tract over which the Company intends to conduct seismic surveys. As a result, the Company may not be able to conduct seismic surveys covering its entire area of interest.

Moreover, 3-D seismic surveys typically are conducted from various locations both inside and outside the area of interest to obtain the most detailed data of the geological features within the area. To the extent that the Company is unable to obtain permits to access locations to conduct the seismic surveys, the data obtained may not be as detailed as might otherwise be available.

    EXPLORATION AND PRODUCTION. The Company's operations are subject to various regulations at the federal, state and local levels. Such regulations include (i) requiring permits for the drilling of wells; (ii) maintaining bonding requirements to drill or operate wells; and (iii) regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandoning of wells and the disposal of fluids used in connection with well operations. The Company's operations also are subject to various conservation regulations. These include the regulation of the size of drilling and spacing units, the density of wells that may be drilled, and the unitization or pooling of gas and oil properties. In addition, state conservation laws establish maximum rates of production from gas and oil wells, generally prohibiting the venting or flaring of gas, and impose certain requirements regarding the ratability of production. The effect of these regulations is to limit the amount of gas and oil the Company can produce from its wells and to limit the number of wells or the locations at which the Company can drill. Recently enacted legislation and regulatory action in Texas and Oklahoma is intended to reduce the total production of natural gas in those states. Although such restrictions have not had a material impact on the Company's operations to date, the extent of any future impact therefrom cannot be predicted.

    NATURAL GAS MARKETING, GATHERING AND TRANSPORTATION. Federal legislation and regulatory controls in the United States have historically affected the price of the natural gas produced by the Company and the manner in which such production is marketed. The transportation and sale for resale of natural gas in interstate commerce are regulated by the Federal Energy Regulatory Commission ("FERC") pursuant to the Natural Gas Act and the Natural Gas Policy Act of 1978 ("NGPA"). The maximum selling prices of natural gas were formerly established pursuant to regulation. However, on July 26, 1989, the Natural Gas Wellhead Decontrol Act of 1989 ("Decontrol Act") was enacted, which terminated wellhead price controls on all domestic natural gas on January 1, 1993 and amended the NGPA to remove completely by January 1, 1993 price and nonprice controls for all "first sales" of natural gas, which will include all sales by the Company of its own production. Consequently, sales of the Company's natural gas currently may be made at market prices, subject to applicable contract provisions. The FERC's jurisdiction over natural gas transportation was unaffected by the Decontrol Act.

    The FERC also regulates interstate natural gas transportation rates and service conditions, which affect the marketing of natural gas produced by the Company, as well as the revenues received by the Company for sales of such natural gas. Since the latter part of 1985, the FERC has endeavored to make interstate natural gas transportation more accessible to gas buyers and sellers on an open and nondiscriminatory basis. The FERC's efforts have significantly altered the marketing and pricing of natural gas. Commencing in April 1992, the FERC issued Order Nos. 636, 636-A and 636-B (collectively, "Order No. 636"), which, among other things, require interstate pipelines to "restructure" their services to provide transportation separate or "unbundled" from the pipelines' sales of gas. Also, Order No. 636 requires interstate pipelines to provide open-access transportation on a basis that is equal for all gas supplies. Order No. 636 has been implemented through decisions and negotiated settlements in individual pipeline services restructuring proceedings. In many instances, the result of Order No. 636 and related initiatives have been to substantially reduce or eliminate the interstate pipelines' traditional role as wholesalers of natural gas in favor of providing only storage and transportation services. The FERC has issued final orders in virtually all pipeline restructuring proceedings, and has now commenced a series of one year reviews to determine whether refinements are required regarding he implementation by individual pipelines Order No. 636. In July 1996, the United States Court of Appeals for the District of Columbia Circuit largely upheld Order No. 636.

    Although Order No. 636 does not regulate natural gas production operations, the FERC has stated that Order No. 636 is intended to foster increased competition within all phases of the natural gas industry. It is unclear what impact, if any, increased competition within the natural gas industry under Order No. 636 will have on the Company and its natural gas marketing efforts. Although Order No. 636 could provide the Company with additional market access and more fairly applied transportation service rates, terms and conditions, it could also subject the Company to more restrictive pipeline imbalance tolerances and greater penalties for violation of those tolerances. The Company does not believe, however, that it will be affected by any action taken with respect to Order No. 636 materially differently than other natural gas producers and marketers with which it competes.

    The FERC has recently announced its intention to reexamine certain of its transportation-related policies, including the appropriate manner for setting rates for new interstate pipeline construction, the manner in which interstate pipeline shippers may release interstate pipeline capacity under Order No. 636 for resale in the secondary market, and the use of negotiated and market-based rates and terms and conditions for interstate gas transmission. While any resulting FERC action would affect the Company only indirectly, the FERC's stated intention is to further enhance competition in natural gas markets.

    Additional proposals and proceedings that might affect the natural gas industry are considered from time to time by Congress, the FERC, state regulatory bodies and the courts. The Company cannot predict when or if any such proposals might become effective, or their effect, if any, on the operations of the Company. The natural gas industry historically has been very heavily regulated; therefore, there is no assurance that the less stringent regulatory approach recently pursued by the FERC and Congress will continue indefinitely into the future.

    LOUISIANA LEGISLATION. The Louisiana legislature passed Act 404 in 1993, which permits a party transferring an oil field site to establish a site-specific trust account for such oil field. If the site-specific trust account is established in accordance with the requirements of the statute, the party transferring the oil field site shall not thereafter be held liable by the state for any site restoration costs or actions associated with the transferred oil field site. The parties to a transfer may elect not to establish a site-specific trust account, however, in the absence of such an account, the transferring party will continue to have liability for the costs of restoration of the site. If the parties to a transfer elect to establish a site-specific trust account pursuant to the statute, the Louisiana Department of Natural Resources ("DNR") requires an oil field site restoration assessment to be made at the time of the transfer or within one year thereafter, to determine the site restoration requirements existing at the time of transfer. Based upon the site restoration assessment, the parties to the transfer must propose to the DNR a funding schedule for the site-specific trust account, providing for some contribution to the account at the time of transfer and at least quarterly payment thereafter. If the DNR approves the establishment and funding of the site-specific trust account, the purchaser will thereafter be the responsible party to the state, except that the failure of a transferring party to make a good faith disclosure of all oil field site conditions existing at the time of the transfer will render that party liable for the costs of restoration of such undisclosed conditions in excess of the balance of the site-specific trust fund.

    OIL SALES AND TRANSPORTATION RATES. Sales of crude oil, condensate and gas liquids by the Company are not regulated and are made at market prices. The price the Company receives from the sale of these products is affected by the cost of transporting the products to market. Effective as of January 1, 1995, the FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which would generally index such rates to inflation, subject to certain conditions and limitations. These regulations could increase the cost of transporting crude oil, liquids and condensate by pipeline. These regulations are subject to pending petitions for judicial review. The Company is not able to predict with certainty what effect, if any, these regulations will have on it, but other factors being equal, the regulations may tend to increase transportation costs or reduce wellhead prices for such commodities.

    ENVIRONMENTAL MATTERS. The Company's oil and natural gas exploration, development and production operations are subject to stringent federal, state and local laws governing the discharge of materials into the environment or otherwise relating to environmental protection. Numerous governmental agencies, such as the Environmental Protection Agency ("EPA"), issue regulations to implement and enforce such laws, which often require difficult and costly compliance measures that carry substantial civil and criminal penalties for failure to comply. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands, ecologically sensitive and other protected areas, require some form of remedial action to prevent pollution from former operations, such as plugging abandoned wells, and impose substantial liabilities for pollution resulting from the Company's operations. In addition, these laws, rules and regulations may restrict the rate of oil and natural gas production below the rate that would otherwise exist. The regulatory burden on the oil and gas industry increases the cost of doing business and consequently affects its profitability. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly waste handling, disposal or cleanup requirements could adversely affect the Company's operations and financial position, as well as those of the oil and gas industry in general. While management believes that the Company is in substantial compliance with current applicable environmental laws and regulations and the Company has not experienced any material adverse effect from compliance with these environmental requirements, there is no assurance that this will continue in the future.

    The primary environmental statutory and regulatory programs that affect the Company's operations include the following:

    The Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), also known as "Superfund," imposes liability without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to be responsible for the release of a "hazardous substance" into the environment. These persons include (i) the current owner and operator of a facility from which hazardous substances are released, (ii) owners and operators of the facility at the time the disposal of hazardous substances took place, (iii) generators of hazardous substances who arranged for the disposal or treatment at or transportation to such facility of hazardous substances and (iv) transporters of hazardous substances to disposal or treatment facilities selected by them.

    Under CERCLA, such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances or other pollutants into the environment. Furthermore, although petroleum, including crude oil and natural gas, is exempt from CERCLA, at least two courts have ruled that certain wastes associated with the production of crude oil may be classified as "hazardous substances" under CERCLA, and thus such wastes may become subject to liability and regulation under CERCLA. Regulatory programs aimed at remediation of environmental releases could have a similar impact on the Company.

    The Federal Water Pollution Control Act of 1972 ("FWPCA") as amended, also known as the Clean Water Act ("CWA"), imposes restrictions and strict controls regarding the discharge of pollutants including produced waters and other oil and gas wastes, into waters of the United States (as defined in the CWA). The discharge of pollutants into regulated waters is prohibited, except in accord with the terms of a permit issued by EPA or the state. These proscriptions also prohibit certain activity in wetlands unless authorized by a permit issued by the U.S. Army Corps of Engineers. Sanctions for unauthorized discharges include administrative, civil and criminal penalties, as well as injunctive relief.

    The Oil Pollution Act of 1990 ("OPA") amends certain provisions of the CWA, and other statutes as they pertain to the prevention of and response to spills or discharges of hazardous substances or oil into navigable waters. Under OPA, a person owning or operating a facility or equipment (including land drilling equipment) from which there is a discharge or threat of a discharge of oil into or upon navigable waters or adjoining shorelines is liable, regardless of fault, as a "responsible party" for removal costs and damages. Federal law imposes strict, joint and several liability on facility owners for containment and clean-up costs and certain other damages, including natural resource damages, arising from a spill.

    The EPA is also authorized to seek preliminary and permanent injunctive relief and, in certain cases, criminal penalties and fines. State laws governing the control of water pollution also provide varying civil and criminal penalties and liabilities in the case of releases of petroleum or its derivatives into surface waters or into the ground. In the event that a discharge occurs at a well site at which the Company is conducting production operations, the Company may be exposed to claims that it is liable under OPA, the CWA or similar state laws.

    The Resource Conservation and Recovery Act ("RCRA"), as amended, generally does not regulate most wastes generated by the exploration and production of oil and gas. RCRA specifically excludes from the definition of hazardous waste "drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy." However, these wastes may be regulated by EPA or state agencies as solid waste. Moreover, ordinary industrial wastes, such as paint wastes, waste solvents, laboratory wastes, and waste compressor oils, may be regulated as hazardous waste. Pipelines used to transfer oil and gas may also generate some hazardous wastes. Although the costs of managing solid and hazardous waste may be significant, the Company does not expect to experience more burdensome costs than similarly situated companies involved in oil and gas exploration and production.

TITLE TO PROPERTIES

    Title to properties is subject to royalty, overriding royalty, carried working, net profits, working and other similar interests and contractual arrangements customary in the gas and oil industry, liens for current taxes not yet due and other encumbrances. As is customary in the industry in the case of undeveloped properties, little investigation of record title is made at the time of acquisition (other than a preliminary review of local records). Investigations including a title opinion of local counsel generally are made before commencement of drilling operations. The Company has granted to an affiliate of a major public utility a mortgage on its interest in the Starboard Project to secure repayment of the funding provided by the affiliate and relating to the prospect, and has granted to Bank of America Illinois a mortgage on virtually all remaining producing gas and oil properties to secure repayment under the Credit Agreement. The Company has also granted a mortgage on certain properties, including the Esenjay Assets and the Aspect Assets, to secure the financing provided by the New Credit Facility.

OPERATING HAZARDS AND INSURANCE

    The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

    The Company maintains a gas and oil lease operator insurance policy that insures the Company against certain sudden and accidental risks associated with drilling, completing and operating its wells.

There can be no assurance that this insurance will be adequate to cover any losses or exposure to liability. The Company also carries comprehensive general liability policies and an umbrella policy. The Company and its subsidiaries carry workers' compensation insurance in all states in which they operate. The Company maintains various bonds as required by state and federal regulatory authorities. Although the Company believes these policies are customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of sufficient magnitude, could have a material adverse effect on the Company and its financial condition. If the Company experiences significant claims or losses, the Company's insurance premiums could be increased, which may adversely affect the Company and its financial condition, or limit the ability of the Company to obtain coverage. Any difficulty in obtaining coverage may impair the Company's ability to engage in its business activities.

FACILITIES

    The Company leases approximately 7,600 square feet of office space in Houston, Texas, at an annual rent of $117,068. The lease expires in September 2001. In connection with the Acquisitions, the Company will assume a lease (the "Lease") of Esenjay for 8,242 square feet of office space in Corpus Christi, Texas. The monthly rent is $7,555, and the Lease expires on June 30, 1998. The Company currently is leasing more office space than it needs, and intends to sublet a portion of its office space in 1998.

EMPLOYEES

    The Company has seven full-time and two part-time employees in its Houston, Texas office. Their functions include management, production, geology, geophysics, land, legal, gas marketing, accounting, financial planning and administration. Certain operations of the Company's field activities are accomplished through independent contractors who are supervised by the Company. The Company believes its relations with its employees and contractors are good. No employees of the Company are represented by a union.

LEGAL PROCEEDINGS


    Esenjay was a defendant in a lawsuit regarding injuries to a former employee that resulted in a judgment against Esenjay of approximately $17,700,000. The judgment was settled by Esenjay's insurers, who agreed to make cash payments to the plaintiff, and by Esenjay who agreed to implement a mutually agreeable work safety plan. The settlement was entered into and approved by the court entering an agreed judgment on December 3, 1997. On approximately April 16, 1998, the plaintiff filed an action against both Esenjay and the Company alleging, in part, that Esenjay has failed and refused to implement an appropriate safety plan and entered negotiations with the Company to convey material assets to it which, if consummated, would negate plaintiffs benefits to be obtained by Esenjay's safety plan, thereby fraudulently inducing plaintiff to settle the judgment against Esenjay. The Company believes the claims are not supported by the facts and are without merit. The Company and Esenjay intend to vigorously defend the claims.

MARKET AND DIVIDEND DATA

    The Company's Common Stock is traded on the Nasdaq Small-Cap Market under the symbol "FNGC". At April 1, 1998, the Company estimates there are approximately 84 common shareholders of record and 2,337 beneficial owners of the Common Stock.

    For the periods indicated below, the following table sets forth the range of high and low sales prices for the Company's Common Stock, as reported by Nasdaq.

                                                                           HIGH        LOW
                                                                        ----------  ----------
CALENDAR YEAR 1996
  First Quarter.......................................................  $  2-11/16  $  1-27/64
  Second Quarter......................................................  $  2-11/16  $    1-7/8
  Third Quarter.......................................................  $    2-3/4  $    1-5/8
  Fourth Quarter......................................................  $  2-15/16  $        2
CALENDAR YEAR 1997
  First Quarter.......................................................  $   3-9/16  $   2-1/16
  Second Quarter......................................................  $    2-3/8  $  1-11/16
  Third Quarter.......................................................  $        2  $      5/8
  Fourth Quarter......................................................  $        2  $    11/16
CALENDAR YEAR 1998
  First Quarter.......................................................  $   1-3/16  $    11/16
  Second Quarter (through April 21, 1998).............................  $   1-1/16  $    23/32

    The closing price of the Common Stock on January 21, 1998, the day before the public announcement of the execution of the Acquisition Agreement, was $1.031.

                            SELECTED FINANCIAL DATA

    The following table sets forth selected historical information of the Company for the two years ended and as of December 31, 1997. Selected Financial Data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and the related notes thereto included elsewhere in this Proxy Statement.


                                                                    YEAR ENDED DECEMBER 31,
                                                                  ----------------------------
                                                                      1996           1997
                                                                  -------------  -------------
STATEMENT OF OPERATIONS DATA:
Oil and Gas Revenues(a).........................................  $   3,176,861  $     664,126
Operating fees..................................................        213,834         55,021
Other revenues(b)...............................................       (223,903)       189,462
                                                                  -------------  -------------
  Total revenues................................................      3,166,792        908,609
                                                                  -------------  -------------
Lease operating expenses........................................        556,925        427,240
Production taxes................................................        207,969         24,497
Transportation and gathering....................................        368,716        143,265
DD&A(c).........................................................      2,237,648        315,880
Impairment of oil and gas properties(d).........................         51,000        349,384
Exploration costs(e)............................................      1,317,161      2,258,702
Delay rentals(f)................................................       --              211,690
Interest expense................................................        783,872         60,942
General and administrative......................................      2,217,099      2,070,812
Other expenses(g)...............................................        451,421       --
                                                                  -------------  -------------
  Total expenses................................................      8,191,811      5,862,412
                                                                  -------------  -------------
  Net loss......................................................     (5,025,019)    (4,953,803)
Cumulative preferred stock dividend.............................        103,153        103,153
                                                                  -------------  -------------
Net loss applicable to common stockholders......................  $  (5,128,172) $  (5,056,956)
                                                                  -------------  -------------
                                                                  -------------  -------------
  Net loss per share............................................  $       (0.72) $       (0.51)
                                                                  -------------  -------------
                                                                  -------------  -------------


                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1996          1997
                                                                    ------------  ------------
BALANCE SHEET DATA:
Cash and cash equivalents(h)......................................  $  4,956,656  $    690,576
Property and equipment, net.......................................     3,435,924     3,144,370
Total assets......................................................     9,631,192     4,576,008
Long-term debt (including current maturities).....................     1,311,552     1,297,683
Stockholders' equity..............................................     6,738,826     1,804,820

------------------------

Notes to Selected Financial Data

(a) Oil and gas revenues decreased from $3.2 million in 1996 to $.7 million in 1997 primarily due to ceased production from the Mobile Bay wells and the sale of producing properties.

(b) Other revenues increased from ($.2) million in 1996 to $.2 million in 1997 primarily due to the gain on the sale of assets and a decrease in realized losses on commodity transactions.

(c) Depletion, Depreciation, and Amortization decreased from $2.2 million in 1996 to $.3 million in 1997 primarily due to the abandonment of previously producing wells in the Mobile Bay prospect.

(d) Impairment of oil and gas properties increased from $51,000 in 1996 to $349,384 in 1997 primarily due to the abandonment of previously producing wells in the Mobile Bay prospect.

(e) Exploration costs and delay rentals increased from $1.3 million in 1996 to $2.5 million in 1997 primarily due to the dry holes drilled in 1997.

(f) Interest expense decreased from $783,872 in 1996 to $60,942 in 1997 primarily due to the reduction in the Company's outstanding bank debt during 1997.

(g) 1996 includes other expense items for the purchase and settlement of deferred gas contracts. There were no such expenses during 1997.

(h) Cash and cash equivalents decreased from $5.0 million in 1996 to $.7 million primarily due to the operating loss incurred during 1997.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    The following discussion and analysis reviews the Company's operations for the years ended December 31, 1997 and 1996 and should be read in conjunction with its consolidated financial statements and related notes thereto.

OVERVIEW

    In mid-1996, the Company refocused its activities from acquiring gas reserves principally in the Mid-Continent region of the United States to concentrate on exploration and related development drilling projects in Southern Louisiana and along the Gulf Coast region of Alabama, Mississippi and Texas. The Company's most significant interest in the Gulf Coast region is the Starboard Project, which is comprised of a group of exploration prospects as well as undeveloped locations.

    During 1996 and 1997, the Company's drilling activities, which were based significantly on 2-D seismic data, were unsuccessful. This unsuccessful drilling activity, along with an unexpected drop in production from the Company's Mobile Bay area wells, reduced the Company's cash and capital resources at the time the drilling phase of the Starboard Project was approaching. To address the Company's capital needs for the Starboard Project and other activities, the Board of Directors, at its meeting on August 12, 1997, directed management to look for potential assets to acquire in exchange for the Company's Common Stock, to identify and review potential business consolidation opportunities, identify potential partners to help fund the Company's proposed drilling activities on the Starboard Project and in other locations, and to consider any other avenues to strengthen the Company's capital resources and diversify its exploration opportunities. The Board also directed management to reduce overhead wherever prudently possible and the Company retained an investment advisor to aid in achieving these objectives.

    To better the position the Company to enter into a potential transaction, the Company called a special shareholders meeting to increase its authorized Common Stock from 20,000,000 to 40,000,000 shares. The Company's shareholders approved the increase on October 20, 1997. The Board also determined to not further extend any existing employment contracts with senior management, and to settle any deferred compensation liabilities with those individuals, to create more flexibility in all appropriate alternatives for strategic consolidations.

    The Company, in conjunction with its investment advisor, began reviewing sources of capital and consolidation candidates, and where appropriate, entered preliminary discussions to identify those candidates that the Company considered most attractive and that had a similar interest in pursuing negotiations.

    The Company explored a series of such transactions and ultimately management brought four proposals to its Board of Directors. The Board, after receipt of the advice of management and its investment adviser, and receipt of due diligence reports and other materials, unanimously agreed that the transaction with Aspect and Esenjay was the best option for the Company's shareholders. The Acquisition Agreement was executed January 19, 1998, and is subject to, among other items, approval by the Company's shareholders. The Company's ongoing business plan is substantially dependent upon approval of the Acquisitions by its shareholders and the closing of the Acquisitions. If closed, the Company will convey a substantial majority of its Common Stock to acquire an array of significant technology enhanced natural gas oriented exploration projects, many of which are ready to drill. The Company believes the Acquisitions will facilitate expanded access to capital markets due to the value and diversity of its exploration project portfolio. The Company also believes the members of Esenjay's management that will join the Company after consummation of the Acquisitions will significantly enhance the Company's management team. Conversely, if the Acquisitions are not closed, the Company would be required to rapidly find another consolidation, or other capital sources, or sell substantial interests in its existing exploration projects or it would be unable to fund ongoing operations.

YEAR 2000

    The Company has recognized the need to ensure its systems, equipment and operations will not be adversely impacted by the change to the calendar year 2000. As such, the Company operates on an internally designed software package that is compliant with the year 2000. The Company is attempting to identify other potential areas of risk and has begun addressing these in its planning, purchasing and daily operations. The total costs of connecting all internal systems, equipment and operations to the year 2000 has not been fully quantified, but it is not expected to be a material cost to the Company. However, although no estimates can be made as to the potential adverse impact resulting from the failure of third party service providers and vendors to prepare for the year 2000 the Company intends to formulate a plan to deal with potential year 2000 issues.

COMPARISON OF 1997 TO 1996

    REVENUE. Total revenues decreased 71.3% from $3,166,792 for the year ended December 31, 1996, to $908,609 for the year ended December 31, 1997.

    Total gas and oil revenues decreased 79.1% from $3,176,861 to $664,126. The decrease in gas and oil revenues was primarily attributable to ceased production from the Mobile Bay wells, which came on stream in December of 1995, and from the sale of properties discussed below. A contributing factor in the decline in gas and oil revenues was the sale of the Company's NE Cedardale field located in Major County, Oklahoma in September 1996. The Company recorded gas and oil revenues associated with these factors of $2,003,251 for 1996 and $62,471 for 1997. The remainder of this decrease is primarily attributable to sales of other interests and gas price fluctuations. Operating fees to the Company decreased from $213,834 for the year 1996 to $55,021 for the year 1997, due to the sale of a substantial portion of the Company's operated properties. The decrease in gas and oil revenues was partially offset by an increase in gain on sale of assets of $201,583 from $250,437 reported for 1996 to $452,020 reported for 1997. The increase is due to the sell down of certain Company prospects and the sale of certain Company properties located in Texas, Oklahoma and Arkansas. The Company realized losses from various commodity transactions totaling $375,410 for the year ended December 31, 1997. The decrease in the loss is primarily attributable to the amended swap agreement with Bank of America in September of 1996, which decreased the volume of the swap agreements. This compares to a realized loss of $814,029 for the same period 1996. Settlement costs in connection with the amendment to the swap agreement with Bank of America totaling $212,000 are included in the 1996 realized losses from commodity transactions. These swap agreement losses were attributable to various transactions in which the Company hedged its future gas delivery obligations as a requirement under the Credit Agreement. The determination of gains or losses is directly affected by the spot gas prices being higher or lower than the hedge contracts for the same period. In addition to the realized losses from commodity transactions, the Company accrued $128,936 for unrealized losses for the year ended December 31, 1997. This was the amount by which the hedges in place exceeded the production. There were no accrued losses at December 31, 1996. The Company also had other revenues of $241,788 for the year ended December 31, 1997 as compared to $339,689 for the year ended December 31, 1996. The reduction is primarily attributable to reduced revenues realized from the performance of exploratory and geophysical data processing on a fee basis. Included in the year ended December 31, 1997 other revenue is a net gain of $25,794 from the Company's officers deferred compensation settlement, which was executed on August 15, 1997.

    COSTS AND EXPENSES. Total costs and expenses decreased 28.4% from $8,191,811 in 1996 to $5,862,412 in 1997. Although there were increases in exploration costs, delay rentals and unrealized loss on commodity transactions, there were decreases in lease operating expenses, production taxes, transportation, depreciation, interest expense, cost of settling gas contracts and futures contracts and general and administrative expenses, which resulted in the net decrease as more fully described below.

    Exploration costs increased 71.5% from $1,317,161 in 1996 to $2,258,702 in 1997. The exploration costs in 1997 reflect $380,464 of charges attributable to expensed investments, and $1,772,746 of dry hole costs. The increase was due to increased exploratory drilling.

    Delay rental transactions were $211,690 for the year ended December 31, 1997. This increase was primarily attributed to rental obligations of the Company's Starboard Project. There were no such transactions for the same period in 1996.

    Lease operating expense decreased 23.3% from $556,925 in 1996 to $427,240 in 1997. The reduction in lease operating costs was attributable to the sale of operated properties including the N.E. Cedardale field sale in September of 1996, and a decline in rework activities. Of the year ended December 31, 1997 total lease operation costs, $99,809 was attributable to plugging and abandonment costs of the Company's Mobile Bay wells, which were plugged during 1997. Production taxes declined 88.2% from $207,969 in 1996 to $24,497 in 1997 due to reduced production as a result of the sale of certain of the Company's properties including the N.E. Cedardale field and other properties in Texas, Arkansas and Oklahoma.

    Transportation and gathering costs decreased from $368,716 in 1996 to $143,265 in 1997. The decrease was almost entirely attributable to the ceased production of the Mobile Bay wells.

    Depletion, Depreciation, and Amortization Expense decreased by 85.9% from $2,237,648 in 1996 to $315,880 in 1997. The decrease was primarily attributable to the sale of certain of the Company's properties including the NE Cedardale field on September 27, 1996.

    Interest expense decreased to $60,942 in 1997 from $783,872 in 1996. The decrease was primarily attributable to the substantial loan principal repayment made to Bank of America under the Credit Agreement in September of 1996. During 1997, the Company capitalized a large portion of its interest in its ongoing Starboard Project, which capitalized amounts totaled 107,387 in 1996 and 235,977 in 1997.

    Cost of settling gas contracts and futures contracts was attributable to the settlement of a gas sales contract with Waldorf Corporation ($368,690) and the settlement of a gas swap agreement, due to a reduction in quantities covered thereunder in connection with the sale of the N.E. Cedardale field ($212,000) for the year ended December 31, 1996. The Company incurred no similar costs in 1997.

    General administrative expenses decreased by 6.5% from $2,217,099 in 1996 to $2,070,812 in 1997. This was primarily attributable to overhead reduction measures initiated during 1997.

    Impairment of Oil and Gas Properties increased from $51,000 in 1996 to $349,384 in 1997. This was primarily due to the abandonment of previously producing wells, of which $323,353 was attributable to the Company's Mobile Bay wells.

    NET INCOME (LOSS). The net loss decreased from $5,025,019 to $4,953,803 for the year ended December 31, 1996, and December 31, 1997, respectively. This decrease was due to the factors discussed above.

    The net loss per common share decreased from a net loss of $0.72 per share in 1996 to a net loss of $0.51 per share in 1997. This is reflective of the decrease in the net loss of $71,217 from the year ended December 31, 1996 to the year ended December 31, 1997 and a change in the number of weighed average equivalent shares outstanding. As a result of the Common Stock offering that was finalized on August 14, 1996, there were approximately 9,877,000 weighted average common equivalent shares at December 31, 1997 as compared to approximately 7,142,000 weighted average common equivalent shares at December 31, 1996.

KNOWN AND ANTICIPATED TRENDS, CONTINGENCIES AND DEVELOPMENTS IMPACTING FUTURE
  OPERATING RESULTS.

    The Company's future operating results will be substantially dependent upon the success of the Company's efforts to consummate the Acquisitions and develop the Esenjay Assets and Aspect Assets, as well as the Starboard Project and other prospects. Because the Company had divested substantially all of its oil and gas properties in the Mid-Continent region by the end of 1996, revenues from the operation and sale of such properties have been substantially reduced during 1997 and will be reduced in future years. Further, following a sharp and unexpected drop in production from the Company's Mobile Bay wells during the fourth quarter of 1996, the Company's share of revenues from Mobile Bay was substantially reduced during 1997. Revenues from the operation of the Mid-Continent and Mobile Bay properties and the sale of Mid-Continent properties constituted the substantial majority of the Company's revenues during 1996.

    As a result of the loss of revenues from the Mid-Continent region and Mobile Bay, the Company's revenues during 1997 have been sharply reduced. While management believes that the Acquisitions and the Starboard Project represent the most promising prospects in the Company's history, none of those prospects are currently producing revenue to the Company, and each will require substantial outlays of capital to explore, develop and produce.

    The Company's potential results in 1998 will be substantially effected by the closing of the Acquisitions, which closing is subject to approval by the Company's shareholders, as well as other provisions of the Acquisition Agreement.

LIQUIDITY AND CAPITAL RESOURCES

    At December 31, 1997, the Company had a cash balance of $690,576 and a working capital a deficit of $476,251, as compared to a cash balance of $4,956,656 and working capital of $4,159,034 at December 31, 1996. The decrease in cash and working capital was primarily attributable to the operating loss incurred during 1997 and, in particular, exploration costs associated with dry holes that were drilled during 1997.

    In addition to the changes in cash, the decrease in working capital was attributable to several other factors. Current liability increases of $186,174 in accounts payable (due to a greater volume of exploration activities), and $153,647 in accruals and other liabilities (attributable to the current portion of the unrealized loss on swap agreements) were largely offset by a $292,032 reduction in the revenue distribution account (primarily due to the sale of operated properties). Current assets were effected by the previously described reduction in cash and a reduction of $144,634 in accounts receivable attributable to the sale of operated properties.

    Cash flows used in operations totaled $1,894,402, excluding $2,258,702 of exploration costs, which are classified under cash flows used in investing activities. Cash flows used in investing activities totaled $2,180,392. Included in the cash flows used in investing activities are $3,023,253 of capital expenditures on gas and oil properties, including the exploration costs referred to above that are included in the operating loss for the period but are excluded from operating cash flows. The Company received $1,002,540 of proceeds from the sale of various oil and gas properties during 1997, which partially offset capital expenditures during 1997.

    Cash flows from financing activities reflects a use of cash of $191,286 during 1997. Cash flows from financing activities consisted of proceeds from debt issuance of $182,382 offset by repayments of long-term debt of $296,303 and preferred stock dividends paid of $77,365.

    The Company's major obligations at December 31, 1997, were substantially the same as at December 31, 1996, and consisted principally of (i) servicing loans from Bank of America under the Credit Agreement ($293,888 at December 31, 1997) and other loans, (ii) a non-recourse loan relating to the development of the Company's Starboard Project ($864,000 at December 31, 1997), (iii) payment of Preferred Stock dividends ($77,365 of dividends were paid during 1997), (iv) funding of the Company's exploration activities, and (v) funding of the day-to-day operating costs. Unrealized losses on commodity transactions were $128,936 for the period ended December 31, 1997. There were no such losses for the same period in 1996.

    The lack of success in 1997 drilling caused the Company to reduce its exploration plans and seek a potential business consolidation. It was these efforts which led to its negotiations with Aspect and Esenjay and to the execution of the Acquisition Agreement on January 19, 1998. The Company is not currently seeking additional projects and is focused upon working to consummate the Acquisitions.



    In conjunction with the Acquisition Agreement, Aspect committed to lend the Company up to $1.8 million pursuant to the Initial Credit Facility to fund operational and exploration requirements before closing of the Acquisitions. The Initial Credit Facility was implemented on January 12, 1998 and was superseded by the New Credit Facility on February 23, 1998 (the "New Credit Facility"). Upon closing of the New Credit Facility, Aspect was repaid $500,000 in principle (plus interest) then due under the Initial Credit Facility. The New Credit Facility provides that the Company can borrow up to $4.8 million before closing of the Acquisitions and, if the Acquisitions are closed, up to an aggregate of $7.8 million. Of the initial $4.8 million, $1.8 million can be used to fund general corporate needs and costs of exploration, and $3.0 million is to be used to lend to Esenjay (on a secured basis) to pay exploration costs associated with Esenjay's working interests to be conveyed to the Company upon closing of the Acquisitions, which costs may be incurred after the Effective Date of the Acquisitions, but before the date of closing. If the Acquisitions are closed, an additional $3.0 million is available to fund costs of redeeming the Company's currently outstanding Preferred Stock (a condition of closing the Acquisitions) and exploration costs.



    The New Credit Facility bears interest at the rate of a national prime rate plus 4% per annum, provides for cash payments to the lender equal to an overriding royalty of 0.6% of the Company's interest in wells drilled by the Company while the New Credit Facility is outstanding, and the lender has the right to gather, process, and transport and market, at competitive market rates, natural gas produced from a majority of the projects the Company intends to acquire pursuant to the Acquisitions. The New Credit Facility is secured by mortgages on most of the Company's undeveloped exploration projects. If the Acquisitions are closed, the assets acquired will be subject to such mortgages. The New Credit Facility is repayable in twelve monthly payments commencing August 31, 1998, or sooner if the borrower sells interests in the collateral or closes any underwritten public offering of securities.


    The Company has used, and expects to continue to use, its cash balances and credit facilities to fund negative cash flows from operations. The Company expects that it will have depleted its current cash reserves and fully used its credit facilities by the third quarter of 1998. As such it is imperative that the Company close the Acquisitions or find other sources of capital or merger partners, or it will be unable to fund its projects and operations other then by the sale of substantial working interests in Company projects, including the Starboard Project. The Company believes that such alternatives are viable and achievable, although no assurances can presently be made. However, a sale of the Starboard Project interests, without closing the Acquisition, would leave the Company without cash flow and minimal exploration project inventory. The Company is presently in non-compliance with the terms of its loan from Bank of America, but has secured a waiver of various covenants under the loan through June 30, 1998. The Company anticipates that it will require additional waivers of covenants under the Bank of America loan until such time as the Company begins to receive revenues, if ever, from its current exploration projects. The Company has no assurance said waiver will be granted.

    If the Acquisitions are closed, the Company will have what it considers an exceptional inventory of technology enhanced, gas oriented exploration projects, many of which are ready to drill. Until such time as the Company develops substantial revenues from producing properties, it will require external sources of exploration capital. It believes it will have a drillable project inventory such that it could effectively deploy over $25.0 million of exploratory costs in 1998 on the net interests acquired by it pursuant to the Acquisitions. Sources include the New Credit Facility, industry participants via the sale of promoted interests, other credit facilities including its banks, which the Company believes would be available if it can discover meaningful natural gas and/or oil reserves net to its account, and additional equity capital. In that the Company will operate most of the projects acquired, it could also defer a portion of the capital costs to 1999 if adequate resources are not available; however, management believes that such resources will be available to it in 1998 under reasonable terms.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the Company's current directors and executive officers.

NAME                                      AGE                                    POSITION
------------------------------------      ---      ---------------------------------------------------------------------
David W. Berry......................          48   Chairman of the Board of Directors and President
David B. Christofferson.............          49   Executive Vice President, Secretary, General Counsel and Director
Jeffrey R. Orgill...................          52   Director
Allen H. Sweeney....................          50   Director
Michael A. Barnes...................          55   Vice President of Exploration and Production


    DAVID W. BERRY has served as President of the Company since the incorporation of its predecessor in August 1988, and has served as Chairman of the Board of Directors since 1991. In 1978, he formed Berry Petroleum Corporation, which was a regional natural gas and oil exploration company. In 1976 he co-founded Vulcan Energy Corporation, a Tulsa, Oklahoma, based exploration and production company. Mr. Berry has served as the State Finance Chairman of the Oklahoma State Republican Party, as a Trustee for the Oklahoma Museum of Art and on the United States Senatorial Trust Committee. Mr. Berry is a member of the Texas Independent Producers and Royalty Owners Association.



    DAVID B. CHRISTOFFERSON has served as General Counsel, Secretary and a director of the Company since 1989, and as Executive Vice President since 1993. Mr. Christofferson has been active in the natural gas and oil industry for over 25 years, including the responsibility for over $100 million in natural gas and oil loans when he managed the energy department of Utica National Bank. He served as Executive Vice President of two independent natural gas and oil companies that raised over $40 million in non-industry capital. Since 1981, and before joining the Company, he served as a financial consultant and corporate counsel to several Oklahoma based natural gas producers. He also briefly served as General Counsel to a natural gas marketing company. Mr. Christofferson is a member of the Texas Independent Producers and Royalty Owners Association. He received a BBA in finance and a Juris Doctor from the University of Oklahoma. He also received a Masters of Divinity from Phillips University. He is admitted to practice law in Oklahoma.


    JEFFREY R. ORGILL has served as Vice Chairman of the Board of Directors since 1991. From October 1988 to May 1996, he served as the Company's Vice President of Exploration and Production. Mr. Orgill was a consultant to the Company from May 1, 1996 through March 31, 1998. He received a Bachelor of Science degree in Geology and a Master of Science degree in Geology from Brigham Young University.

    ALLEN H. SWEENEY has served as a director of the Company since September 1993. From 1991 to 1994, Mr. Sweeney also served as Chief Accountant and as a consultant to the Company. Since 1990, Mr. Sweeney has served as President and a director of AHS & Associates, Inc., a gas and oil consulting firm, as President and a director of Columbia Production Company, an independent gas and oil company, and as Vice President and a director of Mid-America Waste Management, Inc. He also is Chairman of the Board of Tengasco, Inc., a publicly held oil and gas company. Mr. Sweeney received a BS in accounting from Oklahoma State University and an MBA from Oklahoma City University.

    MICHAEL A. BARNES has served as Vice President of Exploration and Production since May 1996. From March 1991 until his employment with the Company, Mr. Barnes served as Exploration Manager--Gulf Coast for Great Western Resources, Inc. He has 30 years experience in the gas and oil industry with emphasis in the Gulf Coast region. His experience includes seven years as a geologist with Texaco, Inc. and ten years with Sandefer Oil & Gas, Inc., where he served as Vice President of Exploration and Vice President of Exploitation. Mr. Barnes received a BS in Geology from the University of Texas.

BOARD AND COMMITTEE MEETINGS

    During the fiscal year ended December 31, 1997, the Board of Directors held five meetings. Each of the current directors who then was in office attended at least 75% of the meetings of the Board of Directors and all committees thereof on which such director served.

    The Board of Directors has designated an Audit Committee and a Compensation Committee. The Audit Committee meets with the Company's independent auditors at least twice annually to review financial results, internal financial controls and procedures, audit plans and recommendations. It also recommends the selection, retention or termination of independent public accountants, approves services to be provided by the independent public accountants before such services are provided, and evaluates the possible effect such services will have on their independence. The Audit Committee is newly created, and held no meetings during 1997. The Compensation Committee recommends to the Board of Directors the compensation of executive officers and Directors and the adoption of stock grant and stock option plans. The Compensation Committee held three meetings during fiscal year 1997.

DIRECTOR COMPENSATION

    During the fiscal year ended December 31, 1997, directors who were not officers of the Company were paid $1,000 for each Board of Directors' meeting attended, and received an automatic grant of 1,500 options under the Employee Option Plan--1997 (the "1997 Plan"). Each option grants the holder the right to purchase one share of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the 1997 Plan vest annually. See "--Option Grants."

EXECUTIVE OFFICERS

    Mr. Berry and Mr. Christofferson are employed pursuant to employment agreements that will expire upon the closing of the Acquisitions. See "--Employment Agreements." The Company's remaining executive officers serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of shareholders.

SECURITY OWNERSHIP

    The following table sets forth certain information, as of April 1, 1998, with respect to the Common Stock owned by (i) each person known by management to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's directors, nominees for directors and executive officers; and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.


                                                                                                      PERCENTAGE OF
                                                                                          NUMBER OF    OUTSTANDING
NAME OF BENEFICIAL OWNER                                                                  SHARES(1)   SHARES(2)(3)
---------------------------------------------------------------------------------------  -----------  -------------
David W. Berry(4)(5)...................................................................     142,155          8.6%
Alex Cranberg(6).......................................................................      30,650             *
Jeffrey R. Orgill(4)(7)................................................................      98,750          6.0%
David B. Christofferson(4)(8)..........................................................      68,000          4.1%
Allen H. Sweeney(9)....................................................................       2,000             *
Michael A. Barnes(10)..................................................................       1,390             *
Michael E. Johnson(11).................................................................      12,500             *
Charles J. Smith(11)...................................................................      12,500             *
William D. Dodge III...................................................................      --
Directors and executive officers as a group (5 persons)(12)............................     324,795         19.6%


------------------------

  * Less than 1%.

 (1) Gives effect to the Reverse Split. Includes all shares with respect to which each person, executive officer or director who directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares. Includes shares that may be purchased under stock options exercisable within 60 days.


 (2) Based on 1,655,986 shares of Common Stock outstanding at April 1, 1998, after giving effect to the Reverse Split, plus, for each beneficial owner, those number of shares underlying exercisable options held by each executive officer or director.


 (3) Percent of class for any shareholder listed is calculated without regard to shares of Common Stock issuable to others upon exercise of outstanding stock options. Any shares a shareholder is deemed to own by having the right to acquire by exercise of an option or warrant are considered to be outstanding solely for the purpose of calculating that shareholder's ownership percentage.

 (4) Address c/o Frontier Natural Gas Corporation, One Allen Center, Suite 2950, Houston, Texas 77002.


 (5) Includes options to purchase 32,000 shares of Common Stock that are currently exercisable.



 (6) Includes 18,750 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Aspect, as to which Mr. Cranberg disclaims beneficial ownership.



 (7) Includes options to purchase 4,000 shares of Common Stock that are currently exercisable.



 (8) Includes options to purchase 58,667 shares of Common Stock that are currently exercisable.



 (9) Includes options to purchase 2,000 shares of Common Stock that are currently exercisable. Mr. Sweeney will cease to be a director of the Company upon consummation of the Acquisitions.



(10) Includes options to purchase 1,390 shares of Common Stock that are currently exercisable. Mr. Barnes will cease to be an officer of the Company upon consummation of the Acquisitions.



(11) Includes 12,500 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Esenjay, as to which Messrs. Johnson and Smith disclaim beneficial ownership.



(12) Includes 98,056 shares issuable pursuant to various options held by executive officers and directors that are currently exercisable.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation, including bonuses, paid by the Company during each of the three fiscal years ended December 31, 1995, 1996 and 1997 to the Chief Executive Officer and to its other executive officers (other than the Chief Executive Officer) of the Company and its subsidiaries.


                                                                                              LONG-TERM COMPENSATION
                                                                                                      AWARDS
                                                                                            --------------------------
                                                                                             AWARDS OF     ALL OTHER
NAME AND PRINCIPAL POSITION                                 YEAR       SALARY      BONUS    OPTIONS(1)   COMPENSATION
--------------------------------------------------------  ---------  ----------  ---------  -----------  -------------
David W. Berry..........................................       1997  $  134,400     --          32,000(2)   $  44,965(3)
  Chairman of the Board,                                       1996     124,000     --          20,000(2)      20,145(3)
  Chief Executive Officer                                      1995     120,000     --          --            18,367(3)
  and President

David B. Christofferson.................................       1997  $  112,000     --          58,667(2)   $  47,888(4)
  Director, Executive Vice                                     1996     103,000     --          16,667(2)      22,469(4)
  President, Chief Financial                                   1995      85,000      5,000      --            20,080(4)
  Officer and Secretary

S. Gordon Reese, Jr.(5).................................       1997  $  100,000     --          --         $   6,553
  Senior Vice President                                        1996      98,900     --          97,500        --
                                                               1995      70,000     35,000      --            --

Michael A. Barnes(6)....................................       1997  $  100,000     --           4,167        --
  Vice President of Exploration                                1996      61,750     --           4,167        --
  and Production                                               1995      --         --          --            --


------------------------

(1) Represents the number of shares issuable pursuant to vested and non-vested stock options after giving effect to the Reverse Split.

(2) In 1997 all stock options previously granted to Mr. Berry and Mr. Christofferson were canceled and new stock options were granted to them pursuant to the Employee Option Plan--1997 (the "1997 Plan"). Amounts stated for 1997 include regrants of such canceled options. See "--Option Repricings" and "--Employment Agreements."

(3) In 1997, the Company settled its deferred compensation liability to Mr. Berry for a payment of $80,537. Of this amount, a total of $56,063 had been reported as earned compensation in the years 1993-96, and the balance of $14,474 is reported as earned in 1997.

(4) In 1997, the Company settled its deferred compensation liability to Mr. Christofferson for a payment of $95,170. Of this amount, a total of $72,694 had been reported as earned compensation in the years 1993-96, and the balance of $22,476 is reported as earned in 1997. See "--Deferred Compensation."

(5) Mr. Reese has resigned as an officer of the Company.

(6) Mr. Barnes will cease to be an officer of the Company upon consummation of the Acquisitions.

OPTION GRANTS

    The following table sets forth certain information relating to option grants made in 1997 to the individuals named in the Summary Compensation Table above. See "--Executive Compensation."


                                                INDIVIDUAL GRANTS
                                            --------------------------
                                                     %
                                                    OF
                                                    TOTAL
                                                    OPTIONS             POTENTIAL REALIZABLE
                                            NUMBER  GRANTED               VALUE AT ASSUMED
                                              OF    TO                    ANNUAL RATES OF
                                            SECURITIES EMPLOYEES            STOCK PRICE
                                              OF    IN   EXERCISE         APPRECIATION FOR
                                            UNDERLYING FISCAL PRICE        OPTION TERM(3)     MARKET PRICE
                                            OPTIONS 1997  PER    EXPIRATION --------------------   ON GRANT
NAME                                        GRANTED YEAR(1) SHARE(2) DATE    5%       10%         DATE
------------------------------------------  ------  ---  ------  -----  ---------  ---------  ------------
David W. Berry............................  32,000(4) 30% $3.78  11/07  $ 136,000  $ 316,000  $     95,040(8)
David B. Christofferson...................  58,667(4) 54% $3.78  11/07  $ 249,920  $ 580,820  $    174,240(8)
S. Gordon Reese, Jr.(5)...................   --     --    --      --       --         --           --
Michael A. Barnes(6)......................  4,167 (7) 4% $7.68   4/07   $   1,500  $  25,000  $     17,250


------------------------


(1) Based on options to purchase a total of 107,667 shares of Common Stock (after giving effect to the Reverse Split) granted during 1997, of which 7,500 have expired.


(2) After giving effect to the Reverse Split.

(3) Potential values stated are the result of using the Commission's method of calculating 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, that may be realized in future periods.

(4) Consists of options issued under the 1997 Plan, all of which are currently exercisable. Such options were issued in 1997 in replacement of certain options and stock appreciation rights issued in previous years. See "--Option Repricings."

(5) Mr. Reese has resigned as an executive officer of the Company. Mr. Barnes will cease to be an officer of the Company upon consummation of the Acquisitions.

(6) Mr. Barnes will cease to be an officer of the Company upon consummation of the Acquisitions.

(7) All options were granted under the 1997 Plan. One-third of the options are currently exercisable and the remaining two-thirds become exercisable over 1998 and 1999.

(8) See "--Option Repricings."

OPTION REPRICINGS

    In the last quarter of 1997, the Company determined to attempt to consummate a significant corporate transaction to satisfy the Company's need for additional capital resources. In connection with pursuing such a transaction, Mr. Berry and Mr. Christofferson entered into Incentive Agreements and Contract Settlement Agreements with the Company pursuant to which each of Mr. Berry and Mr. Christofferson are entitled to receive certain Incentive Payments and Contract Settlement Payments upon the consummation of such a transaction. Their existing employment agreements will terminate upon the consummation of a significant corporate transaction.

    In negotiating the terms of the Incentive Agreements and Contract Settlement Agreements, Mr. Berry and Mr. Christofferson determined that their existing stock options would expire 90 days after their termination of employment. The Compensation Committee of the Board of Directors, which was comprised of Messrs. Sweeney and Elliott, each of whom was an outside director, recognized that the expiration of those options would result in a disincentive for Mr. Berry and Mr. Christofferson to help the Company pursue a significant corporate transaction. Therefore, the Compensation Committee determined that Mr. Berry's and Mr. Christofferson's existing stock options should be canceled and replaced with new stock options that would terminate on the date their old options would have expired if their employment with the Company was not terminated. As an added incentive, the Compensation Committee determined to reprice Mr. Berry's and Mr. Christofferson's options so they could more readily benefit from any upturn in the Company's Common Stock trading price upon the consummation of a significant corporate transaction.

    When determining the price at which Mr. Berry's and Mr. Christofferson's new options would be exercisable, the Compensation Committee took the average closing price of the Company's Common Stock on the Nasdaq Small-Cap Market over the 20 day trading period immediately preceding the option reprice date, and multiplied such average trading price by 0.65. The Compensation Committee believed that the discount to the average trading price was appropriate because the shares of Common Stock issuable upon exercise of the repriced options would not be freely tradeable and the discount was appropriate to reflect the actual fair market value of the illiquid shares that would be received upon the exercise of the new options.

    The following table sets forth certain information with respect to replacement stock options granted to Mr. Berry and Mr. Christofferson during the year ended December 31, 1997, which are also reported above under "--Option Grants."


                                             NUMBER OF
                                            SECURITIES
                                                OF                                                            LENGTH OF
                                            UNDERLYING                                                     ORIGINAL OPTION
                                             OPTIONS/     MARKET PRICE OF   EXERCISE PRICE                TERM REMAINING AT
                                               SARS      STOCK AT TIME OF     AT TIME OF         NEW      DATE OF REPRICING
                                            REPRICED OR    REPRICING OR      REPRICING OR     EXERCISE      OR AMENDMENT
             NAME                  DATE     AMENDED(1)     AMENDMENT(1)      AMENDMENT(1)     PRICE(1)        (MONTHS)
-------------------------------  ---------  -----------  -----------------  ---------------  -----------  -----------------
David W. Berry.................    12/3/97      20,000(2)     $    5.82        $    9.72      $    3.78             102
  President and Chief              12/3/97       4,000(3)     $    5.82        $   18.60      $    3.78              69
  Executive Officer

David B. Christofferson........    12/3/97      30,000(4)     $    5.82        $    0.08      $    3.78              62
  Executive Vice President,        12/3/97       4,000(3)     $    5.82        $   18.60      $    3.78              69
  General Counsel and              12/3/97      16,667(2)     $    5.82        $    8.82      $    3.78             102
  Secretary


------------------------

(1) After giving effect to the Reverse Split.

(2) Consists of options to purchase shares of Common Stock pursuant to the 1996 Plan.

(3) Consists of units, each of which included an option to purchase one share of Common Stock and a stock appreciation right ("SAR") equal to two times the difference between the exercise price of the option and the market value of the SAR at the date of exercise, so that one unit had the value of three options, all issued pursuant to the 1993 MISP.


(4) Consists of options to purchase 30,000 shares of Common Stock (after giving effect to the Reverse Split) pursuant to the Company's 1993 Incentive Stock Option Plan.


OPTION EXERCISE AND YEAR-END VALUES

    The following table sets forth certain information as of December 31, 1997 with respect to the unexercised options to purchase Common Stock to the individuals named in the Summary Compensation Table above. See "--Executive Compensation." None of such individuals exercised any stock options during 1997.


                                                                     NUMBER OF                VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                                                 DECEMBER 31, 1997          AT DECEMBER 31, 1997(1)
                                                            ----------------------------  ----------------------------
NAME                                                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------  -----------  ---------------  -----------  ---------------
David W. Berry............................................      32,000         --          $  28,992         --
David B. Christofferson...................................      58,667         --          $  53,192         --
S. Gordon Reese, Jr.......................................      --             --             --             --
Michael A. Barnes.........................................       1,389          2,778         --             --


------------------------

(1) Based on the last sale price of the Common Stock on the Nasdaq Small-Cap Market on December 31, 1997 of $0.78.

EMPLOYMENT AGREEMENTS

    Mr. Berry and Mr. Christofferson (each an "Employee") each have entered into an Incentive Agreement and a Contract Settlement Agreement, and their employment agreements with the Company will be terminated upon the closing of the Acquisitions. Pursuant to the Incentive Agreements and Contract Settlement Agreements, the Company agreed that if the Company closes a significant corporate transaction, and the Employee does not resign as an executive officer before that time, the Company will pay an Incentive Payment of $134,000 to Mr. Berry and $112,000 to Mr. Christofferson, as well as a Contract Settlement Payment of $134,000 to Mr. Berry and $112,000 to Mr. Christofferson, at which time Mr. Berry and Mr. Christofferson will be released from all further obligations to the Company other than contractual confidentiality obligations. Each of the Incentive Payments and the Contract Settlement Payments are in the form of promissory notes bearing interest at the rate of 10% per year payable by the Company to the Employees, with the principal amount being paid at a minimum of $5,000 per month, beginning the first day of the third month after the closing of the significant corporate transaction, and all principal and accrued interest being due and payable upon the earlier of September 30, 1998, or the completion of a public sale of any equity or debt securities of the Company, whichever is earlier. Each of the employees, at their discretion, may defer payment of up to 50% of the principal amount, due until January 15, 1999. The Contract Settlement Payments are intended to satisfy the Employees existing employment contracts. Incentive Payments are intended to compensate the Employees for their services in soliciting, negotiating and closing a significant corporate transaction and not in satisfaction of any prior obligations to the Company. The Incentive Payments are in addition to any other obligations or payments due to the Employees, including the settlement of their previously existing employment contracts. In addition, as an inducement to the Employees to continue to solicit and close a change of control transaction, and regardless of whether such a transaction occurs, all of the stock options previously granted to the employees by the Company were canceled, and the Company issued to each of the employees new stock options pursuant to the Employee Option Plan. See "--Option Grants" and "--Option Repricings."

    The transactions contemplated by the Acquisition Agreement will constitute a significant corporate transaction pursuant to which the Incentive Payments and Contract Settlement Payments will be payable to Mr. Berry and Mr. Christofferson. Upon the closing of the Acquisitions, Mr. Berry and Mr. Christofferson will have no further contractual obligations to the Company other than confidentiality obligations and any contractual arrangements they may negotiate with the Company in the future.

DEFERRED COMPENSATION

    Pursuant to employment agreements with Messrs. Berry, Orgill and Christofferson, deferred compensation accrued annually payable at the rate of $9,000 per year for each year the executive was employed by the Company. The payment of such compensation is deferred until retirement at which time it is payable for a period of 15 years. In lieu of receiving such deferred compensation upon retirement, in 1997 the Company paid Mr. Berry $80,537 and Mr. Christofferson $95,170, which amounts were based upon a present value calculation of the deferred compensation accrued as of August 30, 1997.

OPTION PLANS


    MANAGEMENT INCENTIVE STOCK PLAN--1993. The MISP-1993 authorized the issuance of up to 40,000 units (after giving effect to the Reverse Split). Each unit consists of (i) an option to purchase 1/6 share of Common Stock and (ii) a cash payment ("Stock Appreciation Right" or "SAR") to be made by the Company when the option is exercised. The value of the SAR is equal to twice the amount by which the fair market value of the Common Stock on the date of exercise of the option exceeds the exercise price. Currently, all units have expired or have been canceled by the Board of Directors other than 8,000 units currently outstanding, 3,000 of which expire in May 1998.



    STOCK INCENTIVE OPTION PLAN--1996. The 1996 Plan authorized the issuance of up to 58,334 options (after giving effect to the Reverse Split) to purchase 1/6 share of Common Stock. Currently, all options have expired or have been canceled by the Board of Directors other than 23,667 options currently outstanding, of which 3,792 expire in May 1998.



    EMPLOYEE OPTION PLAN--1997. The 1997 Plan authorizes the issuance of up to 115,892 options (after giving effect to the Reverse Split) to purchase 1/6 share of Common Stock. Options to purchase 25,042 shares are currently outstanding, of which 1,000 expire in May 1998.


CERTAIN TRANSACTIONS

    Effective May 1, 1996, Jeffrey Orgill and the Company agreed to the termination of Mr. Orgill's employment agreement and Mr. Orgill resigned as Vice President of Exploration and Production as of May 1, 1996 that expired in March, 1998. Mr. Orgill entered into a Consulting Agreement with the Company effective May 1, 1996. Mr. Orgill was paid $10,000 per month under the terms of the agreement through March 1998. Pursuant to the Consulting Agreement, the Company paid $120,000 to Mr. Orgill during 1997 for consulting services.

    The Company made advances to officers and affiliates of the Company during 1996 and 1997 of $51,143 and $48,380, respectively, and received repayments of $18,741 and $99,216, respectively. The December 31, 1996 and 1997 receivables include approximately $47,787 and $47,787, respectively, from an affiliated partnership for which the Company serves as the managing general partner.

    During 1996, as a part of the Company's relocation to Houston, Texas, the Company purchased the homes of David W. Berry and David B. Christofferson, both officers of the Company, for $191,395 and $178,000, respectively. These amounts in each case were ascertained by averaging two independent MAI appraisals to determine fair market value. The Company subsequently sold the homes at a sales contract price of $176,200 and $178,000, respectively, pursuant to which sales contracts the Company received net sales proceeds after commissions and other selling expenses of $158,847 and $165,626, respectively.

    Alex M. Cranberg, who is a nominee for election as a director, also is President and a principal of Aspect. Mr. Cranberg will remain in as President of Aspect and will retain his equity interest in Aspect after consummation of the Acquisitions. Aspect is active in the exploration of oil and gas properties, and will be a competitor of the Company after consummation of the Acquisitions.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Commission. Such officers, directors and 10% shareholders also are required by Commission rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 1997, its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to such individuals.

                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation and By-Laws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. At the Special Meeting, three directors are to be elected to hold office until the annual meeting of shareholders in 2000, three directors are to be elected to hold office until the annual meeting of shareholders in 1999, and one director is to be elected to hold office until the annual meeting of shareholders in 1998.

    The persons named in the accompanying proxy have been designated by the Board of Directors, and unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. If any of the nominees become unavailable to serve, the shares represented by proxies will be voted for the election of a substitute nominee selected by the persons named in the proxy, or the Board may be reduced accordingly; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable for election.

    The nominees set forth below will be elected as directors only if they receive the requisite votes for election at the Special Meeting, and only if the Acquisition Agreement and the Reverse Split are approved. If the Acquisition Agreement and the Reverse Split are not approved, the directors set forth under "Management" will remain in office until the next annual shareholders meeting. See "Management."

    Certain information concerning the nominees is set forth below. For biographical information and information with respect to stock ownership of nominees who currently serve as directors, see "Management--Directors and Executive Officers" and "--Security Ownership."


                                                                                                      COMMON STOCK
                                                                                                   BENEFICIALLY OWNED
                                                                                                    APRIL 1, 1998(1)
                                                                                               --------------------------
                                                                                                               PERCENT
NAME                                                      POSITION                     AGE      SHARES(1)    OF CLASS(2)
----------------------------------------  ----------------------------------------  ---------  -----------  -------------
                                                      CLASS I DIRECTOR
                                               WHOSE TERM WILL EXPIRE IN 2000
Alex M. Cranberg(3)(6)..................  Vice Chairman of the Board                       42      11,234         *
Michael E. Johnson(5)...................  Director and President and                       49      12,500(5)       *
                                          Chief Executive Officer
Jack P. Randall(4)(6)...................  Director                                     --

                                                     CLASS II DIRECTOR
                                               WHOSE TERM WILL EXPIRE IN 1999
David W. Berry(4).......................  Chairman of the Board                            48     142,155(7)        8.6%
Alex B. Campbell........................  Director                                         40      --             *
Charles J. Smith........................  Director                                         71      12,500(5)       *

                                                     CLASS III DIRECTOR
                                               WHOSE TERM WILL EXPIRE IN 1998
William D. Dodge III(4)(6)..............  Director                                         50      --


------------------------

*   Less than one percent.

(1) After giving effect to the Reverse Split. Includes all shares with respect to which each person directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares.


(2) Based on 1,655,985 shares of Common Stock outstanding (after giving effect to the Reverse Split) at April 1, 1998.



(3) Includes 18,750 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Aspect, as to which Mr. Cranberg disclaims beneficial ownership.


(4) Member of the Audit Committee.

(5) Includes 12,500 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Esenjay, as to which Messrs. Johnson and Smith disclaim beneficial ownership.


(6) Member of the Compensation Committee.


(7) Includes options to purchase 38,400 shares of Common Stock that are currently exercisable.


    ALEX M. CRANBERG has been President of Aspect since its inception in 1993. He joined Houston Oil and Minerals Corp. in 1977 where he served in various engineering and financial roles. He has been manager of the oil and gas portfolio of General Atlantic Partners, a private investment firm for over five years. He is on the Board of Directors of Brigham Exploration, Inc., a public company, and Westport Oil and Gas Inc., a private exploration and production company active in the Rocky Mountain and Gulf Coast regions. He received a BS in petroleum engineering from the University of Texas and an MBA from Stanford University.

    MICHAEL E. JOHNSON has been President of Esenjay Petroleum Corporation since 1978. He was an operations engineer for Atlantic Richfield Co. from 1971 to 1976 and worked for Tana Oil and Gas before founding Esenjay, where he has managed all exploration activities, coordinated outside technical support and raised capital from industry partners. He received a BS in mechanical engineering from the University of Southwestern Louisiana.


    JACK P. RANDALL founded Randall & Dewey, Inc. in 1989 and has served as its President since that time. Randall & Dewey is a Houston, Texas, based transaction advisory firm focusing on oil and gas mergers, acquisitions, divestments, trades and alliances. Before founding Randall & Dewey, he was with Amoco Production Company from 1975 to 1989, where his service included acting as Manager of Acquisitions and Investments. Mr. Randall is a member of the Board of Directors of Crosstimbers Oil Company, the chairman of the Petroleum Engineering Visiting Committee at the University of Texas at Austin, and a member of the Implementation Advisory Committee for the Oil Recovery Center of Excellence at the University of Texas at Austin. He also is a member of the Society for Petroleum Engineers, the American Petroleum Institute and the Independent Petroleum Association of America. He received BS and MS degrees in engineering from the University of Texas.


    ALEX B. CAMPBELL has been vice president of Aspect since August 1996 and is responsible for land and corporate development and legal issues. He served as landman for Grynberg Petroleum and TXO Production Corp. from 1980 to 1984, focusing on the Rocky Mountain Region, then as division landman for Lario Oil & Gas Company from 1984 to 1996, where he was responsible for administration, prospect marketing, contract lease negotiation, exploration permitting, surface owner negotiations, property acquisition negotiation and due diligence. He has a BA in business/pre-law from Colorado State University, and an MBA from Colorado State University.

    CHARLES J. SMITH has served as Chairman and Chief Executive Officer of Esenjay Petroleum Corporation since its formation in 1978. Mr. Smith acts as Esenjay's senior land and administrative officer. He was a practicing attorney specializing in oil and gas law from 1963 to 1987. Before 1963, he was a petroleum landman for Humble Oil and Refining Company. Mr. Smith received a BBA in industrial management from the University of Texas and was admitted to practice law in Texas in 1959 after attending South Texas School of Law and the completion of off-campus studies.


    WILLIAM D. DODGE, III has been Regional President of Pacific Southwest Bank, Corpus Christi, Texas since 1995. He has been active in banking since 1977, including serving as President of The Bank of Robstown, Texas from 1982 until 1995. He also serves in a number of civic roles, including as Chairman of the Port of Corpus Christi Authority, and serving on the Board of Directors of Columbia Northwest Hospital. Mr. Dodge is a member of the Editorial Review Board SAM Advanced Management Journal at the Texas A&M University-Corpus Christi College of Business. He received a BA degree from the University of Texas at Austin and attended the Southwestern Graduate School of Banking, Southern Methodist University.

RECOMMENDATION AND VOTE


    The nominees for election as directors who receive the greatest number of votes shall be elected as directors. If the Acquisition Agreement and the Reverse Split are approved, the directors elected at the Special Meeting will assume office even if the Reincorporation is not approved.


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                               THE REVERSE SPLIT

GENERAL


    Pursuant to the Reverse Split, each presently outstanding share of Common Stock ("Old Stock") will be converted automatically and without further action by the shareholders upon effectiveness of the Reverse Split into 1/6th of a share of new common stock, par value $.01 per share, of the Company as so recapitalized ("New Stock"). Any fractional interests resulting from the Reverse Split will be rounded up to the nearest whole share of New Stock.


REASONS FOR THE REVERSE SPLIT

    NASDAQ SMALL-CAP MARKET LISTING REQUIREMENTS. The Board of Directors believes that the reduction in the number of issued and outstanding shares of Common Stock may increase the market price for the Common Stock. The anticipated market price increase is important because the bid price for the Common Stock currently does not meet the minimum requirements for continued listing on the Nasdaq Small-Cap Market. Continued listing requires, among other things, a minimum bid price for a listed security of at least $1.00 per share.

    The Company has received notice from Nasdaq that it is not in compliance with the Nasdaq Small-Cap Market continued listing requirements, and the Company has until July 1, 1998 to come into compliance by having a closing bid price of at least $1.00 for 10 consecutive trading days. The Company could come into compliance if the bid price for the Common Stock should increase as a result of the Acquisitions, an increase in the prices of oil and gas generally, or for other reasons. Even if such an increase occurs, however, under Nasdaq rules, the Common Stock could be removed from listing if Nasdaq determines that the Company is unlikely to continue to meet the continued listing criteria. Any increase in the trading price for the Common Stock resulting from the Reverse Split will be a factor Nasdaq will consider in determining whether the Company will be able to meet the continued listing requirements in the future.

    EFFECT ON LIQUIDITY. Removal from listing would have a material adverse effect on the liquidity of the Common Stock and upon the price that shareholders would likely receive in any sales of the Company's Common Stock. If the Common Stock was removed from trading on the Nasdaq Small-Cap Market, the Common Stock still could be eligible for trading on the Nasdaq Bulletin Board, the "Pink Sheets," or other over-the-counter markets, however, such markets would not provide the liquidity available through the Nasdaq Small-Cap Market. In addition, if the Common Stock were removed from trading on the Nasdaq Small-Cap Market, and the trading price of the Common Stock remained below $5.00 per share, trading in the Company's Common Stock would be subject to the requirements of certain rules under the Exchange Act that require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

    The Board of Directors also believes that the proposed Reverse Split will result in a broader market for the Common Stock than that which currently exists. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks, even when such stocks are not subject to the "penny stock" rules described above. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on the sale of lower priced stocks generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The Reverse Split may result in a price level for the Common Stock that will reduce, to some extent, the effect of these policies and practices. The expected increased trading price also may encourage interest and trading in the Common Stock, and possibly promote greater liquidity for the Company's shareholders.

    ISSUANCE OF COMMON STOCK IN THE ACQUISITIONS. If the Reverse Split is not approved, the Company will not have sufficient shares available for issuance to consummate the Acquisitions. Therefore, approval of the Reverse Split is required for consummation of the Acquisitions.

RISKS ASSOCIATED WITH THE REVERSE SPLIT


    There can be no assurance that any of the intended benefits of the Reverse Split will occur. Although the Company anticipates that a reduction in the number of issued and outstanding shares of Common Stock resulting from the Reverse Split may increase the market price for the Common Stock, there can be no assurance that the six-for-one Reverse Split will result in a trading price increase equal to six times the pre-Reverse Split trading price. The failure of the market price of the Common Stock after the Reverse Split to increase by the same percentage by which the number of shares of Common Stock was reduced would have an adverse effect on the value of the shares of Common Stock owned by the Company's current shareholders. There can be no assurance that the Reverse Split will achieve the goal of increasing interest in trading the Common Stock or promoting greater liquidity in the Company's Common Stock, or will permit the Company to maintain minimum trading price requirements for continued listing on the Nasdaq Small-Cap Market. See "Risk Factors--Risks of Approving the Reverse Split."


EFFECT ON OUTSTANDING CONVERTIBLE SECURITIES


    The Company has previously issued, and has outstanding, various options and warrants to purchase 9,580, 922 shares of its Common Stock (1,596,821 shares after giving effect to the Reverse Split). The terms of all of such options and warrants include provisions for adjustments to the exercise price and the number of shares issued upon exercise of such options and warrants as a result of the Reverse Split. If the Reverse Split is approved by the shareholders at the Special Meeting, the exercise prices will increase to six times the pre-Reverse Split exercise prices and the number of shares subject to such options and warrants will decrease to one sixth of the pre-Reverse Split amount.


EFFECTS OF THE REVERSE SPLIT

    The Reverse Split will be formally implemented by amending the present
Article V of the Company's Certificate of Incorporation to add the following:


       "Each six shares of the Company's Common Stock, par value $.01 per share, issued as of the date and time immediately preceding [insert date which amended certificate is filed], the effective date of a reverse stock split (the "Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one fully paid and nonassessable share of the Company's Common Stock, par value $.01 per share; PROVIDED, HOWEVER, that any fractional interests resulting from such change in classification shall be rounded upward to the next whole share."


    The form of such amendment is attached hereto as Appendix E.

    If the Reverse Split is approved, the authorized number of shares of Common Stock will remain at 40,000,000 and the par value of the Common Stock will remain at $.01 per share. The Reverse Split will not affect any shareholder's proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any shareholder other than an adjustment that may occur due to the rounding up of fractional shares. A shareholder may hold less than 100 shares of the Common Stock after the Reverse Split, and as a consequence, may incur greater costs associated with trading. The Reverse Split will not affect the Company's total stockholders' equity or any components of stockholders' equity as reflected in the Company's financial statements except (i) to change the number of the issued and outstanding shares of capital stock and (ii) for the adjustment that will occur due to the costs incurred by the Company in connection with this Proxy Statement and the implementation of the proposals that are approved by the shareholders. However, because the number of shares of capital stock that the Company is authorized to issue will not be decreased in proportion to the six-for-one decrease in the number of issued and outstanding shares, the number of shares that are authorized but unissued and the percentage of ownership of the Company represented by such shares, if they are issued in the future, effectively will be increased.


    The following table illustrates the principle effects on the Company's capital stock after giving effect to the Reverse Split.

                       NUMBER OF SHARES OF CAPITAL STOCK


                                                            BEFORE        AFTER
                                                           REVERSE       REVERSE
                                                            SPLIT         SPLIT
                                                         ------------  ------------
COMMON STOCK
  Authorized...........................................   40,000,000    40,000,000
  Issued and Outstanding...............................    9,935,906(1)   1,655,985(1)(2)
  Available for Issuance...............................   30,064,094(3)  38,334,015(2)(4)
PREFERRED STOCK
  Authorized...........................................    5,000,000     5,000,000
  Issued and Outstanding(5)............................       85,961        85,961
  Available for Issuance(5)............................    4,914,039     4,914,039


------------------------


(1) Does not include 9,580,922 shares (1,596,820 shares after giving effect to the Reverse Split) issuable pursuant to outstanding options, warrants and convertible securities.


(2) Does not include additional shares issuable in settlement of fractional interests resulting from the Reverse Split.

(3) Does not include shares issuable pursuant to the Acquisitions.


(4) Does not include 10,106,700 shares issuable pursuant to the Acquisitions. After giving effect to the Acquisitions, 28,296,480 shares of Common Stock will remain available for issuance.


(5) The issued and outstanding Preferred Stock will be redeemed after consummation of the Acquisitions, and as a result of such redemption, 5,000,000 shares of preferred stock will be available for issuance.

EXCHANGE OF STOCK CERTIFICATES


    On the effective date of the Reverse Split, each certificate representing shares of Old Stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of New Stock. One share of New Stock will be issued in exchange for each six presently issued and outstanding shares of Old Stock with fractional interests rounded up to the next whole share.


    Commencing immediately after the effective date of the Reverse Split, shareholders will be notified by Bank One Trust Company Oklahoma, N.A. as exchange agent (the "Exchange Agent"), of the procedures necessary to complete the certificate exchange. Shareholders should not submit their Old Stock certificates for exchange until they have received a letter of transmittal and instructions from the Exchange Agent. Shareholders will not receive certificates representing New Stock unless and until the certificates representing the Old Stock are surrendered along with a properly completed and executed letter of transmittal in the form provided by the Exchange Agent. Shareholders with more than one certificate representing Old Stock should submit all such Old Stock certificates for exchange, and, such certificates will be aggregated for purposes of the exchange and the calculation of shares issuable with respect to fractional interests.

    The Reverse Split will not affect the listing of the New Stock, which will be traded on the Nasdaq Small-Cap Market without interruption under the symbol "ESNJ." However, holders of Old Stock certificates will be required to deliver Old Stock certificates representing a sufficient number of shares of New Stock to cover any sales.

    The certificate exchange with respect to Old Stock certificates will be made concurrently with the exchange of certificates with respect to the Reincorporation. See "The Reincorporation--Certificate Exchange."

    Shareholders will not be charged any fee with respect to the exchange of certificates.

LISTING

    The Company has filed an application with Nasdaq to list the New Stock for trading on the Nasdaq Small-Cap Market.

VOTE AND RECOMMENDATION


    The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is required to approve the Reverse Split. Since the affirmative vote of a majority of the issued and outstanding shares of Common Stock is required to approve the Reverse Split, as opposed to a specified percentage of the shares present to vote at the Special Meeting, the failure to vote in person or by proxy, or an abstention from voting, will have the same effect as a vote against the Reverse Split, and thus, against the Acquisition Agreement because adoption of the Reverse Split is required for consummation of the Acquisitions. However, if approved, the Reverse Split will take effect even if the Acquisition Agreement and the Reincorporation are not approved, and even if the nominees for director named herein are not elected.


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE REVERSE SPLIT.

                              THE REINCORPORATION

GENERAL

    At the Special Meeting, shareholders will be asked to approve and adopt a Plan and Agreement of Merger (a copy of which is attached hereto as Appendix F and incorporated herein by reference), pursuant to which the Company will merge into its wholly-owned subsidiary, Esenjay Exploration, Inc., a Delaware corporation ("Newco"), with each outstanding share of the Company's Common Stock being automatically converted by operation of law, without further action by the shareholders, into one substantially identical share of Newco common stock, par value $.01 per share (the "Reincorporation"). Upon the Reincorporation, the former shareholders of the Company will own an identical interest (except insofar as the rights of shareholders may differ under the corporation laws of Oklahoma and Delaware) in Newco, which will continue to own and operate the identical assets and business (subject to the same liabilities and obligations) that were owned and operated by the Company before the Reincorporation.

NO CHANGES IN BUSINESS OF THE COMPANY

    No change in the business or management of the Company will result from the Reincorporation. Newco's business will be carried on in the same places and in the same manner as the business of the Company. The certificate of incorporation and bylaws of Newco will be as nearly as practicable identical to the certificate of incorporation and bylaws applicable to the Company at the date of the Special Meeting. Newco will possess all the assets and will be responsible for all liabilities of the Company. All employee benefit plans will be continued by Newco, and each share of Newco Common Stock outstanding or options issued pursuant to such plans, as the case may be, will automatically be converted into the same number of shares of Newco Common Stock or an option to purchase the same number of shares of Newco Common Stock at the same option price per share, upon the same terms and subject to the same conditions as set forth in such plans. Approval of the Reincorporation also will constitute approval of the assumption of these plans by Newco. In addition, all outstanding warrants and options of the Company will automatically be converted into warrants or options to purchase the same number of shares of Newco Common Stock at the same conversion price per share, upon the same terms and subject to the same conditions as set forth in such warrants or options.

REASONS FOR THE REINCORPORATION

    For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has long been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. The Delaware General Corporation Law (the "DGCL") is widely regarded as the most extensive and well-defined body of corporate law in the United States. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. Moreover, the Delaware courts have rendered a substantial number of decisions interpreting and explaining Delaware law and public policies with respect to corporate issues. This is especially true in the areas of director liability and contests for corporate control and the related issues of a board's fiduciary duties in responding to unsolicited tender offers, aggressive market buying programs, proxy contests and other types of efforts to acquire control of a corporation. As a result, many corporations have initially chosen Delaware for their state of incorporation or subsequently have changed their corporate domiciles to Delaware in a manner similar to that proposed by the Board of Directors. Although the Oklahoma General Corporation Act (the "OGCA"), which was enacted in 1986, is substantially similar to and based upon the DGCL, the Oklahoma courts have issued few decisions interpreting or explaining the Oklahoma law.

DIFFERENCES BETWEEN THE OKLAHOMA AND DELAWARE CORPORATION LAWS

    The OGCA is based on the DGCL, and thus, few differences exist in the statutes. Some of the differences between the Oklahoma and Delaware corporation laws (as elaborated by the charter and bylaws of the Company and Newco), to the extent they may affect the rights of shareholders, are set forth below. Although the Company believes that all the material differences are summarized below, the description is a summary only, and does not purport to be a complete description of the differences between the Oklahoma and Delaware corporation laws.

    DIRECTOR LIABILITY. Under both Oklahoma and Delaware law, corporations may adopt provisions in their charter documents reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Both the Company and Newco have such a provision in their charter documents. However, the courts of Delaware have more frequently interpreted statutory and charter provisions regarding the liability of directors and, as a result, may offer more guidance than the courts of Oklahoma with respect to such provisions. The Company believes that these Delaware provisions, and the case law that has been developed by the Delaware courts with respect thereto, may enhance its ability to attract and retain qualified directors.

    In accordance with Delaware law, the Newco certificate of incorporation does not limit or eliminate liability based on the following types of claims: (i) liability based on a breach of the director's duty of loyalty to Newco or its shareholders; (ii) liability based on the payment of an improper dividend or an improper repurchase of Newco's stock under Section 174 of the DGCL; (iii) liability for actions or failure to act that the director knew were in violation of law; (iv) liability arising out of intentional misconduct by the director (v) liability arising out of any transaction pursuant to which the director received some improper personal benefit; or (vi) liability for actions taken, or a failure to act, by the director not in good faith.

    INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER AGENTS. Oklahoma law and Delaware Law have substantially similar provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and other agents. The Bylaws of Newco have implemented the applicable statutory framework. They require that indemnity must be provided to officers and directors where permitted by statute and provide procedural mechanisms for directors and officers to enforce these rights. The protection afforded by these Bylaws may be extended by the Board of Directors to employees and other agents of Newco.

    CONTESTS FOR CORPORATE CONTROL. Section 203 of the DGCL and Section 1090.3 of the OGCA prohibit certain "business combinations" with an "interested stockholder" of a Delaware corporation (an "interested shareholder" of an Oklahoma corporation) for a period of three years following the date that such person or entity becomes an "interested stockholder." Generally, an "interested stockholder" is a person or entity which, together with its affiliates (i) owns 15% or more of the outstanding voting stock of a corporation or (ii) which is an affiliate or associate of the corporation and was, at any time within the previous three years, the owner of 15% or more of the outstanding voting stock of the corporation.

    The term "business combination" is defined broadly to include mergers with or caused by an interested stockholder, sales or other dispositions of assets of the corporation or a subsidiary equal to 10% or more of the value of the corporation's consolidated assets or its outstanding stock to an interested stockholder, transfer of stock of the corporation or a subsidiary to an interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution that does not increase the interested stockholder's proportionate ownership of a class or series) or any receipt by an interested stockholder (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

    The three-year moratorium imposed on business combinations by Sections 203 and 1090.3 does not apply if (i) before a person's becoming an interested stockholder, the Board of Directors approves the business combination or the transaction that resulted in such person becoming an interested stockholder, (ii) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction, which makes him an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers and shares held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender offer) or (iii) on or after the date a person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and by two-thirds of the voting stock not owned by the interested stockholder.
Section 203 also permits an interested stockholder to compete with a tender or exchange offer made by an unaffiliated third party and approved, or not opposed, by the Board of Directors, or with a management sponsored or approved purchase, or certain other transactions.

    The restrictions of Sections 203 and 1090.3 do not apply to any person who inadvertently becomes an interested stockholder and who, as soon as practicable, sells sufficient shares to no longer be a 15% stockholder.

    REDEMPTION OF CAPITAL STOCK. Oklahoma law limits the classes or series of stock that may be made subject to redemption, allowing redemption of any stock that is entitled upon any distribution of the corporation's assets, whether by dividend or by liquidation, to a preference over another class or series of stock. Delaware law allows any class or series of stock to be made subject to redemption, regardless of dividend or liquidation preferences.

    LOST OR STOLEN STOCK CERTIFICATES. Delaware law allows a corporation to require an indemnity bond from a shareholder before issuing to such shareholder a new stock certificate to replace a lost, stolen, or destroyed certificate, while providing expedited judicial proceedings through which a shareholder can compel issuance of a new certificate to replace a lost, stolen, or destroyed certificate should the corporation refuse to issue a replacement certificate. Oklahoma law does not contain similar provisions.

    LIMITATIONS ON VOTING TRUSTS. Oklahoma law contains certain restrictions on the creation and operation of shareholder voting trusts and voting agreements that are not found in Delaware law, such as restricting the terms of the trusts and agreements to ten years, unless extended for a longer period (not to exceed 10 years) within two years before the expiration of such trusts and agreements. Oklahoma law also requires delivery of voting trust certificates to beneficiaries of voting trusts.

    SHAREHOLDERS ACTION BY WRITTEN CONSENT. Oklahoma law contains restrictions on the ability of shareholders of to take action by written consent. Under Oklahoma law, a corporation with a class of voting stock listed or traded on a national securities exchange, or registered under Section 12(g) of the Exchange Act, which has one thousand or more shareholders of record, can take action by written consent only with the written consent of all shareholders, unless otherwise provided for in the certificate of incorporation. Delaware corporate law contains no such restriction.

    MERGERS WITH WHOLLY-OWNED SUBSIDIARIES. Delaware law provides that no shareholder vote of a constituent corporation is required in certain mergers where such constituent corporation and a direct or indirect wholly-owned subsidiary of such constituent corporation (such subsidiary being defined as a "holding company") are the only constituent corporations to a merger, and where the merger and/or the constituent corporations have certain other characteristics. Oklahoma law contains no similar provision.

    Despite the belief of the Board of Directors that the Reincorporation is in the best interest of the Company and its shareholders, shareholders should also be aware that Delaware law has been publicly criticized on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in certain other states. However, there are no material differences between Oklahoma law and Delaware law with respect to shareholder approval of corporate transactions, shareholder approval of amendments to charter documents, newly created directorships, removal of directors, elimination of shareholder power to call a special shareholders' meeting, inspection of books, records and shareholder lists, appraisal rights, dissolution, dividends, shareholder action without a meeting, repurchase or redemption of shares or proxies.

REASONS FOR NAME CHANGE

    The Board of Directors believes that the name change represents a useful symbolic reflection of the Company's new direction. The change in the Company's name to Esenjay Exploration, Inc. will identify the Company to the public by reference to an entity that will have contributed a substantial percentage of the Company's assets, and that will provide significant managerial guidance to the Company following consummation of the Acquisitions.

CONSUMMATION OF THE REINCORPORATION

    The Reincorporation will be consummated as promptly as practicable after shareholder approval is obtained. The Reincorporation will become effective upon the filing of the Plan and Agreement of Merger with the Secretaries of State of Delaware and Oklahoma and the receipt of a certificate of merger from the Department of State of Oklahoma.

NO DISSENTERS RIGHTS

    Under Oklahoma law, the shareholders of the Company will not have the right to dissent from the Reincorporation or receive an agreed and a judicially appraised value of their shares.

CERTIFICATE EXCHANGE

    On the effective date of the Reincorporation, each certificate representing Common Stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of Newco Common Stock. Each share of Newco Common Stock will be issued in exchange for one issued and outstanding share of Common Stock.

    Commencing immediately after the effective date of the Reincorporation, shareholders will be notified by the Exchange Agent of the procedures necessary to complete the certificate exchange. Shareholders should not submit their Common Stock certificates for exchange until they have received a letter of transmittal and instructions from the Exchange Agent. Shareholders will not receive certificates representing Newco Common Stock unless and until the certificates representing the Common Stock are surrendered along with a properly completed and executed letter of transmittal in the form provided by the Exchange Agent. Shareholders with more than one certificate representing Common Stock should submit all such Common Stock certificates for exchange, and, such certificates will be aggregated for purposes of the exchange.

    The Reincorporation will not affect the listing of the Newco Common Stock, which will be traded on the Nasdaq Small-Cap Market without interruption under the symbol "ESNJ."

    The certificate exchange with respect to Common Stock certificates will be made concurrently with the exchange of certificates with respect to the Reverse Split. See "The Reverse Split--Certificate Exchange."

    Shareholders will not be charged any fee with respect to the exchange of certificates.

FEDERAL INCOME TAX CONSEQUENCES

    Set forth below is a summary of certain Federal income tax consequence to Company shareholders who become holders of Newco Common stock in exchange for Company Common Stock as a result of the Reincorporation. The statement does not deal with all aspects of Federal taxation that may be relevant to particular Company shareholders, such as dealers in securities and certain holders of stock options or shares acquired upon exercise of stock options. In view of the individual nature of tax consequences, shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Reincorporation, including the applicability, of Federal, state, local and foreign tax laws.

    The Company has not requested a ruling from the IRS with respect to the Federal income tax consequences of the Reincorporation under the Code. The Company will, however, receive an opinion from tax counsel, Chamberlain, Hrdlicka, White, Williams & Martin, Houston, Texas, substantially to the effect that: (i) the Reincorporation will constitute a tax-free reorganization under
Section 368(a) of the Code; (ii) no gain or loss will be recognized by holders of Common Stock of the Company upon receipt of Newco Common Stock pursuant to the Reincorporation; (iii) the aggregate tax basis of the Common Stock of the Company received by each shareholder will be the same as the aggregate tax basis of the Common Stock of Newco held by such shareholder at the time of the Reincorporation, and (iv) the holding period of the Common Stock of Newco received by each shareholder of will include the period for which such shareholder held the Common Stock of Company surrendered in exchange therefore provided that such Company Common Stock was held by such shareholder as a capital asset at the time of the Reincorporation.

    The Company will not recognize gain or loss for federal income lax purposes as a result of the Reincorporation. Newco will succeed, without adjustment, to the federal income tax attributes of the Company.

ACCOUNTING TREATMENT

    For financial reporting purposes, the Reincorporation will be treated as a reorganization of affiliated entities with all assets and liabilities of the Company recorded on the books of Newco at the historical cost basis book carrying values.

TRANSFERABILITY OF AND MARKET FOR SHARES

    The issuance of certificates evidencing shares of Newco Common Stock is exempt from registration under the Securities Act by virtue of the exemption afforded by Section 3(a)(9) and, in general, such shares will be freely transferable by the holders thereof; HOWEVER, persons who are "affiliates" (within the meaning of the Securities Act) of Newco will continue to be subject to limitations as to timing and manner of sale and the number of shares of Newco common stock that may be sold, all as specified by Rule 144 under the Act.

VOTE AND RECOMMENDATION


    The affirmative vote of the majority of the issued and outstanding shares of Common Stock is required to approve the Reincorporation. Since the affirmative vote of a majority of the issued and outstanding shares of Common Stock is required to approve the Reincorporation, as opposed to a specified percentage of the shares present to vote at the Special Meeting, the failure to vote in person or by proxy, or an abstention from voting, will have the same effect as a vote against the Reincorporation. If approved, the Reincorporation will take effect even if the Acquisition Agreement and the Reverse Split are not approved, and even if the nominees for director are not elected.


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE REINCORPORATION.

                           DESCRIPTION OF SECURITIES


    The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). As of April 1, 1998, 9,935,906 shares of Common Stock were issued and outstanding (1,655,985 after giving effect to the Reverse Split).


COMMON STOCK


    The holders of Common Stock are entitled to one vote for each share on all matters submitted to a vote of shareholders. There is no cumulative voting with respect to the election of directors. Accordingly, holders of a majority of the shares entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any then outstanding class of preferred stock, the holders of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors from time to time out of legally available funds. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets of the Company that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of holders of any class of preferred stock then outstanding. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock will be subordinate to the rights of the holders of shares of any series of preferred stock that the Company may issue in the future.


PREFERRED STOCK

    Shares of preferred stock may be issued from time to time in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions thereof, as are determined by resolution of the Board of Directors of the Company. The issuance of preferred stock, while providing flexibility in connection with possible financing, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of Common Stock and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of the Company.

    The Company currently has outstanding 85,961 shares of Preferred Stock, which will be called for redemption in connection with the Acquisitions.

                                 LEGAL MATTERS

    Certain legal matters relating to the validity of the Common Stock to be issued in the Acquisitions have been passed upon by Porter & Hedges, L.L.P., Houston, Texas. Certain tax matters relating to the Acquisition have been passed on by Chamberlain, Hrdlicka, White, Williams & Martin, Houston, Texas.

                                    EXPERTS


    The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for the years then ended included in this Proxy Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                        FRONTIER NATURAL GAS CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Financial Statements for the Years Ended December 31, 1997 and 1996

Financial Auditors' Report.................................................................................     F-2

Consolidated Balance Sheets................................................................................     F-3

Consolidated Statements of Operations......................................................................     F-4

Consolidated Statements of Stockholders' Equity............................................................     F-5

Consolidated Statements of Cash Flows......................................................................     F-6

Notes to Consolidated Financial Statements.................................................................     F-7

                        FRONTIER NATURAL GAS CORPORATION
                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Frontier Natural Gas Corporation

We have audited the accompanying consolidated balance sheets of Frontier Natural Gas Corporation and subsidiaries (the "Company") as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Frontier Natural Gas Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Deloitte & Touche LLP
Houston, Texas

March 27, 1998

                        FRONTIER NATURAL GAS CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                                       DECEMBER 31,   DECEMBER 31,
                                                                                           1997           1996
                                                                                       -------------  ------------
Current Assets:
  Cash and cash equivalents..........................................................  $     690,576   $4,956,656
  Accounts receivable, net of allowance for doubtful accounts of $15,488 at December
    31, 1997 and $10,533 at December 31, 1996........................................        221,864      366,498
  Prepaid expenses and other.........................................................        249,328      282,317
  Receivables from affiliates........................................................        105,171      152,419
                                                                                       -------------  ------------
    Total current assets.............................................................      1,266,939    5,757,890
Property and equipment:
  Gas and oil properties, at cost--successful efforts method of accounting...........      3,235,848    5,280,115
  Other property and equipment.......................................................      1,169,127    1,074,727
                                                                                       -------------  ------------
                                                                                           4,404,975    6,354,842
  Less accumulated depletion, depreciation and amortization..........................     (1,260,605)  (2,918,918)
                                                                                       -------------  ------------
                                                                                           3,144,370    3,435,924
Other Assets.........................................................................        164,699      437,378
                                                                                       -------------  ------------
    Total assets.....................................................................  $   4,576,008   $9,631,192
                                                                                       -------------  ------------
                                                                                       -------------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable...................................................................  $     911,396   $  725,222
  Revenue distribution payable.......................................................         68,131      360,163
  Current portion of long-term debt..................................................        401,085      304,540
  Accrued and other liabilities......................................................        362,578      208,931
                                                                                       -------------  ------------
    Total current liabilities........................................................      1,743,190    1,598,856
Long-term debt.......................................................................         22,680      325,394
Non-recourse debt....................................................................        864,000      681,618
Accrued interest on non-recourse debt................................................        131,400       62,874
Other long-term liabilities..........................................................          9,918      223,624
                                                                                       -------------  ------------
    Total liabilities................................................................      2,771,188    2,892,366
Commitments and contingencies:
Stockholders' equity:
  Cumulative convertible preferred stock $.01 par value; 5,000,000 shares authorized;
    85,961 shares issued and outstanding at December 31, 1997 and 1996; ($856,910
    aggregate redemption and liquidation preference at December 31, 1997 and 1996)...            860          860
  Common stock:
    Class A Common stock, $.01 par value; 40,000,000 shares authorized; 9,935,906 and
      9,865,906 outstanding at December 31, 1997 and December 31, 1996,
      respectively...................................................................         99,359       98,659
  Unamortized value of warrants issued...............................................        (27,163)     (54,325)
  Common stock subscribed............................................................       --             45,000
  Common stock subscription receivable...............................................       --            (45,000)
  Additional paid-in capital.........................................................     14,668,626   14,599,326
  Accumulated Deficit................................................................    (12,936,862)  (7,905,694)
                                                                                       -------------  ------------
    Total stockholders' equity.......................................................      1,804,820    6,738,826
                                                                                       -------------  ------------
    Total liabilities and stockholders' equity.......................................  $   4,576,008   $9,631,192
                                                                                       -------------  ------------
                                                                                       -------------  ------------


   The accompanying notes are an integral part of these financial statements.

                        FRONTIER NATURAL GAS CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                        YEAR ENDED DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1997           1996
                                                                                      -------------  -------------
Revenues:
  Gas and oil revenues..............................................................  $     664,126  $   3,176,861
  Realized gain (loss) on commodity transactions....................................       (375,410)      (814,029)
  Unrealized loss on commodity transactions.........................................       (128,936)
  Gain on sale of assets............................................................        452,020        250,437
  Operating fees....................................................................         55,021        213,834
  Other revenues....................................................................        241,788        339,689
                                                                                      -------------  -------------
    Total revenues..................................................................        908,609      3,166,792
                                                                                      -------------  -------------
Costs and expenses:
  Lease operating expense...........................................................        427,240        556,925
  Production taxes..................................................................         24,497        207,969
  Transportation and gathering costs................................................        143,265        368,716
  Gas purchases under deferred contract.............................................       --               82,461
  Depletion, depreciation and amortization..........................................        315,880      2,237,648
  Impairment of oil and gas properties..............................................        349,384         51,000
  Exploration costs.................................................................      2,258,702      1,317,161
  Interest expense..................................................................         60,942        783,872
  Deferred gas contract settlement..................................................       --              368,960
  General and administrative expense................................................      2,070,812      2,217,099
  Delay Rentals.....................................................................        211,690       --
                                                                                      -------------  -------------
    Total costs and expenses........................................................      5,862,412      8,191,811
                                                                                      -------------  -------------
Loss before provision for income taxes..............................................     (4,953,803)    (5,025,019)
Benefit (provision) for income taxes................................................       --             --
                                                                                      -------------  -------------
Net loss............................................................................     (4,953,803)    (5,025,019)
Cumulative preferred stock dividend.................................................        103,153        103,153
                                                                                      -------------  -------------
Net loss applicable to common stockholders..........................................  $  (5,056,956) $  (5,128,172)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
                                                                                      $       (0.51) $       (0.72)
Weighted average number of common shares outstanding................................      9,877,865      7,142,056
                                                                                      -------------  -------------
                                                                                      -------------  -------------


   The accompanying notes are an integral part of these financial statements.

                        FRONTIER NATURAL GAS CORPORATION
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                               CLASS A COMMON     UNAMORTIZED
                                      PREFERRED STOCK              SHARES           VALUE OF    ADDITIONAL
                                  ------------------------  --------------------    WARRANTS      PAID-IN    ACCUMULATED
                                    SHARES       AMOUNT      SHARES     AMOUNT       ISSUED       CAPITAL      DEFICIT
                                  -----------  -----------  ---------  ---------  ------------  -----------  ------------
Balance, December 31, 1995......      85,961    $     860   5,058,406  $  50,584       --       $ 7,866,879  $ (2,854,887)
Issuance of common stock........      --           --       4,807,500     48,075       --         6,616,947       --
Warrant issued for services.....      --           --          --         --       $  (82,500)      115,500       --
Cumulative preferred stock
  dividend......................      --           --          --         --           --           --            (25,788)
Amortization of warrants........                                                       28,175
Net loss........................      --           --          --         --           --           --         (5,025,019)
                                  -----------       -----   ---------  ---------  ------------  -----------  ------------
Balance, December 31, 1996......      85,961          860   9,865,906     98,659      (54,325)   14,599,326    (7,905,694)
                                  -----------       -----   ---------  ---------  ------------  -----------  ------------
Issuance of common stock........      --           --          70,000        700       --            69,300       --
Cumulative preferred stock
  dividend......................      --           --          --         --           --           --            (77,365)
Amortization of warrants........      --           --          --         --           27,162       --            --
Net loss........................      --           --          --         --           --           --         (4,953,803)
                                  -----------       -----   ---------  ---------  ------------  -----------  ------------
Balance, December 31, 1997......      85,961    $     860   9,935,906  $  99,359   $  (27,163)  $14,668,626  $(12,936,862)
                                  -----------       -----   ---------  ---------  ------------  -----------  ------------
                                  -----------       -----   ---------  ---------  ------------  -----------  ------------

  The accommpanying notes are an integral part of these financial statements.

                        FRONTIER NATURAL GAS CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
Cash flows from operating activities:
  Net income (loss)................................................................  $  (4,953,803) $  (5,025,019)
  Adjustments to reconcile net loss to net cash (used) in operating activities:
    Depletion, depreciation and amortization.......................................        315,880      2,237,648
    Impairment of oil and gas properties...........................................        349,384         51,000
    Deferred gas contract settlement...............................................       --              368,960
    Gain on sale of assets.........................................................       (452,020)      (250,437)
    Gain on settlement of deferred compensation agreement..........................        (25,794)      --
    Deferred revenues under gas contract...........................................       --              (74,400)
    Amortization of financing costs and warrants...................................         46,128        710,573
    Unrealized loss on commodity transitions.......................................        128,936       --
    Exploration costs..............................................................      2,258,702      1,317,161
    Changes in operating assets and liabilities:
      Trade and affliliate receivables.............................................        191,882        303,975
      Prepaid expenses and other...................................................        198,418       (103,580)
      Other assets.................................................................        272,679       (191,791)
      Accounts payable.............................................................        186,174       (279,119)
      Revenue distribution payable.................................................       (292,032)      (132,909)
      Accrued and other............................................................       (118,936)        (2,647)
                                                                                     -------------  -------------
    Net cash (used) in operating activities........................................     (1,894,402)    (1,070,585)
                                                                                     -------------  -------------
Cash flows used in investing activities:
  Capital expenditures--gas and oil properties.....................................     (3,023,253)    (3,515,841)
  Capital expenditures--other property and equipment...............................       (159,679)      (203,808)
  Proceeds from sale of assets.....................................................      1,002,540      4,671,088
                                                                                     -------------  -------------
    Net cash provided by (used) in investing activities............................     (2,180,392)       951,439
                                                                                     -------------  -------------
Cash flows from financing activities:
  Proceeds from issuance of debt...................................................        182,382      4,717,280
  Repayments of long-term debt.....................................................       (296,303)    (3,745,369)
  Debt issuance cost...............................................................       --             (183,387)
  Payment for settlement of deferred gas contract..................................       --           (2,181,489)
  Preferred stock dividends paid...................................................        (77,365)       (25,788)
  Net proceeds from issuance of common stock.......................................       --            6,430,647
                                                                                     -------------  -------------
    Net cash (used) in by financing activities.....................................       (191,286)     5,011,894
                                                                                     -------------  -------------
  Net increase (decrease) in cash and cash equivalents.............................     (4,266,080)     4,892,748
Cash and cash equivalents at beginning of year.....................................      4,956,656         63,908
                                                                                     -------------  -------------
Cash and cash equivalents at end of year...........................................  $     690,576  $   4,956,656
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Supplemental disclosure of cash flow information:
  Cash paid for interest...........................................................  $     141,356  $     818,769
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of these financial statments.

                        FRONTIER NATURAL GAS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    BASIS OF PRESENTATION--The Company's primary business activities include gas and oil exploration, production and sales, primarily in the Southwestern and Gulf Coast areas of the United States. The accompanying consolidated financial statements include the accounts of the Company, and its subsidiaries.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH EQUIVALENTS--The Company considers all investments with a maturity of three months or less when purchased to be cash equivalents.

    GAS AND OIL PROPERTIES--The Company uses the successful efforts method of accounting for gas and oil exploration and development costs. All costs of acquired wells, productive exploratory wells, and development wells are capitalized. Exploratory dry hole costs, geological and geophysical costs, and lease rentals on non-producing leases are expensed as incurred. Gas and oil leasehold acquisition costs are capitalized. Costs of unproved properties are transferred to proved properties when reserves are proved. Gains or losses on sale of leases and equipment are recorded in income as incurred. Valuation allowances are provided if the net capitalized costs of gas and oil properties at the field level exceed their realizable values based on expected future cash flows. Unproved properties are periodically assessed for impairment and, if necessary, a loss is recognized by providing an allowance.

    The costs of multiple producing properties acquired in a single transaction are allocated to individual producing properties based on estimates of gas and oil reserves and future cash flows.

    Depletion is provided by the unit of production method based upon reserve estimates. Depletion, depreciation and amortization includes approximately $349,384 and $51,000 in 1997 and 1996, respectively, in impairment of gas and oil properties, due to changes in reserve estimates.

    OTHER PROPERTY AND EQUIPMENT--Other property and equipment is carried at cost. The Company provides for depreciation of other property and equipment using the straight-line method over the estimated useful lives of the assets, which range from three to ten years.

    Upon sale or retirement of an asset, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in income.

    INCOME TAXES--The Company accounts for income taxes on an asset and liability method which requires the recognition of deferred tax liabilities and assets for the tax effects of temporary differences between the financial and tax bases of assets and liabilities, operating loss carryforwards, and tax credit carryforwards.

    COMMODITY TRANSACTIONS--The Company attempts to minimize the price risk of a portion of its future oil and gas production with commodity futures contracts. Gains and losses on these contracts are recognized in the period in which revenue from the related gas and oil production is recorded or when the contracts are closed. To the extent that the quantities hedged under the commodity transaction exceed current production, the Company recognizes gains or losses on the overhedged amount.

                        FRONTIER NATURAL GAS CORPORATION

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    CAPITALIZED INTEREST--The Company capitalizes interest costs incurred on exploration projects. The interest capitalized for the years ended December 31, 1997 and 1996 was approximately $235,977 and $107,000, respectively.

    GAS BALANCING--The Company records gas revenue based on the entitlement method. Under this method, recognition of revenue is based on the Company's pro-rata share of each well's production. During such time as the Company's sales of gas exceed its pro-rata ownership in a well, a liability is recorded, and conversely a receivable is recorded for wells in which the Company's sales of gas are less than its pro-rata share. At December 31, 1997, the Company's gas balancing position was approximately 29,244 MCF overproduced.

    EXPLORATION COSTS--The Company expenses exploratory dry hole costs, geological and geophysical costs, and impairment of unproved properties. During 1996, $43,000 of such costs represented geological and geophysical costs expensed as required under the successful efforts method of accounting. There were no such costs incurred in 1997.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--Statement of Financial Accounting Standards No. 107. "Disclosures about Fair Value of Financial Instruments" requires disclosure regarding the fair value of financial instruments for which it is practical to estimate that value. The carrying amount of cash and cash equivalents, accounts receivable and accounts payable, approximates fair market value because of the short maturity of those instruments. The fair value of the Company's long-term debt is estimated to approximate carrying value based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

    The Company has interest rate and gas swap agreements that subject it to off-balance sheet risk. The unrealized losses on these contracts, as disclosed in the following footnotes, are based on market quotes. These unrealized losses are not recorded in the consolidated financial statements to the extent the swaps qualify for hedge accounting.

    STOCK-BASED COMPENSATION--In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." SFAS 123 establishes a fair value method and disclosure standards for stock-based employee compensation arrangements, such as stock purchase plans and stock options. It also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, requiring that such transactions be accounted for based on fair value. As allowed by SFAS 123, the Company will continue to follow the provisions of Accounting Principles Board Opinion No. 25 ("APB") for its stock-based employee compensation arrangements. SFAS 123 requires entities that elect to continue to measure compensation cost using APB 25 to disclose proforma information computed as if the fair value based accounting method of SFAS 123 had been applied for all awards granted after December 15, 1994.

    EARNINGS PER SHARE--In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share" and Statement of Financial Accounting Standards No. 129 ("SFAS 129"), "Disclosure of Information about Capital Structure." SFAS 128 establishes standards for computing and presenting earnings per share ("EPS") and requires restatement of all prior-period EPS data presented. SFAS 129 establishes standards for disclosing information about an entity's capital structure. Basic earnings per share has been computed by dividing net income to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share is calculated by dividing net income to common shareholders (as adjusted) by the weighted

                        FRONTIER NATURAL GAS CORPORATION

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) average number of common shares outstanding plus dilutive potential common shares. For the years ended December 31, 1997 and 1996 all potentially diluted securities are anti-dilutive and therefore are not included in the earnings per share calculation.

    The following table presents information necessary to calculate basic and diluted earnings per share for periods indicated, with 1996 being restated to conform with the requirements of the Statement of Financial Accounting Standards No. 128 Earning Per Share, described below.

                                                                                         1997           1996
                                                                                     -------------  -------------
BASIC EARNINGS PER SHARE
  Weighted Average Common Shares Outstanding.......................................      9,877,865      7,142,056
  Basic (Loss) Per Share...........................................................  $       (0.51) $       (0.72)
                                                                                     -------------  -------------
                                                                                     -------------  -------------
EARNINGS FOR BASIC COMPUTATION
  Net (Loss).......................................................................  $  (4,953,803) $  (5,025,019)
  Preferred Share Dividends........................................................       (103,153)      (103,153)
                                                                                     -------------  -------------
  Net Income (Loss) to Common Shareholders (Basic (Loss) Per Share Computation)....  $  (5,056,956) $  (5,128,172)
                                                                                     -------------  -------------
                                                                                     -------------  -------------

    RECLASSIFICATION--Certain reclassifications have been made to the 1996 financial statements to conform them to the classification used in 1997.

2. GOING CONCERN:

    The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. The Company has experienced a significant decline in operations including declines in ongoing gas and oil production. These declines have created a significant working capital deficit and depleted cash reserves. As a result of the declining positions, the Company has also failed to meet its financial debt covenants although it has secured a waiver through the earlier of the consummation of the Acquisitions or June 1998. In the event that the Company is not able to secure future waivers and the debt is ultimately called, the Company may not be able to timely meet this demand.

    The Company has prepared an operating budget for 1998 which projects a negative cash flow. Such negative cash flows are expected to further deplete existing cash balances. The Company has obtained a bridge financing arrangement from Duke Energy Financial Services, Inc. in connection with the proposed Acquisitions discussed in Note 10. If the Company is unsuccessful in its attempt to finalize the proposed Acquisitions and secure permanent financing, the Company believes it will be unable to continue to meet its current obligations during 1998 and beyond without selling substantial interests in its exploration projects. The Company is actively pursuing completion of the proposed Acquisitions and permanent financing.

3. STOCKHOLDERS' EQUITY:

    Effective November 12, 1993, the Company completed its initial public offering of 350,000 Units of its securities. Each unit consisted of two (2) shares of cumulative convertible preferred stock (valued at $10.00 per share), one (1) share of common stock (valued at $4.00) and one (1) warrant ("Series A Warrant") (valued at $0.10). During 1995, the Company offered to exchange one
(1) share of cumulative convertible

                        FRONTIER NATURAL GAS CORPORATION

3. STOCKHOLDERS' EQUITY: (CONTINUED)
preferred stock plus all unpaid and accrued preferred dividends for four (4) shares of common stock and two (2) Series A Warrants for a limited period. The Company concluded its offer on May 26, 1995 with a total of 603,939 shares of convertible preferred stock tendered. As a result of the offering, the Company issued 2,415,756 shares of Common Stock and 1,207,878 Series A Warrants. After May 26, 1995, the exchange ratio reverted to the original conversion terms. The Company reflected the market value of the additional two shares of common stock paid as a one-time premium to induce conversion of the cumulative convertible preferred stock as an addition to net loss in computing loss applicable to common shareholders in the amount of $2,415,756. The Company was relieved of $232,285 of accrued dividends relating to the shares tendered, which has been offset against the inducement premium. As of December 31, 1997 and 1996, 85,961 shares of cumulative convertible preferred stock were outstanding.

    In connection with the debt financing obtained during the first quarter of 1996, the Company, pursuant to an agreement with a financial advisor, agreed to pay a combination of cash, stock and warrants (See--"Warrants") in consideration for assisting with obtaining the financing. The Company paid $200,000 in cash and issued 150,000 shares of the Company's common stock to the advisor on June 6, 1996. These shares have been valued at $234,375, the fair market value at the date granted.

    On August 14, 1996, the Company closed the sale of a public offering of 1,350,000 Units of its securities. Subsequently, the Company sold an additional over all allotment of 202,500 Units. Each Unit consisted of three shares of Common Stock and three (3) Series B Redeemable Common Stock Purchase Warrants ("Series B Warrants"). The price for each Unit was $5.0625. The net proceeds, after underwriter's commission and expenses, was approximately $6,431,000.

    CONVERTIBLE PREFERRED STOCK--The Board of Directors of the Company has adopted a Certificate of Designations creating a series of convertible preferred stock consisting of 1,000,000 shares, par value $.01 per share, none of which was outstanding as of December 31, 1997 and 1996. Shares of the convertible preferred stock may be issued from time to time in one or more series with such designations, voting powers, if any, preferences, and relative participating, optional or other special rights, and such qualifications, limitations and restrictions thereof, as are determined by resolution of the Board of Directors of the Company. However, the holders of the shares of the convertible preferred stock will not be entitled to receive liquidation preference of such shares, until the liquidation preference of any other series or class of the Company's stock hereafter issued that ranks senior as to liquidation rights to the cumulative convertible preferred stock has been paid in full.

    CUMULATIVE CONVERTIBLE PREFERRED STOCK--Holders of shares of cumulative convertible preferred stock will be entitled to receive, when and if declared by the Board of Directors out of funds at the time legally available, cash dividends at a maximum annual rate of $1.20 per share, payable quarterly, commencing 90 days after the date of first issuance. Dividends are cumulative from the date of issuance of the cumulative convertible preferred stock. During 1997 and 1996, $77,365 and $25,788 was declared and paid in cumulative preferred stock dividends. The Company has undeclared and unpaid dividends in the amount of $180,518 ($1.50 per share) on its cumulative preferred stock for the period from May 1, 1995 to December 31, 1997. The Company is not required to declare and pay such dividends; however, until such dividends are paid current, the Company is precluded from paying dividends to its common shareholders.

    In the event of any liquidation, dissolution or wind-up of the Company, holders of shares of cumulative convertible preferred stock are entitled to receive the liquidation preference of $10.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment

                        FRONTIER NATURAL GAS CORPORATION

3. STOCKHOLDERS' EQUITY: (CONTINUED)
or distribution is made to the holders of common stock, or any series or class of the Company's stock hereafter issued, that will rank junior as to liquidation rights to the cumulative convertible preferred stock.

    The holders of cumulative convertible preferred stock will not have voting rights except as required by law in connection with certain defaults and as provided to approve certain future actions including any changes in the provisions of the stock or the issuance of additional shares equal or senior to the stock. Whenever dividends on the cumulative convertible preferred stock have not been paid in an aggregate amount equal to at least six quarterly dividends, the number of directors of the Company will be increased by two and the holders of preferred stock will be entitled to elect these additional directors.

    REDEMPTION--The cumulative convertible preferred stock is redeemable for cash, in whole or in part, at the option of the Company, at $10.00 per share, plus any accrued and unpaid dividends, whether or not declared.

    OPTIONAL CONVERSION--At any time after the initial issuance of the cumulative convertible preferred stock and prior to the redemption thereof, the holders of cumulative convertible preferred stock shall have the right, exercisable at their option, to convert any or all of such shares into common stock at the rate of conversion described below. During 1997 no shares of cumulative convertible preferred stock were converted to common stock under the original conversion terms. Automatic Conversion--If, at any time after the initial issuance thereof, the last reported sales price of the cumulative convertible preferred stock as reported on the NASDAQ System (or the closing sale price as reported on any national securities exchange on which the cumulative convertible preferred stock is then listed), shall, for a period of 10 consecutive trading days, exceed $13.00, then, effective as of the closing of business on the tenth such trading day, all shares of cumulative convertible preferred stock then outstanding shall immediately and automatically be converted into shares of common stock and warrants at the rate of conversion described below.

    CONVERSION RATE--The conversion rate for the cumulative convertible preferred stock (i.e., the number of shares of common stock into which each share of cumulative convertible preferred stock is convertible) is determined by dividing the conversion price then in effect by $5.00. The initial conversion price is $10.00; therefore, the cumulative convertible preferred stock is initially convertible into common stock and Series A Warrants at the conversion rate of two (2) shares of common stock and two (2) Series A Warrants for each share of cumulative convertible preferred stock converted.

    WARRANTS--Each Series A Warrant issued in the initial public offering and in the conversion of the cumulative convertible preferred stock entitles the holder thereof to purchase one (1) share of common stock at a price equal to $6.00, until five years from the effective date of the initial public offering. The Warrants will, unless exercised or amended, expire on November 13, 1998. Outstanding Series A Warrants may be redeemed by the Company for $.25 each on 30 days notice. As of December 31, 1997 and 1996, there were 1,578,078 Series A Warrants outstanding.

    Each Series B Warrant issued in the August 1996 public securities offering entitles the holder to purchase one (1) share of common stock for $2.025 commencing August 8, 1997, and ending August 8, 2001. Each Series B Warrant is redeemable by the Company with the prior consent of the underwriter at a price of $0.01 per Series B Warrant, at any time after the Series B Warrants become exercisable, upon not less than 30 days notice, if the last sale price of the common stock has been at least 200% of the then exercise price of the Series B Warrants for the 20 consecutive trading days ending on the third day prior to the date on which the notice of redemption is given.

                        FRONTIER NATURAL GAS CORPORATION

3. STOCKHOLDERS' EQUITY: (CONTINUED)
    The Company has also issued a common stock warrant to purchase 25,000 shares of common stock at $4.00 per share in connection with a loan agreement. This warrant expires five (5) years from the effective date of the Company's initial public offering. The loan was paid in full in 1993.

    The Company and Hi-Chicago Trust agreed to a settlement in December 1995 whereby the Company issued 75,000 shares of common stock and a stock purchase warrant to purchase up to 300,000 shares of common stock at an exercise price of $3.00 per share to settle a claim asserted by Hi-Chicago Trust. The warrant is exercisable through the earlier of 60 months from the settlement date or for a period of 30 days after the closing bid price of the Company's stock equals or exceeds $6.00 per share for sixty consecutive trading days. The issued shares are unregistered.

    In 1996, the Company issued to a bank providing financing, a warrant to purchase up to 250,000 shares of common stock for a period of five years beginning January 3, 1996, at an exercise price of the highest average of the daily closing bid prices for thirty (30) consecutive trading days between January 1, 1996, and June 30, 1996. The Company has recorded the warrants at a value of approximately $82,500 as unamortized value of warrants issued. The warrants are being amortized using the interest method with an unamortized balance of $27,163 at December 31, 1997.

    The Company has also issued a warrant to purchase 250,000 shares of the Company's common stock at $2.00 per share to a financial advisor. The warrant has a five year term commencing on January 12, 1996 and provides for anti-dilution protection, registration rights, and permits partial exercise at the election of the holder by exchanging the warrants with appreciated value equal to each exercise price in lieu of cash. If additional funds are not borrowed from the bank, a portion of the warrants will be returned. The Company has recorded the warrants, which are not subject to return at their fair value of approximately $33,000. The warrants subject to return will be recorded when additional funds are borrowed.

    On January 15, 1997, the Board of Directors authorized the Company to enter into an agreement with Riches In Resources, Inc. to perform investor relations services for the Company on a fee basis through January 15, 1999, and month to month thereafter, which fee may be paid either in cash or in common stock at the election of the Company. The Company elected to compensate Riches In Resources, Inc. partially in cash and partially in stock, therefore Riches In Resources, Inc. was issued 70,000 shares of common stock during 1997. At December 31, 1997, the Company had prepaid consultant cost of $17,701 in association with this transaction.

    In the first quarter of 1998, the Company in connection with a financing arrangement, issued warrants to purchase 150,000 shares of Common Stock at an exercise price of $.50 per share.

    EMPLOYEE OPTION PLAN--1997--The plan authorizes the issuance of up to 695,350 options to purchase one (1) share of common stock. Options to purchase 601,000 shares of common stock at prices ranging from $0.63 to $1.88 are currently outstanding of which 31,000 expire in June of 1998.

    Under the plan, the Board may grant options to officers and other employees and shall provide for an automatic receipt of options by directors who are not full time employees. Each option shall consist of an option to purchase one share of common stock at an exercise price that shall be at least the fair market value of the Common stock on the date of the grant of the option. However, the Board may authorize vesting options as it deems necessary; such is the case of certain officers reissued options under this plan during 1997. Unless otherwise so designated, the options shall be exercisable at a rate of 33 1/3% on January 1, the year following the effective date of the grant, and 33 1/3% each January 1 thereafter. The Option

                        FRONTIER NATURAL GAS CORPORATION

3. STOCKHOLDERS' EQUITY: (CONTINUED)
holder's right is cumulative. Unless otherwise designated by the Board, if the employment of the Option holder is terminated for any reason, all unexercised Options shall terminate, be forfeited and shall lapse within three months thereafter. The options have a maximum life of ten years from the date of issuance.

    STOCK INCENTIVE OPTION PLAN--1996--The 1996 stock incentive option plan was approved by the Company's stockholders in June, 1996, and 350,000 shares of common stock were initially reserved for issuance thereunder.

    Currently, all options under the plan have expired or have been canceled by the Board of Directors other than 122,000 options currently outstanding, of which 116,000 expire by June of 1998.

  MANAGEMENT INCENTIVE STOCK PLAN

    The Plan initially authorized the issuance of up to 240,000 units. Each unit consists of (i) an option to purchase one (1) share of Common Stock and (ii) a cash payment ("Stock Appreciation Right" or "SAR") to be made by the Company when the option is exercised. The value of the SAR is equal to twice the amount by which the fair market value of the Common Stock on the date of the exercise of the option exceeds the exercise price. Currently all units have expired or have been canceled by the Board of Directors other than 48,000 units currently outstanding, 42,000 of which expire by June 1998.

    The following table summarizes activity under the Company's stock option plans for the years ended December 31, 1997 and 1996.

                                                                                                         EMPLOYEE
                                     INCENTIVE              MANAGEMENT            STOCK INCENTIVE         OPTION
                                 STOCK OPTION PLAN     INCENTIVE STOCK PLAN      OPTION PLAN--1997      PLAN--1997
                                --------------------  ----------------------  ------------------------  -----------
                                  1997       1996        1997        1996        1997         1996         1997
                                ---------  ---------  ----------  ----------  -----------  -----------  -----------
Shares available for grant....     --        180,000      --         120,000        8,000      350,000     695,350
Shares under option at end Of
  period......................     --        180,000      48,000     112,000      122,000      342,000     601,000
Option price per share........     --      $   1.679  $2.00-3.50  $2.00-3.50  $1.47-2.125  $1.47-2.125   $0.63-1.88
Shares exerciseable at end Of
  period......................     --        156,000      48,000     102,000       40,666      --          544,000
Sales exercised during the
  Period......................     --         --          --          --          --           --           --
Sales canceled................    180,000     --          64,000     120,000      220,000      --
Weighted Option Price.........     --      $   1.679  $     3.02  $     3.09  $      1.67  $     1.569   $    0.70

    STOCK OPTION PLANS--The Company has three fixed option plans which reserve shares of common stock for issuance to executives, key employees and directors. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's three stock option plans been determined based on fair value at the grant date for awards in 1997 and 1996 consistent with the provisions of SFAS No. 123, the Company's net

                        FRONTIER NATURAL GAS CORPORATION

3. STOCKHOLDERS' EQUITY: (CONTINUED)
loss applicable to common stockholders and net loss per common and common equivalent share would have been the pro forma amounts indicated below:

                                                                                         1997           1996
                                                                                     -------------  -------------
Net loss applicable to common stockholders--as reported............................  $  (5,056,956) $  (5,128,172)
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Net loss applicable to common stockholders--pro forma..............................  $  (5,679,620) $  (5,296,335)
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Net loss per common and common equivalent share--as reported.......................  $       (0.51) $       (0.72)
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Net loss per common and common equivalent share--pro forma.........................  $       (0.57) $       (0.74)
                                                                                     -------------  -------------
                                                                                     -------------  -------------

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividends; expected volatility of 60%; risk-free interest rate of 5.71% and 6.50% in 1997 and 1996, respectively; and expected lives of five
(5) years.

    OPTION REPRICINGS

    In the last quarter of 1997, the Company determined to attempt to consummate a significant corporate transaction in order to satisfy the Company's need for additional capital resources. In connection with pursuing such a transaction, Mr. Berry and Mr. Christofferson entered into Incentive Agreements and Contract Settlement Agreements with the Company pursuant to which each of Mr. Berry and Mr. Christofferson are entitled to receive certain Incentive Payments and Contract Settlement Payments upon the consummation of such a transaction. Their existing employment agreements will terminate upon the consummation of a significant corporate transaction.

In negotiating the terms of the Incentive Agreements and Contract Settlement Agreements, Mr. Berry and Mr. Christofferson determined that their existing stock options would expire 90 days after their termination of employment. The Compensation Committee of the Board of Directors which was comprised of Messrs. Sweeny and Elliott, each of whom was an outside director, recognized that the expiration of those options would result in a disincentive for Mr. Berry and Mr. Christofferson to help the Company pursue a significant corporate transaction. Therefore, the Compensation Committee determined that Mr. Berry's and Mr. Christofferson's existing stock options should be canceled and replaced with new stock options that would terminate not sooner than the date their old options would have expired if their employment with the Company was not terminated. As an added incentive, the Compensation Committee determined to reprice Mr. Berry's and Mr. Christofferson's options so they could more readily benefit from any upturn in the Company's Common Stock trading price upon the consummation of a significant corporate transaction.

    When determining the price at which Mr. Berry's and Mr. Christofferson's new options would be exercisable, the Compensation Committee took the average closing price of the Company's Common Stock on the Nasdaq Small-Cap Market over the 20 day trading period immediately preceding the option reprice date, and multiplied such average trading price by 65%. The Compensation Committee believed that the discount to the average trading price was appropriate because the shares of Common Stock issuable upon exercise of the repriced options would not be freely tradeable and the discount was

                        FRONTIER NATURAL GAS CORPORATION

3. STOCKHOLDERS' EQUITY: (CONTINUED)
appropriate to reflect the actual fair market value of the illiquid shares that would be received upon the exercise of the new options.

    The following table sets forth certain information with respect to replacement stock options granted to Mr. Berry and Mr. Christofferson during the year ended December 31, 1997, which are also reported above under "--Option Grants."

                                                  NUMBER OF
                                                SECURITIES OF
                                                 UNDERLYING      MARKET PRICE OF    EXERCISE PRICE
                                                OPTIONS/SARS    STOCK AT TIME OF      AT TIME OF         NEW
                                                 REPRICED OR      REPRICING OR       REPRICING OR     EXERCISE
NAME                                   DATE        AMENDED          AMENDMENT          AMENDMENT        PRICE
-----------------------------------  ---------  -------------  -------------------  ---------------  -----------
David W. Berry.....................    12/3/97     120,000(1)       $     .97          $    1.62      $     .63
  President and                        12/3/97      24,000(2)       $     .97          $    3.10      $     .63
  Chief Executive Officer

David B. Christofferson............    12/3/97     180,000(3)       $     .97          $    1.68      $     .63
  Executive Vice                       12/3/97      24,000(2)       $     .97          $    3.10      $     .63
  President, General                   12/3/97     100,000(1)       $     .97          $    1.47      $     .63
  Counsel and Secretary

                                     LENGTH OF ORIGINAL
                                         OPTION TERM
                                      REMAINING AT DATE
                                       OF REPRICING OR
NAME                                 AMENDMENT (MONTHS)
-----------------------------------  -------------------
David W. Berry.....................             102
  President and                                  69
  Chief Executive Officer
David B. Christofferson............              62
  Executive Vice                                 69
  President, General                            102
  Counsel and Secretary

------------------------

(1) Consists of options to purchase shares of Common Stock pursuant to the Stock Incentive Option Plan--1996.

(2) Consists of units, each of which included an option to purchase one (1) share of Common Stock and a stock appreciation right ("SAR") equal to two times the difference between the exercise price of the option and the market value of the SAR at the date of exercise, so that one (1) unit had the value of three (3) options, all issued pursuant to the Management Incentive Option Plan.

(3) Consists of options to purchase 180,000 shares of Common Stock pursuant to the Company's 1993 Incentive Stock Option Plan.

4. SALE OF GAS AND OIL ASSETS AND SEISMIC DATA:

    On September 27, 1996, the Company sold its N.E. Cedardale field located in Major County, Oklahoma to OXY USA Inc., for consideration totaling $3,550,000 which included cash of $2,840,000 and certain exchange properties which were concurrently sold to a third party for $710,000. The sale was effective September 1, 1996 and the Company incurred a loss of $10,523. The properties sold represented a substantial portion of the Company's production. In connection with the sale, the Company recorded a loss of $212,000 resulting from the reduction in the quantity of gas covered by a swap agreement. The Company sold various other properties in a number of different transactions during 1997 and 1996. These sales resulted in an aggregate gain of approximately $485,813 and $272,000 for 1997 and 1996, respectively.

                        FRONTIER NATURAL GAS CORPORATION

5. GAS SALE AGREEMENT:

    Effective December 1, 1991, the Company entered into a Gas Sale Agreement to deliver gas to an end-user over a specified period of time in the future.

    The Company was committed to deliver 7,100,000 MMBTU of gas to the purchaser over a period of seven years beginning December 1, 1991. The Company was allowed to deliver gas to satisfy the commitment from its own reserves or from purchasing gas on the open market. The Company delivered 44% from purchases on the open market for the year ended December 31, 1996 as follows:

                                                                                FOR YEAR ENDED
                                                                                 DECEMBER 31,
                                                                                 1996 (MMBTU)
                                                                                ---------------
Gas purchased on open market..................................................        43,783
Gas delivered from Company reserves...........................................        55,417
                                                                                      ------
Total deliveries..............................................................        99,200
                                                                                      ------
                                                                                      ------

    The purchase price under the contract was fixed at $1.50 per MMBTU over the life of the contract. The contract required the prepayment by the purchaser of $0.75 per MMBTU for the remaining contract obligations. On January 5, 1996, the Company entered into an agreement with the end user to terminate the Gas Sales Agreement as of January 31, 1996. The Company paid the end user $2,181,489 which represents a return of its $.75 advance on 2,490,103 MMBTU of gas plus a settlement payment of $313,912.

6. LONG-TERM DEBT:

    Long-term debt consists of the following:

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
Note payable pursuant to a credit agreement with a bank of $293,888 and $493,888 ended
  December 31, 1997 and 1996 respectively, interest at LIBOR rate (reserve adjusted), plus one and seven-eighths percent (1.875%) (7.25% at December 31, 1997 and 1996), payable in monthly installments, due in various monthly amounts through December,
  1998, collateralized by producing oil and gas properties; net of discount of $18,966
  and $37,931 ending December 31, 1997 and 1996 respectively..........................  $    274,922  $    455,956
Non-recourse loan, payable out of an 8% ORRI on the Starboard Prospect, interest
  accrued at 15%......................................................................       864,000       681,618
Note payable to bank, interest at 7.49% to 12.5%, payable in monthly installments, due
  in various amounts through 2001, collateralized by other property and equipment.....        48,843        73,978
Note payable, interest at 12%, payable monthly, principal due December 31, 1997.......       100,000       100,000
                                                                                        ------------  ------------
                                                                                           1,287,765     1,311,552
Less current portion..................................................................       401,085       304,540
                                                                                        ------------  ------------
                                                                                        $    886,680  $  1,007,012
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                        FRONTIER NATURAL GAS CORPORATION

6. LONG-TERM DEBT: (CONTINUED)
    Maturities of long-term debt (excluding non-recourse debt, which is solely dependent upon the successful development and future production, if any, of the Starboard Prospect) are as follows:

                                                                     AT DECEMBER 31,
YEAR                                                                      1997
-------------------------------------------------------------------  ---------------
1998...............................................................    $   401,085
1999...............................................................         16,459
2000...............................................................          6,221
2001...............................................................        --
2002...............................................................        --

    On January 3, 1996, the Company entered into a $15,000,000 credit agreement with a bank. The agreement provided for the immediate funding of $4,000,000 which was used to terminate the Gas Sales Agreement and repay the deferred gas revenues incurred under the Gas Sales Agreement, payoff the note payable to a bank due August 1, 1996, pay the bank fees related to the financing with the remainder being used to pay current liabilities.

    The remaining funds are to be available for specified future drilling and acquisition activities of the Company subject to the approval of the bank. The Company repaid a substantial portion of this borrowing with proceeds from the sale of its N.E. Cedardale properties in September of 1996. Due to this early repayment of borrowings, the Company reduced debt issuance costs by $293,000 and discount on notes payable by $207,000 and recorded these amounts as interest expense. The loan is secured by a mortgage on all of the Company's significant producing properties. As part of the credit agreement, the Company is subject to certain covenants and restrictions, among which are the limitations on additional borrowing, and sales of significant properties, working capital, cash, and net worth maintenance requirements and a minimum debt to net worth ratio. As additional consideration for the loan, the Company assigned the bank an overriding royalty interest in the mortgaged properties. The required covenants during 1997 are as follows:

COVENANT, AS DEFINED
--------------------------------------------------------------------------------
Tangible Net Worth..............................................................  $  5,000,000
Current Ratio...................................................................     1.1 : 1.0
Debt to Capitalization..........................................................     0.6 : 1.0
Cash Flow Ratio.................................................................     3.0 : 1.0
Cash on Hand....................................................................  $    200,000
Working Capital.................................................................  $    400,000

    The Company does not believe it will be able to comply with certain of the covenants. The Company has obtained a waiver of the covenant through June 30, 1998. Management believes that the Company will require an additional waiver or waivers during 1998.

    In addition, the Company has entered into an interest rate swap guaranteeing a fixed interest rate of 8.28% on the loan, and the Company will pay fees of one-eighth of 1% (.0125%) on the unused portion of the commitment amount. The unrealized loss on the interest rate swap agreement was $28,000 at December 31, 1996. At December 31, 1997 the unrealized loss was $21,910.

                        FRONTIER NATURAL GAS CORPORATION

6. LONG-TERM DEBT: (CONTINUED)
    On March 12, 1996, the Company completed a financial package with a group funded by a public utility to evaluate and develop a project in Terrebonne Parish, Louisiana. This group will participate in 48% of all costs of evaluation and development of the project area and provide a non-recourse loan to fund the Company's 48% share of the leasehold and seismic evaluation costs of the project. The loan is secured by a mortgage on the Company's interest in the project. As of December 31, 1997, the Company has received advances aggregating $864,000 on the non-recourse loan. The non-recourse loan will be paid solely by the assignment on an 8% overriding royalty interest in the future revenues of the financed project. Future funding will be provided as costs are incurred.

7. INCOME TAXES:

    Deferred tax assets and liabilities are as follows:

                                                                        AT DECEMBER 31,
                                                                  ----------------------------
                                                                      1997           1996
                                                                  -------------  -------------
Net operating tax loss carryforward.............................  $   4,332,710  $   3,494,442
Property and equipment..........................................     (2,936,284)    (1,942,813)
Employee benefits...............................................       --               76,032
Valuation allowance.............................................     (3,254,886)    (1,627,661)
                                                                  -------------  -------------
  Net deferred tax asset (liability)............................  $    --        $    --
                                                                  -------------  -------------
                                                                  -------------  -------------

    The Company has recorded a deferred tax valuation allowance since, based on an assessment of all available historical evidence, it is more likely than not that future taxable income will not be sufficient to realize the tax benefit. The Company and its subsidiaries have estimated net operating loss carryforwards ("NOLs") at December 31, 1997, of approximately $12,743,267, which may be used to offset future taxable income. The operating loss carryforwards expire in the tax years 2006 through 2012.

    The ability of the Company to utilize NOLs and tax credit carryforwards to reduce future federal income taxes of the Company may be subject to various limitations under the Internal Revenue Code of 1986, as amended (the "Code"). One such limitation is contained in Section 382 of the Code which imposes an annual limitation on the amount of a corporation's taxable income that can be offset by those carryforwards in the event of a substantial change in ownership as defined in Section 382 ("Ownership Change"). In general, Ownership Change occurs if during a specified three-year period there are capital stock transactions, which result in an aggregate change of more than 50% in the beneficial ownership of the stock of the Company. The Company may have incurred such an Ownership Change.

8. RELATED PARTY TRANSACTIONS:

    The Company made advances to officers and affiliates of the Company during 1997 and 1996 of $48,380 and $51,143, respectively, and received repayments of $99,216 and $18,741, respectively. The December 31, 1997 and 1996 receivables include approximately $47,787, from an affiliated partnership for which the Company serves as the managing general partner. During 1996, as a result of the Company's relocation, the Company purchased the homes of two officers for a total aggregate cost of approximately $369,000. The houses were sold for a total aggregate sales price of approximately $354,000 and the net amount realized by the Company was approximately $324,000.

                        FRONTIER NATURAL GAS CORPORATION

9. COMMITMENTS AND CONTINGENCIES:

    The Company leases office space under lease agreements, which are classified as operating leases. Lease expense under these agreements was $112,432 in 1997 and $106,440 in 1996. A summary of future minimum rentals on these non-cancelable operating leases is as follows:

                                                                     AT DECEMBER 31,
YEAR                                                                      1997
-------------------------------------------------------------------  ---------------
1998...............................................................    $   117,068
1999...............................................................    $   117,068
2000...............................................................    $   117,068
2001...............................................................    $    78,045

    The Company has entered into employment agreements with two officers. Two of these agreements expire December 31, 1999 (and automatically renew for additional one-year terms each December 31 unless specifically terminated by either the Company or individual). The Company has entered into an incentive agreement and a contract settlement agreement with two officers. Their employment agreements with the Company will be terminated upon the closing of the Acquisitions.

    Pursuant to the incentive agreements and contract settlement agreements, in the event the Acquisitions are closed, or in the event there is another transaction which results in a change of control of the Company, it will pay incentive payments totaling $246,000, as well as contract settlement payments totaling $246,000. Each of the incentive payments and the contract settlement payments may be paid in the form of promissory notes due not later than September 30, 1998.

    The Company is party to various lawsuits arising in the normal course of business. Management believes the ultimate outcome of these matters will not have a material effect on the Company's consolidated financial position, results of operations, and net cash flows.

    Pursuant to the credit agreement with the bank, the Company entered into a natural gas swap agreement on 62,500 MMBTU of natural gas per month at $1.566 per MMBTU for Mid-Continent gas for the period from April 1, 1996 through January 31, 1999. The swap was amended to 31,250 MMBTU on September 25, 1996, due to the sale of the N.E. Cedardale field. The Company recorded a loss of $212,000 in connection with this reduction in quantities covered by the swap agreement. Currently the Company's monthly natural gas production is substantially less than the natural gas swap that is in place. The total unrealized loss on the amended swap agreement was 128,936 at December 31, 1997. The Company has a hedge in place, which limits the potential cost per MMBTU it may have to settle at a price of $3.13 per MMBTU, for 31,250 MMBTU per month in January and February 1998.

10. SUBSEQUENT EVENT

    On January 19, 1998, the Company entered into the Acquisition Agreement with Esenjay Petroleum Corporation ("Esenjay") and Aspect Resources LLC ("Aspect") (the "Acquisition Agreement"). Pursuant to the terms and conditions of the Acquisition Agreement and subject to approval by the Company's shareholders the Company will purchase from Esenjay (the "Esenjay Assets") and Aspect (the "Aspect Assets") certain undeveloped oil and gas exploration projects in the onshore Gulf Coast area (the "Acquisitions"). The Company will issue up to 30,991,563 shares of Common Stock to Esenjay in exchange for the Esenjay Assets, and will issue up to 29,648,636 shares of Common Stock to Aspect or its assigns in exchange for the Aspect Assets. The Company has filed a preliminary Schedule 14A proxy statement in this regard and intends to have a shareholders meeting in late April or early May of 1998 to seek the

                        FRONTIER NATURAL GAS CORPORATION

10. SUBSEQUENT EVENT (CONTINUED)
approval of its shareholders of the Acquisitions and related matters. As part of the Acquisition, the Company intends to redeem its Cumulative Committee Preferred Stock at its redemption price of $10.00 per share plus all accrued and unpaid dividends.

    In conjunction with the Acquisition Agreement, Aspect committed to lend the Company up to $1,800,000, and in January and February advanced $500,000 on said credit facility. The facility was repaid by the Company on February 23, 1998, when the Company entered into a $7,800,000 credit agreement with Duke Energy Financial Services, Inc. Said new credit facility provides for up to $4,800,000 prior to closing of the Acquisitions, $1,800,000 of which can be used directly by the Company and $3,000,000 to be utilized solely to loan to Esenjay to pay exploratory costs incurred on the Esenjay Assets after the effective date of the Acquisitions and prior to closing thereof. An additional $3,000,000 will be available to the Company after closing of the Acquisitions to pay additional exploratory costs. The credit facility bears interest at a national prime rate plus 4%. In addition, the lender will be paid cash payments equal to an overriding royalty of 0.6% of production attributable to the Company's interest in wells drilled by the Company while the credit facility is outstanding. The lender also has a right to gather, process, transport and market, at competitive market rates, natural gas produced from a majority of the projects the Company intends to acquire pursuant to the Acquisitions. The facility is secured by mortgages on most of the Company's undeveloped exploration projects. If the Acquisitions are closed, the assets acquired will be subject to such mortgages. The facility is repayable in eleven monthly payments equal to 1/30 of the principal plus interest, plus a final monthly payment of all remaining principal plus interest commencing August 31, 1998, or sooner in the event the Company sells interests in the collateral or closes any underwritten public offering of securities.

11. SUPPLEMENTAL GAS AND OIL INFORMATION (UNAUDITED):

    The Company's proved gas and oil reserves are located in the United States. Proved reserves are those quantities of natural gas and crude oil which, upon analysis of geological and engineering data, demonstrate with reasonable certainty to be recoverable in the future from known gas and oil reservoirs under existing economic and operating conditions (i.e. price and costs as of the date the estimate is made). Proved developed (producing and non-producing) reserves are those proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped gas and oil reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

    Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

                        FRONTIER NATURAL GAS CORPORATION

11. SUPPLEMENTAL GAS AND OIL INFORMATION (UNAUDITED): (CONTINUED)
    FINANCIAL DATA

    The Company's gas and oil producing activities represent substantially all of the business activities of the Company. The following costs include all such costs incurred during each period, except for depreciation and amortization of costs capitalized:

COSTS INCURRED IN GAS AND OIL EXPLORATION AND PRODUCTION ACTIVITIES:

                                                                               YEAR ENDED DECEMBER 31,
                                                                              --------------------------
                                                                                  1997          1996
                                                                              ------------  ------------
Acquisition of properties
  Proved....................................................................  $    765,678  $  1,305,219
  Unproved..................................................................       242,205       644,323
Exploration costs...........................................................     1,861,432       182,147
Development costs...........................................................       153,938       313,152
                                                                              ------------  ------------
    Total costs incurred....................................................  $  3,023,253  $  2,444,841
                                                                              ------------  ------------
                                                                              ------------  ------------

CAPITALIZED COSTS:

                                                                                   AT DECEMBER 31,
                                                                             ---------------------------
                                                                                 1997          1996
                                                                             ------------  -------------
Proved and unproved properties being amortized.............................  $  1,181,811  $   4,681,518
Unproved properties not being amortized....................................     2,054,037        598,596
Less accumulated amortization..............................................      (438,044)    (2,277,984)
                                                                             ------------  -------------
    Net capitalized costs..................................................  $  2,797,804  $   3,002,130
                                                                             ------------  -------------
                                                                             ------------  -------------

ESTIMATED QUANTITIES OF PROVED GAS AND OIL RESERVES:

    The estimates of proved producing reserves were estimated. Proved reserves cannot be measured exactly because the estimation of reserves involves numerous judgmental and arbitrary determinations.

                        FRONTIER NATURAL GAS CORPORATION

11. SUPPLEMENTAL GAS AND OIL INFORMATION (UNAUDITED): (CONTINUED)
Accordingly, reserve estimates must be continually revised as a result of new information obtained from drilling and production history or as a result of changes in economic conditions.

                                                                                            CRUDE OIL, CONDENSATE
                                                                                               AND NATURAL GAS
                                                                                              LIQUIDS (BARRELS)
                                                                    NATURAL GAS (MCF)       ---------------------
                                                                --------------------------
                                                                                            YEARS ENDED DECEMBER
                                                                 YEARS ENDED DECEMBER 31,            31,
                                                                --------------------------  ---------------------
                                                                   1997          1996         1997        1996
                                                                -----------  -------------  ---------  ----------
Proved developed and undeveloped reserves:
  Beginning of period.........................................    8,901,555     18,564,141    183,735     279,501
  Purchases of minerals-in-place..............................      --           2,615,187     --          84,096
  Sales of minerals-in-place..................................     (159,528)   (10,092,754)    (3,857)   (187,006)
  Revisions of previous estimates.............................   (3,129,076)      (791,059)   (59,121)      8,534
  Extensions, discoveries and other additions.................        8,715         12,056        928       7,886
  Production..................................................     (121,304)    (1,406,016)    (7,286)     (9,276)
                                                                -----------  -------------  ---------  ----------
  End of period...............................................    5,500,363      8,901,555    114,399     183,735
                                                                -----------  -------------  ---------  ----------
                                                                -----------  -------------  ---------  ----------
Proved developed reserves:
  Beginning of period.........................................      985,524      7,307,717     46,420      72,515
                                                                -----------  -------------  ---------  ----------
                                                                -----------  -------------  ---------  ----------
  End of period...............................................      521,345        985,524     24,358      46,420
                                                                -----------  -------------  ---------  ----------
                                                                -----------  -------------  ---------  ----------

    Reserves of wells, which have performance history, were estimated through analysis of production trends and other appropriate performance relationships. Where production and reservoir data were limited, the volumetric method was used and it is more susceptible to subsequent revisions.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS:

    The standardized measure of discounted future net cash flows is based on criteria established by Financial Accounting Standards Board Statement No. 69, "Accounting for Oil and Gas Producing Activities" and is not intended to be a "best estimate" of the fair value of the Company's oil and gas properties. For this to be the case, forecasts of future economic conditions, varying price and cost estimates, varying discount rates and consideration of other than proved reserves (i.e., probable reserves) would have to be incorporated into the valuations.

    Future net cash inflows are based on the future production of proved reserves of natural gas, natural gas liquids, crude oil and condensate as estimated by petroleum engineers by applying current prices of gas and oil (with consideration of price changes only to the extent fixed and determinable and with consideration of the timing of gas sales under existing contracts or spot market sales) to estimated future production of proved reserves. Average year end prices used in determining future cash inflows for natural gas and oil for the periods ended December 31, 1997 and 1996 were as follows: 1997--$2.46 per MCF--Gas, $15.62 per barrel--Oil; 1996--$4.13 per MCF--Gas, $24.42 per barrel--Oil, respectively. Future net cash flows are then calculated by reducing such estimated cash inflows by the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves and by the estimated future income taxes. Estimated future income taxes are computed by applying the appropriate year-end tax rate to the future pretax net cash flows relating to the Company's estimated proved oil and gas reserves. The estimated future income taxes give effect to permanent differences and tax credits and allowances.

                        FRONTIER NATURAL GAS CORPORATION

11. SUPPLEMENTAL GAS AND OIL INFORMATION (UNAUDITED): (CONTINUED)
    The following table sets forth the Company's estimated standardized measure of discounted future net cash flows:


                                                                                       YEAR ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
Future cash inflows................................................................  $  15,752,040  $  41,251,837
Future development and production costs............................................     (7,468,887)    (8,288,416)
Future income tax expenses.........................................................       (365,224)    (6,628,489)
                                                                                     -------------  -------------
Future net cash flows..............................................................      7,917,929     26,334,932
Discount...........................................................................     (4,019,429)    (9,576,388)
                                                                                     -------------  -------------
Standardized measure of discounted future net cash flows...........................  $   3,898,500  $  16,758,544
                                                                                     -------------  -------------
                                                                                     -------------  -------------


    The following table sets forth changes in the standardized measure of discounted future net cash flows:


                                                                                       YEAR ENDED DECEMBER 31,
                                                                                    ------------------------------
                                                                                         1997            1996
                                                                                    --------------  --------------
Standardized measure of discounted future cash flows--beginning of period.........  $   16,758,544  $   16,404,620
Sales of oil and gas produced, net of operating expenses..........................        (312,198)     (1,977,577)
Net changes in sales prices and production costs..................................     (10,601,580)      7,177,867
Extensions, discoveries and improved recovery, less related costs.................          30,952         187,877
Change in future development costs................................................        (433,134)        (17,400)
Previously estimated development costs incurred during the year...................         162,610         115,440
Revisions of previous quantity estimates..........................................      (4,973,603)     (1,940,104)
Accretion of discount.............................................................       2,169,632       2,004,973
Net change of income taxes........................................................       4,810,619      (1,292,670)
Purchases of minerals-in-place....................................................        --             7,787,886
Sales of minerals-in-place........................................................        (371,728)    (11,270,558)
Changes in production rates (timing) and other....................................      (3,341,614)       (421,810)
                                                                                    --------------  --------------
Standardized measure of discounted future cash flows--end of period...............  $    3,898,500  $   16,758,544
                                                                                    --------------  --------------
                                                                                    --------------  --------------


ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    Not Applicable.

                                                                      APPENDIX A


                             ACQUISITION AGREEMENT
                                      AND
                                PLAN OF EXCHANGE
                                   REGARDING
                      THE ACQUISITION OF CERTAIN ASSETS OF
                         ESENJAY PETROLEUM CORPORATION
                                      AND
                              ASPECT RESOURCES LLC
                                       BY
                        FRONTIER NATURAL GAS CORPORATION
                                JANUARY 19, 1998

                               TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    -----
                                                         ARTICLE I

           DEFINITIONS.........................................................................................           1
1.01       Defined Terms.......................................................................................           1
1.02       References and Titles...............................................................................           8
1.03       Knowledge...........................................................................................           8
1.04       Adequacy of Disclosure..............................................................................           8
1.05       Supplemental Property Schedules.....................................................................           9

                                                         ARTICLE II

           ACQUISITION OF ESENJAY ASSETS.......................................................................           9
2.01       Contribution of Esenjay Assets......................................................................           9
2.02       Assumed Liabilities.................................................................................           9
2.03       Esenjay Employees...................................................................................
2.04       Non-Assignable Rights...............................................................................          11

                                                        ARTICLE III

           ACQUISITION OF ASPECT ASSETS........................................................................          11
3.01       Contribution of Aspect Assets.......................................................................          11
3.02       Assumed Liabilities; Permitted Asset Sales; Adjustments.............................................          11
3.03       Non-Assignable Rights...............................................................................          12

                                                         ARTICLE IV

           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO FRONTIER.............................................          13
4.01       Organization, Standing and Qualification............................................................          13
4.02       Execution, Delivery and Performance of Agreement; Authority.........................................          13
4.03       Conflicts...........................................................................................          14
4.04       SEC Documents; Financial Statements; Liabilities....................................................          14
4.05       Capitalization......................................................................................          15
4.06       Accounts Receivable, Payable........................................................................          15
4.07       Absence of Events...................................................................................          15
4.08       Contracts...........................................................................................          16
4.09       Taxes...............................................................................................          17
4.10       Litigation..........................................................................................          18
4.11       Compliance with Laws, Material Agreements and Permits...............................................          18
4.12       Tax Representations.................................................................................          18
4.13       Environmental Matters...............................................................................          19
4.14       Books and Records...................................................................................          20
4.15       Gas Imbalances......................................................................................          20
4.16       Title to Assets other than Oil and Gas Interests....................................................          20
4.17       Title to Oil and Gas Interests......................................................................          20
4.18       Oil and Gas Operations..............................................................................          21
4.19       No Guarantees.......................................................................................          21
4.20       Employee Matters....................................................................................          21
4.21       Employee Benefit Plans..............................................................................          21
4.22       Broker/Finders......................................................................................          23
4.23       Royalties...........................................................................................          23
4.24       Plugging and Abandonment Liabilities................................................................          23

                                                                                                                    PAGE
                                                                                                                    -----
4.25       Prepayments.........................................................................................          23
4.26       Hedging Activities..................................................................................          23
4.27       Transactions With Related Parties...................................................................          23
4.28       Disclosure..........................................................................................          24

                                                         ARTICLE V

           FINANCIAL ADVISOR...................................................................................          24

                                                         ARTICLE VI

           REPRESENTATIONS AND WARRANTIES OF ESENJAY...........................................................          24
6.01       Organization, Standing and Qualification............................................................          24
6.02       Execution, Delivery and Performance of Agreement; Authority.........................................          24
6.03       Conflicts...........................................................................................          25
6.04       Capitalization......................................................................................          25
6.05       Financial Statements................................................................................          25
6.06       Absence of Undisclosed Liabilities..................................................................          25
6.07       Absence of Events...................................................................................          25
6.08       Taxes...............................................................................................          26
6.09       Litigation..........................................................................................          27
6.10       Compliance with Laws, Material Agreements and Permits...............................................          27
6.11       Environmental Matters...............................................................................          27
6.12       Title to Assets other than Oil and Gas Interests....................................................          28
6.13       Title to Oil and Gas Interests......................................................................          28
6.14       Broker/Finders......................................................................................          28
6.15       Royalties...........................................................................................          29
6.16       Gas Imbalances......................................................................................          29
6.17       Hedging Activities..................................................................................          29
6.18       Certain Business Relationships or Transactions with Affiliates......................................          29
6.19       No Guarantees.......................................................................................          29
6.20       Employee Matters....................................................................................          29
6.21       Employee Benefit Plans..............................................................................          29
6.22       Plugging and Abandonment Liabilities................................................................          31
6.23       Prepayments.........................................................................................          31
6.24       Calls on Production.................................................................................          31
6.25       Oil and Gas Operations..............................................................................          31
6.26       Tax Representations.................................................................................          32
6.27       Disclosure..........................................................................................          32

                                                        ARTICLE VII

           REPRESENTATIONS AND WARRANTIES OF ASPECT............................................................          33
7.01       Organization, Standing and Qualification............................................................          33
7.02       Execution, Delivery and Performance of Agreement; Authority.........................................          33
7.03       Conflicts...........................................................................................          33
7.04       Aspect Assets.......................................................................................          33
7.05       Taxes...............................................................................................          33
7.06       Litigation..........................................................................................          34
7.07       Compliance with Laws, Material Agreements and Permits...............................................          34
7.08       Environmental Matters...............................................................................          34
7.09       Title to Assets other than Oil and Gas Interests....................................................          35

                                                                                                                    PAGE
                                                                                                                    -----
7.10       Title to Oil and Gas Interests......................................................................          35
7.11       Broker/Finders......................................................................................          35
7.12       Tax Representations.................................................................................          36
7.13       Disclosure..........................................................................................          36

                                                        ARTICLE VIII

           COVENANTS AND OTHER AGREEMENTS......................................................................          36
8.01       Access to Records and Properties....................................................................          36
8.02       Operation of the Business...........................................................................          37
8.03       Consents............................................................................................          38
8.04       Announcements.......................................................................................          38
8.05       No Solicitations....................................................................................          38
8.06       Notification of Certain Matters.....................................................................          39
8.07       Financing Covenants.................................................................................          39
8.08       Public Equity Transaction...........................................................................          40
8.09       Reconstituted Frontier Board of Directors...........................................................          40
8.10       Management of Frontier..............................................................................          40
8.11       Registration Statement and Proxy Statement/Prospectus; Frontier Stockholders' Meeting...............          40
8.12       Tax Cooperation.....................................................................................          42
8.13       Name Change.........................................................................................          42
8.14       Frontier Ownership Dilution.........................................................................          42
8.15       Liabilities and Obligations of Esenjay and Aspect...................................................          42
8.16       Esenjay Wind-down...................................................................................          42

                                                         ARTICLE IX

           CONDITIONS..........................................................................................          43
9.01       Conditions to Obligations of Esenjay and Aspect.....................................................          43
9.02       Conditions to Obligations of Frontier...............................................................          43
9.03       Conditions to Obligations of All Parties............................................................          44

                                                         ARTICLE X

           DELIVERIES..........................................................................................          45
10.01      Deliveries by Frontier..............................................................................          45
10.02      Deliveries by Esenjay...............................................................................          46
10.03      Deliveries by Aspect................................................................................          46

                                                         ARTICLE XI

           VALUATION ADJUSTMENTS FOR TITLE DEFECTS.............................................................          47
11.01      Buyer and Seller....................................................................................          47
11.02      Allocated Value of Oil and Gas Interests............................................................          48
11.03      Notice of Title Defects.............................................................................          48
11.04      Adjustments.........................................................................................          48
11.05      Casualty Loss.......................................................................................          48
11.06      Dispute Resolution..................................................................................          48
11.07      Preferential Rights and Consents....................................................................          49

                                                        ARTICLE XII

           VALUATION ADJUSTMENT FOR ENVIRONMENTAL DEFECTS......................................................          50
12.01      Environmental Liabilities and Obligations...........................................................          50

                                                                                                                    PAGE
                                                                                                                    -----
12.02      Environmental Defect Notice.........................................................................          50
12.03      Remedies............................................................................................          50
12.04      Contested Environmental Defects.....................................................................          50
12.05      Exclusive Remedies..................................................................................          51

                                                        ARTICLE XIII

           TERMINATION.........................................................................................          51
13.01      Termination of Agreement............................................................................          51
13.02      Obligations Upon Termination........................................................................          51
13.03      Breakup Fee.........................................................................................          52

                                                        ARTICLE XIV

           CLOSING.............................................................................................          52
14.01      Time and Place......................................................................................          52
14.02      Further Assurances..................................................................................          52
14.03      Concurrent Conditions...............................................................................          52

                                                         ARTICLE XV

           INDEMNIFICATION.....................................................................................          52
15.01      Indemnification by Frontier.........................................................................          52
15.02      Indemnification by Esenjay..........................................................................          53
15.03      Indemnification by Aspect...........................................................................          53
15.04      Indemnification Limitations.........................................................................          53
15.05      Notice and Resolution of Claim......................................................................          53
15.06      Defense of Third Party Claim........................................................................          54
15.07      Payment.............................................................................................          54

                                                        ARTICLE XVI

           GENERAL PROVISIONS..................................................................................          54
16.01      Effect of Due Diligence.............................................................................          54
16.02      Further Assurances..................................................................................          54
16.03      Survival of Representations, Warranties and Covenants...............................................          54
16.04      Entire Agreement; Amendment and Waiver..............................................................          54
16.05      Severability........................................................................................          55
16.06      Applicable Law......................................................................................          55
16.07      Assignment..........................................................................................          55
16.08      Notices.............................................................................................          55
16.09      Incorporation of Exhibits and Schedules by Reference................................................          56
16.10      Binding Effect......................................................................................          57
16.11      Headings............................................................................................          57
16.12      Gender and Number...................................................................................          57
16.13      Multiple Counterparts...............................................................................          57
16.14      Expenses............................................................................................          57

                                  ATTACHMENTS

EXHIBITS:

Exhibit "A"  --Bridge Financing Agreement
Exhibit "B"  --Registration Rights Agreement
Exhibit "C"  --Assignment, Bill of Sale and Conveyance Agreement (Aspect Assets)
Exhibit "D"  --Assignment, Bill of Sale and Conveyance Agreement (Esenjay Assets)
Exhibit "E"  --[Intentionally Omitted]
Exhibit "F"  --Opinion of Porter & Hedges, L.L.P.
Exhibit "G"  --[Intentionally Omitted]
Exhibit "H"  --Letter regarding limited guaranty by Esenjay Shareholders
Exhibit "I"  --Opinion of Pollicoff, Smith, Myres & Remels, L.L.P.
Exhibit "J"  --Letter regarding limited guaranty by Aspect Members
Exhibit "K"  --Opinion of Davis, Graham & Stubbs LLP
Exhibit "L"  --Prospect Areas

SCHEDULES:

Disclosure
Schedule                   --  Aspect
Disclosure
Schedule                   --  Esenjay
Disclosure
Schedule                   --  Frontier
Schedule 2.01                  Esenjay Assets
Schedule 2.02                  Assumed Agreements
Schedule 2.04                  Esenjay Seismic Agreements
Schedule 3.01                  Aspect Assets
Schedule 4.05(a)               Frontier Option and Warrant Agreements
Schedule 4.05(b)               Frontier Subsidiaries
Schedule 4.06                  Frontier Accounts Receivable and Accounts Payable
Schedule 4.07                  Frontier Absence of Events
Schedule 4.15                  Frontier Gas Imbalances
Schedule 4.17                  Frontier Oil and Gas Interests
Schedule 4.18                  Frontier Reserve Reports
Schedule 5.01                  Agreement with Gaines Berland, Inc.

                   ACQUISITION AGREEMENT AND PLAN OF EXCHANGE

    This Acquisition Agreement and Plan of Exchange ("Agreement") is executed and delivered as of January 19, 1998, by and among Frontier Natural Gas Corporation, an Oklahoma corporation ("Frontier"), Esenjay Petroleum Corporation, a Texas corporation ("Esenjay"), and Aspect Resources LLC, a Colorado limited liability company ("Aspect"), with respect to the following:

                                R E C I T A L S:

        A. Frontier, Esenjay and Aspect have determined to engage in a strategic business combination (the "Exchange") pursuant to which certain assets of Esenjay and certain assets of Aspect shall be transferred to Frontier in exchange for capital stock of Frontier, in a transaction intended to qualify under Section 351 of the Code (as hereinafter defined); and

        B. The parties desire to evidence the terms, provisions, representations, warranties and conditions upon which such Exchange will be consummated by this binding Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the benefits to be derived from the mutual observance of the terms and conditions set forth below, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    1.01 DEFINED TERMS. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth in this Article I or in the Section referred to below:

        "Accounting Firm" has the meaning set forth in Section 11.06.

        "Acquisition Proposal" has the meaning set forth in Section 8.05.

        "Agreed Group B Amount" has the meaning set forth in Section 3.02(d).

        "Agreement" means this Acquisition Agreement and Plan of Exchange and the Exhibits and Schedules attached hereto and by this reference made a part hereof for all purposes.

        "Allocated Value" has the meaning set forth in Section 11.02.

        "Aspect" has the meaning set forth in the preface above.

        "Aspect Assets" shall mean the Oil and Gas Interests and other assets of Aspect identified on Schedule 3.01 and the Exhibits thereto; it being understood that (a) such Oil and Gas Interests and other assets represent less than 100% of Aspect's interest in the properties identified due to partial interests being retained by Aspect, and (b) Aspect retains and reserves unto itself all Working Interests and Net Revenue Interests in the Oil and Gas Interests located in the Prospect Areas and other assets not specifically identified on Schedule 3.01, including any Net Revenue Interest available from the Working Interest conveyed to Frontier after applicable
    (i) royalties, (ii) overriding royalties, (iii) other burdens out of production, and (iv) the Net Revenue Interest contributed to Frontier; provided, however, that all Oil and Gas Interests located in the Prospect Areas acquired hereafter and/or not listed on Schedule 3.01 shall be owned in the same pro rata percentages as the properties currently listed in
    Schedule 3.01.

        "Aspect Employees" means certain of the employees of Aspect in its Houston office who have received an overriding royalty interest in certain of the Oil and Gas Interests included in the Aspect Assets.

        "Aspect Members" means Alex Cranberg, an individual and a resident of Colorado, Antrim Resources, Inc., a Nevada corporation, and CWS Limited-Liability Company, a Delaware limited liability company.

        "Aspect Participation Agreement" means that certain Participation Agreement, dated April 24, 1997, by and between Aspect and Esenjay, covering the Identfied Esenjay Assets.

        "Aspect Permits" has the meaning set forth in Section 7.07.

        "Assumed Agreements" has the meaning set forth in Section 2.02(d).

        "Benefit Arrangement" means any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than the Employee Plans, that (a) is maintained, administered or contributed to by Esenjay or any member of the Frontier Group, as the case may be, and
    (b) covers any employee or former employee of any such person.

        "Bridge Financing Agreement" shall be that agreement as set forth as Exhibit "A" attached hereto which is incorporated herein by reference.

        "Casualty Loss" has the meaning set forth in Section 11.05.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any successor statutes and any regulations promulgated thereunder.

        "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

        "Closing" means the taking of the actions contemplated by Article XIV of this Agreement in order to consummate the Exchange.

        "Closing Date" means the date on which the Closing occurs as set forth in Section 14.01 hereof.

        "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of
    1985.

        "Code" means the Internal Revenue Code of 1986 as in effect on the date hereof and as may be amended from time to time.

        "Damages" has the meaning set forth in Section 15.01.

        "Defect Limit" has the meaning set forth in Section 11.04.

        "Defensible Title" means such right, title and interest that is evidenced by an instrument or instruments whether or not filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice such that: (a) the titled party shall be entitled to receive from its ownership interest in each of the titled party's Oil and Gas Interests not less than the interest shown as the Net Revenue Interest for such Oil and Gas Interest listed in such titled party's Property Schedule attached hereto in all Hydrocarbons produced, saved and marketed from each of such Oil and Gas Interests without reduction, suspension or termination throughout the life of each of such Oil and Gas Interests, except pursuant to the agreements set forth on such titled party's Property Schedule; (b) the titled party is obligated to bear a percentage of the costs and expenses relating to operations on and the maintenance or development of each of the titled party's Oil and Gas Interests listed in the Property Schedule of such party not greater than the interest shown as the Working

    Interest for each of such Oil and Gas Interests in the titled party's Property Schedule without increase throughout the life of each of such Oil and Gas Interests, except pursuant to the agreements set forth on such titled party's Property Schedule; and (c) the interest of the titled party in each of the titled party's Oil and Gas Interests is free and clear of all Liens, claims, infringements, burdens or other defects of any kind whatsoever, except for Permitted

    Encumbrances, which do not materially interfere with the occupation, use and enjoyment of such properties in the normal course of business as presently conducted, or materially impair the use or value thereof for such business. Defensible Title concerning an Option Contract shall apply to the ownership of the Option Contract and not the minerals described therein.

        "Disclosure Schedule" means a Disclosure Schedule attached hereto and any documents listed on such Disclosure Schedule and expressly incorporated therein by reference.

        "Disputed Matters" has the meaning set forth in Section 11.06.

        "DOL" means the Department of Labor.

        "Effective Date" shall be November 1, 1997.

        "Employee Plan" means a plan or arrangement as defined in Section 3(3) of ERISA, that (a) is subject to any provision of ERISA, (b) is maintained, administered or contributed to by Esenjay or any member of the Frontier Group, as the case may be, and (c) covers any employee or former employee of any such person.

        "Environmental Defect" means a condition in, on, or under the Oil and Gas Interests (including air, land, soil, surface, subsurface strata, surface water, groundwater or sediments) that causes an Oil and Gas Interest to be in violation of, or subject to remediation under, any Environmental Law.

        "Environmental Defect Notice" has the meaning set forth in Section
    12.02.

        "Environmental Defect Value" has the meaning set forth in Section 12.04.

        "Environmental Law" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, common law, injunction or other authorization in effect on the date hereof or at a previous time applicable to the operations of, as the context requires, relating to (a) emissions, discharges, releases or threatened releases of Hazardous Materials into the natural environment, including into ambient air, soil, sediments, land surface or subsurface, buildings facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials; (c) occupational health and safety; or (d) otherwise relating to the pollution of the environment, solid waste handling treatment or disposal, or operation or reclamation of oil and gas operations or mines.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Esenjay" has the meaning set forth in the preface above.

        "Esenjay Assets" shall mean the Oil and Gas Interests and other assets of Esenjay identified on Schedule 2.01 and the Exhibits thereto; it being understood that (a) such Oil and Gas Interests and other assets represent less than 100% of Esenjay's interest in the properties identified due to partial interests being retained by Esenjay, and (b) Esenjay retains and reserves unto itself all Working Interests and Net Revenue Interests in the Oil and Gas Interests located in the Prospect Areas and other assets not specifically identified on Schedule 2.01, including any Net Revenue Interest available from the Working Interest conveyed to Frontier after applicable
    (i) royalties, (ii) overriding royalties, (iii) other burdens out of production, and (iv) the Net Revenue Interest contributed to Frontier; provided, however, that all Oil and Gas Interests located in the Prospect Areas acquired hereafter and/or not listed on Schedule 2.01 shall be owned in the same pro rata percentages as the properties currently listed in Schedule 2.01.

        "Esenjay Permits" has the meaning set forth in Section 6.10.

        "Esenjay Shareholders" means Michael E. Johnson, an individual and a Texas resident, and Charles J. Smith, an individual and a Texas resident, each of whom owns 50% of the issued and outstanding equity securities of Esenjay and who collectively own all of the outstanding equity securities of Esenjay.

        "Exchange" has the meaning set forth in the recitals above.

        "Exchange Act" means the Securities Exchange Act of 1934 as in effect on the date hereof and as the same may be amended from time to time.

        "Frontier" has the meaning set forth in the preface above and shall include, unless otherwise expressly stated, Frontier Natural Gas Corporation and its wholly-owned (directly or indirectly) subsidiaries: (a) Frontier Acquisition Corporation, an Oklahoma corporation, (b) Frontier, Inc., an Oklahoma corporation, (c) Frontier Exploration & Production Corporation, an Oklahoma corporation, and (d) Petroleum Acquisition Corporation, a Delaware corporation.

        "Frontier Common Stock" means the shares of common stock, par value $0.01 per share, of Frontier Natural Gas Corporation.

        "Frontier Financial Statements" has the meaning set forth in Section
    4.04.

        "Frontier Group" has the meaning set forth in Section 4.09.

        "Frontier Interim Financial Statements" has the meaning set forth in
    Section 4.04.

        "Frontier Material Agreement(s)" means any written or oral agreement, contract, commitment or understanding to which Frontier is a party, by which Frontier is directly or indirectly bound, or to which any asset of any of Frontier may be subject, involving total value or consideration in excess of $100,000.

        "Frontier Option Plan" has the meaning set forth in Section 8.14.

        "Frontier Permits" has the meaning set forth in Section 4.11.

        "Frontier Preferred Stock" has the meaning set forth in Section 4.05.

        "Frontier Stockholders' Meeting" has the meaning set forth in Section 8.11.

        "GAAP" means generally accepted accounting principles as recognized by the U.S. Financial Accounting Standards Board.

        "GBI" means Gaines Berland, Inc.

        "Governmental Action" means any authorization, application, approval, consent, exemption, filing, license, notice, registration, permit or other requirement of, to or with any Governmental Authority.

        "Governmental Authority" means any national, state, county or municipal government, domestic or foreign, and any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over any of the parties hereto or their assets, tangible or intangible.

        "Group A Aspect Assets" shall mean those Aspect Assets identified on Exhibit C to Schedule 3.01 under the heading "Group A Assets."

        "Group B Aspect Assets" shall mean those Aspect Assets identified on Exhibit C to Schedule 3.01 under the heading "Group B Assets."

        "Hazardous Material" means (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste" or "solid waste," in either case as defined by the Resource Conservation and Recovery Act, as amended; (c) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (d) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq. and any amendments thereof; (e) any asbestos-containing materials in any form or condition; (f) any polychlorinated biphenyl in any form or condition; or (g) any Hydrocarbons, or any fraction or byproducts thereof.

        "Hydrocarbons" means crude oil, natural gas, casinghead gas, and other liquid or gaseous hydrocarbons.

        "Identified Esenjay Assets" means those properties identified in
    Schedule 2.01 as: Tidehaven, El Maton, Midfield, Wolf Point, Hall Ranch, Hordes Creek, Mikeska, Pile Driver, Houston Endowment, Lipsmacker and Blessing.

        "Initial Bridge Facility" has the meaning set forth in Section 8.07.

        "IRS" means the Internal Revenue Service.

        "JEDI" has the meaning set forth in Section 3.02(a).

        "Lien" means any lien, mortgage, security interest, pledge, charge, deposit, production payment, restriction, burden, encumbrance, rights of a vendor under any title retention or conditional sale agreement, or lease, license or other arrangement substantially equivalent thereto, other than preferential purchase rights and consents to assignment.

        "Material Adverse Effect" means with respect to a party, an event, change or occurrence which, individually or together with any other event, change or occurrence has a material adverse impact on (a) the financial position, business, prospects or results of operations of such party and its Subsidiaries, taken as a whole, or (b) the ability of such party to perform its obligations under this Agreement or to consummate the Exchange or the other transactions contemplated hereby; provided that "material adverse impact" shall be deemed not to include the impact of (i) changes resulting from force majeure events beyond the control of a party, (ii) actions or omissions of a party or any of its Subsidiaries taken with the prior informed written consent of the other parties, (iii) the drilling of any successful or unsuccessful well on the Oil and Gas Interests of any of the parties hereto, (iv) changes in the prices of oil or natural gas, or (v) in the case of Frontier, its operating results from September 30, 1997 through the Closing Date provided that such operating results are consistent with the financial results reflected in the SEC Reports. An event, change or occurrence shall be deemed to have a "material adverse impact," individually or together with any other event, change or occurrence if it results in a liability, claim, obligation, encumbrance or Lien against a party or its assets or results in a change of financial position, business, prospects or results of operations of $50,000 in the case of Frontier and $100,000 in the case of either Aspect or Esenjay.

        "Multiemployer Plan" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

        "NASDAQ" means the National Association of Securities Dealers Automated Quotation system.

        "Net Casualty Loss" has the meaning set forth in Section 11.05.

        "Net Revenue Interest" means the interest in all Hydrocarbons produced from a well, lease or any unit of which a lease is a part which is attributable to: (a) the Working Interests therein after payment of applicable lessor royalties, overriding royalties, production payments and other payments out of or measured by the production of Hydrocarbons from the well or property covered by the leases or any unit of which a lease is a part, (b) any overriding royalty interest therein, or (c) any royalty interest therein.

        "New Debt" has the meaning set forth in Section 8.07.

        "Notice of Title Defects" has the meaning set forth in Section 11.03.

        "OGCA" means the Oklahoma General Corporation Act.

        "Oil and Gas Interest(s)" means, as to a party hereto, (a) all interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including working, royalty and overriding royalty interests, production payments, operating rights, net profits interests, fee minerals, fee royalties, other non-working interests and non-operating interests; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions; (c) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (e) subject to the provisions of Sections 2.04 and 3.03, all rights to geological or geophysical data or information (including rights under seismic, geophysical exploration, data license or similar agreements) related to the oil, gas, mineral or other properties which the party owns or to which the party has any rights, including any processing, reprocessing and third party interpretation of such data.

        "Operating Costs" means all third party, out-of-pocket costs incurred for or in connection with (a) in the case of the Group B Aspect Assets, the acquisition of Oil and Gas Interests, (b) the acquisition of oil and gas leases within the Prospect Areas after the date hereof, but only with the written consent of the parties hereto, and (c) in the case of all properties, the maintenance, development and/or operation of Oil and Gas Interests, including geological and geophysical costs, land and associated costs, legal, and tangible and intangible drilling costs.

        "Option Contract" means an executed document by which the owner of such document has the legal right to lease minerals in the future on pre-agreed terms.

        "Permitted Encumbrances" means (a) Liens securing indebtedness that is described in the Disclosure Schedule of such party; (b) Liens for Taxes which are not yet delinquent or which are being contested in good faith and for which adequate reserves have been established as may be required by GAAP; (c) Liens under operating agreements, unitization agreements, pooling orders and mechanic's and materialman's liens incurred in the ordinary course of business relating to the party's Oil and Gas Interests, which obligations are not yet due and pursuant to which the party is not in default; provided, the effect thereof on such Oil and Gas Interest of such party has been properly reflected on the Property Schedule in the Net Revenue Interest and Working Interest attributable to such Oil and Gas Interest; (d) all rights to consent by, required notices to, filings with, or other actions of Governmental Authorities to the extent customarily obtained subsequent to closing; (e) other Liens described in the Disclosure Schedule of such party; (f) preferential rights to purchase described in the Property Schedule of such party; (g) consent to transfer requirements of any person other than a party hereto or any Governmental Authority which consents to transfer will be obtained on or before the Closing

    Date; and (h) Liens in the ordinary course of business consisting of minor defects and minor irregularities in title and other minor restrictions (whether created by or arising out of operating agreements, farm-out agreements, leases and assignments, contracts for purchases of Hydrocarbons or similar agreements, or otherwise in the ordinary course of business) that are of a nature customarily accepted by prudent purchasers of oil and gas properties and that do not materially impair the ability of the obligor to use any such property in its operations and provided that the effect thereof on the Oil and Gas Interest of such party has been properly reflected on the Property Schedule for such party. For purposes of clause (h) of the preceding sentence, a title defect or irregularity or other restriction shall be considered minor if such items in the aggregate do not impair the value of the affected property by more than $10,000.

        "Post Effective Date Costs" shall mean net Operating Costs (i.e., net of any resulting revenues) incurred by or for the account of (a) Esenjay on the Oil and Gas Interests included in the Esenjay Assets and attributable to the period of time after the Effective Date and prior to the Closing Date and
    (b) Aspect on the Oil and Gas Interests included in the Group A Aspect Assets and attributable to the period of time after the Effective Date and prior to the Closing Date. The term "Post Effective Date Costs" shall not include any costs related to the Houston Endowment No. 1 well (which well has been plugged and abandoned) and the Scott Hall No. 1 well (which well has been temporarily abandoned).

           "Property Schedule" means (a) in the case of Frontier, Schedule 4.17,
       (b) in the case of Esenjay, Schedule 2.01 and (c) in the case of Aspect,
       Schedule 3.01.

           "Prospect Areas" means those properties or prospects identified in the Property Schedules of Aspect and/or Esenjay and the areas of mutual interest described in the maps attached hereto as Exhibit "L".

           "Proxy Statement/Prospectus" shall mean (a) the proxy statement of Frontier to be included in the Registration Statement for the purpose of obtaining the approval of Frontier's stockholders of this Agreement and the Exchange, and (b) the prospectus of Frontier to be included in the Registration Statement registering the shares of Frontier Common Stock to be issued to Aspect and Esenjay upon consummation of the Exchange.

           "Public Equity Transaction" has the meaning set forth in Section
       8.08.

           "Registration Statement" shall mean the registration statement on Form S-4 to be filed by Frontier with the SEC for the purpose, among other things, of registering the Frontier Common Stock which will be issued to Aspect and Esenjay upon consummation of the Exchange.

           "Rejection Notice" has the meaning set forth in Section 12.04.

           "Related Documents" means the other instruments and agreements to be delivered by the parties at the Closing.

           "Responsible Officers" means the chief executive officer, president and any vice president of such corporation and, with respect to any limited liability company, such officers of the manager of such company.

           "SEC" means the Securities and Exchange Commission.

           "SEC Documents" has the meaning set forth in Section 4.04.

           "SEC Reports" has the meaning set forth in Section 4.04.

           "Securities Act" means the Securities Act of 1933 as in effect on the date hereof and as the same may be amended from time to time.

           "Subsidiary" of a corporation or other entity means a corporation, partnership or other business entity, the voting securities of which are owned or otherwise controlled directly or indirectly by such corporation or other person in an amount sufficient to elect at least a majority of the board of directors or other managers of such corporation, partnership or other entity.

           "Superior Proposal" has the meaning set forth in Section 8.05.

           "Tax" means any federal, state, or local gross receipts, license, payroll, employment, excise, severance, income, franchise, property, transfer, valued added, ad valorem, sales and use or other tax of any kind, including any interest, penalty, or addition thereto, whether disputed or not.

           "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

           "Title Defect" means any encumbrance, encroachment, irregularity, defect in or objection to real property title to the Oil and Gas Interests, excluding Permitted Encumbrances, that alone or in combination with other defects renders title to a particular Oil and Gas Interest less than Defensible Title.

           "Title Defect Value" has the meaning set forth in Section 11.03.

           "Undisclosed Liabilities" has the meaning set forth in Section 4.04.

           "Working Interest" means an interest in a well, lease or unit which entitles the owner thereof, at its own expense, to explore for, produce and sell oil, gas and other minerals from the lands covered thereby subject to the payment of all costs associated with the interest owned and the payment of the landowner's royalty and any overriding royalty, production payment or other similar burden to which the well, lease or unit has been made subject.

    1.02 REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words "this agreement," "herein," "hereby," "hereunder" and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this article," "this section" and "this subsection," and words of similar import, refer only to the Article, Section or Subsection hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

    1.03 KNOWLEDGE. As used in the representations and warranties contained in this Agreement, the phrase "to the knowledge" or "to the best knowledge" of the representing party shall mean that the Responsible Officers of such representing party, individually or collectively, either (a) know that the matter being represented and warranted is true and accurate or (b) have no reason, after reasonable inquiry of persons who are likely to have information about the matter to which the representation or warranty relates, to believe that the matter being represented and warranted is not true and accurate.

    1.04 ADEQUACY OF DISCLOSURE; CONSTRUCTION. In preparing the Disclosure Schedules to this Agreement, the parties will use their reasonable best efforts to identify the section or subsection, as the case may be, of this Agreement to which an exception relates. Nothing in the Disclosure Schedules hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception in adequate detail for a reasonably prudent person to be able to identify that portion of the representation or warranty to which the exception relates; the mere listing

(or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose, an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

    1.05 SUPPLEMENTAL PROPERTY SCHEDULES. In the case of those Oil and Gas Interests included within the Esenjay Assets or the Aspect Assets, the parties acknowledge and agree that the all of the agreements, rights and interests related to the Oil and Gas Interests included within the Esenjay Assets or the Aspect Assets, proportionately reduced for the percentage interests identified in the Property Schedules, are being conveyed hereunder (subject to the provisions of Sections 2.04 and 3.03) and that, if necessary to accurately reflect the interests being conveyed, the Property Schedules of Aspect and/or Esenjay will be amended accordingly. If any party amends its Property Schedule prior to the Closing Date and the effect of such amendment is to decrease the Oil and Gas Interests being conveyed to Frontier hereunder, such amendment shall be treated as a Title Defect, which shall be cured in accordance with the provisions of Section 11.04(a)(ii) (without regard to the notice requirements of Section 11.03 or the Defect Limit specified in Section 11.04).

                                   ARTICLE II
                         ACQUISITION OF ESENJAY ASSETS

    2.01  CONTRIBUTION OF ESENJAY ASSETS.

        (a) Subject to the terms and conditions of this Agreement, Esenjay shall assign, transfer, convey, contribute to the capital of, and deliver to, Frontier, and Frontier shall acquire and receive from Esenjay, at the Closing, all right, title and interest of Esenjay in and to the Esenjay Assets. The Esenjay Assets shall be free and clear of all liabilities, obligations, or Liens whatsoever, except for (a) Permitted Encumbrances, and
    (b) liabilities assumed by Frontier pursuant to Section 2.02 hereof. In exchange for the Esenjay Assets, Frontier shall issue and deliver to Esenjay 30,991,563 shares of Frontier Common Stock.

        (b) The parties acknowledge and agree that the Identified Esenjay Assets shall be contributed by Esenjay and acquired by Frontier on terms and conditions identical to those set forth in the Aspect Participation Agreement; provided however, that (i) the effective date shall be as set out in this Agreement, (ii) Frontier shall not be obligated for Esenjay's Carried Interest (as such term is defined in the Aspect Participation Agreement), (iii) there shall be no security interest retained by Esenjay in the Esenjay Assets, (iv) the Expense Date (as such term is defined in the Aspect Participation Agreement) shall be the Effective Date, and (v) there shall be no cash consideration paid to Esenjay.

        (c) In all oil, gas and mineral leases taken in a Prospect Area after the date hereof, other than those included as an Identified Esenjay Asset, Esenjay shall be entitled to an overriding royalty interest as set out in
    Schedule 2.01.

    2.02  ASSUMED LIABILITIES.

        (a) DEBT ASSUMPTION. The Esenjay Assets shall be subject to liabilities, other than liabilities for Post Effective Date Costs, in the amount of $1,000,000 and Frontier agrees to assume and discharge such debt.

        (b) ASPECT DEBT. In addition to any other amounts assumed hereby, the parties acknowledge and agree that Esenjay has an outstanding liability to Aspect in the principal amount of $564,337.50 and that the Esenjay Assets shall be contributed subject to such liability.(1)

        (c) CERTAIN COSTS. All Post Effective Date Costs relating to the Esenjay Assets and paid by Esenjay on or before the Closing Date shall be invoiced by Esenjay to Frontier within sixty (60) days of the Closing Date and, subject to Esenjay's adequate verification of such costs at Frontier's request, shall be paid by Frontier to Esenjay not later than (i) one hundred eighty (180) days from the Closing Date, or (ii) ten days from Frontier's receipt of funds from the Public Equity Transaction, whichever is earlier. All Post Effective Date Costs relating to the Esenjay Assets that are not paid by Esenjay on or before the Closing Date shall be assumed by Frontier and Frontier agrees to timely discharge Esenjay's obligations with respect to such costs. After the date hereof, Esenjay shall provide Aspect and Frontier with monthly reports as to the Post Effective Date Costs accrued and/or paid with respect to the Esenjay Assets.

        (d) ASSUMED AGREEMENTS. As of the Closing Date, Frontier shall assume and agrees to discharge the obligations of Esenjay under the office lease, equipment leases and other agreements set forth on Schedule 2.02 (the "Assumed Agreements")(2); provided, however, that Frontier is not hereby assuming (i) any obligations arising under the Assumed Agreements on or before the Closing Date, or (ii) any liability arising out of a violation, breach or default (including any event which with notice or lapse of time or both will give rise to a default) by Esenjay prior to the Closing Date under any Assumed Agreement. There shall be prorated between Esenjay and Frontier as of the Closing Date all accrued rent, royalties and other payments due under the Assumed Agreements.

        (e) ACCRUED VACATION AND SICK LEAVE. As of the Closing Date, Frontier shall assume the accrued vacation and sick leave obligations of Esenjay for those employees of Esenjay who accept employment with Frontier; provided, however that Frontier's maximum liability under this Section 2.02(e) shall not exceed $102,043.62, in the aggregate.

        (f) OTHER. All liabilities and obligations arising under or related to the Esenjay Assets and attributable to the period of time after the Closing Date.

        (g) ESENJAY EMPLOYEES. In conjunction with the acquisition by Frontier of the Esenjay Assets it is agreed by the parties hereto that Frontier shall, concurrent with Closing, offer employment to each of the current Esenjay employees. The Esenjay employees who accept employment with Frontier shall be compensated on terms determined by the Board of Directors of Frontier; it being intended, without creating any rights in favor of such employees, that such compensation terms will be comparable to those of similarly situated employees for similarly situated companies and that, for purposes of any benefit plans maintained by Frontier and to the extent permitted by such plans, the Esenjay employees employed by Frontier shall be credited with their years of service to Esenjay.

    2.04 NON-ASSIGNABLE RIGHTS. Notwithstanding that the definition of Esenjay Assets includes Esenjay's rights to the geological and geophysical data and information attributable to the Oil and Gas

    (1) The offset to this liability is Aspect's agreement to pay certain intangible drilling and development costs, which costs will benefit certain of the Oil and Gas Interests included in the Esenjay Assets. Esenjay will contribute its rights under its agreement with Aspect to Frontier, limited to the amount of the liability assumed and paid under this Section 2.02(b) (I.E., Esenjay will retain the excess), but with a minimum amount equal to the debt being guaranteed (I.E., if the amount Frontier receives from Aspect under Esenjay's agreement with Aspect is less than the debt assumed by Frontier, Esenjay will pay Frontier the difference). The agreement will be identified on an Exhibit to Schedule 2.01 and will be treated as an Esenjay Asset for purposes of this Agreement.

    (1) The Assumed Leases and Esenjay's rights in the underlying equipment or office space should be included on an Exhibit to Schedule 2.01 and will be considered an Esenjay Asset for purposes of this Agreement.

Interests identified on Esenjay's Property Schedule (including those seismic agreements identified on Schedule 2.04), the parties hereto acknowledge and understand that some or all of Esenjay's rights to such data or information may not be assignable by Esenjay. To the extent that any rights to geological or geophysical data to be assigned to Frontier by Esenjay hereunder are not assignable without the consent of another party or the payment of any amounts to such party, this Agreement shall not constitute an assignment or an attempted assignment of such data. Esenjay agrees to use its commercially reasonable best efforts to obtain the consent of each party whose consent is required for the transfer of the data in consideration for such assignment; provided, however, that Esenjay shall not be required to pay any amounts to the assigning party; and provided, further that it shall not be a breach of this Agreement if such consent is not obtained. If such consent is not obtained at or prior to the Closing Date, Esenjay agrees (a) to cooperate with Frontier in seeking such consent after the Closing Date, provided that Esenjay shall not be required to pay any amounts to the assigning party in consideration for such assignment and
(b) to the extent legally possible and without breaching Esenjay's obligations under any agreement relating to such data, enter into any reasonable arrangement designed to provide Fronter with the benefits of such data.

                                  ARTICLE III
                          ACQUISITION OF ASPECT ASSETS

    3.01 CONTRIBUTION OF ASPECT ASSETS. Subject to the terms and conditions of this Agreement, Aspect shall assign, transfer, convey, contribute to the capital of, and deliver to, Frontier, and Frontier shall acquire and receive from Aspect, at the Closing, all right, title and interest of Aspect in and to the Aspect Assets. The Aspect Assets shall be free and clear of all liabilities, obligations, liens and encumbrances whatsoever, except for (a) Permitted Encumbrances, and (b) liabilities assumed by Frontier pursuant to Section 3.02 hereof. In exchange for the Aspect Assets, Frontier shall issue and deliver to Aspect 29,648,636 shares of Frontier Common Stock, subject to adjustment pursuant to Sections 3.02(a) and 3.02(f) hereof, if applicable.

    3.02  ASSUMED LIABILITIES; PERMITTED ASSET SALES; ADJUSTMENTS.

        (a) ASSUMED DEBT. The parties acknowledge and agree that, as of the date hereof, the Aspect Assets are pledged to Joint Energy Development Investments Limited Partnership ("JEDI") as collateral for a loan by JEDI to Aspect. At the option of Aspect and subject to the mutual agreement of the parties hereto, the Aspect Assets may be contributed to Frontier subject to a liability to JEDI in the amount of $3.8 million and, in such event, Frontier shall assume such debt to JEDI and agrees to discharge the liability associated therewith. In the event that the Aspect Assets are contributed to Frontier subject to the debt to JEDI, the number of shares of Frontier Common Stock to be delivered to Aspect pursuant to Section 3.01 hereof shall be reduced by 4,050,000 shares.

        (b) SALE OF ASPECT ASSETS. With the prior written consent of the parties hereto, Aspect shall be permitted to sell certain of the Aspect Assets prior to the Closing Date. At the Closing, Aspect shall contribute and pay over to Frontier (i) the net proceeds from any such sale of the Aspect Assets, LESS (ii) in an amount not to exceed the amount pursuant to clause (i), the Post Effective Date Costs relating to the Group A Aspect Assets which are incurred and paid after the Effective Date, and LESS (iii) in an amount not to exceed the amount pursuant to clause (i) reduced by the amount applied pursuant to clause (c), the Operating Costs attributable to the Group B Aspect Assets that have been paid by Aspect as of the Closing Date and that exceed the Agreed Group B Amount.

        (c) GROUP A COSTS. All Post Effective Date Costs relating to the Group A Aspect Assets and incurred and paid after the Effective Date (reduced by any amounts applied pursuant to Section 3.02(b)(ii)) shall be invoiced by Aspect to Frontier within sixty (60) days of the Closing Date and, subject to Aspect's adequate verification of such costs at the request of Frontier, shall be paid by Frontier to Aspect not later than (i) one hundred eighty
    (180) days from the Closing Date, or (ii) ten days from Frontier's receipt of funds from the Public Equity Transaction, whichever is earlier. All Post Effective Date Costs incurred after the Effective Date relating to the Aspect Assets that are not paid by Aspect on or before the Closing Date shall be assumed by Frontier and Frontier agrees to timely discharge Aspect's obligations with respect to such costs. After the date hereof, Aspect shall provide Esenjay and Frontier with monthly reports as to the Post Effective Date Costs accrued and/or paid with respect to the Group A Asset Assets.

        (d) GROUP B COSTS. The parties acknowledge and agree that, in determining the value of the Group B Aspect Assets, such value assumes that Aspect has or will pay Operating Costs with respect to such Group B Aspect Assets of $5,989,000 (the "Agreed Group B Amount"). If, as of the Closing Date, Aspect has not paid Operating Costs with respect to the Group B Aspect Assets equal in amount to the Agreed Group B Amount, Aspect shall, notwithstanding the conveyance of the Group B Aspect Assets to Frontier, continue to be liable for the Operating Costs with respect to the Group B Aspect Assets until the aggregate expenditures by Aspect are equal to the Agreed Group B Amount. If Aspect has any continuing liability hereunder, Frontier shall submit invoices to Aspect for the Operating Costs attributable to the Group B Aspect Assets and such invoices shall be paid by Aspect (i) within ten days of receipt of the invoice or (ii) on or before the relevant vendor's due date for the payment of such Operating Cost, whichever is later. At such time as Aspect has paid Operating Costs attributable to the Group B Aspect Assets equal to the Agreed Group B Amount (whether before or after the Closing Date), Frontier shall be liable for all Operating Costs with respect to the Group B Aspect Assets in excess of the Agreed Group B Amount, regardless of when such Operating Costs were or are incurred, and Frontier agrees to assume and timely pay such Operating Costs. If, as of the Closing Date, Aspect has paid Operating Costs attributable to the Group B Aspect Assets in excess of the Agreed Group B Amount, such excess (reduced by any amounts applied pursuant to Section 3.02(b)(iii)) shall be invoiced by Aspect to Frontier within sixty (60) days of the Closing Date and, subject to Aspect's adequate verification of such costs at the request of Frontier, shall be paid by Frontier to Aspect not later than
    (y) one hundred eighty (180) days from the Closing Date, or (z) ten days from Frontier's receipt of funds from the Public Equity Transaction, whichever is earlier. After the date hereof, Aspect shall provide Esenjay and Frontier with monthly reports as to the amount of Operating Costs attributable to the Group B Aspect Assets that exceed the Agreed Group B Amount.

        (e) OTHER. All liabilities and obligations arising under or related to the Aspect Assets and attributable to the period of time after the Closing Date.

        (f) ADJUSTMENTS. The Aspect Employees own an overriding royalty interest in certain of the Oil and Gas Interests included in the Aspect Assets. On or before the Closing Date, (i) Aspect will (A) purchase such overriding royalty interests from the Aspect Employees such that the Aspect Assets are not encumbered by such overriding royalty interests at the time of the conveyances contemplated hereby, or (B) elect to treat the value of the overriding royalty interests held by the Aspect Employees as a Title Defect, which shall be cured on or before the Closing Date in accordance with the provisions of Section 11.04(a)(ii) (without regard to the notice requirements of Section 11.03 of the Defect Limit specified in Section 11.04), or (ii) on the Closing Date, the Aspect Employees will contribute their overriding royalty interests to Frontier in exchange for Frontier Common Stock, which contributions will be on terms and conditions mutually acceptable to Frontier, Aspect and the Aspect Employees and any shares issued to the Aspect Employees will reduce the number of shares issuable to Aspect under Section 3.01.

    3.03 NON-ASSIGNABLE RIGHTS. Notwithstanding that the definition of Aspect Assets includes Aspect's rights to the geological and geophysical data and information attributable to the Oil and Gas Interests identified on Aspect's Property Schedule, the parties hereto acknowledge and understand that some or all of Aspect's rights to such data or information may not be assignable by Aspect. To the extent that any rights to geological or geophysical data to be assigned to Frontier by Aspect hereunder are not assignable without the consent of another party or the payment of any amounts to such party, this Agreement shall not constitute an assignment or an attempted assignment of such data. Aspect agrees to use its commercially reasonable best efforts to obtain the consent of each party whose consent is required for the transfer of the data; provided, however, that Aspect shall not be required to pay any amounts to the assigning party in consideration for such assignment; and provided, further that it shall not be a breach of this Agreement if such consent is not obtained. If such consent is not obtained at or prior to the Closing Date, Aspect agrees (a) to cooperate with Frontier in seeking such consent after the Closing Date, provided that Aspect shall not be required to pay any amounts to the assigning party in consideration for such assignment and (b) to the extent legally possible and without breaching Aspect's obligations under any agreement relating to such data, to enter into any reasonable arrangement designed to provide Fronter with the benefits of such data.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            WITH RESPECT TO FRONTIER

    As a material part of the consideration for this Agreement, Frontier represents and warrants to each of Aspect and Esenjay as of the date of this Agreement and as of the Closing Date as follows:

    4.01 ORGANIZATION, STANDING AND QUALIFICATION. Frontier is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Frontier has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Frontier is qualified and in good standing to do business in all states in which the Esenjay Assets and the Aspect Assets are located and in which the nature of its business requires it to be qualified.

    4.02 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT; AUTHORITY. Frontier has full corporate power and authority to enter into this Agreement and the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Frontier of this Agreement and the Related Documents to which it is a party have been duly and validly approved by all necessary corporate action and no other actions or proceeding on the part of Frontier are necessary to authorize this Agreement and the Related Documents to which it is a party and the transactions contemplated hereby and thereby; provided, however, that, solely for purposes of the making of this representation as of the date of this Agreement (and not as of the Closing
Date), the requisite approval of this Agreement and the transactions contemplated hereby by Frontier's shareholders has not been obtained by Frontier. Except for (a) the filing of the Proxy Statement/Prospectus included in the Registration Statement with the SEC and the declaration of effectiveness thereof by the SEC and the filing of other SEC required documents and compliance with the Securities Act and the Exchange Act and state securities or blue sky laws, (b) the filing of an amendment to Frontier's listing application with the NASDAQ, and (c) the consent of Bank of America Illinois (which consent will be obtained prior to the Closing Date), no consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any Governmental Authority or any other entity or person is required to be made, obtained, or given by Frontier in connection with the execution, delivery and performance of this Agreement and the Related Documents to which it is a party. This Agreement constitutes, and the Related Documents to which it is a party when executed will constitute, legal, valid and binding obligations of Frontier, enforceable against Frontier in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

    4.03 CONFLICTS. The execution, delivery and performance by Frontier of this Agreement and the Related Documents to which it is a party do not and will not, with or without the giving of notice or the passage of time, or both, violate or result in a breach of, conflict with, default, right to accelerate or loss of rights under, or result in the creation of any Lien pursuant to, any provision of Frontier's organizational documents or bylaws, or, except as set forth on Disclosure Schedule-Frontier, any mortgage, deed of trust, lease, license, agreement, or understanding, to which Frontier is a party or any of Frontier's assets is subject, or any order, judgment or decree to which Frontier is a party or by which Frontier or its assets may be bound or affected, or to Frontier's knowledge, any law ordinance, rule or regulation to which Frontier or its assets is subject.

    4.04  SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES.

        (a) Frontier has made available to Esenjay and Aspect true and complete copies of its Annual Report on Form 10-KSB for the year ended December 31, 1996 and its Quarterly Reports on Form 10-QSB for each of the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997 (collectively, the "SEC Reports"), each in the form (including exhibits and any amendments thereto) required to be filed with the SEC. Since January 1, 1995, Frontier has timely filed (or has cured any failures to timely file to the satisfaction of the SEC staff) all reports, schedules, forms, statements and other documents (excluding any prospectus or registration statement filed by Frontier) required to be filed with the SEC (the "SEC Documents"). As of their respective dates, each of the SEC Documents (i) complied in all material respects with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder, respectively, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. As of their respective dates, each prospectus and each registration statement filed by Frontier with the SEC (y) complied in all material respects with all applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, respectively, and (z) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (b) The Frontier audited financial statements included in the SEC Documents (the "Frontier Financial Statements") have been audited by Deloitte & Touche LLP, independent accountants, or the independent accounting firm specified therein, in accordance with generally accepted auditing standards, have been prepared in accordance with GAAP applied on a basis consistent with prior periods except as required by changes in GAAP, and present fairly the financial position of Frontier at such dates and the results of operations and cash flows for the periods then ended. The Frontier interim financial statements included in the SEC Reports (the "Frontier Interim Financial Statements") fairly present the financial position of Frontier as at the dates thereof and the results of its operations and changes in financial position for the periods then ended, except that (i) the notes to the financial statements included therein are in summary form and therefore not complete and (ii) such financial statements are subject to normal year-end non-cash adjustments. Except as set forth in the Disclosure Schedule-Frontier, neither Frontier nor any of its assets is subject to any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured) ("Undisclosed Liabilities"), except (A) as and to the extent reflected on the most recent Frontier Financial Statements and Frontier Interim Financial Statements, or (B) as reflected in the SEC Reports, or (C) as may have been incurred or may have arisen since the date of the most recent Frontier Interim Financial Statements in the ordinary course of business and that are not reasonably likely to have a Material Adverse Effect on Frontier.

        (c) The most recent Frontier Financial Statements include appropriate reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

        (d) Except as set forth in the Disclosure Schedule-Frontier, since the date of the most recent Frontier Financial Statements, no event or condition (financial or otherwise) has occurred that has had or is likely to have a Material Adverse Effect on Frontier.

        (e) Except as set forth in the Disclosure Schedule-Frontier, the statements of income included in the most recent Frontier Interim Financial Statements do not contain any income or revenue realized from operations that Frontier would be prohibited or restricted from conducting after the Closing Date pursuant to any covenant or provision in any contract to which Frontier is a party.

    4.05  CAPITALIZATION.

        (a) Frontier. The authorized capital stock of Frontier Natural Gas Corporation consists of 40,000,000 shares of Frontier Common Stock, of which 9,890,906 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of preferred stock, $.01 par value per share ("Frontier Preferred Stock"), of which 85,961 shares of preferred stock are issued and outstanding as of the date hereof. Other than the option and/or warrant agreements identified on Schedule 4.05(a) attached hereto (which Schedule includes the number of options or warrants outstanding under such agreements and the strike price for each such option or warrant), there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which Frontier may become obligated to issue, assign, transfer or repurchase any shares of the capital stock or other equity interest in Frontier. Except as set forth on Schedule 4.05(a), the Exchange will not cause or require any adjustments under the option and/or warrant agreements identified on Schedule 4.05(a). All of the outstanding shares of Frontier Common Stock and Frontier Preferred Stock have been validly issued and are fully paid and nonassessable and were issued in full compliance with all applicable securities laws. The shares of Frontier Common Stock issuable to Esenjay and Aspect hereunder, when issued in accordance with the provisions of this Agreement, will be duly and validly authorized and issued and will be fully paid and nonassessable free and clear of any preemptive right of any security holder of Frontier.

        (b) Other Entities. Except for the Subsidiaries of Frontier identified on Schedule 4.05(b) (all of which Subsidiaries are wholly-owned, directly or indirectly, by Frontier Natural Gas Corporation), Frontier has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership or other business entity.

    4.06 ACCOUNTS RECEIVABLE, PAYABLE. All of the accounts receivable and accounts payable reflected on the most recent Frontier Financial Statements or arising thereafter as reflected on the books of Frontier have arisen only from bona fide transactions in the ordinary course of business, represent valid obligations owing to or from, as the case may be, Frontier and have been accrued and recorded in accordance with GAAP. Schedule 4.06 sets forth as of October 31, 1997, the accounts receivable and accounts payable balances of Frontier, together with an aging schedule of such balances as of such date.

    4.07 ABSENCE OF EVENTS. Since September 30, 1997, Frontier has not, except as set forth on Schedule 4.07 or pursuant to this Agreement, done any of the following:

        (a) mortgaged, pledged or subjected its properties or assets to any Lien other than a Permitted Encumbrance;

        (b) purchased, sold, leased, transferred or otherwise disposed of (i) any Oil and Gas Interests that, individually or in the aggregate, had a fair market value of $50,000 or more; or (ii) any other assets except in the ordinary course of business and consistent with prior practice;

        (c) other than in the ordinary course of business and consistent with prior practice, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, reimbursement, pension or severance or vacation pay, to any shareholder, partner, director, officer, employee or agent;

        (d) issued or sold any shares of capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto;

        (e) paid or declared any dividends or distributions, purchased, redeemed, acquired or retired any indebtedness, equity interest or other securities from its equity owners or other security holders (other than note payments made in accordance with the underlying loan or credit agreements and consistent with past practices), made any loans or advances or guaranteed any loans or advances to any person, or otherwise incurred or suffered to exist any liabilities or obligations of any nature (other than current liabilities incurred in the ordinary course of business and consistent with past practices);

        (f) canceled, waived or released any rights or claims against, or indebtedness owed by, third parties;

        (g) amended its certificate or articles of incorporation, by-laws, or similar documents;

        (h) entered into any transaction, contract or commitment other than in the ordinary course of business and consistent with prior practice;

        (i) made any capital expenditure or commitment therefor, except in the ordinary course of business;

        (j) adopted any employee benefit plan or made any change in any existing employee benefit plans or made any bonus or profit sharing distribution or granted any stock options;

        (k) increased indebtedness for borrowed money, or made any loan to any person, other than in the ordinary course of business;

        (l) made any change affecting any banking, safe deposit or power of attorney arrangements;

        (m) made any change in any accounting principle or practice or method or application thereof;

        (n) suffered the termination, suspension or revocation of any license or permit necessary for the operation of its business;

        (o) entered into any transaction other than on an arm's length basis;

        (p) received any notice of default or termination of any contract, lease or other agreement or suffered any damage, destruction, loss (whether or not covered by insurance) or any other changes, event or condition which in any case or in the aggregate, has had or may have a Material Adverse Effect on Frontier;

        (q) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body;

        (r) entered into any swap, hedging or similar arrangements, forward sale of production or production sales contract; or

        (s) entered into any agreement, whether or not in writing, or made any commitment to take any of the types of actions described in paragraphs (a) through (r) above.

    4.08 CONTRACTS. The Disclosure Schedule-Frontier lists each of the following instruments, documents or agreements to which Frontier is a party and that is currently in effect or under which Frontier has any obligations: (a) collective bargaining agreement; (b) employment or other agreement or contract with or commitment to any salaried employee, except for unwritten agreements or agreements or arrangements terminable at will or upon statutorily required notice; (c) agreement, contract or commitment containing any covenant (other than covenants entered into in the ordinary course of business relating to the confidential or proprietary information of another person) limiting Frontier's freedom to engage in any line of business or to compete with any person; (d) obligation of guaranty or indemnification arising from any agreement, contract or commitment, except as provided in its certificate of incorporation; (e) joint venture, partnership, franchise or similar contract involving a sharing of profits or expenses, other than agreements relating to Frontier's Oil and Gas Interests (which have been made available to Aspect and Esenjay); (f) non disclosure agreement, non competition agreement, non solicitation agreement, any agreement with an officer, director or employee of Frontier, tax indemnity, tax sharing or tax allocation agreement or severance, bonus or commission agreement;
(g) agreement or contract under which Frontier is the licensee of computer software or other intellectual property with a per unit cost greater than $10,000; (h) contract between Frontier and any of its affiliates, other than those referred to in the SEC Reports; (i) indenture, mortgage, loan, credit, sale leaseback or similar contract under which Frontier has borrowed in excess of $25,000 or issued any note, bond or other evidence of indebtedness for borrowed money or guaranteed indebtedness for money borrowed by others in excess of $25,000; (j) hedge, swap, exchange, futures or similar agreements or contracts in an amount in excess of $25,000; (k) any Registration Rights Agreements or other agreements under which Frontier has any obligations to register shares of Frontier Common Stock; or (l) other agreement, contract or commitment that has had or may have a Material Adverse Effect on Frontier. Frontier is not a party to any oral agreements of any nature, other than those terminable at will without penalty or default and the termination of which would not have a Material Adverse Effect on Frontier. There is no existing breach by Frontier of, nor is there any pending or, to the knowledge of Frontier, threatened claim that Frontier has breached any of the terms or conditions of any of its material agreements, contracts or commitments and, to the knowledge of Frontier, no other parties to such agreements, contracts or commitments have breached any of their terms or conditions.

    4.09 TAXES. Except as set forth in the Disclosure Schedule-Frontier, each of the following is true with respect to Frontier Natural Gas Corporation and each subsidiary of Frontier Natural Gas Corporation with which Frontier Natural Gas Corporation files consolidated or combined federal or state income tax returns, in each case as listed on Schedule 4.05(b) attached hereto (collectively the "Frontier Group"):

        (a) all Tax Returns required to be filed by each member of the Frontier Group have been filed when due, including legal periods permitted by extensions, in accordance with all applicable laws; all material Taxes shown on such Tax Returns have been timely paid when due; the Tax Returns have been properly completed in compliance in all material respects with all applicable laws and regulations and completely and accurately reflect the facts regarding the income, expenses, properties, businesses and operations required to be shown thereon;

        (b) each member of the Frontier Group has paid all material Taxes required to be paid by it (whether or not shown on a Tax Return) or for which it is liable, whether to taxing authorities or to other persons under tax allocation agreements, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to its income, properties, transactions or operations for any periods prior to the Closing Date as reflected on its books (including the latest Frontier Financial Statement) are adequate in the aggregate to cover such Taxes;

        (c) there are no agreements or consents currently in effect for the extension or waiver of the time (i) to file any Tax Return or (ii) for assessment or collection of any Taxes relating to the income, properties or operations of any member of the Frontier Group for any period ending on or before the Closing Date and no member the Frontier Group has been requested to enter into any such agreement or consent;

        (d) there are no Tax liens (other than for current Taxes not yet delinquent) upon the assets of any member of the Frontier Group;

        (e) all material Taxes that the Frontier Group is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

        (f) no member of the Frontier Group is a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G;

        (g) no member of the Frontier Group has agreed, nor is it required, to make any adjustment under Code Section 481(a) (or any comparable provision of state or local law) by reason of a change in accounting method or otherwise;

        (h) no member of the Frontier Group has filed a consent pursuant to the collapsible corporation provisions of Code Section 341(f) (or any corresponding provision of state, local or foreign income law) or agreed to have Code Section 341(f)(2) (or any corresponding provision of state, local or foreign income law) apply to any disposition of any asset owned by it;

        (i) neither Frontier nor any member of the Frontier Group has been a member of an affiliated group (used herein as defined in Code Section 1504) other than an affiliated group of which Frontier Natural Gas Corporation is the parent corporation; and

        (j) except as set forth on the Disclosure Schedule-Frontier, neither Frontier nor any member of the Frontier Group is (or has ever been) a party to any tax sharing agreement nor has any such member assumed the tax liability of any other person under contract.

    4.10 LITIGATION. There is no legal, administrative, arbitration other proceeding (other than routine oil and gas field regulatory orders), governmental investigation, order, decree or judgment in progress, in effect, pending or, to the best knowledge of Frontier, threatened against Frontier except as set forth on the Disclosure Schedule-Frontier.

    4.11 COMPLIANCE WITH LAWS, MATERIAL AGREEMENTS AND PERMITS. Frontier is not in violation of, or in default under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under, (a) its articles of incorporation or by-laws, (b) any applicable law, rule, regulation, order, writ, decree or judgment of any Governmental Authority, or (c) any agreement to which Frontier is a party or to which any of its assets is subject or bound, except (in the case of clause (b) or (c) above) for any violation or default that would not, individually or in the aggregate, have a Material Adverse Effect on Frontier. Frontier has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Authorities necessary for the lawful conduct of its business or the lawful ownership, use and operation of its assets ("Frontier Permits"), except for Frontier Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on Frontier. Frontier is in compliance with the terms of its Frontier Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Frontier. No investigation or review by any Governmental Authority with respect to Frontier is pending or, to the knowledge of Frontier, threatened, other than those the outcome of which would not, individually or in the aggregate, have a Material Adverse Effect on Frontier.

    4.12 TAX REPRESENTATIONS. To the knowledge of Frontier, each of the following representations are true, correct and complete and will continue to be true, correct and complete as of the Closing Date:

        (a) no Frontier Common Stock issued pursuant to this Agreement will be issued in satisfaction of an indebtedness of Frontier or of interest on indebtedness of Frontier;

        (b) other than as set forth in this Agreement and the Exhibits and Schedules hereto, the transfers of the Aspect Assets and the Esenjay Assets to Frontier are not the result of the solicitation of a promoter, broker, or investment house;

        (c) other than as expressly set forth in this Agreement, there is no indebtedness between Frontier and Esenjay or Frontier and Aspect, and there will be no indebtedness of Frontier created in favor of either Esenjay or Aspect as a result of or in connection with the Exchange.

        (d) taking into account the issuance of the Frontier Common Stock pursuant to this Agreement and any Frontier Common Stock issued to the Aspect Employees (as such term in defined in the Section 351 Plan of Exchange attached hereto as Exhibit "E") and disregarding for these purposes the Frontier Preferred Stock issued and outstanding as of the date hereof, at or in connection with the Closing, Aspect, Esenjay and the Aspect Employees, collectively, will own stock in Frontier possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of Frontier.

        (e) Aspect and Esenjay will receive, at the Closing, Frontier Common Stock approximately equal to the net fair market value of the assets transferred to Frontier by Aspect and Esenjay, respectively;

        (f) other than as set forth in this Agreement, each of the parties to the Exchange will pay its or his own expenses, if any, incurred in connection with the Exchange.

    4.13 ENVIRONMENTAL MATTERS. Consistent with its status as operator or non-operator, as the case may be,

        (a) Frontier has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Environmental Laws;

        (b) Frontier has not been notified by any Governmental Authority or other third party that any of the operations or assets of Frontier is the subject of any investigation or inquiry by any Governmental Authority or other third party evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Material or to the improper treatment, storage or disposal (including treatment, storage or disposal at offsite locations) of any Hazardous Material;

        (c) Neither Frontier nor any other person has filed any notice under any federal, state or local law indicating that (i) Frontier is responsible for the improper release into the environment, or the improper treatment, storage or disposal, of any Hazardous Material, or (ii) any Hazardous Material is improperly treated, stored or disposed of upon any property of Frontier;

        (d) Frontier has no contingent liability in connection with (i) the release or threatened release into the environment at, beneath or on any property now or previously owned or leased by Frontier, (ii) the treatment, storage or disposal of any Hazardous Material, or (iii) any other claims (including common law claims) with respect to damage to health, safety or the environment;

        (e) Frontier has not received any claim, complaint, notice, inquiry or request for information involving any matter which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law or relating to any other claims (including common law claims) with respect to damage to health, safety or the environment relating to operations or conditions of any facilities or property (including off-site treatment, storage or disposal of any Hazardous Material from such facilities or property) currently or formerly owned, leased or operated by Frontier;

        (f) No property now or previously owned, leased or operated by Frontier is listed on the National Priorities List pursuant to CERCLA or on the CERCLIS or on any other federal or state list as sites requiring investigation or cleanup;

        (g) Frontier is not directly transporting, has not directly transported, is not directly arranging for the transportation of, and has not directly arranged for the transportation of, any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS, or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to material claims against such company for response costs, damage to natural resources or personal injury, including claims under CERCLA;

        (h) There are no sites, locations or operations at which Frontier is currently undertaking, or has completed, any remedial or response action relating to any release or threatened release of Hazardous Materials, as required by Environmental Laws or in response to a common law claim or a potential common law claim under Environmental Law; and

        (i) All underground and aboveground storage tanks and solid waste disposal facilities owned or operated by Frontier are used and operated in material compliance with Environmental Laws.

    4.14 BOOKS AND RECORDS. All books, records and files of Frontier (including those pertaining to Frontier's Oil and Gas Interests, wells and other assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records) (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures and (b) reflect in all material respects the ownership, use, enjoyment and operation by Frontier of its assets. True and correct copies of all such books, records and files have been made available to Aspect and Esenjay.

    4.15 GAS IMBALANCES. Other than as set forth at Schedule 4.15 hereto, Frontier has not received any payments under gas contracts for which any party has a right to take make up gas from Frontier, and has not Frontier received any payments for production which are subject to refund or recoupment out of future production. There is no Oil and Gas Interest with respect to which Frontier and its predecessors in title to the Oil and Gas Interest have collectively taken more (referred to herein as "over-produced") or less (referred to herein as "under-produced") production from such well than the ownership of Frontier and such predecessors would entitle Frontier and such predecessors (absent any gas balancing agreement or arrangement) to receive. There exist no gas balancing arrangements or agreements whereby over-production from wells other than Oil and Gas Interests can be balanced with production from the Oil and Gas Interests. None of the Oil and Gas Interests is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any over-production (whether or not the same was permissible at the time) prior to the date hereof. A breach of this representation and warranty shall be treated as a Title Defect (as hereinafter defined) and an adjustment shall be made in accordance with the provisions of clause (b) of Section 11.04.

    4.16 TITLE TO ASSETS OTHER THAN OIL AND GAS INTERESTS. Except for Oil and Gas Interests of Frontier (which are covered by Section 4.17 hereof), Frontier has good and marketable title to, or valid leasehold interests in, all of the properties and assets used in its business, including, but not limited to, the computer hardware and software and the exclusive right to use in its trade areas its name and any other trademark or servicemark currently utilized by such entity. Except for any Permitted Encumbrance, none of such properties and assets are subject to any Lien, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise. All of such properties and assets owned or leased are in good operating condition and repair (normal wear and tear excepted).

    4.17 TITLE TO OIL AND GAS INTERESTS. Schedule 4.17 contains a complete and accurate list of Frontier's Oil and Gas Interests and sets forth (i) the Working Interests of Frontier therein, and (ii) sufficient detail to determine the Net Revenue Interests of Frontier therein. Except as set forth in the Disclosure Schedule-Frontier:

        (a) Frontier (individually or collectively) has Defensible Title to Frontier's Oil and Gas Interests;

        (b) the leases and related agreements forming any part of Frontier's Oil and Gas Interests are in full force and effect and are valid and legally binding agreements among the parties thereto, their successors and assigns, enforceable in accordance with their terms in all material respects except for applicable bankruptcy and insolvency laws. All rentals, royalties and other payments due and payable under any such leases and other contracts and agreements forming a part of Frontier's Oil and Gas

    Interests have been properly and timely paid and all other obligations under such leases and related agreements attendant to the ownership of Frontier's Oil and Gas Interests have been met; and

        (c) there are no back-in, reversionary or similar interests (the vesting of which is subject to future production) held by third parties which would reduce the interests of Frontier in Frontier's Oil and Gas Interests from that shown on the Property Schedule.

    4.18 OIL AND GAS OPERATIONS. To the best knowledge of Frontier, all wells included in the Oil and Gas Interests of Frontier have been drilled and completed (if applicable), operated and produced in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable leases and applicable laws, rules and regulations, except where any failure or violation could not reasonably be expected to have a Material Adverse Effect on Frontier. Proceeds from the sale of Hydrocarbons produced from Frontier's Oil and Gas Interests are being received by Frontier in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $25,000 and held in suspense in the ordinary course of business). None of Frontier's Oil and Gas Interests are subject to production curtailments, and, to the knowledge of Frontier, no such production curtailment is pending or threatened. Schedule 4.18 sets forth a true and correct copy of Frontier's latest independent third party report regarding its proved developed reserves and all internal reports prepared by Frontier since the date of such third party report.

    4.19 NO GUARANTEES. Frontier has not directly or indirectly guaranteed the obligations or liabilities of any other person, firm or corporation.

    4.20 EMPLOYEE MATTERS. Frontier has provided to each of Aspect and Esenjay a true and correct list detailing the name, current annual compensation rate (including bonus and commissions), current base salary rate, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits of each salaried employee of Frontier. There are no charges of, formal, informal or internal complaints of, or proceeding involving, discrimination or harassment (including discrimination or harassment based upon sex, age, marital status, race, religion, color, creed, national origin, sexual preference, handicap or veteran status) pending or, to the knowledge of Frontier, threatened; nor is there any investigation pending or, to the knowledge of Frontier, threatened, including investigations before the Equal Employment Opportunity Commission or any federal, state or local agency or court with respect to any current or former employee of Frontier.

    4.21  EMPLOYEE BENEFIT PLANS.  With respect to any member of the Frontier
Group:

        (a) The Disclosure Schedule-Frontier lists each Employee Plan that each member of the Frontier Group maintains, administers, contributes to, or has any contingent liability with respect thereto. Frontier has provided to Aspect and Esenjay a true and complete copy of each such Employee Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto, together with (i) the three most recent annual reports, if any, prepared in connection with each such Employee Plan (Form 5500 including, if applicable, Schedule B thereto); (ii) the most recent actuarial report, if any, and trust reports prepared in connection with each Employee Plan; (iii) all material communications received from or sent to the IRS or the DOL within the last two years (including a written description of any material oral communications relating to the IRS Voluntary Compliance Resolution or Closing Agreement Programs); (iv) the most recent IRS determination letter with respect to each Employee Plan and the most recent application for a determination letter, both as applicable; (v) all insurance contracts or other funding arrangements, currently in force; and (vi) an actuarial study of any post-employment life or medical benefits provided, if any.

        (b) The Disclosure Schedule-Frontier identifies each Benefit Arrangement that each member of the Frontier Group maintains, administers, contributes to, or has any contingent liability with respect thereto. Each Benefit Arrangement has been maintained and administered in substantial compliance with its terms and with the requirements (including reporting requirements, if any) prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

        (c) Benefits under any Employee Plan or Benefit Arrangement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. To the knowledge of Frontier, no member of the Frontier Group has communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

        (d) No Employee Plan is (i) a Multiemployer Plan, (ii) an Employee Plan, other than any Multiemployer Plan, subject to Title IV of ERISA, (iii) maintained in connection with any trust described in Section 501(c)(9) of the Code or (iv) a plan to which Section 412 of the Code applies. No current or former member of the Frontier Group has ever maintained or become obligated to contribute to any employee benefit plan (i) that is subject to Title IV of ERISA, (ii) to which Section 412 of the Code applies, or (iii) that is a Multiemployer Plan or (iv) that is maintained in connection with any trust described in Section 501(c)(9) of the Code. No member of the Frontier Group has within the last five years engaged in, or is a successor corporation to an entity that has engaged in, a transaction described in
    Section 4069 of ERISA. No member of the Frontier Group is subject to withdrawal liability (whether asserted or unasserted) under Section 4201, et seq. of ERISA.

        (e) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and no event has occurred since such adoption that would adversely affect such qualification and each trust created in connection with each such Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. A favorable determination letter has been issued by the IRS as to the qualification of each such Employee Plan for which a determination is available under the Code and to the effect that each such trust is exempt from taxation under
    Section 501(a) of the Code. Each Employee Plan has been maintained and administered in substantial compliance with its terms and with the requirements (including reporting requirements, if any) prescribed by any and all applicable statutes, orders, rules and regulations, including ERISA and the Code.

        (f) Full payment has been made of all amounts which any member of the Frontier Group is or has been required to have paid as contributions to or benefits due under any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

        (g) No member of the Frontier Group, or any of their respective directors, officers or employees has engaged in any transaction with respect to an Employee Plan that could subject Frontier to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Employee Plan are invested in employer securities or employer real property.

        (h) To the knowledge of Frontier, there are no facts or circumstances that might give rise to any liability under Title I of ERISA.

        (i) No member of the Frontier Group has any current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees, except as required to avoid excise tax under Section 4980B of the Code, relating to COBRA.

        (j) There is no litigation, administrative or arbitration proceeding or other dispute pending or, to the knowledge of Frontier, threatened that involves any Employee Plan or Benefit Arrangement.

        (k) No employee or former employee of any member of the Frontier Group will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby, except as disclosed on the Disclosure Schedule-Frontier and no such disclosed payment constitutes a parachute payment described in Section 280G of the Code, except as disclosed in the Disclosure Schedule-Frontier.

        (l) To the knowledge of Frontier, all group health plans (as defined in Code Section 5000(b)(1) and as defined in ERISA Section 607(i)) of any member of the Frontier Group have at all times fully complied with all applicable notification and continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA, and the regulations promulgated thereunder. Further, no Employee Plan provides health, medical, death or survivor benefits to any stockholders or directors who are not employees, former employees or beneficiaries thereof, except to the extent otherwise required by the continuation requirements of Section 4980B(f) of the Code and Section 601 of ERISA, and to the knowledge of Frontier there are no claims by terminated employees with respect thereto.

        (m) Except as set forth in the Disclosure Schedule-Frontier, no employee or former employee, officer or director of any member of the Frontier Group is or will become entitled to receive any award under any discretionary or other bonus plans.

        (n) All obligations under any Employee Plans and/or Benefit Arrangements have been in the aggregate, accrued on the Frontier Financial Statements to the extent required (including items relating to vesting via passage of time or as a result of the transaction contemplated by this Agreement).

    4.22  BROKER/FINDERS.  Except as set forth on the Disclosure
Schedule-Frontier, no broker, finder, investment banker or other person is or will be, in connection with the Exchange, entitled to any brokerage or investment bankers fees, commissions or finders fees based on any arrangement made by or on behalf of Frontier for which any party hereto will have any liability or obligation.

    4.23 ROYALTIES. To the knowledge of Frontier, all royalties, overriding royalties, compensatory royalties and other payments due from or in respect of production with respect to Frontier's Oil and Gas Interests, have been or will be, prior to the Closing Date, properly and correctly paid or provided for in all material respects, except for those for which Frontier has a valid right to suspend. Frontier has not received any written notice of default from any party alleging that Frontier is in default under the terms of any lease or other agreement relating to its Oil and Gas Interests, or that any such lease or other agreement is invalid.

    4.24 PLUGGING AND ABANDONMENT LIABILITIES. To the best knowledge of Frontier, Frontier has no obligation under any contract, statute or regulation to plug and/or dismantle any shut-in or non-producing well.

    4.25 PREPAYMENTS. No prepayment for Hydrocarbon sales has been received by Frontier for Hydrocarbons which have not been delivered as of the date hereof.

    4.26 HEDGING ACTIVITIES. Except as set forth in the Disclosure Schedule-Frontier, Frontier does not participate in any hedging activities.

    4.27  TRANSACTIONS WITH RELATED PARTIES.

        (a) The SEC Documents describe all transactions required to be described therein of the types detailed in Items 402 and 404 of Regulation S-B of the SEC, and the Disclosure Schedule-Frontier lists all transactions between January 1, 1993 and the date of this Agreement or with respect to activities that pre-date January 1, 1993, which currently require payments in excess of $10,000 by Frontier or for the benefit of Frontier, on the one hand, and any director or officer of Frontier of any affiliate of such officer or director, on the other hand, including, (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property, (iii) wages, salaries, commissions, bonuses and agreements relating to employment and (iv) purchases or sales of products or services.

        (b) The Disclosure Schedule-Frontier lists (i) all claims of any nature that any officer or director of Frontier or any affiliate of such officer or director has against Frontier as of the date of this Agreement that are not reflected in the most recent Frontier Financial Statements and (ii) all claims of any nature that Frontier has against any officer or director of Frontier or any affiliate of such officer or director as of the date of this Agreement that are not reflected in the most recent Frontier Financial Statements.

    4.28 DISCLOSURE. The representations, warranties and statements made by Frontier in this Agreement, and in the certificates and other documents delivered pursuant hereto, do not contain any untrue statement of a material fact, and, when taken together, do no omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading. Since the date of the most recent SEC Report, there have not been any events, changes or developments relating to Frontier that are reasonably likely to have a Material Adverse Effect on Frontier.

                                   ARTICLE V
                               FINANCIAL ADVISOR

    5.01 FRONTIER HAS BEEN AND SHALL BE ADVISED IN REGARD TO THE EXCHANGE BY GBI. A copy of its engagement of GBI is set forth at Schedule 5.01 hereto, and Aspect and Esenjay acknowledge same as a valid obligation and contract of Frontier, and further agree to cooperate fully with GBI in GBI's preparation of a fairness opinion in regards to this Agreement. It is specifically acknowledged and agreed to by Frontier, Aspect and Esenjay that the delivery of said fairness opinion, in form and substance satisfactory to counsel of Frontier, expressing that the terms and provisions of this Agreement are fair to the shareholders of Frontier is a condition precedent to Closing of the Exchange.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF ESENJAY

    As a material part of the consideration for this Agreement, Esenjay represents and warrants to each of Aspect and Frontier as of the date of this Agreement and as of the Closing Date as follows:

    6.01 ORGANIZATION, STANDING AND QUALIFICATION. Esenjay is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Esenjay has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Esenjay is qualified and in good standing to do business in all states in which the nature of its business requires it to be qualified.

    6.02 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT; AUTHORITY. Esenjay has full corporate power and authority to enter into this Agreement and the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Esenjay of this Agreement and the Related Documents to which it is a party have been duly and validly approved by all necessary corporate action and no other actions or proceeding on the part of Esenjay are necessary to authorize this Agreement and the Related Documents to which it is a party and the transactions contemplated hereby and thereby. This Agreement constitutes, and the Related Documents to which it is a party when executed will constitute, legal, valid and binding obligations of Esenjay, enforceable against Esenjay in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

    6.03 CONFLICTS. The execution, delivery and performance of this Agreement and the Related Documents to which it is a party by Esenjay do not and will not, with or without the giving of notice or the passage of time, or both, violate or result in a breach of, conflict with, default, right to accelerate or loss of rights under, or result in the creation of any Lien pursuant to, any provision of Esenjay's organizational documents or bylaws, or any mortgage, deed of trust, lease, license, agreement, or understanding, to which Esenjay is a party or any of Esenjay's assets is subject, or any order, judgment or decree to which Esenjay is a party or by which Esenjay or its assets may be bound or affected, or to Esenjay's knowledge, any law ordinance, rule or regulation to which Esenjay or its assets is subject.

    6.04  CAPITALIZATION.

           (a) ESENJAY. The authorized capital stock of Esenjay consists of 100,000 shares of common stock, of which 100,000 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of common stock of Esenjay are owned by the Esenjay Shareholders. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which Esenjay may become obligated to issue, assign, transfer or repurchase any shares of the capital stock or other equity interest in Esenjay. All of the outstanding shares of Esenjay common stock have been validly issued and are fully paid and nonassessable.

           (b) OTHER ENTITIES. Except as set forth on Disclosure Schedule-Esenjay, Esenjay has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership or other business entity.

    6.05 FINANCIAL STATEMENTS. Esenjay has furnished or made available to Frontier and Aspect its financial statements for the twelve month period ending December 31, 1996, including an unaudited, internally prepared balance sheet as of the end of such twelve month period and unaudited, internally prepared statements of income and shareholders' equity for such twelve month period (collectively, the "Esenjay Financial Statements"). The Esenjay Financial Statements which are incorporated into this Agreement for all purposes are complete and correct in all material respects, and present fairly the financial condition of Esenjay as at the dates thereof and the results of their operations for the periods covered thereby.

    6.06 ABSENCE OF UNDISCLOSED LIABILITIES. Esenjay has no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including liabilities for Taxes), except for
(a) liabilities set forth on the face of the Esenjay Financial Statements, (b) liabilities which have arisen after the date of the Esenjay Financial Statements in the ordinary course of business and consistent with past experience and practice, and (c) liabilities under this Agreement.

    6.07 ABSENCE OF EVENTS. Except as set forth on the Disclosure Schedule-Esenjay, since December 31, 1996, no event has occurred that could have a Material Adverse Effect on Esenjay and Esenjay has not done any of the following:

        (a) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any Esenjay Assets, other than Permitted Encumbrances;

        (b) sold, transferred or otherwise disposed of any Esenjay Assets;

        (c) other than in the ordinary course of business and consistent with prior practice, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, reimbursement, pension or severance or vacation pay, to any shareholder, partner, director, officer, employee or agent;

        (d) issued or sold any shares of capital stock or partnership interest or other securities, or issued, granted or sold any options, rights or warrants with respect thereto;

        (e) paid or declared any dividends or distributions, purchased, redeemed, acquired or retired any indebtedness, equity interest or other securities from its equity owners or other security holders, made any loans or advances or guaranteed any loans or advances to any person, or otherwise incurred or suffered to exist any liabilities (other than current liabilities incurred in the ordinary course of business and consistent with past practices);

        (f) amended its certificate or articles of incorporation, by-laws, or similar documents;

        (g) entered into any transaction, contract or commitment other than in the ordinary course of business and consistent with prior practice;

        (h) adopted any employee benefit plan or made any change in any existing employee benefit plans or made any bonus or profit sharing distribution or granted any stock options;

        (i) received any notice of default or termination or suffered any damage, destruction, loss (whether or not covered by insurance) or any other change, event or condition which in any case or in the aggregate, has had or may have a Material Adverse Effect on Esenjay;

        (j) entered into any agreement or made any commitment to take any of the types of actions described in paragraphs (a) through (i) or that could have a Material Adverse Effect on Esenjay.

    6.08 TAXES. Except as set forth in the Disclosure Schedule-Esenjay, each of the following is true with respect to Esenjay:

        (a) To the best of Esenjay's knowledge, Esenjay has paid all material Taxes required to be paid by it (whether or not shown on a Tax Return) or for which it is liable, whether to taxing authorities or to other persons under tax allocation agreements;

        (b) there are no agreements or consents currently in effect for the extension or waiver of the time (i) to file any Tax Return or (ii) for assessment or collection of any Taxes relating to the income, properties or operations of Esenjay for any period ending on or before the Closing Date and Esenjay has not been requested to enter into any such agreement or consent;

        (c) there are no Tax liens (other than for current Taxes not yet delinquent) upon the assets of Esenjay;

        (d) all material Taxes that Esenjay is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

        (e) Esenjay is not a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G;

        (f) Esenjay has not agreed, nor is it required, to make any adjustment under Code Section 481(a) (or any comparable provision of state or local law) by reason of a change in accounting method or otherwise;

        (g) Esenjay has not filed a consent pursuant to the collapsible corporation provisions of Code Section 341(f) (or any corresponding provision of state, local or foreign income law) or agreed to have Code
    Section 341(f)(2) (or any corresponding provision of state, local or foreign income law) apply to any disposition of any asset owned by it;

        (h) Esenjay has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code and is not subject to any Tax liability of any other person, including any liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provisions of state, local or foreign law; and

        (i) Esenjay is not (and never has been) a party to any tax sharing agreement and has not assumed the tax liability of any other person under contract.

    6.09 LITIGATION. There is no legal, administrative, arbitration other proceeding (other than routine oil and gas field regulatory orders), governmental investigation, order, decree or judgment in progress, in effect, pending or, to the best knowledge of Esenjay, threatened against Esenjay except as set forth on the Disclosure Schedule-Esenjay.

    6.10 COMPLIANCE WITH LAWS, MATERIAL AGREEMENTS AND PERMITS. With respect to the Esenjay Assets, Esenjay is not in violation of, or in default under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under, (a) its articles of incorporation or by-laws, (b) any applicable law, rule, regulation, order, writ, decree or judgment of any Governmental Authority, or (c) any agreement to which Esenjay is a party or to which any of its assets is subject or bound. Esenjay has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Authorities necessary for the lawful conduct of its business or the lawful ownership, use and operation of its assets ("Esenjay Permits"), except for Esenjay Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on Esenjay. Esenjay is in compliance with the terms of its Esenjay Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Esenjay. No investigation or review by any Governmental Authority with respect to Esenjay is pending or, to the knowledge of Esenjay, threatened, other than those the outcome of which would not, individually or in the aggregate, have a Material Adverse Effect on Esenjay. To the knowledge of Esenjay, no party to any material agreement affecting the Esenjay Assets or by which the Esenjay Assets are bound is in breach of any of the material terms, provisions or conditions of such agreement.

    6.11 ENVIRONMENTAL MATTERS. With respect to the Esenjay Assets, consistent with its status as operator or non-operator, as the case may be:

        (a) Esenjay has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Environmental Laws;

        (b) Esenjay has not been notified by any Governmental Authority or other third party that any of the operations or assets of Esenjay is the subject of any investigation or inquiry by any Governmental Authority or other third party evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Material or to the improper treatment, storage or disposal (including treatment, storage or disposal at offsite locations) of any Hazardous Material;

        (c) Neither Esenjay nor any other person has filed any notice under any federal, state or local law indicating that (i) Esenjay is responsible for the improper release into the environment, or the improper treatment, storage or disposal, of any Hazardous Material, or (ii) any Hazardous Material is improperly treated, stored or disposed of upon any property of Esenjay;

        (d) Esenjay has no contingent liability in connection with (i) the release or threatened release into the environment at, beneath or on any property now or previously owned or leased by Esenjay, (ii) the treatment, storage or disposal of any Hazardous Material, or (iii) any other claims (including common law claims) with respect to damage to health, safety or the environment;

        (e) Esenjay has not received any claim, complaint, notice, inquiry or request for information involving any matter which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law or relating to any other claims (including common law claims) with respect to damage to health, safety or the environment relating to operations or conditions of any facilities or property (including off-site treatment, storage or disposal of any Hazardous Material from such facilities or property) currently or formerly owned, leased or operated by Esenjay;

        (f) No property now or previously owned, leased or operated by Esenjay is listed on the National Priorities List pursuant to CERCLA or on the CERCLIS or on any other federal or state list as sites requiring investigation or cleanup;

        (g) Esenjay is not directly transporting, has not directly transported, is not directly arranging for the transportation of, and has not directly arranged for the transportation of, any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS, or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to material claims against such company for response costs, damage to natural resources or personal injury, including claims under CERCLA;

        (h) There are no sites, locations or operations at which Esenjay is currently undertaking, or has completed, any remedial or response action relating to any release or threatened release of Hazardous Materials, as required by Environmental Laws or in response to a common law claim or a potential common law claim under Environmental Law; and

        (i) All underground and aboveground storage tanks and solid waste disposal facilities owned or operated by Esenjay are used and operated in material compliance with Environmental Laws.

    6.12 TITLE TO ASSETS OTHER THAN OIL AND GAS INTERESTS. Except for Oil and Gas Interests (which are covered by Section 6.13 hereof), Esenjay has good and marketable title to, or valid leasehold interests in, all of the properties and assets that are included in the Esenjay Assets. Except for any Permitted Encumbrance, none of such properties and assets are subject to any Lien, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise. All of such properties and assets owned or leased are in good operating condition and repair (normal wear and tear excepted).

    6.13 TITLE TO OIL AND GAS INTERESTS. Schedule 2.01 contains a complete and accurate list of Esenjay's Oil and Gas Interests that are being conveyed pursuant to the Exchange and sets forth (i) the Working Interests of Esenjay therein to the extent being conveyed hereby, and (ii) sufficient detail to determine the Net Revenue Interests of Esenjay therein to the extent being conveyed hereby. Except as set forth in the Disclosure Schedule-Esenjay and solely with respect to the Oil and Gas Interests that are included in the Esenjay Assets:

        (a) Esenjay (individually or collectively) has Defensible Title to Esenjay's Oil and Gas Interests;

        (b) the leases and related agreements forming any part of Esenjay's Oil and Gas Interests are in full force and effect and are valid and legally binding agreements among the parties thereto, their successors and assigns, enforceable in accordance with their terms in all material respects except for applicable bankruptcy and insolvency laws. All rentals, royalties and other payments due and payable under any such leases and other contracts and agreements forming a part of Esenjay's Oil and Gas Interests have been properly and timely paid and all other obligations under such leases and related agreements attendant to the ownership of Esenjay's Oil and Gas Interests have been met; and

        (c) there are no back-in, reversionary or similar interests (the vesting of which is subject to future production) held by third parties which would reduce the interests of Esenjay in Esenjay's Oil and Gas Interests from that shown on the Property Schedule.

    6.14 BROKER/FINDERS. No broker, finder, investment banker other than as set forth in Disclosure Schedule-Esenjay, or other person is or will be, in connection with the Exchange, entitled to any brokerage or investment bankers fees, commissions or finders fees based on any arrangement made by or on behalf of Esenjay and for which any party hereto will have any liability or obligation.

    6.15 ROYALTIES. To the knowledge of Esenjay, all royalties, overriding royalties, compensatory royalties and other payments due from or in respect of production with respect to Oil and Gas Interests included in the Esenjay Assets, have been or will be, prior to the Closing Date, properly and correctly paid or provided for in all material respects, except for those for which Esenjay has a valid right to suspend. Esenjay has not received any written notice of default from any party alleging that Esenjay is in default under the terms of any lease or other agreement relating to the Oil and Gas Interests included in the Esenjay Assets, or that any such lease or other agreement is invalid.

    6.16 GAS IMBALANCES. Except as identified on the Disclosure Schedule-Esenjay, Esenjay has not received any deficiency payments under gas contracts for which any party has a right to take deficiency gas from Esenjay, nor has Esenjay received any payments for production which are subject to refund or recoupment out of future production. There is no Oil and Gas Interest with respect to which Esenjay and its predecessors in title to the Esenjay Oil and Gas Interests have collectively taken more (referred to herein as "over-produced") or less (referred to herein as "under-produced") production from such well than the ownership would entitle Esenjay and such predecessors to receive (absent any gas balancing agreement or arrangement). There exist no gas balancing arrangements or agreements whereby over-production from wells other than Esenjay Oil and Gas Interests can be balanced with production from the Oil and Gas Interests. None of the Esenjay Oil and Gas Interests is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any over-production (whether or not the same was permissible at the time) prior to the date hereof. With respect to the Esenjay Assets, a breach of this representation and warranty shall be treated as a Title Defect and an adjustment shall be made in accordance with the provisions of clause (b) of Section 11.04.

    6.17 HEDGING ACTIVITIES. Except as set forth in the Disclosure Schedule-Esenjay, Esenjay does not participate in any hedging activities.

    6.18 CERTAIN BUSINESS RELATIONSHIPS OR TRANSACTIONS WITH AFFILIATES. The Disclosure Schedule-Esenjay sets forth a complete and accurate list of any agreement, contract, arrangement or understanding to which Esenjay is a party for the direct or indirect benefit of any of the Esenjay Shareholders (or, as the case may be, their family members, directors, officers or employees, or other affiliates). None of the Esenjay Shareholders (or, as the case may be, their family members, directors, officers or employees, or other affiliates) owns any material asset, tangible or intangible, which is used in the business of Esenjay.

    6.19 NO GUARANTEES. Esenjay has not directly or indirectly guaranteed the obligations of or liabilities of any other person, firm or corporation.

    6.20 EMPLOYEE MATTERS. Esenjay has provided to each of Aspect and Frontier a true and correct list detailing the following information for each Esenjay employee: the name, current annual compensation and base salary rate (including bonuses and commissions and any increases in compensation or base salary since December 31, 1996), accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits. The liability of Esenjay for accrued sick leave and accrued vacation benefits of the Esenjay employees does not exceed $102,043.62, in the aggregate. There are no charges of, formal, informal or internal complaints of, or proceeding involving, discrimination or harassment (including discrimination or harassment based upon sex, age, marital status, race, religion, color, creed, national origin, sexual preference, handicap or veteran status) pending or, to the knowledge of Esenjay, threatened; nor is there any investigation pending or, to the knowledge of Esenjay, threatened, including investigations before the Equal Employment Opportunity Commission or any federal, state or local agency or court with respect to any current or former employee of Esenjay.

    6.21  EMPLOYEE BENEFIT PLANS.  With respect to Esenjay:

        (a) The Disclosure Schedule-Esenjay lists each Employee Plan that Esenjay maintains, administers, contributes to, or has any contingent liability with respect thereto. Esenjay has provided to

    Aspect and Frontier a true and complete copy of each such written Employee Plan and each material oral Employee Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto, together with (i) the three most recent annual reports, if any, prepared in connection with each such Employee Plan (Form 5500 including, if applicable, Schedule B thereto); (ii) the most recent actuarial report, if any, and trust reports prepared in connection with each Employee Plan; (iii) all material communications received from or sent to the IRS or the DOL within the last two years (including a written description of any material oral communications relating to the IRS Voluntary Compliance Resolution or Closing Agreement Programs); (iv) the most recent IRS determination letter with respect to each Employee Plan and the most recent application for a determination letter, both as applicable; (v) all insurance contracts or other funding arrangements, currently in force; and (vi) an actuarial study of any post-employment life or medical benefits provided, if any.

        (b) The Disclosure Schedule-Esenjay identifies each Benefit Arrangement that Esenjay maintains, administers, contributes to, or has any contingent liability with respect thereto. Each Benefit Arrangement has been maintained and administered in substantial compliance with its terms and with the requirements (including reporting requirements, if any) prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

        (c) Benefits under any Employee Plan or Benefit Arrangement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. To the knowledge of Esenjay, except as set forth on the Disclosure Schedule-Esenjay, Esenjay has not communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

        (d) No Employee Plan is (i) a Multiemployer Plan, (ii) an Employee Plan, other than any Multiemployer Plan, subject to Title IV of ERISA, (iii) maintained in connection with any trust described in Section 501(c)(9) of the Code or (iv) a plan to which Section 412 of the Code applies. Esenjay has never maintained or become obligated to contribute to any employee benefit plan (i) that is subject to Title IV of ERISA, (ii) to which Section 412 of the Code applies, or (iii) that is a Multiemployer Plan or (iv) that is maintained in connection with any trust described in Section 501(c)(9) of the Code. Esenjay has not within the last five years engaged in, or is a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. Esenjay is not subject to withdrawal liability (whether asserted or unasserted) under Section 4201, et seq. of ERISA.

        (e) Each Employee Plan which is intended to be qualified under Section 40l(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and no event has occurred since such adoption that would adversely affect such qualification and each trust created in connection with each such Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. A favorable determination letter has been issued by the IRS as to the qualification of each such Employee Plan for which a determination is available under the Code and to the effect that each such trust is exempt from taxation under
    Section 501(a) of the Code. Each Employee Plan has been maintained and administered in substantial compliance with its terms and with the requirements (including reporting requirements, if any) prescribed by any and all applicable statutes, orders, rules and regulations, including ERISA and the Code.

        (f) Full payment has been made of all amounts which Esenjay is or has been required to have paid as contributions to or benefits due under any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

        (g) Neither Esenjay nor any of its respective directors, officers or employees has engaged in any transaction with respect to an Employee Plan that could subject Esenjay to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Employee Plan are invested in employer securities or employer real property.

        (h) To the knowledge of Esenjay, there are no facts or circumstances that might give rise to any liability under Title I of ERISA.

        (i) Esenjay has no current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees, except as required to avoid excise tax under Section 4980B of the Code, relating to COBRA.

        (j) There is no litigation, administrative or arbitration proceeding or other dispute pending or, to the knowledge of Esenjay, threatened that involves any Employee Plan or Benefit Arrangement.

        (k) No employee or former employee of Esenjay will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby, except as disclosed on the Disclosure Schedule-Esenjay and no such disclosed payment constitutes a parachute payment described in Section 280G of the Code, except as disclosed in the Disclosure Schedule-Esenjay.

        (l) To the knowledge of Esenjay, all group health plans (as defined in Code Section 5000(b)(1) and as defined in ERISA Section 607(i)) of Esenjay have at all times fully complied with all applicable notification and continuation coverage requirements of Section 4980B(f) of the Code and
    Section 601 of ERISA, and the regulations promulgated thereunder. Further, no Employee Plan provides health, medical, death or survivor benefits to any stockholders or directors who are not employees, former employees or beneficiaries thereof, except to the extent otherwise required by the continuation requirements of Section 4980B(f) of the Code and Section 601 of ERISA, and to the knowledge of Esenjay there are no claims by terminated employees with respect thereto.

        (m) Except as set forth in the Disclosure Schedule-Esenjay, no employee or former employee, officer or director of Esenjay is or will become entitled to receive any award under any discretionary or other bonus plans.

        (n) All obligations under any Employee Plans and/or Benefit Arrangements have been in the aggregate, accrued on the Esenjay Financial Statements to the extent required (including items relating to vesting via passage of time or as a result of the transaction contemplated by this Agreement).

    6.22 PLUGGING AND ABANDONMENT LIABILITIES. To the best knowledge of Esenjay, except as reflected in the Esenjay Financial Statements or in the Disclosure Schedule-Esenjay, Esenjay has no obligation, in relation to the Esenjay Assets, under applicable contract, statute or regulation to plug and dismantle any well.

    6.23 PREPAYMENTS. No prepayment for Hydrocarbon sales has been received by Esenjay for Hydrocarbons which have not been delivered as of the date hereof.

    6.24 CALLS ON PRODUCTION. To the best knowledge of Esenjay, except as set forth in the Disclosure Schedule-Esenjay, no party has a call or a preferential right to purchase production from Esenjay's Oil and Gas Interests.

    6.25 OIL AND GAS OPERATIONS. To the best knowledge of Esenjay, all wells included in the Esenjay Assets have been drilled and completed (if applicable), operated and produced in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable leases and applicable laws, rules and regulations, except where any failure or violation could not reasonably be expected to have a Material Adverse Effect on the Esenjay Assets. Proceeds from the sale of Hydrocarbons produced from Oil and Gas Interests included in the Esenjay Assets are being received by

Esenjay in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $25,000 and held in suspense in the ordinary course of business). None of the Oil and Gas Interests included in the Esenjay Assets are subject to production curtailments, and, to the knowledge of the Esenjay, no such production curtailment is pending or threatened.

    6.26 TAX REPRESENTATIONS. To the knowledge of Esenjay, each of the following representations are true, correct and complete and will continue to be true, correct and complete as of the Closing Date:

        (a) the Frontier Common Stock to be issued to Esenjay at the Closing will not be issued in satisfaction of an indebtedness of Frontier or interest on indebtedness of Frontier;

        (b) other than as set forth in this Agreement and the Exhibits and Schedules hereto, the transfers of the Esenjay Assets to Frontier are not the result of the solicitation of a promoter, broker, or investment house;

        (c) Frontier will not, other than specifically set forth in this Agreement, assume any liabilities of Esenjay in connection with the Exchange;

        (d) other than as expressly set forth in this Agreement and other than any liabilities arising under the New Debt agreement, there is no indebtedness between Esenjay and Frontier and there will be no indebtedness created by Frontier in favor of Esenjay or the Esenjay Shareholders as a result of the Exchange;

        (e) Esenjay will receive Frontier Common Stock at the Closing approximately equal to the net fair market value of the Esenjay Assets transferred by Esenjay to Frontier;

        (f) other than as set forth in this Agreement, Esenjay will pay its own expenses, if any, incurred in connection with the Exchange;

        (g) Esenjay is not under the jurisdiction of a court in a title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code) and the Frontier Common Stock to be received in the Exchange will not be used to satisfy any indebtedness of such party;

        (h) All of the Frontier Common Stock that Esenjay will receive as part of the Exchange will be received in exchange for the property transferred by Esenjay to Frontier pursuant to this Agreement, and none of such common stock will constitute separate consideration for, or be allocable to, any employment, consulting or other services provided to (or that will be provided to) Frontier by Esenjay or the Esenjay Shareholders (or any other person) either in connection with the Exchange or otherwise;

        (i) Except as set forth on Schedule 2.01, Esenjay will not retain any rights or interests in the property transferred to Frontier as part of the Exchange; and

        (j) Esenjay has no plan or intention to sell, exchange, or otherwise dispose of any of the Frontier Common Stock to be received by Esenjay pursuant hereto.

    6.27 DISCLOSURE. The representations, warranties and statements made by Esenjay in this Agreement, and in the certificates and other documents delivered pursuant hereto, do not contain any untrue statement of a material fact, and, when taken together, do no omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading. Since the date of the most recent Esenjay Financial Statement, there have not been any events, changes or developments relating to Esenjay that are reasonably likely to have a Material Adverse Effect on Esenjay.

                                  ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES OF ASPECT

    As a material part of the consideration for this Agreement, Aspect represents and warrants to Esenjay and Frontier as of the date of this Agreement and as of the Closing Date as follows:

    7.01 ORGANIZATION, STANDING AND QUALIFICATION. Aspect is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Aspect has all requisite limited liability company power and authority to carry on its business as now being conducted and to own, lease or operate its properties, if any, as and in the places where such business is now conducted and such properties, if any, are now owned, leased or operated. Aspect is qualified and in good standing to do business in all states in which the nature of its business requires it to be qualified.

    7.02 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT; AUTHORITY. Aspect has full limited liability company power and authority to enter into this Agreement and the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Aspect of this Agreement and the Related Documents to which it is a party have been duly and validly approved by all necessary limited liability company action and no other actions or proceeding on the part of Aspect are necessary to authorize this Agreement and the Related Documents to which it is a party and the transactions contemplated hereby and thereby. This Agreement constitutes, and the Related Documents to which it is a party when executed will constitute, legal, valid and binding obligations of Aspect, enforceable against Aspect in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

    7.03 CONFLICTS. The execution, delivery and performance of this Agreement and the Related Documents to which it is a party by Aspect do not and will not, with or without the giving of notice or the passage of time, or both, violate or result in a breach of, conflict with, default, right to accelerate or loss of rights under, or result in the creation of any Lien pursuant to, any provision of Aspect's articles of organization or operating agreement, or any mortgage, deed of trust, lease, license, agreement, or understanding, to which Aspect is a party or any of Aspect's assets is subject, or any order, judgment or decree to which Aspect is a party or by which Aspect or its assets may be bound or affected, or to Aspect's knowledge, any law ordinance, rule or regulation to which Aspect or its assets is subject.

    7.04 ASPECT ASSETS. The Aspect Assets represent no more than fifty percent (50%) of the Aspect's net asset value.

    7.05 TAXES. Except as set forth in the Disclosure Schedule-Aspect, each of the following is true with respect to Aspect:

        (a) all Tax Returns required to be filed by Aspect have been filed when due, including legal periods permitted by extensions, in accordance with all applicable laws; all material Taxes shown on such Tax Returns have been timely paid when due; the Tax Returns have been properly completed in compliance in all material respects with all applicable laws and regulations and completely and accurately reflect the facts regarding the income, expenses, properties, businesses and operations required to be shown thereon;

        (b) Aspect has paid all material Taxes required to be paid by it (whether or not shown on a Tax Return) or for which it is liable, whether to taxing authorities or to other persons under tax allocation agreements;

        (c) there are no agreements or consents currently in effect for the extension or waiver of the time (i) to file any Tax Return or (ii) for assessment or collection of any Taxes relating to the income, properties or operations of Aspect for any period ending on or before the Closing Date and Aspect has not been requested to enter into any such agreement or consent;

        (d) there are no Tax liens (other than for current Taxes not yet delinquent) upon the assets of Aspect; and

        (e) all material Taxes that the Aspect is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

    7.06 LITIGATION. There is no legal, administrative, arbitration other proceeding (other than routine oil and gas field regulatory orders), governmental investigation, order, decree or judgment in progress, in effect, pending or, to the best knowledge of Aspect, threatened against Aspect and relating to the Aspect Assets.

    7.07 COMPLIANCE WITH LAWS, MATERIAL AGREEMENTS AND PERMITS. With respect to the Aspect Assets, Aspect is not in violation of, or in default under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under, (i) its articles of incorporation, or by-laws, (ii) any applicable law, rule, regulation, order, writ, decree or judgment of any Governmental Authority, or (iii) any agreement to which Aspect is a party or to which any of its assets is subject or bound. Aspect has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Authorities necessary for the lawful conduct of its business or the lawful ownership, use and operation of its assets ("Aspect Permits"), except for Aspect Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect on Aspect. Aspect is in compliance with the terms of its Aspect Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Aspect. No investigation or review by any Governmental Authority with respect to Aspect is pending or, to the knowledge of Aspect, threatened, other than those the outcome of which would not, individually or in the aggregate, have a Material Adverse Effect on Aspect. To the knowledge of Aspect, no party to any material agreement affecting the Aspect Assets or by which the Aspect Assets are bound is in breach of any of the material terms, provisions or conditions of such agreement.

    7.08 ENVIRONMENTAL MATTERS. With respect to the Aspect Assets, consistent with its status as operator or non-operator, as the case may be:

        (a) Aspect has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Environmental Laws;

        (b) Aspect has not been notified by any Governmental Authority or other third party that any of the operations or assets of Aspect is the subject of any investigation or inquiry by any Governmental Authority or other third party evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Material or to the improper treatment, storage or disposal (including treatment, storage or disposal at offsite locations) of any Hazardous Material;

        (c) Neither Aspect nor any other person has filed any notice under any federal, state or local law indicating that (i) Aspect is responsible for the improper release into the environment, or the improper treatment, storage or disposal, of any Hazardous Material, or (ii) any Hazardous Material is improperly treated, stored or disposed of upon any property of Aspect;

        (d) Aspect has no contingent liability in connection with (i) the release or threatened release into the environment at, beneath or on any property now or previously owned or leased by Aspect, (ii) the treatment, storage or disposal of any Hazardous Material, or (iii) any other claims (including common law claims) with respect to damage to health, safety or the environment;

        (e) Aspect has not received any claim, complaint, notice, inquiry or request for information involving any matter which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law or relating to any other claims (including common law claims) with respect to damage to health, safety or the environment relating to operations or conditions of any facilities or property (including off-site treatment, storage or disposal of any Hazardous Material from such facilities or property) currently or formerly owned, leased or operated by Aspect;

        (f) No property now or previously owned, leased or operated by Aspect is listed on the National Priorities List pursuant to CERCLA or on the CERCLIS or on any other federal or state list as sites requiring investigation or cleanup;

        (g) Aspect is not directly transporting, has not directly transported, is not directly arranging for the transportation of, and has not directly arranged for the transportation of, any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS, or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to material claims against such company for response costs, damage to natural resources or personal injury, including claims under CERCLA;

        (h) There are no sites, locations or operations at which Aspect is currently undertaking, or has completed, any remedial or response action relating to any release or threatened release of Hazardous Materials, as required by Environmental Laws or in response to a common law claim or a potential common law claim under Environmental Law; and

        (i) All underground and aboveground storage tanks and solid waste disposal facilities owned or operated by Aspect are used and operated in material compliance with Environmental Laws.

    7.09 TITLE TO ASSETS OTHER THAN OIL AND GAS INTERESTS. Except for Oil and Gas Interests (which are covered by Section 7.09 hereof), Aspect has good and marketable title to, or valid leasehold interests in, all of the properties and assets that are included in the Aspect Assets. Except for any Permitted Encumbrance, none of such properties and assets are subject to any Lien, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise. All of such properties and assets owned or leased are in good operating condition and repair (normal wear and tear excepted).

    7.10 TITLE TO OIL AND GAS INTERESTS. Schedule 3.01 contains a complete and accurate list of Aspect's Oil and Gas Interests that are being conveyed pursuant to the Exchange and sets forth (i) the Working Interests of Aspect therein to the extent being conveyed hereby, and (ii) sufficient detail to determine the Net Revenue Interests of Aspect therein to the extent being conveyed hereby. Except as set forth in the Disclosure Schedule-Aspect and solely with respect to the Oil and Gas Interest that are included in the Aspect Assets:

        (a) Aspect (individually or collectively) has Defensible Title to Aspect's Oil and Gas Interests;

        (b) the leases and related agreements forming any part of Aspect's Oil and Gas Interests are in full force and effect and are valid and legally binding agreements among the parties thereto, their successors and assigns, enforceable in accordance with their terms in all material respects except for applicable bankruptcy and insolvency laws. All rentals, royalties and other payments due and payable under any such leases and other contracts and agreements forming a part of Aspect's Oil and Gas Interests have been properly and timely paid and all other obligations under such leases and related agreements attendant to the ownership of Aspect's Oil and Gas Interests have been met; and

        (c) there are no back-in, reversionary or similar interests (the vesting of which is subject to future production) held by third parties which would reduce the interests of Aspect in Aspect's Oil and Gas Interests from that shown on the Property Schedule.

    7.11 BROKER/FINDERS. No broker, finder, investment banker other than as set forth in Disclosure Schedule-Aspect, or other person is or will be, in connection with the Exchange, entitled to any brokerage or investment bankers fees, commissions or finders fees based on any arrangement made by or on behalf of Aspect and for which any party hereto will have any liability or obligation.

    7.12 TAX REPRESENTATIONS. To the knowledge of Aspect, each of the following representations are true, correct and complete and will continue to be true, correct and complete as of the Closing Date:

        (a) the Frontier Common Stock to be issued to Aspect at the Closing will not be issued in satisfaction of an indebtedness of Frontier or interest on indebtedness of Frontier;

        (b) other than as set forth in this Agreement and the Exhibits and Schedules hereto, the transfers of the Aspect Assets to Frontier are not the result of the solicitation of a promoter, broker, or investment house;

        (c) Frontier will not, other than specifically set forth in this Agreement, assume any liabilities of Aspect in connection with the Exchange;

        (d) other than as expressly set forth in this Agreement and the Exhibits hereto, there is no indebtedness between Aspect and Frontier and there will be no indebtedness created by Frontier in favor of Aspect or the Aspect Members as a result of the Exchange;

        (e) Aspect will receive Frontier Common Stock at the Closing approximately equal to the fair market value of the Aspect Assets transferred by Aspect to Frontier;

        (f) other than as set forth in this Agreement, Aspect will pay its own expenses, if any, incurred in connection with the Exchange;

        (g) Aspect is not under the jurisdiction of a court in a title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code) and the Frontier Common Stock to be received in the Exchange will not be used to satisfy any indebtedness of such party;

        (h) All of the Frontier Common Stock that Aspect will receive as part of the Exchange will be received in exchange for the property transferred by Aspect to Frontier pursuant to this Agreement, and none of such common stock will constitute separate consideration for, or be allocable to, any employment, consulting or other services provided to (or that will be provided to) Frontier by Aspect or the Aspect Members (or any other person) either in connection with the Exchange or otherwise;

        (i) Except as set forth on Schedule 3.01, Aspect will not retain any rights or interests in the property transferred to Frontier as part of the Exchange; and

        (j) Aspect has no plan or intention to sell, exchange, or otherwise dispose of any of the Frontier Common Stock to be received by Aspect pursuant hereto.

    7.13 DISCLOSURE. The representations, warranties and statements made by Aspect in this Agreement, and in the certificates and other documents delivered pursuant hereto, do not contain any untrue statement of a material fact, and, when taken together, do no omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE VIII
                         COVENANTS AND OTHER AGREEMENTS

    8.01 ACCESS TO RECORDS AND PROPERTIES. Except to the extent limited by agreement with third parties, between the date of this Agreement and the Closing Date, Frontier, Esenjay and Aspect shall give each other full access to all their respective premises, properties and books and records and will cause their respective employees, agents and representatives to furnish financial and operating data and other information with respect to each other party as the other from time to time reasonably requests; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the providing parties business. Any such furnishing of such information to the parties or any investigation by the parties, shall not affect each party's right to rely on any representations and warranties made in this Agreement. Except as required by law, all information furnished pursuant hereto shall not be disclosed and shall be kept confidential from all third parties unless the party who furnished such information consents in writing to the disclosure of all or part of such information. In the event of any termination of this Agreement, each party will return all documents, work papers and other materials (including all copies thereof) obtained pursuant hereto and in connection with the Exchange, and for a period of one year after such termination (i) will use all reasonable efforts to keep confidential any information obtained pursuant to this Agreement, except to the extent required by law or unless such information is readily ascertainable from public or published information or trade sources, and (ii) will not use any of the information obtained in connection with the Exchange, except in connection therewith.

    8.02  OPERATION OF THE BUSINESS.

        (a) Frontier. From the date hereof to the Closing Date, except to the extent that Esenjay and Aspect shall otherwise consent, Frontier shall operate its respective businesses substantially as presently operated and only in the ordinary course, and, consistent with such operation, shall use its best efforts to preserve intact its respective present business organizations and relationships with persons having dealings with them. In addition, Frontier shall promptly notify Esenjay and Aspect of (i) the receipt by Frontier of any notice or claim, written or oral, of default or breach by Frontier, or of any modification, termination or cancellation, or threat of termination or cancellation, of any Frontier Material Agreement;
    (ii) any loss of, damage to, or disposition of any of Frontier's Oil and Gas Interests that is reasonably likely to have a Material Adverse Effect on Frontier; and (iii) after receipt of notice thereof by Frontier, Frontier shall give notice to Esenjay and Aspect of any claim or litigation, threatened or instituted, against Frontier, or of any other event or circumstance that has or may have a Material Adverse Effect on Frontier. Without the written consent of Esenjay and Aspect, Frontier (individually or in the aggregate) shall be prohibited from (w) entering into any single contract, commitment, indebtedness or liability in excess of $50,000; (x) making any change in the outstanding equity interests of Frontier Natural Gas Corporation or any of its Subsidiaries, granting any options, rights, calls or any other similar commitment or agreement with respect to the equity interest of such entities, from declaring any dividend or other distribution in respect of the equity interest of such entities or from repurchasing any outstanding equity interest; (y) increasing the compensation payable or to become payable by any such entities to any of its officers, directors, employees or other agents, other than in the ordinary course of business; and (z) committing or omitting any act which act or omission would cause a breach of any covenant contained in this Agreement or would cause any representation or warranty contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof.

        (b) Esenjay. From the date hereof to the Closing Date, except to the extent Frontier and Aspect shall otherwise consent, Esenjay shall operate the business of Esenjay substantially as presently operated and only in the ordinary course and, consistent with such operation, shall use its best efforts to preserve intact its business organization and relationships. In addition, Esenjay shall promptly notify Frontier and

    Aspect of (i) the receipt by Esenjay of any notice or claim, written or oral, of default or breach by Esenjay, or of any modification, termination or cancellation, or threat of termination or cancellation, of any material agreement of Esenjay; (ii) any loss of, damage to, or disposition of any of the Esenjay Assets; and (iii) after receipt of notice thereof by Esenjay, give notice to Frontier and Aspect of any claim or litigation, threatened or instituted, against Esenjay, or of any other event or circumstance that has or may have a Material Adverse Effect on Esenjay. Without consent of Frontier and Aspect, Esenjay shall be prohibited (individually or in the aggregate) from (x) entering into any single contract, commitment, indebtedness or liability in excess of $100,000 which contract commitment, indebtedness or liability affects the ownership rights to the Esenjay Assets; (y) increasing the compensation payable or to become payable by any such entities to any of its officers, directors, employees or other agents, other than in the ordinary course of business and other than increases in compensation reflected on the employee list delivered to Frontier and Aspect pursuant to Section 6.20 hereof; and (z) committing or omitting any act which act or omission would cause a breach of any covenant contained in this Agreement or would cause any representation or warranty contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof.

        (c) Aspect. From the date hereof to the Closing Date, except to the extent Frontier and Esenjay shall otherwise consent, Aspect shall operate the business of Aspect as it relates to the Aspect Assets substantially as presently operated and only in the ordinary course. In addition, Aspect shall promptly notify Frontier and Esenjay of (i) the receipt by Aspect of any notice or claim, written or oral, of default or breach by Aspect, or of any modification, termination or cancellation, or threat of termination or cancellation, of any material agreement relative to the Aspect Assets; (ii) any loss of, damage to, or disposition of any of the Aspect Assets; and
    (iii) after receipt of notice thereof by Aspect, give notice to Frontier and Esenjay of any claim or litigation, threatened or instituted, against Aspect and relating to the Aspect Assets.

        (d) All Parties. Each of the parties shall obtain the consent of the other parties prior to drilling any new wells on the Oil and Gas Interests of Frontier or the Oil and Gas Interests included in the Esenjay Assets and the Aspect Assets.

    8.03 CONSENTS. The parties shall each use their best efforts to obtain the consent or approval of each person or Governmental Authority whose consent or approval shall be required in order to permit consummation of the Exchange.

    8.04 ANNOUNCEMENTS. All pre-Closing and post-Closing press releases, and other public announcements with respect to this Agreement and the Exchange shall be approved by Frontier prior to the issuance thereof; provided, however, any pre-Closing press release of Frontier with respect to this Agreement also shall be presented prior to the issuance thereof to Aspect and Esenjay for their comments. Frontier shall, within the confines of its fiduciary and regulatory obligations, use its reasonable best efforts to incorporate the comments of Aspect and Esenjay but will not be required to do so.

    8.05  NO SOLICITATIONS.

        (a) Frontier shall not directly or indirectly, through any officer, director, employee, representative or agent, solicit or encourage the initiation or submission of any inquiries, proposals or offers regarding any acquisition, merger, take-over bid, sale of all or substantially all of the assets of, or sales of shares of capital stock of Frontier, whether or not in writing and whether or not delivered to the stockholders of Frontier generally (including by way of a tender offer), or similar transactions involving Frontier (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Nothing contained in this
    Section 8.05 or any other provision of this Agreement shall prevent the Board of Directors of Frontier from considering or negotiating an unsolicited bona fide Acquisition Proposal. If the Board of Directors of Frontier, after duly considering advice, written or otherwise, of outside counsel and financial advisors to Frontier, determines in good faith that it would be consistent with its fiduciary responsibilities to approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement, and the transactions contemplated hereby or thereby) a Superior Proposal (as defined below), then, notwithstanding any such approval or recommendation (x) Frontier shall not enter into any agreement with respect to the Superior Proposal and (y) any other obligation of Frontier under this Agreement shall not be affected, unless this Agreement is terminated pursuant to Section 13.01(f) hereof prior to or simultaneously with the grant of such approval or the making of such recommendation. As used herein the term "Superior Proposal" means a bona fide proposal made by a third party to acquire Frontier pursuant to a tender or exchange offer, a merger, a sale of all or substantially all of its assets or otherwise that the Board of Directors determines in its good faith judgment to be more favorable to Frontier's stockholders than the transactions contemplated by this Agreement (after considering the advice, written or otherwise, of Frontier's professional advisors).

        (b) Frontier shall promptly notify Aspect and Esenjay after receipt of any formal, informal, written or oral Acquisition Proposal or any request for nonpublic information relating to Frontier in connection with an Acquisition Proposal or for access to the properties, books or records of Frontier that informs the Board of Directors of Frontier that the proposer is considering making, or has made, an Acquisition Proposal. Such notice to Aspect and Esenjay shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

        (c) If the Board of Directors of Frontier receives a request for material nonpublic information by a person who makes or who states in writing that it intends, subject to satisfactory review of such nonpublic information, to make, a bona fide Acquisition Proposal, Frontier may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between Frontier, Aspect and Esenjay, provide such person with access to information regarding Frontier.

        (d) Nothing contained in this Section 8.05 shall prevent Frontier from complying with Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, if applicable, with regard to an Acquisition Proposal made in the form of a tender offer by a third party.

    8.06 NOTIFICATION OF CERTAIN MATTERS. Each of the parties hereto shall give prompt notice to the others of (a) any representation or warranty contained herein and made by such party or parties being untrue or inaccurate when made,
(b) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty of such party or parties contained herein to be untrue or inaccurate on the Closing Date, or (c) any failure of a party or of the parties to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it or them hereunder.

    8.07  FINANCING COVENANTS.

        (a) BRIDGE FINANCING AGREEMENT. As a part of the prior agreements between the parties, Aspect has committed to loan to Frontier amounts of up to $1,800,000 which commitment shall survive the execution of this Agreement and the Closing under this Agreement. The terms and provisions of this commitment are included in the Bridge Financing Agreement attached as Exhibit "A" hereto and which shall be referred to herein as the "Initial Bridge Facility". Aspect shall not be committed or obligated in any manner to advance more than $1,800,000 under the Initial Bridge Facility or to otherwise amend or extend the Initial Bridge Facility if Frontier fails to secure the New Debt (as hereinafter defined) or to complete the Public Equity Transaction (as hereinafter defined) or for any other reason whatsoever.

        (b) NEW DEBT FINANCING. In addition to the Initial Bridge Facility, Aspect, Esenjay and Frontier are negotiating with commercial banks and other independent third parties for a secured, revolving credit facility in amounts projected to finance certain exploration and 3-D seismic costs, leasehold acquisition and development of oil and gas properties, and for general corporate purposes (the "New Debt"). It is contemplated that such New Debt may be in addition to the Initial Bridge Facility and will be used in part to provide working capital for Esenjay prior to the Closing Date. Aspect, Esenjay and Frontier agree to work in conjunction with one another in order to secure an appropriate commitment or commitments for such New Debt; provided, however, that no party shall be required to advance any amounts to any other party in connection with such efforts to secure an appropriate commitment or commitments. No agreement with respect to the New Debt shall be entered into without the mutual agreement of the parties hereto. The New Debt may be structured to include the Initial Bridge Facility, in which case any advances under the Bridge Financing Agreement shall be repaid, and the commitments of Aspect under the Bridge Financing Agreement terminated, if and only if the New Debt has terms at least as favorable to Frontier as those under the Bridge Financing Agreement and is sufficient in amount to cover the working capital expenses of Frontier and Esenjay through the Closing Date. It is, however, agreed to by each party hereto that a commitment for the New Debt is not a condition precedent to funding of the Bridge Financing Agreement or to Closing.

    8.08 PUBLIC EQUITY TRANSACTION. The parties acknowledge that Frontier, following the Closing, intends, to evaluate the public offer and sale of equity securities of Frontier in a firm-commitment underwritten transaction registered under the Securities Act and, subject to such evaluation, intends to accomplish such transaction prior to June of 1998 ("Public Equity Transaction").

    8.09 RECONSTITUTED FRONTIER BOARD OF DIRECTORS. The following slate of individuals shall be nominated to the Board of Directors of Frontier and shall be vote on pursuant to the Proxy Statement/Prospectus:

        (a) For a term expiring at Frontier's annual shareholder meeting in 2000, Alex M. Cranberg, Michael E. Johnson and an independent director.

        (b) For a term expiring at Frontier's annual shareholder meeting in 1999, Alex B. Campbell, Charles J. Smith and David W. Berry.

        (c) For a term expiring at Frontier's annual shareholder meeting in 1998, Esenjay designee and an independent director.

    8.10 MANAGEMENT OF FRONTIER. Immediately after the Closing, the executive officers of Frontier will be as follows: David W. Berry shall be Chairman of the Board of Directors, Michael E. Johnson shall be President, Charles J. Smith shall be Chairman of the Executive Committee of the Board of Directors, Alex M. Cranberg shall be Vice Chairman of the Board of Directors and Chairman of the Audit Committee thereof (to be established), and David B. Christofferson shall be General Counsel and an executive officer with a title to be determined by Frontier's Board of Directors. Nothing in this Section 8.10 is intended (a) to prevent the Board of Directors from changing the executive officers of Frontier from time to time at its discretion or (b) to provide any guarantees or assurances of continued employment of any of the foregoing individuals by Frontier.

    8.11 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS; FRONTIER STOCKHOLDERS' MEETING.

        (a) As promptly as practical, after the execution of this Agreement, Frontier shall prepare and file with the SEC the Proxy Statement/Prospectus to be sent to its stockholders in connection with the meeting of Frontier's stockholders (the "Frontier Stockholders' Meeting") to consider the Exchange and Frontier shall prepare and file with the SEC the Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus. Frontier shall use all commercially reasonable efforts to cause the Registration Statement to become effective as soon after such filing as is practical. The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of Frontier in favor of this Agreement and the Exchange. Frontier shall make all other necessary filings with respect to the Exchange and the issuance of Frontier Common Stock required under the Securities Act and the Exchange Act.

        (b) Aspect and Esenjay will cooperate in the preparation of the Registration Statement and the Proxy Statement/Prospectus and will as promptly as practicable after the date hereof furnish all such data and information relating to it as Frontier may reasonably request for the purpose of including such data and information in the Registration Statement and Proxy Statement/Prospectus. Frontier shall notify Aspect and Esenjay of the receipt of any comments of the SEC with respect to the Registration Statement or the Proxy Statement/Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the other promptly copies of all correspondence to and from the SEC with respect to the Registration

    Statement or the Proxy Statement/Prospectus. Frontier shall give Aspect and Esenjay and their counsel the opportunity to review the Registration Statement and the Proxy Statement/Prospectus and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Frontier agrees to use its commercially reasonable efforts, after consultation with Aspect and Esenjay to respond promptly to all such comments of and requests by the SEC and to cause (i) the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective for as long as is necessary to consummate the Exchange, and (ii) the Proxy Statement/ Prospectus to be mailed to the holders of Frontier Common Stock and the Frontier Preferred Stock entitled to vote at the Frontier Stockholders' Meeting at the earliest practicable time. No amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus shall be made by Frontier without first providing Aspect and Esenjay with reasonable opportunity to review such amendment or supplement. Frontier shall, within the confines of its fiduciary and regulatory obligations, use its reasonable best efforts to incorporate or otherwise address the comments of Aspect and/or Esenjay after their review of such documents.

        (c) Frontier shall, as soon as practicable following effectiveness of the Registration Statement, take all action necessary under the OGCA and its Certificate of Incorporation and Bylaws to convene the Frontier Stockholders' Meeting of its stockholders for the purpose of approving the Exchange, among other things. Included in the issues required to be approved by the Shareholders of Frontier shall be (i) closing of the acquisition of the Aspect Assets, (ii) closing of the acquisition of the Esenjay Assets,
    (iii) an amendment to Frontier's Certificate of Incorporation authorizing the issuance of additional shares of Frontier Common Stock sufficient in amount to provide Frontier with authorized, but unissued and unreserved, shares of Frontier Common Stock, adequate to satisfy its obligations under this Agreement and any contemplated stock issuances under the Public Equity Transaction, (iv) authorizing the change of Frontier's state of incorporation from Oklahoma to Delaware, (v) election of the slate of nominees for the Board of Directors as set forth in Section 8.09 of this Agreement, and (vi) any other provision hereof its counsel advises Frontier requires specific approval in order to fully implement the provisions of this Agreement. Frontier shall use commercially reasonable efforts to cause the Frontier Stockholders' Meeting to be held as soon as practicable after the date hereof.

        (d) Frontier shall take such action as may be necessary to insure that
    (i) the information included in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading, and (ii) the information included in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to stockholders of Frontier, at the time of the Frontier Stockholders' Meeting, and at the Closing Date, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Frontier Stockholders' Meeting which has become false or misleading.

        (e) Aspect and Esenjay shall take such action as may be necessary to insure that any information or data provided by them to Frontier in connection with the Proxy Statement/Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy

    Statement/Prospectus or necessary to make the statements in the Proxy Statement/Prospectus, in light of the circumstances under which they were made, not misleading.

    8.12 TAX COOPERATION. Subject to the terms and conditions of this Agreement, the parties hereto shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees which become payable in connection with the Exchange. Each of the parties shall not take or fail to take any action if such action or omission would cause any of the parties or their shareholders or members to recognize gain or loss for federal income tax purposes as a result of the exchange of Frontier Common Stock for the Esenjay Assets or the Aspect Assets. Aspect and Esenjay shall, and shall cause their members or shareholders to, reasonably cooperate in the preparation and delivery to Frontier and its counsel of tax certificates or similar documents that may be necessary or appropriate in connection with the preparation of tax opinions or other items regarding the tax matters associated with this Agreement and the Exchange.

    8.13 NAME CHANGE. Within three (3) days of Closing, Frontier shall take all steps necessary or appropriate to change its name from "Frontier Natural Gas Corporation" to "Esenjay Resources Corporation" or a similar name as is legally available and as may be agreed to among the parties hereto prior to Closing and Esenjay shall consent to the use of such name and execute any documents reasonably requested by Frontier to evidence such consent. In the event that Esenjay retains the name "Esenjay Petroleum Corporation," Esenjay agrees not to assign the rights to such name to any person or entity other than Frontier.

    8.14  FRONTIER OWNERSHIP DILUTION.

        (a) FRONTIER OPTION PLAN. At or prior to Closing, Frontier shall adopt a long-term incentive plan for its officers, directors, employees and consultants that is mutually acceptable to Esenjay, Aspect and Frontier ("Frontier Option Plan"). The Frontier Option Plan shall provide for grants of stock and stock-oriented awards, including stock options and similar arrangements with respect to Frontier Common Stock. In addition, the parties agree initially that an amount equal to approximately fifteen percent (15%) of the shares of the outstanding Frontier Common Stock after giving effect to Closing, and any existing Frontier option plans, shall be authorized for awards under the Frontier Option Plan. The parties agree to seek the approval of Frontier's shareholders for such incentive plan at Frontier's next annual shareholders meeting following the Closing.

        (b) PUBLIC EQUITY TRANSACTION. The Public Equity Transaction may dilute the interests of all holders of Frontier Common Stock.

    8.15  LIABILITIES AND OBLIGATIONS OF ESENJAY AND ASPECT.

        (a) ESENJAY. With respect to the Esenjay Assets, Esenjay agrees to retain and to release and hold the other parties harmless from all claims, costs, expenses, liabilities and obligations attributable to the period of time prior to the Effective Date.

        (b) ASPECT. With respect to the Aspect Assets, Aspect agrees to retain and to release and hold the other parties harmless from all claims, costs, expenses, liabilities and obligations attributable to the period of time prior to the Effective Date or, in the case of Post Effective Date Costs, from the period of time prior to January 1, 1998.

    8.16 ESENJAY WIND-DOWN. Subsequent to the closing of the Exchange, Esenjay shall continue to operate, but shall do so only in a wind-down mode. Esenjay shall not compete with Frontier in connection with the business of Frontier, provided, however, Esenjay shall be legally entitled to take all steps reasonably necessary to maximize the value of the oil and gas properties retained by Esenjay subsequent to the closing of the Exchange, including, but not limited to, drilling wells, recompleting existing wells, farming out its interest and selling oil and natural gas. After the Closing, Esenjay may utilize the services of Frontier's employees to facilitate its winding down, provided that such utilization does not interfere with the ability of such employees to satisfy or complete their duties or responsibilities to Frontier and provided further that Esenjay shall reimburse Frontier for such services to the extent such services exceed $5,000 per month (based upon criteria determined by Frontier's Board of Directors in its reasonable discretion).

                                   ARTICLE IX
                                   CONDITIONS

    9.01 CONDITIONS TO OBLIGATIONS OF ESENJAY AND ASPECT. All obligations of Esenjay and Aspect at the Closing are subject to the fulfillment of each of the following conditions precedent at or prior to the Closing, any of which may be waived in whole or in part by mutual agreement:

        (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of Esenjay and Frontier, in the case of Aspect, and Aspect and Frontier, in the case of Esenjay, contained herein or in any document delivered pursuant hereto which are qualified by materiality thresholds shall be true and correct in all respects when made and as of the Closing, and the representations and warranties which are not qualified by materiality thresholds shall be true and correct in all material respects, except for the representations and warranties set forth in Section 4.05 which shall be true and correct in all respects. For purposes of this Section 9.01(a) only, a representation shall be false or inaccurate if the factual matter that is the subject of the representation is false or inaccurate notwithstanding any lack of knowledge of or notice to the warrantor.

        (b) COVENANTS, AGREEMENTS AND OBLIGATIONS. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Frontier, Esenjay or Aspect at or before the Closing shall have been properly performed and complied with in all respects.

        (c) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to
    (i) Frontier in the case of Aspect and Esenjay, (ii) the Esenjay Assets in the case of Aspect only, or (iii) the Aspect Assets in the case of Esenjay only.

        (d) DELIVERY OF DOCUMENTS. All documents, certificates or other instruments required to be delivered to Aspect, Esenjay and Frontier at or prior to the Closing shall have been so delivered.

        (e) BANK OF AMERICA CONSENT. Bank of America Illinois shall have consented to the Exchange and waived any existing defaults under Frontier's credit agreement with Bank of America Illinois.

        (f) PREFERRED STOCK REDEMPTION. All of the issued and outstanding Frontier Preferred Stock as of the date hereof shall have been called for redemption by Frontier and Frontier shall have deposited in an escrow account funds sufficient to pay the holders of the Frontier Preferred Stock all amounts such holders are entitled to receive in connection with the redemption of the Frontier Preferred Stock.

        (g) ESENJAY FINANCIAL STATEMENTS. Esenjay shall deliver to Frontier and Aspect (i) on or before January 31, 1998, financial statements for its fiscal year ending March 31, 1997 and (ii) on or before February 10, 1998, financial statements for the nine month period ending December 31, 1997. The financial statements delivered hereunder shall be unaudited and internally prepared, but shall be prepared in accordance with GAAP (including any footnotes required thereby) and shall consist of a balance sheet, a statement of income, a statement of cash flows and a statement of shareholders' equity. This condition shall not be a condition of Esenjay to Closing.

    9.02 CONDITIONS TO OBLIGATIONS OF FRONTIER. All obligations of Frontier hereunder are subject, at the option of Frontier, to the fulfillment of each of the following conditions precedent at or prior to the Closing, any of which may be waived in whole or in part by Frontier:

        (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of Aspect and Esenjay contained herein or in any document delivered pursuant hereto which are qualified by materiality thresholds shall be true and correct in all respects when made and as of the Closing, and the representations and warranties which are not qualified by materiality thresholds shall be true and correct in all material respects. For purposes of this Section 9.02(a) only, a representation shall be false or inaccurate if the factual matter that is the subject of the representation is false or inaccurate notwithstanding any lack of knowledge of or notice to the warrantor.

        (b) COVENANTS, AGREEMENTS AND OBLIGATIONS. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Aspect or Esenjay at or before the Closing shall have been properly performed and complied with in all respects.

        (c) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Aspect Assets or to Esenjay or to the Esenjay Assets.

    (d) DELIVERY OF DOCUMENTS. All documents, certificates or other instruments required to be delivered to Frontier at or prior to the Closing shall have been so delivered.

        (e) COMPLIANCE. Aspect shall be in full compliance with its obligations pursuant to the Bridge Financing Agreement.

        (f)  ESENJAY FINANCIAL STATEMENTS.  Esenjay shall deliver to Frontier
    (i) on or before January 31, 1998, financial statements for its fiscal year ending March 31, 1997 and (ii) on or before February 10, 1998, financial statements for the nine month period ending December 31, 1997. The financial statements delivered hereunder shall be unaudited and internally prepared, but shall be prepared in accordance with GAAP (including any footnotes required thereby) and shall consist of a balance sheet, a statement of income, a statement of cash flows and a statement of shareholders' equity.

    9.03 CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The respective obligations of each party are subject to the fulfillment of each of the following conditions precedent at or prior to the Closing:

        (a) SHAREHOLDER APPROVAL. The shareholders of Frontier shall have duly and validly approved Frontier's execution of this Agreement and the consummation of the Exchange.

        (b) OTHER CONSENTS AND APPROVALS. All consents, approvals, permits and authorizations required to be obtained prior to the Closing from any Governmental Authority or other person in connection with the consummation of the Exchange, and any preferential right to purchase an interest in any Oil and Gas Interest included in the Aspect Assets or Esenjay Assets as a result of the Exchange, shall have been obtained, made or waived, except where such failure to obtain such consents, approvals, permits, authorizations or waiver would not be reasonably likely to result in a Material Adverse Effect on Frontier (assuming the Exchange is consummated).

        (c) PENDING ACTIONS. None of the parties shall be subject to any writ, order, decree or injunction of a court of competent jurisdiction which prohibits or restricts the consummation of the Exchange or any pending or threatened action seeking such relief or seeking damages as a result thereof.

        (d) OFFICERS OF FRONTIER. Consistent with Section 8.10, the principal officers of Frontier shall be designated in writing at the Closing to take office effective immediately after the Closing.

        (e) FAIRNESS OPINION. The fairness opinion of GBI described in Article V hereof, in form and substance satisfactory to counsel for Frontier, shall have been delivered to Frontier and copies thereof shall be delivered to Aspect and Esenjay.

        (f) OPERATING AGREEMENT. Frontier, Aspect and Esenjay shall approve a form of operating agreement, mutually acceptable to each of them, that addresses the operation of the Oil and Gas Interests jointly owned by Frontier and Aspect and/or Esenjay. Following the Closing, the parties agree to execute such form of operating agreement in the case of any operations on such Oil and Gas Interests which are not already subject to an operating agreement.

                                   ARTICLE X
                                   DELIVERIES

    10.01 DELIVERIES BY FRONTIER. Subject to the written waiver of Aspect and Esenjay, Frontier shall execute, as appropriate, and deliver at the Closing all of the following documents and instruments:

        (a) stock certificates of Frontier Natural Gas Corporation, in each case duly endorsed, properly authenticated and in proper form, necessary to issue to Aspect and Esenjay the shares of Frontier Common Stock issuable pursuant to this Agreement and the Related Documents;

        (b) a certificate dated the Closing Date signed by an appropriate executive officer of Frontier certifying that, as of the Closing Date, the representations and warranties of Frontier are accurate, true and correct with the same force and effect as though made on the Closing Date;

        (c) certificates dated the Closing Date signed by an appropriate executive officer of Frontier certifying, among other things, Frontier's By-laws and the resolutions of Frontier's Board of Directors and shareholders approving this Agreement and the Related Documents to which it is a party and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on its behalf);

        (d) a copy of Frontier's articles of incorporation which have been filed with the Secretary of State of its State of incorporation, certified as of a recent date by the Secretary of State of its State of incorporation;

        (e) the Registration Rights Agreement substantially in the form of Exhibit "B";

        (f) a certificate of good standing with respect to Frontier, issued not earlier than 10 days prior to the Closing Date by the Secretary of State of its State of incorporation;

        (g) an Assignment, Bill of Sale and Conveyance Agreement with respect to the Aspect Assets substantially in the form of Exhibit "C";

        (h) an Assignment, Bill of Sale and Conveyance Agreement with respect to the Esenjay Assets substantially in the form of Exhibit "D";

        (i) the Technical Services Agreements with Esenjay and Aspect, in form mutually acceptable to the parties thereto;

        (j) the Land Consulting Services Agreements with Esenjay and Aspect, in form mutually acceptable to the parties thereto;

        (k) a Section 351 Plan of Exchange, in form and substance mutually acceptable to the parties hereto;

        (l) the written opinion of Porter & Hedges, L.L.P., counsel to Frontier, substantially in the form of Exhibit "F";

        (m) an opinion of Chamberlain, Hrdlicka, White, Williams & Martin, tax counsel to Frontier (or other counsel to Frontier which is reasonably acceptable to Aspect and Esenjay), acceptable in form and substance to counsel for Aspect and Esenjay stating that the Exchange satisfies the requirements of Section 351 of the Code and will be tax-free to Aspect and Esenjay;

        (n) the written resignation of each member of the Board of Directors of Frontier, other than David W. Berry;

        (o) the fairness opinion of GBI described in Article V hereof;

                                                                      APPENDIX B


                             C O R N E R S T O N E
          ------------------------------------------------------------
                               INVESTMENT BANKERS

6363 Woodway, Suite 970
Houston, Texas 77057-1735
713-952-0186
Fax: 713-952-9861
E-mail: cornerv@ix.netcom.com

January 23, 1998

David B. Christofferson
Executive Vice President
Frontier Natural Gas Corporation
500 Dallas Street, Suite 2920
Houston, Texas 77002

Re: Valuation of assets to be conveyed to Frontier Natural Gas Corporation by Esenjay Petroleum Corporation and Aspect Resources, LLC

Dr. Mr. Christofferson:

    Frontier Natural Gas Corporation ("Client" or "Company") has requested our opinion with respect to the fair market value of certain oil and gas assets to be conveyed to Client by Esenjay Petroleum Corporation ("Esenjay") and Aspect Resources, LLC ("Aspect") in a transaction that is pending, subject to the approval of the shareholders of the Company.

    As part of its investment banking services, Cornerstone Ventures, L.P. ("Cornerstone") helps clients negotiate mergers, acquisitions and divestitures, arranges project and corporate financing, and furnishes valuations of closely-held companies and assets. Cornerstone is registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940, and with the Texas State Securities Board. Cornerstone complies with the Uniform Standards of Professional Appraisal Practice promulgated by the Business Valuation section of the American Society of Appraisers, and with the stringent standards imposed by the Internal Revenue Service.

    For the purposes of this opinion, "value" means fair market value as that term is defined by IRS ruling 59-60. This meaning of value is used widely among buyers, sellers, investors, lenders, and valuation specialists, and is reinforced by court decisions. A working definition of fair market value is the price in cash at which a property would change hands between a willing buyer and a willing seller, with neither party acting under compulsion, and both parties having reasonable knowledge of relevant facts.

    In connection with this opinion, Cornerstone has reviewed the following information:

    - The draft Acquisition Agreement and Plan of Exchange regarding the transaction.

    - Detailed materials prepared by Esenjay and Aspect regarding the oil and gas properties to be conveyed, including geologic and seismic based maps, seismic data, lease maps, etc.

    - A summary description of as well as summary information regarding each of the oil and gas properties to be conveyed.

    - The QUARTERLY RESERVE REPORT published by Cornerstone setting forth prices paid per unit in actual purchases and sales of oil and gas interests.

David B. Christofferson

January 23, 1998

Page 2

    - Cornerstone's proprietary database containing information regarding actual purchases and sales of oil and gas interests, including information on recent transactions in the Company's areas of exploration and production.

    - Published data concerning historical and projected oil and gas prices in the United States.

    In addition, Cornerstone attended meetings in the offices of Esenjay and Aspect to review the detailed data discussed above and to hear presentations by, and ask questions of, the technical people involved with each specific property to be conveyed.

    In preparing this opinion, Cornerstone has relied upon the accuracy and completeness of, and has not independently verified (other than employing its own appropriate internal tests of reasonableness and consistency and participating in the meetings described above) the business, financial, geological, geophysical, engineering and other information supplied regarding this assignment.

    In formulating our opinion, Cornerstone also considered many factors including, but not limited to, the following:

    - In all valuations of oil and gas interests, Cornerstone uses more than one approach to arrive at an estimate that, because it is tested (compared) against other estimates, is more reliable than any estimate based upon a single approach. For properties that currently are producing, the most widely used methodology is discounted future net revenues derived from a comprehensive technical assessment of future production and reserves. In this case, because the properties currently are not producing, Cornerstone utilized prices paid in other comparable transactions as a proxy.

    - Calculations of estimated value were made on the basis of risk adjusted reserves (derived from a comprehensive technical assessment). Additionally, calculations were made of the estimated replacement costs that a buyer would have to incur to bring the individual properties to their current state of development. Both these calculations then were compared to actual transactions, the details of which Cornerstone has in its proprietary data base.

    - The market supply/demand environment for oil and gas reserves and exploration prospects in the United States, that has the characteristics generally reflective of a seller's market, was considered.

    - The current commodity price environment was considered. Such price environment has short-term volatility generally and particularly for gas, which adds an extra element of risk to oil and gas reserve transactions, but that is perceived by the market to be somewhat stable over the long term at levels somewhat above current prices.

    - Another relevant factor is the current active drilling environment for oil and gas and its effect on the value of properties in the regions where the oil and gas properties to be conveyed to the Company exist.

    Schedule 1 reflects a tabulation of certain data concerning each of the twenty-nine (29) properties to be conveyed to the Company from Esenjay and Aspect. The first column of numbers reflects estimates of the total reserves, in natural gas equivalent quantities (Bcfe), that can reasonably be expected to be developed in each property. Esenjay and Aspect each had prepared estimates of the potential reserves that they felt possibly could be found for each property. After reviewing the data presented by each company and hearing a presentation as to the stage of exploration and/or exploitation of each property, Cornerstone made adjustments to the reserve estimates where appropriate to reflect what it felt could reasonably be categorized as Possible Reserves in accordance with the definition of the Society of Petroleum Engineers ("SPE"). The gross reserve numbers reflected in the first column represents 100% of the possible reserves

David B. Christofferson

January 23, 1998

Page 3

for each property. It can be seen that the total reserves associated with these properties is approximately 2.8 Tcfe. The next two (2) columns reflect, by seller, the working interests in each property that is to be conveyed to the Company. The next two (2) columns reflect, again by seller, the net working interest reserves to be conveyed to the Company and was determined by multiplying the gross reserves by the working interest to be conveyed. It can be seen that the total working interest reserves to be conveyed to the Company is approximately 1.0 Tcfe, comprised of 468 Bcfe from Aspect and 576 Bcfe from Esenjay.

    For purposes of valuation, each category of reserves defined by the SPE are risked. The Society of Petroleum Evaluation Engineers ("SPEE") each year tabulates the levels of risk that are used by its members for the purpose of valuing oil and gas properties. The latest survey of the SPEE indicates that the average risk factor used for reserves categorized as possible is 6%, i.e., the estimated possible reserves would be multiplied by 6% to arrive at an expected reserve. Based on Cornerstone's QUARTERLY RESERVE REPORT and its proprietary data base, the average value in the market place for proved reserves is approximately $.85/Mcfe. If the 6% risk factor is multiplied by the average reserve value of $.85/Mcfe, the result is that possible reserves would have a fair market value of approximately $.05/mcfe. Cornerstone has proprietary data that confirms that exploration properties of the quality and type to be conveyed to the Company, in fact, have recently sold in the marketplace at approximately the level of $.05/Mcfe of possible reserves.

    The last series of columns on Schedule 1 reflect the estimates of the fair market value of the reserves to be conveyed to the Company. It can be seen that the total value of such properties is approximately $54.5 million, broken down as $25.7 million to be conveyed from Aspect and $28.8 million from Esenjay.

    As a test of reasonableness of the above described reserve-based estimates, Cornerstone also undertook a series of calculations that are reflected on
Schedule 2. Based on Cornerstone's investment banking experience in transactions that have taken place recently and its proprietary data base, a mathematical relationship can be said to exist between the fair market value of a group of properties of the quality and type to be conveyed to the Company and the approximate replacement cost for a buyer to acquire the land position and seismic data associated with such a group of properties, e.g., replacement costs. Overall, we have found that the fair market value of such properties ranges from 1.7 to 2.0 times their replacement costs.

    In Schedule 2, the first column, again, reflects the working interests to be conveyed to the Company. The second column reflects the gross acres associated with the land position. It can be seen that the gross acreage involved is approximately 294,000 acres. The next column reflects net acres to be conveyed (gross multiplied by the working interest). It can be seen that the net acres to be conveyed to the Company amounts to approximately 133,000 acres. The next column reflects Cornerstone's estimate of the average cost to acquire such acreage. The next column reflects the estimated replacement cost associated with the acreage to be conveyed to the Company (acreage cost multiplied by the net acreage). It can be seen that the estimated replacement costs associated with the acreage position to be conveyed to the Company is approximately $16.6 million.

    As to seismic data, the next two columns reflect the gross amount of seismic assets in square miles to be conveyed to the Company that is associated with each property. These seismic projects are in various stages of development completion. Some seismic data have been acquired and fully interpreted, others have yet to be acquired, but have been or are in the process of being designed. Cornerstone has estimated the unit costs (per square mile) to bring these projects to their current stage of development, which is reflected in the next two columns. We then multiplied the gross square miles associated with each project, times the working interest to be conveyed, times the unit cost to arrive at each property's estimated net

David B. Christofferson

January 23, 1998

Page 4

seismic replacement cost. The total estimated replacement cost associated with these seismic projects is $10.2 million. The last column reflects the sum of the estimated land and seismic replacement costs for each property. The aggregate replacement cost for these assets is approximately $26.8 million.

    The calculated reserve-based fair market value of the properties is approximately 2.0 times the aggregate estimated replacement cost associated with them. This ratio is within the range of relational values that have occurred in actual transactions.

    For the reasons explained above, it is Cornerstone's opinion that the estimated fair market value of the properties to be conveyed to the Company is $54.5 million, broken down between Aspect and Esenjay as $25.7 million and $28.8 million, respectively. The estimated fair market value of each property to be conveyed is reflected in the last column of Schedule 1.

    Cornerstone was compensated for this assignment in accordance with its regular compensation schedule. There is no relationship between Cornerstone and the Client that would impair the objectivity of this opinion. Compensation for this opinion was independent of the conclusions reached.

                                          CORNERSTONE VENTURES, L.P.

                                          /s/ CORNERSTONE VENTURES, L.P.
                                          --------------------------------------
                                          Cornerstone Ventures, L.P.

                                   SCHEDULE 1
                              FRONTIER NATURAL GAS
                                  CORPORATION
                               PROPERTY VALUATION
                              RESERVE BASED VALUE

                                                                                            UNRISKED RESERVES
                                                                                           --------------------
                                   GROSS       ASPECT      ESENJAY   FRONTIER    ASPECT     ESENJAY   FRONTIER     TOTAL
PROPERTY                         RESERVES       W.I.        W.I.       W.I.     RESERVES   RESERVES   RESERVES   RESERVES
------------------------------  -----------  -----------  ---------  ---------  ---------  ---------  ---------  ---------
Gillock.......................         250        22.50%       0.00%      0.00%        56          0          0         56
Caney Creek...................         250        12.50%       0.00%      0.00%        31          0          0         31
Tidehaven.....................         140        12.50%      28.00%      0.00%        18         39          0         57
El Maton......................          90        12.50%      34.00%      0.00%        11         31          0         42
Midfield......................          50        12.50%      25.00%      0.00%         6         13          0         19
Wolfpoint.....................          50        12.50%      33.00%      0.00%         6         17          0         23
Hall Ranch....................         325        12.50%      29.00%      0.00%        41         94          0        135
Hoards Creek..................         120        12.50%      29.00%      0.00%        15         35          0         50
Mikeska.......................         250        12.50%      25.50%      0.00%        31         64          0         95
Pile Driver...................          10        12.50%      50.00%      0.00%         1          5          0          6
Houston Endowment.............         100         7.00%      20.00%      0.00%         7         20          0         27
Lipsmacker....................          10         7.00%      15.00%      0.00%         1          2          0          2
Blessing......................          50         7.00%      17.00%      0.00%         4          9          0         12
South Raymondville............         150        22.00%      57.00%      0.00%        33         86          0        119
Geronimo......................         200         0.00%      20.00%      0.00%         0         40          0         40
Thompson Creek................         100         0.00%      56.00%      0.00%         0         56          0         56
La Rosa.......................          40         0.00%       8.00%      0.00%         0          3          0          3
Sheriff.......................          35        75.00%       0.00%      0.00%        26          0          0         26
S.W. Pheasant.................          10        75.00%       0.00%      0.00%         8          0          0          8
Lovell Lake...................         150        50.00%       0.00%      0.00%        75          0          0         75
Stowell/Big Hill..............          75        50.00%       0.00%      0.00%        38          0          0         38
Bauer Ranch...................          60        45.00%       0.00%      0.00%        27          0          0         27
W. Beaumont...................         100         6.25%       0.00%      0.00%         6          0          0          6
Lox B.........................          80        25.00%       0.00%      0.00%        20          0          0         20
West Port Acres...............          30        25.00%       0.00%      0.00%         8          0          0          8
East Texas....................           0         0.00%       0.00%      0.00%         0          0          0          0
Buckeye.......................          40         0.00%      74.00%      0.00%         0         30          0         30
Hagist Ranch..................          10         0.00%      90.00%      0.00%         0          9          0          9
Duncan Slough.................          40         0.00%      66.00%      0.00%         0         26          0         26
Crab Lake.....................          40         0.00%       0.00%     75.00%         0          0         30         30
Lapeyrouse....................         400         0.00%       0.00%     45.00%         0          0        180        180
Total.........................       3,255                                            468        576        210      1,254


                                   ASPECT       ESENJAY       FRONTIER       TOTAL
PROPERTY                           VALUE         VALUE         VALUE         VALUE
------------------------------  ------------  ------------  ------------  ------------
Gillock.......................  $  2,812,500  $          0  $          0  $  2,812,500
Caney Creek...................  $  1,562,500  $          0  $          0  $  1,562,500
Tidehaven.....................  $    875,000  $  1,960,000  $          0  $  2,835,000
El Maton......................  $    562,500  $  1,530,000  $          0  $  2,092,500
Midfield......................  $    312,500  $    625,000  $          0  $    937,500
Wolfpoint.....................  $    312,500  $    825,000  $          0  $  1,137,500
Hall Ranch....................  $  2,031,250  $  4,712,500  $          0  $  6,743,750
Hoards Creek..................  $    750,000  $  1,740,000  $          0  $  2,490,000
Mikeska.......................  $  1,562,500  $  3,187,500  $          0  $  4,750,000
Pile Driver...................  $     62,500  $    250,000  $          0  $    312,500
Houston Endowment.............  $    350,000  $  1,000,000  $          0  $  1,350,000
Lipsmacker....................  $     35,000  $     75,000  $          0  $    110,000
Blessing......................  $    175,000  $    425,000  $          0  $    600,000
South Raymondville............  $  1,650,000  $  4,275,000  $          0  $  5,925,000
Geronimo......................  $          0  $  2,000,000  $          0  $  2,000,000
Thompson Creek................  $          0  $  2,800,000  $          0  $  2,800,000
La Rosa.......................  $          0  $    160,000  $          0  $    160,000
Sheriff.......................  $  1,312,500  $          0  $          0  $  1,312,500
S.W. Pheasant.................  $    375,000  $          0  $          0  $    375,000
Lovell Lake...................  $  3,750,000  $          0  $          0  $  3,750,000
Stowell/Big Hill..............  $  1,875,000  $          0  $          0  $  1,875,000
Bauer Ranch...................  $  1,350,000  $          0  $          0  $  1,350,000
W. Beaumont...................  $    312,500  $          0  $          0  $    312,500
Lox B.........................  $  1,000,000  $          0  $          0  $  1,000,000
West Port Acres...............  $    375,000  $          0  $          0  $    375,000
East Texas....................  $  2,000,000  $          0  $          0  $  2,000,000
Buckeye.......................  $          0  $  1,480,000  $          0  $  1,480,000
Hagist Ranch..................  $          0  $    450,000  $          0  $    450,000
Duncan Slough.................  $          0  $  1,320,000  $          0  $  1,320,000
Crab Lake.....................  $          0  $          0  $  1,500,000  $  1,500,000
Lapeyrouse....................  $          0  $          0  $  9,000,000  $  9,000,000
Total.........................  $ 25,403,750  $ 28,815,000  $ 10,500,000  $ 64,718,750

                                   SCHEDULE 2
                        FRONTIER NATURAL GAS CORPORATION
                               PROPERTY VALUATION
                           REPLACEMENT COST ESTIMATE

                             TOTAL      GROSS       NET       COST       ACREAGE     EXISTING    PLANNED     COST       COST
PROPERTY                     W.I.       ACRES      ACRES    PER ACRE       COST       SEISMIC    SEISMIC   EXISTING    PLANNED
-------------------------  ---------  ---------  ---------  ---------  ------------  ---------  ---------  ---------  ---------
Gillock..................     22.50%     24,693      5,556  $     250  $  1,388,981          0         65  $  45,000  $   5,000
Caney Creek..............     12.50%     20,911      2,614  $     200  $    522,775         34             $  45,000  $   5,000
Tidehaven................     40.50%      4,500      1,823  $     200  $    364,500         28             $  45,000  $   5,000
El Maton.................     46.50%      7,000      3,255  $     200  $    651,000         38             $  45,000  $   5,000
Midfield.................     37.50%      4,000      1,500  $     200  $    300,000         21             $  45,000  $   5,000
Wolfpoint................     45.50%      1,200        546  $     250  $    136,500          8             $  45,000  $   5,000
Hall Ranch...............     41.50%      8,300      3,445  $     150  $    516,675         57             $  45,000  $   5,000
Hoards Creek.............     41.50%     10,000      4,150  $     150  $    622,500         30             $  45,000  $   5,000
Mikeska..................     38.00%      8,000      3,040  $     250  $    760,000         31             $  45,000  $   5,000
Pile Driver..............     62.50%        640        400  $     200  $     80,000          2             $  45,000  $   5,000
Houston Endowment........     27.00%     11,000      2,970  $     200  $    594,000         50             $  45,000  $   5,000
Lipsmacker...............     22.00%      4,000        880  $     100  $     88,000          7             $  45,000  $   5,000
Blessing.................     24.00%     10,000      2,400  $     150  $    360,000         22             $  45,000  $   5,000
South Raymondville.......     79.00%     10,000      7,900  $     200  $  1,580,000                    60  $  45,000  $   5,000
Geronimo.................     20.00%      7,000      1,400  $     200  $    280,000         72             $  45,000  $   5,000
Thompson Creek...........     56.00%      2,000      1,120  $     250  $    280,000         10          2  $  45,000  $   5,000
La Rosa..................      8.00%      5,000        400  $     150  $     60,000         25             $  45,000  $   5,000
Sheriff..................     75.00%     54,084     40,563  $      25  $  1,014,075                    72  $  45,000  $   5,000
S.W. Pheasant............     75.00%     10,139      7,604  $     200  $  1,520,850         10             $  45,000  $   5,000
Lovell Lake..............     50.00%     23,543     11,772  $     150  $  1,765,725                   100  $  45,000  $   5,000
Stowell/Big Hill.........     50.00%     11,745      5,873  $     150  $    880,875         56             $  45,000  $   5,000
Bauer Ranch..............     45.00%     13,494      6,072  $     150  $    910,845                    60  $  45,000  $   5,000
W. Beaumont..............      6.25%     11,264        704  $     150  $    105,600         22             $  45,000  $   5,000
Lox B....................     25.00%     11,681      2,920  $     150  $    438,038         71             $  45,000  $   5,000
West Port Acres..........     25.00%        753        188  $     150  $     28,238         21             $  45,000  $   5,000
East Texas...............      0.00%          0          0  $       0  $          0                   400  $  45,000  $   5,000
Buckeye..................     74.00%      8,500      6,290  $     150  $    943,500                    50  $  45,000  $   5,000
Hagist Ranch.............     90.00%      2,000      1,800  $      50  $     90,000          0         15  $  45,000  $   5,000
Duncan Slough............     66.00%      8,500      5,610  $      50  $    280,500                    60  $  45,000  $   5,000
Crab Lake................     75.00%        500        375  $     350  $    131,250         12          0  $ 110,000  $   5,000
Lapeyrouse...............     45.00%      8,900      4,005  $     350  $  1,401,750         35          0  $ 110,000  $   5,000
Total....................               303,347    137,174             $ 18,096,176        662        884

                             SEISMIC        TOTAL
PROPERTY                       COST          COST
-------------------------  ------------  ------------
Gillock..................  $     73,125  $  1,462,106
Caney Creek..............  $    191,250  $    714,025
Tidehaven................  $    510,300  $    874,800
El Maton.................  $    795,150  $  1,446,150
Midfield.................  $    354,375  $    654,375
Wolfpoint................  $    163,800  $    300,300
Hall Ranch...............  $  1,064,475  $  1,581,150
Hoards Creek.............  $    560,250  $  1,182,750
Mikeska..................  $    530,100  $  1,290,100
Pile Driver..............  $     56,250  $    136,250
Houston Endowment........  $    607,500  $  1,201,500
Lipsmacker...............  $     69,300  $    157,300
Blessing.................  $    237,600  $    597,600
South Raymondville.......  $    237,000  $  1,817,000
Geronimo.................  $    648,000  $    928,000
Thompson Creek...........  $    257,600  $    537,600
La Rosa..................  $     90,000  $    150,000
Sheriff..................  $    270,000  $  1,284,075
S.W. Pheasant............  $    337,500  $  1,858,350
Lovell Lake..............  $    250,000  $  2,015,725
Stowell/Big Hill.........  $  1,260,000  $  2,140,875
Bauer Ranch..............  $    135,000  $  1,045,845
W. Beaumont..............  $     61,875  $    167,475
Lox B....................  $    798,750  $  1,236,788
West Port Acres..........  $    236,250  $    264,488
East Texas...............  $          0  $          0
Buckeye..................  $    185,000  $  1,128,500
Hagist Ranch.............  $     67,500  $    157,500
Duncan Slough............  $    198,000  $    478,500
Crab Lake................  $    990,000  $  1,121,250
Lapeyrouse...............  $  1,732,500  $  3,134,250
Total....................  $ 12,968,450  $ 31,064,626

                                                                      APPENDIX C

                             GAINES, BERLAND, INC.

                               FEBRUARY 10, 1998

CONFIDENTIAL

Board of Directors
Frontier Natural Gas Corporation
500 Dallas Street - Suite 2920
Houston, TX 77002

Gentlemen:

    Gaines, Berland Inc. ("GBI") understands that Frontier Natural Gas Corporation, an Oklahoma corporation ("Frontier" or the "Company"), has entered into an Acquisition Agreement and Plan of Exchange substantially in the form delivered to us on January 19, 1998 (the "Acquisition Agreement") with Esenjay Petroleum Corporation, a Texas corporation, ("Esenjay") and Aspect Resources, LLC, a Colorado limited liability company ("Aspect"). As stated in the Agreement, the Company has agreed to acquire certain assets from Esenjay and Aspect (or its affiliates or assigns) (the "Acquisitions") in exchange for shares of the Company's common stock ("Common Stock"). At closing, the Company will issue to Esenjay 30,991,563 shares of Common Stock in exchange for the Esenjay assets and 29,648,636 shares of Common Stock to Aspect (or its affiliates or assigns) in exchange for the Aspect assets, (collectively, the "Consideration").

    The Acquisitions are expected to be considered by the shareholders of the Company at a special meeting of the shareholders and to be consummated on or shortly after the date of such meeting.

    You have asked for GBI's opinion, as investment bankers, as to whether the Consideration to be paid to Esenjay and Aspect (or its affiliates or assigns) by Frontier pursuant to the Acquisition Agreement is fair to the Frontier shareholders from a financial point of view.

    Gaines, Berland Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of Frontier in connection with the Acquisitions and will receive fees for such services and the delivery of this opinion.

    In arriving at the opinion set forth below, GBI reviewed such information and considered such financial data and other factors as GBI deemed relevant under the circumstances, including among others, the following: (i) the terms and conditions of the Acquisition Agreement, (ii) the historical and current financial condition and results of operations of the Company; (iii) certain non-public financial and non-financial information prepared by the respective managements of the Company, Esenjay and Aspect, which data was made available to GBI in its role as financial advisor to the Company; (iv) published information regarding the financial performance and operating characteristics of a selected group of companies that GBI deemed comparable; (v) business prospects of the Company when taking into consideration the impact of the Acquisitions; (vi) the historical and current market prices for the Company's Common Stock and for the equity securities of certain other companies with businesses that GBI considered relevant to its inquiry; (vii) publicly available information, including research reports on companies that GBI considered relevant to its inquiry; and
(viii) the nature and terms of other recent acquisition transactions in the onshore exploration and drilling industry. GBI also met with certain officers and employees of the Company, Esenjay and Aspect to discuss the foregoing, as well as other matters believed relevant to its opinion.

Frontier Natural Gas Corporation

February 10, 1998

Page 2

    In addition, GBI relied on the opinion of Cornerstone Ventures L.P. ("Cornerstone"), which independently determined the fair market value of certain oil and gas assets currently owned by Frontier, as well as the fair market value of the Esenjay assets and Aspect assets to be conveyed to Frontier upon consummation of this transaction. The Cornerstone opinion is included as Exhibit A.

    In its review and analysis and in rendering its opinion, GBI assumed and relied upon the accuracy and completeness of the representations and warranties made by the Company, Esenjay and Aspect in the Acquisition Agreement, as well as all of the financial and other information provided to it by the Company's management or publicly available, including without limitation, information with respect to tax positions, contingent liabilities, condition of assets and material contract terms, and GBI did not assume any responsibility for the independent verification of such information. GBI did not conduct a physical inspection of any of the properties or facilities of the Company, Esenjay or Aspect. In preparing its opinion, GBI did not independently verify the business, financial, geological, geophysical, engineering and other information supplied regarding Frontier, Esenjay and Aspect.

    GBI's opinion was necessarily based upon information available to GBI, and economic, financial, market and other conditions as they existed and could be evaluated on the date of the opinion. Although subsequent developments may affect its opinion, GBI does not have any obligation to update, revise or reaffirm its opinion.

    GBI's opinion was delivered for the information of the Company's Board of Directors and does not constitute a recommendation to any shareholder of Frontier as to how such shareholder should vote at the Frontier Special Meeting of Shareholders. Further, GBI's opinion addresses only the fairness from a financial point of view of the consideration to be paid to Esenjay and Aspect pursuant to the Acquisition Agreement and does not address any other terms of the Acquisitions or the Company's underlying business decision to effect the Acquisitions.

    It is understood that this letter is for the information of the Board of Directors of Frontier in connection with its evaluation of the fairness to Frontier shareholders, from a financial point of view, as of the date hereof, of the Consideration to be paid pursuant to the Acquisition Agreement to Esenjay and Aspect by Frontier. Without limiting the foregoing, in rendering this opinion, GBI has not been engaged to act as an agent or fiduciary for Frontier's shareholders or any other third party.

    Based on and subject to the foregoing, we are of the opinion that the Consideration to be paid to Esenjay and Aspect pursuant to the Acquisition Agreement is fair to Frontier shareholders from a financial point of view.

                                Very truly yours,

                                GAINES, BERLAND INC.

                                By:              /s/ PETER H. BLUM
                                     -----------------------------------------
                                                   Peter H. Blum
                                              SENIOR MANAGING DIRECTOR

                                                                      APPENDIX D



                                  May   , 1998


Esenjay Petroleum Corporation
500 N. Water St., Suite 1100 South
Corpus Christie, Texas 78471

Aspect Resources LLC
511 16th Street, Suite 300
Denver, Colorado 80202

Gentlemen:

    This letter states our opinion regarding the material federal income tax consequences arising from the acquisition of certain property by Frontier Natural Gas Corporation ("FRONTIER") from Esenjay Petroleum Corporation ("ESENJAY") and Aspect Resources LLC ("ASPECT") pursuant to the Acquisition Agreement and Plan of Exchange dated effective as of January 19, 1998 by and among Frontier, Esenjay, and Aspect (the "ACQUISITION AGREEMENT").

    The transactions that are the subject of the Acquisition Agreement, including any transactions undertaken pursuant to Section 3.02(f) of the Acquisition Agreement, are collectively referred to as the "ACQUISITIONS" for purposes of this letter. The terms of the Acquisitions are set forth in the Acquisition Agreement and described in the Registration Statement filed on Form S-4 by the Company with the Securities and Exchange Commission on February __, 1998 (the "REGISTRATION STATEMENT"). All capitalized terms used but not defined in this letter have the same meanings given to them in the Acquisition Agreement.

    Our conclusions are based solely on the U.S. federal income tax laws. We are not hereby addressing any other legal consequences arising under federal, state, local, foreign or other law. We have examined such documents, corporate records, and certificates (copies of which are attached; collectively, the "CERTIFICATES") as we have considered necessary or appropriate for purposes of rendering our opinion, including the Acquisition Agreement and the Registration Statement. For purposes of such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies (and the authenticity of the originals of such documents), the genuineness of all signatures, and the legal capacity of all natural persons.

    In rendering our opinion, we have relied upon the accuracy and completeness of the facts, information, covenants and representations contained in the documents and corporate records referenced above, including the Acquisition Agreement, Registration Statement, and Certificates. Our opinion is conditioned on the initial and continuing accuracy of the facts, information, covenants and representations set forth in such documents and corporate records. Additionally, we have assumed for purposes of rendering our opinion that the Acquisitions are consummated in accordance with the terms and conditions of the Acquisition Agreement.

    Based solely upon and subject to the foregoing, we are of the opinion that:

           1. The Acquisitions will satisfy the requirements of section 351 of the Internal Revenue Code of 1986, as amended (the "CODE").

           2. Frontier will not recognize any gain (or loss) in connection with the issuance of shares of Frontier Common Stock as part of the Acquisitions.

Esenjay Petroleum Corporation
Aspect Resources LLC


May   , 1998


Page 2

           3. Esenjay and Aspect will not recognize any gain (or loss) from the transfer of the Esenjay Assets and Aspect Assets respectively to Frontier as part of the Acquisitions solely to the extent that Esenjay and Aspect receive shares of Frontier Common Stock in exchange for such assets.

           4. The adjusted basis that Frontier will obtain in the Esenjay Assets and Aspect Assets will be equal to the adjusted basis that Esenjay and Aspect respectively had in the Esenjay Assets and Aspect Assets immediately prior to the Acquisitions, increased by the amount of gain, if any, that Esenjay or Aspect respectively is required to recognize in connection with the Acquisitions.

           5. The adjusted basis that Esenjay and Aspect will obtain in the Frontier Common Stock that they receive as part of the Acquisitions will be equal to the adjusted basis that they had immediately prior to the Acquisitions in the Esenjay Assets and Aspect Assets respectively, increased by the amount of gain, if any, that they are required to recognize respectively in connection with the Acquisitions, reduced by the amount of money and the fair market value of any other boot that they receive respectively as part of the Acquisitions, reduced by the amount of the liabilities, if any, assumed from them respectively by Frontier as part of the Acquisitions, and reduced by the amount of the liabilities, if any, encumbering the Esenjay Assets and Aspect Assets respectively at the time acquired by Frontier as part of the Acquisitions.

           6. The holding period that the Company will have in the Esenjay Assets and Aspect Assets will include the holding period during which Esenjay and Aspect respectively held the Esenjay Assets and Aspect Assets prior to the Acquisitions.

           7. The holding period that Esenjay and Aspect will have in the Frontier Common Stock that they receive as part of the Acquisitions will include the holding period prior to the Acquisitions during which they held the Esenjay Assets and Aspect Assets respectively, but only to the extent that the items of property comprising the Esenjay Assets and Aspect Assets constituted either capital assets or property described in section 1231 of the Code on the date of the Acquisitions.

    The opinions that we state in this letter represent our best legal judgment. However, they have no binding effect or official status of any kind. It is possible that the Internal Revenue Service ("IRS") will disagree with all, or some, of our conclusions. The opinions are based upon existing provisions of the Code, the applicable Treasury Department regulations promulgated thereunder, published rulings, procedures, and pronouncements of the IRS which are authority, applicable legislative history, and judicial decisions. All such authorities are subject to change at any time, either prospectively or retroactively, and any such change could modify the opinions stated in this letter. In rendering our opinions, we undertake no responsibility to advise you of any such change in the federal income tax laws. The opinions may not be relied upon to the extent that there is any such change in the federal income tax laws that relate to the transactions that are the subject of this letter.

    Our opinions address only the matters expressly set forth in this letter, and no opinion is to be implied or inferred except as expressly stated in this letter. The opinions stated in this letter are stated and effective as of the Closing Date. This letter is solely for the benefit of Esenjay Petroleum Corporation and Aspect

Esenjay Petroleum Corporation
Aspect Resources LLC


May   , 1998


Page 3

Resources LLC, and may not be relied upon by any other person without in each instance our prior written consent. This opinion may be filed as an exhibit to the Registration Statement.

                                Sincerely,

                                CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN

                                                                      APPENDIX E

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        FRONTIER NATURAL GAS CORPORATION

    The undersigned Oklahoma corporation, for the purposes of amending its Certificate of Incorporation as provided in section 1077 of the Oklahoma General Corporation Act, hereby certifies:

        1. The name of the corporation is Frontier Natural Gas Corporation (the "Corporation").

        2. Article V of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:


           "Each six shares of the Company's Common Stock, par value $.01 per share, issued as of the date and time immediately preceding [insert date which amended certificate is filed], the effective date of a reverse stock split (the "Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one fully paid and nonassessable share of the Company's Common Stock, par value $.01 per share; PROVIDED, HOWEVER, that any fractional interests resulting from such change in classification shall be rounded upward to the next whole share."


        3. At a meeting of the Board of Directors, a resolution was duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling a meeting of the shareholders of the Corporation for consideration thereof. Thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of the Corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

    SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S., Section 1077.

    IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by Michael E. Johnson, its President and attested by David B.
Christofferson, its Secretary, this    day of       , 1998.

                                          FRONTIER NATURAL GAS CORPORATION
                                          By:
                                            ____________________________________

                                              Michael E. Johnson, PRESIDENT

ATTEST:
____________________________________

David B. Christofferson, SECRETARY

STATE OF TEXAS
COUNTY OF HARRIS

    BEFORE ME personally appeared Michael E. Johnson, known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument, and known to me to be the President of Frontier Natural Gas Corporation, an Oklahoma corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation and declared that the statements therein contained are true.

    WITNESS my hand and official seal this    day of            , 1998.
                                        ________________________________________

                                          NOTARY PUBLIC IN AND FOR THE
                                          STATE OF TEXAS
                                        ________________________________________

                                          NOTARY PUBLIC PRINTED NAME
                                          MY COMMISSION EXPIRES: ____________

                                                                      APPENDIX F

                          PLAN AND AGREEMENT OF MERGER

              REINCORPORATION OF FRONTIER NATURAL GAS CORPORATION
                                  IN DELAWARE

    PLAN AND AGREEMENT OF MERGER, dated as of            , 1998, by and between
Esenjay Exploration, Inc., a Delaware corporation ("Newco" or the "Surviving Corporation"), and Frontier Natural Gas Corporation, an Oklahoma corporation ("Frontier"). Frontier and Newco are hereinafter collectively referred to as the "Merging Corporations."

                              W I T N E S S E T H:

    WHEREAS, Newco is a corporation duly organized and validly existing under the laws of the State of Delaware, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801, and with its principal executive offices at One Allen Center, Suite 2920, Houston, Texas 77002;


    WHEREAS, the authorized capital stock of Newco consists of 40,000,000 shares of common stock, par value $.01 per share ("Newco Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share, of which, as of the date hereof, ten shares of Newco Common Stock were issued and outstanding and owned by Frontier;


    WHEREAS, Frontier is a corporation duly organized and validly existing under the laws of the State of Oklahoma, with its registered office at 735 First National Building, Oklahoma City, Oklahoma 73102, and with its principal executive offices at One Allen Center, Suite 2920, Houston, Texas 77002;


    WHEREAS, the authorized capital stock of Frontier consists of 40,000,000 shares of common stock, par value $.01 per share ("Frontier Common Stock"), and 5,000,000 shares of preferred stock, par value, $.01 per share ("Frontier
Preferred Stock"), of which, as of the date hereof, approximately      shares of
Frontier Common Stock and      shares of Frontier Preferred Stock, were issued
and outstanding, and      shares of Frontier Common Stock were reserved for
issuance upon exercise of outstanding warrants and options;



    WHEREAS, subject to the approval of the Frontier stockholders of a certain Acquisition Agreement and Plan of Exchange dated as of January 19, 1998, as amended, and prior to the Effective Date, the Company intends to issue up to 10,106,700 shares of Frontier Common Stock, in exchange for certain assets of Esenjay Petroleum Corporation and Aspect Resources LLC;


    WHEREAS, pursuant to the terms of a Certificate of Designations of Convertible Preferred Stock, the board of directors of Frontier has approved the redemption of all of the issued and outstanding shares of Frontier Preferred Stock prior to the Effective Date;

    WHEREAS, the respective boards of directors of Frontier and Newco deem it desirable and in the best interests of their respective corporations and their respective stockholders to merge, pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware and Section 1082 of the Oklahoma General Corporation Act, Frontier into Newco in exchange solely for shares of the Newco Common Stock, and have proposed, declared advisable, and approved such merger pursuant to this Plan and Agreement of Merger (the "Agreement"), which Agreement has been duly approved by resolutions of the respective boards of directors of Frontier and Newco; and

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and to prescribe the terms and conditions of the merger, the mode of carrying the same into effect, the manner and basis of converting the shares of Frontier Common Stock into shares of Newco

Common Stock, and such other details and provisions as are deemed necessary or proper, the parties hereby agree as follows:

                                   ARTICLE I

                                     MERGER

    1:1 SURVIVING CORPORATION. Subject to the adoption and approval of this Agreement by the requisite vote of the stockholders of each of the Merging Corporations and to the other conditions hereinafter set forth, Frontier and Newco shall be, upon the Effective Date, merged into a single surviving corporation, which shall be Newco, one of the Merging Corporations, which shall continue its corporate existence and remain a Delaware corporation governed by and subject to the laws of that State.

    1:2 STOCKHOLDER APPROVAL. This Agreement shall be submitted for adoption and approval by the stockholders of each of the Merging Corporations in accordance with the applicable laws of the States of Delaware and Oklahoma, at separate meetings called and held for such purpose.

    1:3 EFFECTIVE DATE. The merger shall become effective upon (i) the filing of a Certificate of Merger with the Secretary of State of Delaware and the issuance by the Secretary of State of Delaware of evidence of such filing, and
(ii) the filing of a Certificate of Merger with the Secretary of State of Oklahoma and the issuance by the Secretary of State of Oklahoma of evidence of such filing. The date upon which the merger shall become effective, as defined by this Section 1:3, is referred to in this Agreement as the "Effective Date."

                                   ARTICLE II

             CONTINUED CORPORATE EXISTENCE OF SURVIVING CORPORATION

    2:1 EXISTENCE. The identity, existence, purposes, powers, objects, franchises, rights, and immunities of Newco, the Surviving Corporation, shall continue unaffected and unimpaired by the merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of Frontier shall be wholly merged into Newco, the Surviving Corporation, and Newco shall be fully vested therewith. Accordingly, on the Effective Date, the separate existence of Frontier, except insofar as continued by statute, shall cease.

                                  ARTICLE III

    GOVERNING LAW AND CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

    3:1 DELAWARE LAW GOVERNS AND NEWCO'S CERTIFICATE OF INCORPORATION SURVIVES. The laws of Delaware shall continue to govern the Surviving Corporation. On and after the Effective Date, the Certificate of Incorporation of Newco, as in effect on the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in the manner provided by law.

                                   ARTICLE IV

                        BYLAWS OF SURVIVING CORPORATION

    4:1 NEWCO'S BYLAWS SURVIVE. On and after the Effective Date, the Bylaws of Newco as in effect on the Effective Date, shall be the Bylaws of the Surviving Corporation until the same shall be altered, amended, or repealed, or until new Bylaws shall be adopted in accordance with the provisions of law, the Certificate of Incorporation, and the Bylaws of the Surviving Corporation.

                                   ARTICLE V

                DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

    5:1 DIRECTORS OF SURVIVING CORPORATION. The incumbent directors of Frontier immediately before the Effective Date shall constitute the board of directors of the Surviving Corporation from and after the Effective Date, and such persons shall hold office until their successors are, in accordance with the Bylaws of the Surviving Corporation, elected and qualify.

    5:2 OFFICERS OF SURVIVING CORPORATION. The incumbent officers of Frontier immediately before the Effective Date shall hold the same respective offices of the Surviving Corporation from and after the Effective Date and until the first meeting of directors following the next annual meeting of stockholders thereof, or until their successors are elected in accordance with the Bylaws of the Surviving Corporation.

    5:3 VACANCIES. On or after the Effective Date, if a vacancy shall for any reason exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation.

                                   ARTICLE VI

                     CAPITAL STOCK OF SURVIVING CORPORATION

    6:1 CAPITAL STOCK AS IN NEWCO'S CERTIFICATE OF INCORPORATION. The authorized number of shares of capital stock of the Surviving Corporation, the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the Certificate of Incorporation of the Surviving Corporation as in effect on the Effective Date.

                                  ARTICLE VII
                       CONVERSION OF SECURITIES ON MERGER

    7:1 NEWCO'S CAPITAL STOCK. Each of the shares of Newco Common Stock issued and outstanding immediately before consummation of the merger on the Effective Date (all of which are owned by Frontier) shall be extinguished and deemed canceled for all purposes upon the Effective Date.

    7:2 CONVERSION OF FRONTIER' STOCK. On the Effective Date, each share of Frontier Common Stock then issued and outstanding (excluding any Frontier shares which may then be held in the treasury of Frontier, all of which shares shall cease to exist), without any action on the part of the holders thereof, shall automatically become and be converted into one fully paid and nonassessable share of the issued and outstanding Newco Common Stock.

    7:3 EXCHANGE OF FRONTIER'S STOCK CERTIFICATES. As promptly as practicable after the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of Frontier Common Stock may surrender the same to an exchange agent of and designated by the Surviving Corporation and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole shares of Newco Common Stock into which the shares of Frontier Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as aforesaid. However, before any surrender, each outstanding certificate representing issued and outstanding shares of Frontier's Common Stock shall be deemed for all purposes (other than the right to receive any dividend payable by Newco, which shall be deferred until such certificate surrender) to evidence ownership of the number of whole shares of Newco Common Stock into which the same shall have been converted.


    7:4 NEWCO FRACTIONAL SHARES. No certificates for fractional share interests of Newco Common Stock will be issued.

    7:5 FRONTIER' TRANSFER BOOKS CLOSED. Upon the Effective Date, the stock transfer books of Frontier shall be deemed closed, and no transfer of any certificates theretofore representing shares of Frontier shall thereafter be made or consummated.

                                  ARTICLE VIII

            AGREEMENTS OF FRONTIER AND NEWCO PENDING EFFECTIVE DATE

    8:1 STOCKHOLDERS MEETINGS. Frontier and Newco will each hold separate meetings of stockholders for the purpose of considering and acting upon a proposal to approve and adopt this Agreement and the merger contemplated hereby. If the holders of at least a majority of all the outstanding shares of Frontier shall vote in favor of the merger at its meeting, then Frontier (as the sole stockholder of Newco) will vote all the outstanding shares of Newco in favor of the merger at the later convening Newco meeting on that same day.

                                   ARTICLE IX

                             ASSETS AND LIABILITIES

    9:1 ASSETS AND LIABILITIES OF MERGING CORPORATIONS BECOME THOSE OF SURVIVING CORPORATION. On the Effective Date, all rights, privileges, powers, immunities, and franchises of each of the Merging Corporations, both of a public and private nature, and all property, real, personal, and mixed, and all debts due on whatever account, as well as stock subscriptions and all other choses or things in action, and all and every other interest of or belonging to or due to either of the Merging Corporations, shall be taken by and deemed to be transferred to and shall be vested in the Surviving Corporation without further act or deed, and all such rights, privileges, powers, immunities, franchises, property, debts, choses or things in action, and all and every other interest of the Merging Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Merging Corporations, and the title to any real or other property, or any interest therein, whether vested by deed or otherwise, in either of the Merging Corporations, shall not revert or be in any way impaired by reason of the merger; PROVIDED, HOWEVER, that all rights of creditors and all liens upon any properties of each of the Merging Corporations shall be preserved unimpaired, and all debts, liabilities, restrictions obligations, and duties of the respective Merging Corporations, including without limitation all obligations, liabilities, and duties as lessee under any existing lease, shall thenceforth attach to the Surviving Corporation and may be enforced against and by it to the same extent as if such debts, liabilities, restrictions, obligations, and duties had been incurred or contracted by it. Any action or proceeding pending by or against either of the Merging Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Merging Corporations.

    9:2 CONVEYANCES TO SURVIVING CORPORATION. The Merging Corporations hereby agree, respectively, that from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, they will execute and deliver or cause to be executed and delivered, all such deeds, conveyances, assignments, and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, or its successors or assigns, may deem necessary or desirable in order to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this Article IX of this Agreement and otherwise carry out the intent and purposes of this Agreement.


    9:3 ACCOUNTING TREATMENT. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation in accordance with generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Surviving Corporation. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.

    9:4 CONSENT TO SERVICE OF PROCESS IN OKLAHOMA. The Surviving Corporation, from and after the Effective Date of the Merger, agrees that it may be served with process in the State of Oklahoma in any proceeding for the enforcement of any obligation of Frontier as well as for the enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of Section 1091 of Title 18, Oklahoma statutes, and irrevocably appoints the Secretary of State of the State of Oklahoma as its agent to accept service of process in any such proceeding. Any such process served upon the Secretary of State of the State of Oklahoma should be forwarded to the Surviving Corporation, Esenjay Resources Corporation, One Allen Center, Suite 2920, Houston, Texas 77002, Attn: General Counsel.

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT

    10:1 TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the merger abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of Frontier) before the Effective Date:

        10:1:1  BY MUTUAL CONSENT.  By mutual consent of Frontier and Newco;

        10:1:2 BY FRONTIER OR NEWCO BECAUSE OF INSUFFICIENT FRONTIER STOCKHOLDER VOTE. By Frontier or Newco, if the holders of at least a majority of all the outstanding shares of Frontier shall not vote in favor of approval and adoption of this Agreement and the merger contemplated hereby at a special meeting of Frontier stockholders duly called and held;


        10:1:3 BY FRONTIER OR NEWCO BECAUSE OF LEGAL PROCEEDINGS. By either Frontier or Newco, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the merger contemplated hereby;


    10:2 TERMINATION BY BOARD OF DIRECTORS. An election by Frontier or Newco to terminate this Agreement and abandon the merger as provided in Section 10:1 shall be exercised on behalf of such corporation by its board of directors.

    10:3 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 10:1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto.

    10:4 WAIVER OF CONDITIONS. Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its board of directors, the executive committee of its board of directors, or its president; PROVIDED, HOWEVER, that no party hereto shall waive any term or condition hereof, unless in the judgment of the board of directors, the executive committee, or president taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the stockholders of its or his corporation.

                            [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by their respective presidents and attested by their respective secretaries, all as of the day and year first above written.

           ESENJAY EXPLORATION, INC.
           (a Delaware corporation)

By:                                                Attest:
           -------------------------------------              -------------------------------------
           David W. Berry, PRESIDENT                          David B. Christofferson, SECRETARY

           FRONTIER NATURAL GAS CORPORATION
           (an Oklahoma corporation)

By:                                                Attest:
           -------------------------------------              -------------------------------------
           David W. Berry, PRESIDENT                          David B. Christofferson, SECRETARY

                     CERTIFICATES OF CORPORATE SECRETARIES

    I, David B. Christofferson, secretary of Esenjay Resources Corporation, a Delaware corporation ("Newco"), do hereby certify that the plan and agreement of merger (the "Agreement") to which this certificate is attached, after having been duly signed on behalf of Newco and having been duly signed on behalf of Frontier Natural Gas Corporation, an Oklahoma corporation, was duly adopted pursuant to section 252 of the General Corporation Law of the State of Delaware
on the     day of          , 1998, by the affirmative vote of the holders of a
majority of the outstanding shares of the common stock of Newco, which Agreement was thereby adopted as the act of the stockholders of Newco, and the duly adopted agreement and act of Newco.

    WITNESS MY HAND, this     day of          , 1998.

                                          --------------------------------------
                                          David B. Christofferson, SECRETARY

    I, David B. Christofferson, secretary of Frontier Natural Gas Corporation, an Oklahoma corporation ("Frontier"), do hereby certify that the plan and agreement of merger to which this certificate is attached, after having been duly signed on behalf of Frontier and having been duly signed on behalf of Esenjay Exploration, Inc., a Delaware corporation, was duly adopted pursuant to
Section 1082 of the Oklahoma General Corporation Act, on the     day of
         , 1998, by the affirmative vote of the holders of at least a majority of the outstanding shares of the common stock of Frontier, which Agreement was thereby adopted as the act of the stockholders of Frontier, and the duly adopted agreement and act of Frontier.

    WITNESS MY HAND, this     day of          , 1998.

                                          --------------------------------------
                                          David B. Christofferson, SECRETARY

                                ACKNOWLEDGMENTS

THE STATE OF TEXAS
COUNTY OF HARRIS

    BEFORE ME, the undersigned authority, in and for said County and State, on this day personally appeared David W. Berry, president, and David B. Christofferson, secretary, of Esenjay Exploration, Inc., a Delaware corporation, each known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed said instrument as the act and deed of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

    GIVEN UNDER MY HAND AND SEAL OF OFFICE, this     day of          , 1998.

                                                                          (SEAL)

                                          --------------------------------------
                                          NOTARY PUBLIC IN AND FOR HARRIS
                                          COUNTY, TEXAS

                            ------------------------

THE STATE OF TEXAS
COUNTY OF HARRIS

    BEFORE ME, the undersigned authority, in and for said County and State, on this day personally appeared David W. Berry, president, and David B. Christofferson, secretary, of Frontier Natural Gas Corporation, an Oklahoma corporation, each known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed said instrument as the act and deed of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

    GIVEN UNDER MY HAND AND SEAL OF OFFICE, this     day of          , 1998.

                                                                          (SEAL)

                                          --------------------------------------
                                          NOTARY PUBLIC IN AND FOR HARRIS
                                          COUNTY, TEXAS

                        FRONTIER NATURAL GAS CORPORATION
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                  MAY 14, 1998

    The undersigned shareholder of Frontier Natural Gas Corporation (the "Company") hereby appoints David W. Berry and David B. Christofferson, or either of them, attorneys and proxies of the undersigned, each with full power of substitution to vote on behalf of the undersigned at the Special Meeting of Shareholders of the Company to be held at the Company's headquarters at One Allen Center, Suite 2920, Houston, Texas 77002, at 9:00 a.m. Houston time, May 14, 1998, and at any adjournments thereof, all of the shares of Common Stock in the name of the undersigned or which the undersigned may be entitled to vote:

1.    Approval of the Aquisition Agreement.
                                / / FOR                                / / AGAINST                                / / ABSTAIN

2.    Approval of the Reverse Split.
                                / / FOR                                / / AGAINST                                / / ABSTAIN

3.    Approval of the Reincorporation.
                                / / FOR                                / / AGAINST                                / / ABSTAIN
4.    / / FOR the election (except as indicated below) of                      / / WITHHOLD AUTHORITY TO VOTE
                                                                          for all nominees listed below
   ALEX R. CRANBERG, MICHAEL F. JOHNSON, DAVID W. BERRY, ALEX B. CAMPBELL, CHARLES J. SMITH, JACK P. RANDALL AND
                                        WILLIAM D. DODGE III AS DIRECTORS.
Instructions:  To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:
-------------------------------------------------------------------------------------------------------------------
5.    In their discretion, upon such other matters as may properly come before the Special Meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.
                                / / FOR                                / / AGAINST                                / / ABSTAIN

                          (CONTINUED FROM OTHER SIDE)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1,2,3, AND THE ELECTION OF NOMINEES ABOVE, AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND THE ELECTION OF THE NOMINEES NAMED HEREIN. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT.

                                             DATED

                                         -----------------------------------   ,
                                             1998

                                             -----------------------------------
                                                   SHAREHOLDER'S SIGNATURE

                                             -----------------------------------
                                                   SHAREHOLDER'S SIGNATURE

                                             SIGNATURES SHOULD AGREE WITH NAME
                                             PRINTED HEREON. IF STOCK IS HELD IN
                                             THE NAME OF MORE THAN ONE PERSON,
                                             EACH JOINT OWNER SHOULD SIGN.
                                             EXECUTORS, ADMINISTRATORS,
                                             TRUSTEES, GUARDIANS, AND ATTORNEYS
                                             SHOULD INDICATE THE CAPACITY IN
                                             WHICH THEY SIGN. ATTORNEYS SHOULD
                                             SUBMIT POWERS OF ATTORNEY.

                PLEASE SIGN AND RETURN IN THE ENVELOPE ENCLOSED